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                                                                EXHIBIT 99(p)(5)


                    MASSACHUSETTS FINANCIAL SERVICES COMPANY
                                    MFS FUNDS
                             STATEMENT OF POLICY ON
                        PERSONAL SECURITIES TRANSACTIONS
                                (CODE OF ETHICS)

                      AS ADOPTED BY THE MFS AUDIT COMMITTEE
              AND THE BOARDS OF TRUSTEES/MANAGERS OF THE MFS FUNDS
                        EFFECTIVE AS OF SEPTEMBER 1, 2000

         As an investment advisory organization with substantial responsibilities to clients, Massachusetts Financial Services Company ("MFS") has an obligation to implement and maintain a meaningful policy governing the securities transactions of its Directors, officers and employees ("MFS representatives").(1) In addition, each of the investment companies registered under the Investment Company Act of 1940, as amended (the "1940 Act"), with respect to which MFS, or a subsidiary of MFS, acts as investment adviser (collectively, the "MFS Funds") is required to adopt such a policy governing the securities transactions of its Trustees and officers ("Fund representatives"). Accordingly, this policy has been adopted by the MFS Audit Committee and by each of the MFS Funds. This policy is intended to minimize conflicts of interest, and even the appearance of conflicts of interest, between members of the MFS organization and its clients in the securities markets as well as to effect compliance with the 1940 Act, the Investment Advisers Act of 1940, as amended, and the Securities Exchange Act of 1934, as amended. This policy inevitably will restrict MFS representatives and Fund representatives in their securities transactions, but this is the necessary consequence of undertaking to furnish investment advice to clients or serving as a Fund representative. In addition to complying with the specific rules, all MFS representatives and Fund representatives must be sensitive to the need to recognize any conflict, or the appearance of conflict, of interest whether or not covered by the rules. When such situations occur, the interests of the MFS Funds and MFS' other clients must supersede the interest of MFS representatives and Fund representatives.

         1. GENERAL FIDUCIARY PRINCIPLES. All personal investment activities conducted by MFS representatives and Fund representatives are subject to compliance with the following principles: (i) the duty at all times to place the interests of MFS' clients first; (ii) the requirement that all personal securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and (iii) the fundamental standard that MFS representatives and Fund representatives should not take inappropriate advantage of their positions.

         2. APPLICABILITY OF RESTRICTIONS AND PROCEDURES.


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         1 Employees of MFS Institutional Advisors, Inc., MFS Fund Distributors,
Inc., MFS Retirement Services, Inc., MFS International Ltd., MFS International (U.K.) Ltd., MFS Service Center, Inc., Vertex Investment Management Inc. and MFS Heritage Trust Company also are covered by this Code of Ethics.
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         CATEGORIES OF PERSONNEL. In recognition of the different circumstances surrounding each MFS representative's and Fund representative's employment or position, various categories of representatives are subject to different restrictions under this Code of Ethics. For purposes of applying this Code of Ethics, MFS representatives and Fund representatives are divided into the general categories of Portfolio Managers, Investment Personnel, Access
Persons(2) and Non-Access Persons, as each such term is defined in Appendix A to this Code of Ethics, as amended from time to time by the MFS Audit Committee and the MFS Funds. Any Fund representative who is also an MFS representative shall be subject to all requirements applicable to MFS representatives.

         NOTE: ANY NON-ACCESS PERSON WHO RECEIVES ANY INFORMATION ABOUT ANY PARTICULAR INVESTMENT RECOMMENDATION OR EXECUTED OR PROPOSED TRANSACTION FOR ANY MFS CLIENT IS REQUIRED TO COMPLY WITH ALL PRECLEARANCE AND OTHER REQUIREMENTS OF THIS CODE OF ETHICS APPLICABLE TO ACCESS PERSONS.


         BENEFICIAL OWNERSHIP. The requirements of this Code of Ethics apply to any account in which an MFS representative or Fund representative has (i) "direct or indirect beneficial ownership" or (ii) any "direct or indirect influence or control." Under applicable SEC interpretations, such "beneficial ownership" includes accounts of a spouse, minor children and dependent relatives resident in the MFS representative's or Fund representative's house, as well as any other contract, relationship, understanding or other arrangement which results in an opportunity for the MFS representative or Fund representative to profit or share profits from a transaction in securities.(3)


         SECURITIES. As used in this Code of Ethics, the term "securities" includes not only publicly traded equity securities, but also privately issued equity securities, limited partnership interests, shares of closed-end funds, fixed income securities (including municipal bonds and many types of U.S. Government securities), futures, options, warrants, rights, swaps, commodities and other similar instruments. Moreover, the restrictions of this Code of Ethics apply to transactions by Access Persons involving securities and other instruments related to, but not necessarily the same as, securities held or to be acquired on behalf of an MFS client. (See Section 7 for certain exceptions)

         3. RESTRICTIONS ON PERSONAL SECURITIES TRANSACTIONS.

         ALL ACCESS PERSONS. No Access Person shall trade in any security which is subject to a pending "buy" or "sell" order, or is being considered for purchase or sale,(4) for a client of MFS

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         2 Note that all Portfolio Managers also are Investment Personnel and
Access Persons, and that all Investment Personnel also are Access Persons.

         3 NOTE: The exception for accounts with respect to which an MFS representative or Fund representative lacks "direct or indirect influence or control" is extremely narrow, and should only be relied upon in cases which have been pre-approved in writing by Stephen E. Cavan or Robert T. Burns of the Legal Department. Certain "blind trust" arrangements approved by the Legal Department may be excluded from the preclearance (but not the quarterly reporting) requirements of this Code of Ethics. Requests for pre-approval of "blind trusts" should be reviewed first with the Compliance Department.

         4 A security is deemed to have been "considered for purchase or sale" when a recommendation to purchase or sell such security has been made and communicated to a portfolio manager and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.


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until the second business day after such order is executed or withdrawn or such a transaction is no longer being considered. In addition, no Access Person shall trade in any security until the third business day after a research note with respect to such security has been issued or revised.

         INVESTMENT PERSONNEL. No Investment Personnel shall trade in any security after an MFS client trades in such security or such security has been considered for purchase or sale on behalf of an MFS client until: (i) the second business day following such trade or consideration (in the case of a proposed trade by an Investment Personnel in the same direction as the MFS client); or
(ii) the eighth calendar day thereafter (in the case of a proposed trade by an Investment Personnel in the opposite direction from the MFS client's trade).

         PORTFOLIO MANAGERS. No Portfolio Manager shall trade in any security within at least seven calendar days before or after an MFS client whose account he or she manages trades in such security or such security has been considered for purchase or sale on behalf of such an MFS client. Portfolio Managers shall not be permitted to sell for their own account securities that are held in an MFS client account that he or she manages. Any Portfolio Manager who feels inequitably burdened by this restriction may present a written request for an exemption from the MFS Equity Management Committee.(5) The Committee may, in its sole discretion, grant appropriate exceptions where warranted by special facts and circumstances (e.g. selling securities to settle an estate or to acquire a residence).

         DISGORGEMENT OF PROFITS; CONFIDENTIALITY. Any profits realized on trades within these proscribed periods must be disgorged to the affected MFS client or, in the event that the amount to be disgorged is relatively minor or difficult to allocate, to charity. In addition, no MFS representative shall provide any information about such transaction or recommendation to any person other than in connection with the proper execution of such purchase or sale for an MFS client's account.

         SHORT SALES. No Access Person shall effect a short sale in any security held in a portfolio managed by MFS.


         OPTIONS AND FUTURES TRANSACTIONS. Access Persons may purchase (to open) and sell (to close) call and put options and futures contracts on securities, subject to the preclearance and other requirements of this Code of Ethics; however, an Access Person may neither buy a put option nor write (sell to open) options and futures contracts, in each case on any security held in a portfolio managed by MFS. In the case of purchased put and call options, the preclearance of the exercise of such options as well as their purchase and sale, is required. Preclearance of the exercise of purchased put and call options shall be requested on the day before the proposed exercise or, if notice to the writer of such options is required before the proposed exercise date, the date before notice is proposed to be given, setting forth the proposed exercise date as well as the

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         5 Any request for an exemption should be reviewed first with the
Compliance or Legal Department.

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         proposed notice date.(6) Purchases and sales of options or futures contracts to "close out" existing options or futures contracts must be precleared.(7)

         INITIAL PUBLIC OFFERINGS. The purchase by Access Persons of securities (other than securities of registered open-end investment companies) offered at fixed public offering price by underwriters or a selling group is prohibited.(8) Rights (including rights purchased to acquire an additional full share) issued in respect of securities any Access Persons owns may be exercised, subject to preclearance; the decision whether or not to grant preclearance shall take into account, among other factors, whether the investment opportunity should be reserved for an MFS client and whether the investment opportunity is being or was offered to the individual by virtue of his or her position with MFS.

         PRIVATE PLACEMENTS. Any acquisition by Access Persons of securities issued in a private placement is subject to prior approval with the Compliance Department in consultation with the Legal Department and other appropriate parties. The decision whether or not to grant approval shall take into account, among other factors, whether the investment opportunity should be reserved for an MFS client and whether the investment opportunity is being offered to the individual by virtue of his or her position with MFS. Investment Personnel who have been approved to acquire securities in a private placement are required to disclose that investment when they play a part in any subsequent consideration of an investment in the issuer for an MFS client. In such circumstances, the decision to purchase securities of the issuer for the MFS client shall be subject to an independent review by Investment Personnel with no personal interest in the issuer.

         NOTE: Acquisitions of securities in private placements by country clubs, yacht clubs, restaurants and other similar entities need not be pre-approved, but are subject to the reporting, disclosure and independent review requirements.

         PROHIBITION ON SHORT-TERM TRADING PROFITS. All Investment Personnel are prohibited from profiting in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 60 calendar days. Any profits realized on such short-term trades must be disgorged to the affected MFS client (if any) or, in the event that the amount to be disgorged is relatively minor or difficult to allocate, to charity. This restriction on short-

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         6 Access Persons should note that this requirement may result in their not being allowed to exercise an option purchased by them on the exercise date they desire, and in the case of a "European" option on the only date on which exercise is permitted by the terms of the option.

         7 Access Persons should note that as a result of this requirement, they may not be able to obtain preclearance consent to close out an option or futures contract before the settlement date. If such an option or futures contract is automatically closed out, the gain, if any, on such transaction will be disgorged in the manner described above.

         8 The reason for this rule is that it precludes any possibility that Access Persons might use MFS' clients' market stature as a means of obtaining for themselves "hot" issues which otherwise might not be offered to them. In addition, this rule eliminates the possibility that underwriters and selling group members might seek by this means to gain favor with individuals in order to obtain preferences from MFS.



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         term trading profits shall not apply to transactions exempt from preclearance requirements, as described in Section 7 below.

         It is expected that all MFS representatives will follow these restrictions in good faith and conduct their personal trading in keeping with the intended purpose of this Code of Ethics. Any individual should feel free to take up with the MFS Audit Committee any case in which he or she feels inequitably burdened by these policies.(9) The MFS Audit Committee may, in its sole discretion, grant appropriate exceptions from the requirements of this Code of Ethics where warranted by applicable facts and circumstances.

         4. PRECLEARANCE REQUIREMENTS. In order to facilitate compliance with this Code of Ethics, preclearance requests must be made and approved before any transaction may be made by an Access Person or for any other account beneficially owned by an Access Person. A preclearance request in the form set forth in MFS' automated Code of Ethics system, as amended from time to time, should be completed and submitted electronically for any order for an Access Person's own account or one described in Section 2 above, or, in the case of an Access Person who wishes to preclear while outside of the Boston area, should either: (i) be completed in the form attached hereto, as amended from time to time, signed and submitted by facsimile machine, to the Compliance Department; or (ii) be submitted by telephone call to the Compliance Department. Any preclearance request received before 3:00 p.m. on a business day will be responded to as soon as available on the following business day. Preclearance requests will be reviewed by Equity and Fixed Income Department personnel who will be kept apprised of recommendations and orders to purchase and sell securities on behalf of MFS clients, the completion or cancellation of such orders and the securities currently held in portfolios managed by MFS. Their advice will be forwarded to the Compliance Department.

         MAXIMUM NUMBER OF PRECLEARANCE REQUESTS. The preclearance process imposes significant burdens on the investment and administrative departments within MFS. Accordingly, no Access Person may submit more than twenty (20) preclearance requests in any calendar quarter. In special circumstances the MFS Audit Committee may, in its sole discretion, grant temporary exceptions from this restriction where warranted by applicable facts and circumstances.(10)


         An Access Person who obtains electronic or written notice from the Compliance Department indicating consent to an order which the Access Person proposes to enter for his or her own account or one described in Section 2 above may execute that order ONLY ON THE DAY WHEN SUCH NOTICE IS RECEIVED unless otherwise stated on the notice. Such notices will always be electronic or in writing; however, in the case of an Access Person who wishes to preclear a transaction while outside the Boston area, the Compliance Department will also provide oral confirmation of the content of the written notice.


         Preclearance requests may be denied for any number of appropriate reasons, most of which are confidential. For example, a preclearance request for a security that is being considered for purchase or sale on behalf of an MFS client may be denied for an extended period. Accordingly, an Access Person is not entitled to receive any explanation or reason if his

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         9 Any request for an exemption should be reviewed first with the
         Compliance or Legal Department.

         10 Any request for an exception should be reviewed first with the Compliance or Legal Department.


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         or her preclearance request is denied, and repetitive requests for an explanation by an Access Person will be deemed a violation of this Code of Ethics.

         SECURITIES SUBJECT TO AUTOMATIC PURCHASES AND SALES FOR MFS CLIENTS. Certain MFS funds and institutional accounts are managed such that the securities held in such portfolios are regularly purchased or sold on an equal proportionate basis so as to preserve specified percentage weightings of such securities across such portfolios. Requests to preclear purchases of securities held in such portfolios will be denied. Requests to sell such securities may be granted, subject to the standard preclearance requirements.

         GIFTS AND TRANSFERS. A gift or transfer shall be excluded from the preclearance requirements provided that the recipient represents in writing that he, she, they or it has no present intention of selling the donated security.


         MFS CLOSED-END FUNDS. All transactions effected by any MFS representative in shares of any closed-end fund for which MFS or one of its affiliates acts as investment adviser shall be subject to preclearance and reporting in accordance with this Code of Ethics. Non-Access Persons are exempt from the preclearance and reporting requirements set forth in this Code of Ethics with respect to transactions in any other type of securities, so long as they have not received any information about any particular investment recommendation or executed or proposed transaction for any MFS client with respect to such security.

         5. DUPLICATE CONFIRMATION STATEMENT REQUIREMENT. In order to implement and enforce the above policies, every Access Person shall arrange for his or her broker to send MFS duplicate copies of all confirmation statements issued with respect to the Access Person's transactions and all periodic statements for such Access Person's securities accounts (or other accounts beneficially owned by such Access Person). The Compliance Department will coordinate with brokerage firms in order to assist Access Persons in complying with this requirement.

         6. REPORTING REQUIREMENT. Each Access Person shall report on or before the tenth day of each calendar quarter any securities transactions during the prior quarter in accounts covered by Section 2 above. EMPLOYEES WHO FAIL TO COMPLETE AND FILE SUCH QUARTERLY REPORTS ON A TIMELY BASIS WILL BE REPORTED TO THE MFS AUDIT COMMITTEE AND WILL BE SUBJECT TO SANCTIONS. Reports shall be reviewed by the Compliance Department.

         Any reports filed by a "Disinterested Trustee" (as such term is defined in Section 12 below) shall be reviewed by the Secretary of the Fund. If the Secretary of the Fund determines that a violation of this Code of Ethics may have occurred, he shall submit the pertinent information to counsel for the Disinterested Trustees. Such counsel shall determine whether a material violation of this Code of Ethics may have occurred, after considering all available exemptions and providing the Disinterested Trustee involved with an opportunity to supply additional information regarding the transaction in question. If such counsel determines that a material violation of this Code of Ethics has occurred, they shall so advise the Chairman or President of the Fund and an ad hoc committee consisting of the Disinterested Trustees of the Fund, other than the involved Disinterested Trustee, and shall provide the committee with a

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report of the matter, including any additional information supplied by the involved Disinterested Trustee. The committee may impose such sanction as it deems appropriate.

         In filing the reports for accounts within these rules, please note:

         (i) Each Access Person must file a report for every calendar quarter even if he or she had no reportable transactions in that quarter; all such reports shall be completed and submitted in the form set forth in MFS' automated Code of Ethics system.

         (ii) Reports must show any sales, purchases or other acquisitions or dispositions, including gifts, exercises of conversion rights and exercises or sales of subscription rights. See Section 7 below for certain exceptions to this requirement.

         (iii) Reports will be treated confidentially unless a review of particular reports with the representative is required by the MFS Audit Committee or for legal or compliance purposes.

         (iv) Reports are made available for review by the Boards of Trustees/Managers of the MFS Funds upon their request.

         NOTE: Any Access Person who maintains all of his or her personal securities accounts with one or more broker-dealer firms that send confirmation and periodic account statements in an electronic format approved by the Compliance Department, and who arranges for such firms to send such statements (no less frequently than quarterly) required by
         Section 5 above, shall not be required to prepare and file the quarterly reports required by this Section 6. However, each such Access Person shall be required to verify the accuracy and completeness of all such statements on at least an annual basis.

         7. CERTAIN EXCEPTIONS.

         MUTUAL FUNDS. Transactions in shares of any open-end investment companies, including funds for which the MFS organization is investment adviser, need not be precleared or reported.

         CLOSED-END FUNDS. Automatic reinvestments of distributions of closed-end funds advised by MFS pursuant to dividend reinvestment plans of such funds need only be reported. All other closed-end fund transactions must be precleared and reported.

         MFS AND SUN LIFE COMMON STOCK. Transactions in shares of stock of MFS need not be precleared or reported. Note, however, that transactions in shares of stock of Sun Life Financial Services of Canada Inc. are subject to preclearance with the Compliance Department.

         LARGE CAPITALIZATION STOCKS. Transactions in securities issued by companies with market capitalizations of at least $5 billion generally will be eligible for automatic preclearance (subject to certain exceptions), but must be reported and are subject to post-trade monitoring. The Compliance Department will maintain a list of issuers that meet this market capitalization requirement. A preclearance request for a large capitalization company will be denied whenever deemed appropriate.


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         U.S. GOVERNMENT SECURITIES. Transactions in U.S. Treasury securities and other U.S. Government obligations (including options and futures contracts and other derivatives with respect to such securities and obligations) need not be precleared or reported.

         DIVIDEND REINVESTMENT PLANS. Automatic reinvestments of dividends in shares of common stock of public companies often are eligible for an exemption from preclearance. Any requests for exemptions should be directed to the Compliance Department.

         OTHER EXCEPTIONS. Transactions in money market instruments and in options on broad-based indices need not be precleared, although such transactions must be reported. The types of instruments and indices that are eligible for this exception are constantly developing; the Compliance Department maintains the definitive list of eligible instruments and indices. In addition, the following types of transactions need not be precleared or reported: (i) stock dividends and stock splits; (ii) foreign currency transactions; and (iii) transactions in real estate limited partnership interests. For other exceptions from preclearance or reporting, an MFS representative may contact the Compliance Department.

         8. DISCLOSURE OF PERSONAL SECURITIES HOLDINGS. All Access Persons are required to disclose all personal securities holdings within 10 days after becoming an Access Person (i.e. upon commencement of employment with MFS or transfer within MFS to an Access Person position) and thereafter on an annual basis. Reports shall be reviewed by the Compliance Department.

         9. GIFTS, ENTERTAINMENT AND FAVORS. MFS representatives must not make business decisions that are influenced or appear to be influenced by giving or accepting gifts, entertainment or favors. Investment Personnel are prohibited from receiving any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of MFS or its clients. Invitations to an occasional meal, sporting event or other similar activity will not be deemed to violate this restriction unless the occurrence of such events is so frequent or lavish as to suggest an impropriety.

         10. SERVICE AS A DIRECTOR. All MFS representatives are prohibited from serving on the boards of directors of commercial business enterprises, absent prior authorization by the Management Group based upon a determination that the board service would be consistent with the interests of MFS' clients. In the relatively small number of instances in which board service is authorized, MFS representatives serving as directors may be isolated from other MFS representatives through "Chinese Wall" or other appropriate procedures.

         11. CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS. All MFS representatives and Fund representatives (including Non-Access Persons) shall be required to certify annually that (i) they have read and understand this Code of Ethics and recognize that they are subject to its requirements applicable to them and (ii) they have complied with all requirements of this Code of Ethics applicable to them, and (in the case of Access Persons) have reported all personal securities transactions (whether pursuant to quarterly reports from the Access Person or duplicate confirmation statements and periodic reports from the Access Person's broker-dealer) required to be reported pursuant to this Code of Ethics. This certification shall apply to all accounts beneficially owned by an MFS representative or Fund representative.


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         12. BOARDS OF TRUSTEES/MANAGERS OF MFS FUNDS. Any material amendment to this Code of Ethics shall be subject to the approval by each of the Boards of Trustees/Managers (including a majority of the Disinterested Trustees/Managers on each such Board) of each of the MFS Funds. In addition, on at least an annual basis, MFS shall provide each such Board with a written report that: (i) describes issues that arose during the preceding year under this Code of Ethics, including without limitation information about any material violations of this Code of Ethics and any sanctions imposed with respect to such violations; and
(ii) certifies to each such Board that MFS has adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics.

         Notwithstanding any provision to the contrary in this Code of Ethics, any Trustee/Manager of an MFS Fund who is not an "interested person" of such Fund within the meaning of Section 2(a)(19) of the Investment Company Act (each a "Disinterested Trustee") shall not be subject to any of the requirements set forth in Sections 3, 4, 5, 8, 9, 10 or 11 of this Code of Ethics. In addition, any Disinterested Trustee shall not be subject to the reporting requirements set forth in Section 6 of this Code of Ethics, except with respect to securities transactions with respect to which such Disinterested Trustee knew or, in the ordinary course of fulfilling his or her official duties as a Trustee, should have known that during the 15-day period immediately before or after the Trustee's transaction in such security, such security was purchased or sold, or considered for purchase or sale, for an MFS Fund.

         13. SANCTIONS. Any trading for an MFS representative's or Fund representative's account which does not evidence a good faith effort to comply with these rules will be subject to review by the MFS Audit Committee or, in the case of Disinterested Trustees, by an ad hoc committee in the manner described in Section 6 above. If the Audit Committee or such ad hoc committee, as applicable, determines that a violation of this Code of Ethics or its intent has occurred, it may impose such sanctions as it deems appropriate including forfeiture of any profit from a transaction and/or termination of employment. Any violations resulting in sanctions will be reported to the Boards of Trustees/Managers of the MFS Funds and will be reflected in MFS' compliance files.


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                                   APPENDIX A

                              CERTAIN DEFINED TERMS


         As used in this Code of Ethics, the following shall terms shall have the meanings set forth below, subject to revision from time to time by the MFS Audit Committee and the MFS Funds:

         PORTFOLIO MANAGERS -- employees who are authorized to make investment decisions for a mutual fund or client portfolio. Note: research analysts are deemed to be Portfolio Managers with respect to the entire portfolio of any fund managed collectively by a committee of research analysts (e.g. MFS Research Fund) except that, for purposes of the restriction on sales of securities held in a managed client account set forth in Section 3, analysts are deemed to be Portfolio Managers only with respect to portfolio securities within the industry they cover.

         INVESTMENT PERSONNEL -- all Portfolio Managers as well as research analysts, traders, other members of the Equity Trading, Fixed Income and Equity Research Departments, and other MFS representatives who have access to confidential portfolio information.

         ACCESS PERSONS -- all Fund representatives (see Section 12 for certain exceptions), Portfolio Managers, Investment Personnel and other members of the following departments or groups: Institutional Advisors; Compliance; Internal Audit; Fund Treasury; Investment Operations; Investment Communications; and Technology Services & Solutions ("TS&S") (excluding, however, TS&S employees who are employed at Lafayette Corporate Center and certain TS&S employees who may be specifically excluded by the Compliance or Legal Departments); also included are members of the MFS Management Group, the MFS Administrative Committee and the MFS Operations Committee. In certain instances, other MFS employees, non-employee consultants and other independent contractors may be deemed Access Persons and therefore be subject to some or all of the requirements set forth in this Code of Ethics.

         NON-ACCESS PERSONS -- all employees of the following departments or groups: Corporate Communications; Corporate Finance; Facilities Management; Human Resources; Legal; MFS Service Center, Inc. (other than TS&S employees who are employed at 500 Boylston Street); Retired Partners; Travel and Conference Services; the International Division; MFS International Ltd.; MFS Fund Distributors, Inc.; and MFS Retirement Services, Inc. NOTE: ANY NON-ACCESS PERSON WHO RECEIVES ANY INFORMATION ABOUT ANY PARTICULAR INVESTMENT RECOMMENDATION OR EXECUTED OR PROPOSED TRANSACTION FOR ANY MFS CLIENT IS REQUIRED TO COMPLY WITH ALL PRECLEARANCE AND OTHER REQUIREMENTS OF THIS CODE OF ETHICS APPLICABLE TO ACCESS PERSONS. ANY NON-ACCESS PERSON WHO REGULARLY RECEIVES SUCH INFORMATION WILL BE RECLASSIFIED AS AN ACCESS PERSON. IN ADDITION, TRANSACTIONS IN SHARES OF THE MFS CLOSED-END FUNDS BY ALL MFS


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         REPRESENTATIVES ARE SUBJECT TO ALL SUCH PRECLEARANCE AND REPORTING
         REQUIREMENTS (SEE SECTION 4 OF THIS CODE OF ETHICS).


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                         PERSONAL SECURITIES TRANSACTION
                              PRECLEARANCE REQUEST

                         [ONLY FOR USE BY MFS EMPLOYEES
                             NOT LOCATED IN BOSTON]

                      DATE:                            ,
                           ---------------------------   ---------

All transactions must be precleared, regardless of their size, except those in certain specific categories of securities that are exempted under the MFS Code of Ethics. If necessary, continue on the reverse side. Please note that special rules apply to the preclearance of option and futures transactions. If the transaction is to be other than a straightforward sale or purchase of securities, mark it with an asterisk and explain the nature of the transaction on the reverse side. Describe the nature of each account in which the transaction is to take place, i.e., personal, spouse, children, charitable trust, etc.

                                      SALES
                                      -----

CUSIP/TICKER             AMOUNT OR            BROKER                NATURE* OF
  SECURITY            NO. OF SHARES           ------                 ACCOUNT
  --------            -------------                                  -------

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                                    PURCHASES
                                    ---------

--------------------------------------------------------------------------------

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I represent that I am not in possession of material non-public information concerning the securities listed above or their issuer. If I am an MFS access person charged with making recommendations to MFS with respect to any of the securities listed above, I represent that I have not determined or been requested to make a recommendation in that security except as permitted by the MFS Code of Ethics.


                                        ---------------------------------------
                                        Signature and Date

                                        ---------------------------------------
                                         Name of MFS Access Person
                                        (please print)

EXPLANATORY NOTES: This form must be filed by 3:00 p.m. on the business day prior to the business day on which you wish to trade and covers all accounts in which you have an interest, direct or indirect. This includes any account in which you have "beneficial ownership" (unless you have no influence or control over it) and non-client accounts over which you act in an advisory or supervisory capacity. No trade can be effected until approval from the Compliance Department has been obtained.

-----------------
* Check if you wish to claim that the reporting of the account or the securities transaction shall not be construed as an admission that you have any direct or indirect beneficial ownership in such account or securities.

                                     MELLON


SECURITIES TRADING POLICY

Questions Concerning the Securities Trading Policy?
Contact Corporate Compliance, (412) 234-1661
AIM 151-4340, Mellon Bank, Pittsburgh, PA 15258-0001

Dear Colleague:

At Mellon, we take great pride in our transformation over the years from a regional bank to a global financial services company. Our growth makes us better able to meet customers' changing needs, gives us greater stability during any unexpected economic downturn and affords us the opportunity to be the best performing financial services company.

This diversity of our businesses also makes us a complex organization, which is why it's more important than ever that you clearly understand Mellon's Securities Trading Policy. Mellon has long maintained strict policies regarding securities transactions, all with the same clear-cut objective: to establish and demonstrate our compliance with the high standards with which we conduct our business.

If you are new to Mellon, please take the time to fully understand the Policy and consult it whenever you are unsure about appropriate actions. If you have seen the Policy previously, I urge you to renew your understanding of the entire document and its implications for you. Only by strict adherence to the Policy can we ensure that our well-deserved reputation for integrity is preserved.

Sincerely yours,


Martin G. McGuinn

CONTENTS

                                                                                   PAGE
                                                                                   ----
INTRODUCTION                                                                         1

CLASSIFICATION OF EMPLOYEES                                                          2
                 -Insider Risk Employees
                 -Investment Employees
                 -Access Decision Makers
                 -Other Employees
                 -Consultants, Independent Contractors and Temporary Employees

PERSONAL SECURITIES TRADING PRACTICES                                                3

     SECTION ONE - APPLICABLE TO INSIDER RISK EMPLOYEES                              3
                 Quick Reference - Insider Risk Employees                            5
                 Standards of Conduct for Insider Risk Employees                     6
                 Restrictions on Transactions in Mellon Securities                   9
                 Restrictions on Transactions in Other Securities                   11
                 Protecting Confidential Information                                14

     SECTION TWO - APPLICABLE TO INVESTMENT EMPLOYEES                               17
                 Quick Reference - Investment Employees                             19
                 Standards of Conduct for Investment Employees                      20
                 Restrictions on Transactions in Mellon Securities                  24
                 Restrictions on Transactions in Other Securities                   26
                 Protecting Confidential Information                                29

     SECTION THREE - APPLICABLE TO OTHER EMPLOYEES                                  31
                 Quick Reference - Other Employees                                  33
                 Standards of Conduct for Other Employees                           34
                 Restrictions on Transactions in Mellon Securities                  35
                 Restrictions on Transactions in Other Securities                   37
                 Protecting Confidential Information                                39

GLOSSARY        Definitions                                                         43

                Exhibit A - Sample Letter to Broker                                 49

--------------------------------------------------------------------------------
INTRODUCTION       The Securities Trading Policy (the "Policy") is designed to reinforce Mellon Financial Corporation's ("Mellon's") reputation for integrity by avoiding even the appearance of impropriety in the conduct of Mellon's business. The Policy sets forth procedures and limitations which govern the personal securities transactions of every Mellon Employee.

                   Mellon and its employees are subject to certain laws and regulations governing personal securities trading. Mellon has developed this Policy to promote the highest standards of behavior and ensure compliance with applicable laws.

                   Employees should be aware that they may be held personally liable for any improper or illegal acts committed during the course of their employment, and that "ignorance of the law" is not a defense. Employees may be subject to civil penalties such as fines, regulatory sanctions including suspensions, as well as criminal penalties.

                   Employees outside the United States are also subject to applicable laws of foreign jurisdictions, which may differ substantially from US law and which may subject such employees to additional requirements. Such employees must comply with applicable requirements of pertinent foreign laws as well as with the provisions of the Policy. To the extent any particular portion of the Policy is inconsistent with foreign law, employees should consult the General Counsel or the Manager of Corporate Compliance.

                   Any provision of this Policy may be waived or exempted at the discretion of the Manager of Corporate Compliance. Any such waiver or exemption will be evidenced in writing and maintained in the Audit and Risk Review Department.

                   Employees must read the Policy and must comply with it. Failure to comply with the provisions of the Policy may result in the imposition of serious sanctions, including but not limited to disgorgement of profits, dismissal, substantial personal liability and referral to law enforcement agencies or other regulatory agencies. Employees should retain the Policy in their records for future reference. Any questions regarding the Policy should be referred to the Manager of Corporate Compliance or his/her designee.


--------------------------------------------------------------------------------
CLASSIFICATION OF  The Policy is applicable to all employees of Mellon and all
EMPLOYEES          of its subsidiaries which are more than 50% owned by Mellon.
                   This includes all full-time, part-time, benefited and non-benefited, exempt and non-exempt, domestic and international employees. It does not include consultants and contract or temporary employees, nor employees of subsidiaries which are 50% or less owned by Mellon. Although the Policy provisions generally have worldwide applicability, some sections of the Policy may conflict with the laws or customs of the countries in which Mellon operations are located. The Policy may be amended for operations outside the United States only with the approval of the Manager of Corporate Compliance.

                   Employees are engaged in a wide variety of activities for Mellon. In light of the nature of their activities and the impact of federal and state laws and the regulations thereunder, the Policy imposes different requirements and limitations on employees based on the nature of their activities for Mellon. To assist employees in complying with the requirements and limitations imposed on them in light of their activities, employees are classified into one of four categories: Insider Risk Employee, Investment Employee, Access Decision Maker and Other Employee. Appropriate requirements and limitations are specified in the Policy based upon an employee's classification.

                   Business line management, in conjunction with the Manager of Corporate Compliance, will determine the classification of each employee based on the following guidelines. Employees should confirm their classification with their Preclearance Compliance Officer or the Manager of Corporate Compliance.

INSIDER RISK       You are considered to be an Insider Risk Employee if, in the
EMPLOYEE           normal conduct of your Mellon responsibilities, you are
                   likely to receive or be perceived to possess or receive, material nonpublic information concerning Mellon's commercial credit or corporate finance customers. This will typically include certain employees in the credit, lending and leasing businesses, certain members of the Audit and Risk Review, and Legal Departments, and all members of the Senior Management
                   Committee who are not Investment Employees.

INVESTMENT         You are considered to be an Investment Employee if, in the
EMPLOYEE           normal conduct of your Mellon responsibilities, you are
                   likely to receive or be perceived to possess or receive, material nonpublic information concerning Mellon's trading in securities for Mellon's account or for the accounts of others, and/or if you provide investment advice. This will typically include:

                   - certain employees in fiduciary securities sales and trading, investment management and advisory services, investment research and various trust or fiduciary functions;

                   - an employee of a Mellon entity registered under the Investment Advisers Act of 1940 who is also an "Access Person" as defined by Rule 17j-1 of the Investment Company Act of 1940 (see glossary); and

                   - any member of Mellon's Senior Management Committee who, as part of his/her usual duties, has management responsibility for fiduciary activities or routinely has access to information about customers' securities transactions.

ACCESS DECISION    A person designated as such by the Investment Ethics
MAKER (ADM)        Committee. Generally, this will be portfolio managers
                   and research analysts who make recommendations or decisions regarding the purchase or sale of equity, convertible debt, and non-investment grade debt securities for mutual funds and other managed accounts. See further details in the Access
                   Decision Maker edition of the Policy.

OTHER              You are considered to be an Other Employee if you are an
EMPLOYEE           employee of Mellon Financial Corporation or any of
                   its direct or indirect subsidiaries who is not an Insider
                   Risk Employee, Investment Employee, or an ADM.


CONSULTANTS,       Managers should inform consultants, independent contractors

INDEPENDENT        and temporary employees of the general provisions of the
CONTRACTORS AND    Policy (such as the prohibition on trading while in
TEMPORARY          possession of material nonpublic information), but generally
EMPLOYEES          they will not be required to preclear trades or report their personal securities holdings. If one of these persons would be considered an Insider Risk Employee, Investment Employee or Access Decision Maker if the person were a Mellon employee, the person's manager should advise the Manager of Corporate Compliance who will determine whether such individual should be subject to the preclearance and reporting requirements of the Policy.

PERSONAL SECURITIES TRADING PRACTICES


SECTION ONE - APPLICABLE TO INSIDER RISK EMPLOYEES


CONTENTS

                                                                              Page
                                                                              ----
PERSONAL SECURITIES TRADING PRACTICES

     SECTION ONE - APPLICABLE TO INSIDER RISK EMPLOYEES
                 Quick Reference - Insider Risk Employees                       5
                 Standards of Conduct for Insider Risk Employees                6
                      --Conflict of Interest                                    6
                      --Material Nonpublic Information                          6
                      --Brokers                                                 6
                      --Personal Securities Transaction Reports                 6
                      --Preclearance for Personal Securities Transactions       6
                      --Exemptions from Requirement to Preclear                 7
                      --Gifting of Securities                                   8
                      --DRIPs, DPPs and AIPs                                    8
                      --Restricted List                                         8
                      --Confidential Treatment                                  9
                 Restrictions on Transactions in Mellon Securities              9
                      --Mellon 401(k) Plan                                      10
                      --Mellon Employee Stock Options                           11
                 Restrictions on Transactions in Other Securities               11
                      --Prohibition on Investments in Securities of Financial   12
                 Services Organizations                                         13
                 Beneficial Ownership                                           13
                 Non-Mellon Employee Benefit Plans                              13
                 Protecting Confidential Information                            14
                      --Insider Trading and Tipping                             15
                      --The "Chinese Wall"
GLOSSARY         Definitions                                                    43

                 Exhibit A - Sample Letter to Broker                            49

QUICK REFERENCE - INSIDER RISK EMPLOYEES

--------------------------------------------------------------------------------
SOME THINGS     1. Duplicate Statements & Confirmations - Instruct your broker,
YOU MUST DO        trust account manager or other entity through which you have a securities trading account to send directly to MANAGER OF
                   CORPORATE COMPLIANCE, MELLON BANK, PO BOX 3130, PITTSBURGH,
                   PA 15230-3130:

                   - Trade confirmations summarizing each transaction

                   - Periodic statements

                   Exhibit B of this Policy can be used to notify your broker. This applies to all accounts in which you have a beneficial interest. (See Glossary)


                2. Preclearance - Before initiating a securities transaction, written preclearance must be obtained from the Manager of Corporate Compliance. This can be done by completing a Preclearance Request Form and:

                   - delivering the request to the Manager of Corporate
                      Compliance, AIM 151-4340,

                   - faxing the request to (412) 234-1516, or

                   - contacting the Manager of Corporate Compliance for
                      other available notification options.

                   Preclearance Request Forms can be obtained from Corporate Compliance (412) 234-1661. If preclearance approval is received the trade must be executed before the end of the 3rd business day (with the date of approval being the 1st business day), at which time the preclearance approval will expire.

                3. Special Approvals

                - Acquisition of securities in a Private Placement must be precleared by the employee's Department/Entity head and the Manager of Corporate Compliance.

                - Acquisition of securities through an allocation by the underwriter of an Initial Public Offering (IPO) is prohibited without the approval of the Manager of Corporate Compliance. Approval can be given only when the allocation is the result of a direct family relationship.

--------------------------------------------------------------------------------
SOME THINGS        Mellon Securities - The following transactions in Mellon
YOU MUST NOT DO    securities are prohibited for all Mellon Employees:

                - Short sales

                - Purchasing and selling or selling and purchasing within 60 days

                - Purchasing or selling during a blackout period

                - Margin purchases or options other than employee options.

                Non-Mellon Securities - New investments in financial services organizations are prohibited for certain employees only - see page 12.

                Other restrictions are detailed throughout Section One. Read the Policy!

--------------------------------------------------------------------------------
EXEMPTIONS      Preclearance is NOT required for:

                - Purchases or sales of municipal bonds, non-financial commodities (such as agricultural futures, metals, oil, gas, etc.), currency futures, financial futures, index futures, index securities, securities issued by investment companies, commercial paper; CDs; bankers' acceptances; repurchase agreements; and direct obligations of the government of the United States.

                - Transactions in any account over which the employee has no direct or indirect control over the investment decision making process.

                - Transactions that are non-volitional on the part of an employee (such as stock dividends).

                - Changes in elections under Mellon's 401(k) Retirement Savings Plan.

                - An exercise of an employee stock option administered by Human Resources.

                - Automatic reinvestment of dividends under a DRIP or Automatic Investment Plan. (Optional cash purchases under a DRIP or Direct Purchase Plan do require preclearance.)

                - Sales of securities pursuant to tender offers and sales or exercises of "Rights". (see page 8).

--------------------------------------------------------------------------------
QUESTIONS?      (412) 234-1661
--------------------------------------------------------------------------------

This page is for reference purposes only. Employees are reminded they must read the Policy and comply with its provisions.


--------------------------------------------------------------------------------
STANDARDS OF    Because of their particular responsibilities, Insider Risk
CONDUCT FOR     Employees are subject to preclearance and personal securities
INSIDER RISK    reporting requirements, as discussed below.
EMPLOYEES

                Every Insider Risk Employee must follow these procedures or risk serious sanctions, including dismissal. If you have any questions about these procedures you should consult the Manager of Corporate Compliance. Interpretive issues that arise under these procedures shall be decided by, and are subject to the discretion of, the Manager of Corporate Compliance.


CONFLICT OF     No employee may engage in or recommend any securities
INTEREST        transaction that places, or appears to place, his or her own interests above those of any customer to whom financial services are rendered, including mutual funds and managed accounts, or above the interests of Mellon.


MATERIAL        No employee may engage in or recommend a securities
NONPUBLIC       transaction, for his or her own benefit or for the benefit
INFORMATION     of others, including Mellon or its customers, while in
                possession of material nonpublic information regarding such securities. No employee may communicate material nonpublic information to others unless it is properly within his or her job responsibilities to do so.

BROKERS Trading Accounts - All Insider Risk Employees are encouraged to conduct their personal investing through a Mellon affiliate brokerage account. This will assist in the monitoring of account activity on an ongoing basis in order to ensure compliance with the Policy.


PERSONAL        Trading Accounts - All Insider Risk Employees are required
SECURITIES      to instruct their broker, trust account manager or other
TRANSACTIONS    entity through which they have a securities trading account
REPORTS         to submit directly to the Manager of Corporate Compliance
                copies of all trade confirmations and statements relating to each account of which they are a beneficial owner regardless of what, if any, securities are maintained in such accounts. Thus, for example, even if the brokerage account contains only mutual funds or other exempt securities as that term is defined by the Policy and the account has the capability to have reportable securities traded in it, the Insider Risk Employee maintaining such an account must arrange for duplicate account statements and trade confirmations to be sent by the broker to the Manager of Corporate Compliance. An example of an instruction letter to a broker is contained in Exhibit A.


PRECLEARANCE     All Insider Risk Employees must notify the Manager of
FOR PERSONAL     Corporate Compliance in writing and receive preclearance
SECURITIES       before they engage in any purchase or sale of a security.
TRANSACTIONS     Insider Risk Employees should refer to the provisions under
                 "Beneficial Ownership" below, which are applicable to these provisions.

                 All requests for preclearance for a securities transaction shall be submitted by completing a Preclearance Request Form which can be obtained from the Manager of Corporate Compliance.

                 The Manager of Corporate Compliance will notify the Insider Risk Employee whether the request is approved or denied, without disclosing the reason for such approval or denial.

                 Notifications may be given in writing or verbally by the Manager of Corporate Compliance to the Insider Risk Employee. A record of such notification will be maintained by the Manager of Corporate Compliance. However, it shall be the responsibility of the Insider Risk Employee to obtain a written record of the Manager of Corporate Compliance's notification within 24 hours of such notification. The Insider Risk Employee should retain a copy of this written record.


                 As there could be many reasons for preclearance being granted or denied, Insider Risk Employees should not infer from the preclearance response anything regarding the security for which preclearance was requested.

                 Although making a preclearance request does not obligate an Insider Risk Employee to do the transaction, it should be noted that:

                   - preclearance requests should not be made for a transaction that the Insider Risk Employee does not intend to make.

                   - preclearance authorization will expire at the end of the third business day after it is received. The day authorization is granted is considered the first business day.

                   - Insider Risk Employees should not discuss with anyone else, inside or outside Mellon, the response they received to a preclearance request. If the Insider Risk Employee is preclearing as beneficial owner of another's account, the response may be disclosed to the other owner.

                   - Good Until Canceled/Stop Loss Orders ("Limit Orders") must be precleared, and security transactions receiving preclearance authorization must be executed before the preclearance expires. At the end of the three-day preclearance authorization period, any unexecuted Limit

                      Order must be canceled or a new preclearance authorization must be obtained.


EXEMPTIONS FROM    Preclearance by Insider Risk Employees is not required for
REQUIREMENT TO     the following transactions:
PRECLEAR
                   -  Purchases or sales of Exempt Securities (direct
                      obligations of the government of the United States; high quality short-term debt instruments; bankers' acceptances; CDs; commercial paper; repurchase agreements; and securities issued by open-end investment companies);

                   - Purchases or sales of municipal bonds, closed-end mutual funds; non-financial commodities (such as agricultural futures, metals, oil, gas, etc.), currency futures, financial futures, index futures and index securities;

                   - Purchases or sales effected in any account over which an employee has no direct or indirect control over the investment decision making process (e.g., discretionary trading accounts). Discretionary trading accounts may only be exempted from preclearance procedures, when the Manager of Corporate Compliance, after a thorough review, is satisfied that the account is truly discretionary;

                   - Transactions that are non-volitional on the part of an employee (such as stock dividends);

                   - The sale of Mellon stock received upon the exercise of an employee stock option if the sale is part of a "netting of shares" or "cashless exercise" administered by the Human Resources Department (for which the Human Resources Department will forward information to the Manager of Corporate Compliance);

                   -  Changes to elections in the Mellon 401(k) plan;

                   - Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuer;

                   - Sales of rights acquired from an issuer, as described above; and/or

                   - Sales effected pursuant to a bona fide tender offer.


GIFTING OF         Insider Risk Employees desiring to make a bona fide gift of
SECURITIES         securities or who receive a bona fide gift, including an
                   inheritance, of securities do not need to preclear the transaction. However, Insider Risk Employees must report such bona fide gifts to the Manager of Corporate Compliance. The report must be made within 10 days of making or receiving the gift and must disclose the following information: the name of the person receiving (giving) the gift, the date of the transaction, and the name of the broker through which the transaction was effected. A bona fide gift is one where the donor does not receive anything of monetary value in return.
                   An Insider Risk Employee who purchases a security with the intention of making a gift must preclear the purchase transaction.

DRIPS, DPPS AND    Certain companies with publicly traded securities establish:
AIPS
                   -  Dividend Reinvestment Plans (DRIPs) - These permit
                      shareholders to have their dividend payments channeled to the purchase of additional shares of such company's stock. An additional benefit offered to DRIP participants is the right to buy additional shares by sending in a check before the dividend reinvestment date ("optional cash purchases").

                   - Direct Purchase Plans (DPPs) - These allow purchasers to buy stock by sending a check directly to the issuer, without using a broker.

                   - Automatic Investment Plans (AIPs) - These allow purchasers to set up a plan whereby a fixed amount of money is automatically deducted from their checking account each month and used to purchase stock directly from the issuer.

                   Participation in a DRIP, DPP or AIP is voluntary.

                   Insider Risk Employees who enroll in a DRIP or AIP are not required to preclear enrollment, the periodic reinvestment of dividend payments into additional shares of company stock through a DRIP, or the periodic investments through an AIP.

                   Insider Risk Employees must preclear all optional cash purchases through a DRIP and all purchases through a DPP. Insider Risk Employees must also preclear all sales through a DRIP, DPP or AIP.

RESTRICTED LIST    The Manager of Corporate Compliance will maintain a list
                   (the "Restricted List") of companies whose securities are deemed appropriate for implementation of trading restrictions for Insider Risk Employees. The Restricted List will not be distributed outside of the office of Corporate
                   Compliance. From time to time, such trading restrictions may be appropriate to protect Mellon and its Insider Risk
                   Employees from potential violations, or the appearance of violations, of securities laws. The inclusion of a company on the Restricted List provides no indication of the advisability of an investment in the company's securities or the existence of material nonpublic information on the company. Nevertheless, the contents of the Restricted List will be treated as confidential information to avoid unwarranted inferences.

                   To assist the Manager of Corporate Compliance in identifying companies that may be appropriate for inclusion on the Restricted List, the department/entity heads in which Insider

                   Risk Employees are employed are required to inform the Manager of Corporate Compliance in writing of any companies they believe should be included on the Restricted List, based upon facts known or readily available to such department heads. Although the reasons for inclusion on the Restricted List may vary, they could typically include the following:

                   - Mellon is involved as a lender, investor or adviser in a merger, acquisition or financial restructuring involving the company;

                   - Mellon is involved as a selling shareholder in a public distribution of the company's securities;

                   - Mellon is involved as an agent in the distribution of the company's securities;

                   - Mellon has received material nonpublic information on the company;

                   - Mellon is considering the exercise of significant creditors' rights against the company; or

                   -  The company is a Mellon borrower in Credit Recovery.

                   Department heads of sections in which Insider Risk Employees are employed are also responsible for notifying the Manager of Corporate Compliance in writing of any change in circumstances making it appropriate to remove a company from the Restricted List.

                   The Manager of Corporate Compliance will retain copies of the restricted lists for five years.

CONFIDENTIAL       The Manager of Corporate Compliance will use his or her best
TREATMENT          efforts to assure that all requests for preclearance, all
                   personal securities transaction reports and all reports of securities holdings are treated as "Personal and Confidential." However, such documents will be available for inspection by appropriate regulatory agencies and by other parties within and outside Mellon as are necessary to evaluate compliance with or sanctions under this Policy.




--------------------------------------------------------------------------------
RESTRICTIONS ON    Employees who engage in transactions involving Mellon
TRANSACTIONS IN    securities should be aware of their unique responsibilities
MELLON             with respect to such transactions arising from the
SECURITIES         employment relationship and should be sensitive to even the appearance of impropriety.

                   The following restrictions apply to all transactions in Mellon's publicly traded securities occurring in the employee's own account and in all other accounts over which the employee could be presumed to exercise influence or control (see provisions under "Beneficial Ownership" below for a more complete discussion of the accounts to which these restrictions apply). These restrictions are to be followed in addition to any restrictions that apply to particular officers or directors (such as restrictions under Section 16 of the Securities Exchange Act of 1934).

                   - Short Sales - Short sales of Mellon securities by employees are prohibited.

                   - Short Term Trading - Employees are prohibited from purchasing and selling, or from selling and purchasing, Mellon securities within any 60 calendar day period.

                   - Margin Transactions - Purchases on margin of Mellon's publicly traded securities by employees is prohibited. Margining Mellon securities in connection with a cashless exercise of an employee stock option through the Human Resources Department is exempt from this restriction. Further, Mellon securities may be used to collateralize loans or the acquisition of securities other than those issued by Mellon.

                   - Option Transactions - Option transactions involving Mellon's publicly traded securities are prohibited. Transactions under Mellon's Long-Term Incentive Plan or other employee option plans are exempt from this restriction.

                   - Major Mellon Events - Employees who have knowledge of major Mellon events that have not yet been announced are prohibited from buying or selling Mellon's publicly traded securities before such public announcements, even if the employee believes the event does not constitute material nonpublic information.

                   - Mellon Blackout Period - Employees are prohibited from buying or selling Mellon's publicly traded securities during a blackout period. The blackout period begins the 16th day of the last month of each calendar quarter and ends 3 business days after Mellon Financial Corporation publicly announces the financial results for that quarter. Thus, the blackout periods begin on March 16, June 16, September 16 and December 16. The end of the blackout period is determined by counting business days only, and the day of the earnings announcement is day 1. The blackout period ends at the end of day 3, and employees can trade Mellon securities on day 4.

MELLON  401(K)     For purposes of the blackout period and the short term
PLAN               trading rule, employees' changing their existing account
                   balance allocation to increase or decrease the amount allocated to Mellon Common Stock will be treated as a purchase or sale of Mellon Stock, respectively. This means:


                   - Employees are prohibited from increasing or decreasing their existing account balance allocation to Mellon Common Stock during the blackout period.

                   - Employees are prohibited from increasing their existing account balance allocation to Mellon Common Stock and then decreasing it within 60 days. Similarly, employees are prohibited from decreasing their existing account balance allocation to Mellon Common Stock and then increasing it within 60 days. However, changes to existing account balance allocations in the 401(k) plan will not be compared to transactions in Mellon securities outside the 401(k) for purposes of the 60-day rule. (Note: this does not apply to members of the Executive Management Group, who should consult with the Legal Department.)

                   Except for the above there are no other restrictions applicable to the 401(k) plan. This means, for example:

                   - Employees are not required to preclear any elections or changes made in their 401(k) account.

                   - There is no restriction on employees' changing their salary deferral contribution percentages with regard to either the blackout period or the 60-day rule.

                   - The regular salary deferral contribution to Mellon Common Stock in the 401(k) that takes place with each pay will not be considered a purchase for the purposes of either the blackout or the 60-day rule.


MELLON EMPLOYEE    Receipt - Your receipt of an employee stock option from
STOCK OPTIONS      Mellon is not deemed to be a purchase of a security.
                   Therefore, it is exempt from preclearance and reporting requirements, can take place during the blackout period and does not constitute a purchase for purposes of the 60-day prohibition.

                   Exercises - The exercise of an employee stock option that results in your holding the shares is exempt from preclearance and reporting requirements, can take place during the blackout period and does not constitute a purchase for purposes of the 60-day prohibition.

                   "Cashless" Exercises - The exercise of an employee stock option which is part of a "cashless exercise" or "netting of shares" that is administered by the Human Resources Department or Chase Mellon Shareholder Services is exempt from the preclearance and reporting requirements and will not constitute a purchase or a sale for purposes of the 60-day prohibition. A "cashless exercise" or "netting of shares" transaction is permitted during the blackout period for ShareSuccess plan options only. They are not permitted during the blackout period for any other plan options.

                   Sales - The sale of the Mellon securities that were received in the exercise of an employee stock option is treated like any other sale under the Policy (regardless of how little time has elapsed between the option exercise and the sale). Thus, such sales are subject to the preclearance and reporting requirements, are prohibited during the blackout period and constitute sales for purposes of the 60-day prohibition.


--------------------------------------------------------------------------------
RESTRICTIONS ON    Purchases or sales by an employee of the securities of
TRANSACTIONS IN    issuers with which Mellon does business, or other third
OTHER              party issuers, could result in liability on the part of such
SECURITIES         employee. Employees should be sensitive to even the
                   appearance of impropriety in connection with their personal securities transactions. Employees should refer to "Beneficial Ownership" below, which is applicable to the following restrictions.

                   The Mellon Code of Conduct contains certain restrictions on investments in parties that do business with Mellon. Employees should refer to the Code of Conduct and comply with such restrictions in addition to the restrictions and reporting requirements set forth below.

                   The following restrictions apply to all securities transactions by employees:

                   - Credit, Consulting or Advisory Relationship - Employees may not buy or sell securities of a company if they are considering granting, renewing, modifying or denying any credit facility to that company, acting as a benefits consultant to that company, or acting as an adviser to that company with respect to the company's own securities. In addition, lending employees who have assigned responsibilities in a specific industry group are not permitted to trade securities in that industry. This prohibition does not apply to transactions in open end mutual funds.

                   - Customer Transactions - Trading for customers and Mellon accounts should always take precedence over employees' transactions for their own or related accounts.

                   - Excessive Trading, Naked Options - Mellon discourages all employees from engaging in short-term or speculative trading, in trading naked options, in trading that could be deemed excessive or in trading that could interfere with an employee's job responsibilities.

                   - Front Running - Employees may not engage in "front running," that is, the purchase or sale of securities for their own accounts on the basis of their knowledge of Mellon's trading positions or plans.

                   - Initial Public Offerings - Insider Risk Employees are prohibited from acquiring securities through an allocation by the underwriter of an Initial Public Offering (IPO) without the approval of the Manager of Corporate Compliance. Approval can be given only when the allocation comes through an employee of the issuer who is a direct family relation of the Insider Risk Employee. Due to NASD rules, this approval may not be available to employees of registered broker/dealers.

                   - Material Nonpublic Information - Employees possessing material nonpublic information regarding any issuer of securities must refrain from purchasing or selling securities of that issuer until the information becomes public or is no longer considered material.

                   - Private Placements - Insider Risk Employees are prohibited from acquiring any security in a private placement unless they obtain the prior written approval of the Manager of Corporate Compliance and the employee's department head. Approval must be given by both persons for the acquisition to be considered approved. After receipt of the necessary approvals and the acquisition, employees are required to disclose that investment if they participate in any subsequent consideration of credit for the issuer, or of an investment in the issuer for an advised account. Final decision to acquire such securities for an advised account will be subject to independent review.

                   - Scalping - Employees may not engage in "scalping," that is, the purchase or sale of securities for their own or Mellon's accounts on the basis of knowledge of customers' trading positions or plans.

                   - Short Term Trading - All Employees are discouraged from purchasing and selling, or from selling and purchasing, the same (or equivalent) securities within any 60 calendar day period.

PROHIBITION ON     You are prohibited from acquiring any security issued by a
INVESTMENTS IN     financial services organization if you are:
SECURITIES OF
FINANCIAL          -  a member of the Mellon Senior Management Committee.
SERVICES
ORGANIZATIONS      -  employed in any of the following departments:

                      -  Corporate Strategy & Development
                      -  Legal (Pittsburgh only)
                      -  Finance (Pittsburgh only)

                   - an employee specifically designated by the Manager of Corporate Compliance and informed that this prohibition is applicable to you.

                   Financial Services Organizations - The term "security issued by a financial services organization" includes any security issued by:
                   -   Commercial Banks other than          -  Thrifts
                       Mellon                               -  Savings and Loan
                   -   Bank Holding Companies other            Associations
                       than Mellon                          -  Broker/Dealers
                   -   Insurance Companies                  -  Transfer Agents
                   -   Investment Advisory Companies        -  Other Depository
                   -   Shareholder Servicing Companies         Institutions

                   The term "securities issued by a financial services organization" DOES NOT INCLUDE securities issued by mutual funds, variable annuities or insurance policies. Further, for purposes of determining whether a company is a financial services organization, subsidiaries and parent companies are treated as separate issuers.

                   Effective Date - Securities of financial services organizations properly acquired before the employee's becoming subject to this prohibition may be maintained or disposed of at the owner's discretion consistent with this policy.

                   Additional securities of a financial services organization acquired through the reinvestment of the dividends paid by such financial services organization through a dividend reinvestment program (DRIP), or through an automatic investment plan (AIP) are not subject to this prohibition, provided the employee's election to participate in the DRIP or AIP predates the date of the employee's becoming subject to this prohibition. Optional cash purchases through a DRIP or direct purchase plan (DPP) are subject to this prohibition.

                   Securities acquired in any account over which an employee has no direct or indirect control over the investment decision making process (e.g., discretionary trading accounts) are not subject to this prohibition.

                   Within 30 days of becoming subject to this prohibition, all holdings of securities of financial services organizations must be disclosed in writing to the Manager of Corporate Compliance.


BENEFICIAL         The provisions of the Policy apply to transactions in the
OWNERSHIP          employee's own name and to all other accounts over which the employee could be presumed to exercise influence or control, including:

                   - accounts of a spouse, minor children or relatives to whom substantial support is contributed;

                   - accounts of any other member of the employee's household (e.g., a relative living in the same home);

                   - trust or other accounts for which the employee acts as trustee or otherwise exercises any type of guidance or influence;

                   - corporate accounts controlled, directly or indirectly, by the employee;

                   - arrangements similar to trust accounts that are established for bona fide financial purposes and benefit the employee; and

                   - any other account for which the employee is the beneficial owner (see Glossary for a more complete legal definition of "beneficial owner").


NON-MELLON         The provisions discussed above do not apply to transactions
EMPLOYEE BENEFIT   done under a bona fide employee benefit plan administered by
PLANS              an organization not affiliated with Mellon and by an employee of that organization who shares beneficial interest with a Mellon employee, and in the securities of the employing organization. This means if a Mellon employee's spouse is employed at a non-Mellon company, the Mellon employee is not required to obtain approval for transactions in the employer's securities done by the spouse as part of the spouse's employee benefit plan.

                   The Securities Trading Policy does not apply in such a situation. Rather, the other organization is relied upon to provide adequate supervision with respect to conflicts of interest and compliance with securities laws.


--------------------------------------------------------------------------------
PROTECTING         As an employee you may receive information about Mellon, its
CONFIDENTIAL       customers and other parties that, for various reasons,
INFORMATION        should be treated as confidential. All employees are
                   expected to strictly comply with measures necessary to preserve the confidentiality of information. Employees should refer to the Mellon Code of Conduct.

INSIDER TRADING    Federal securities laws generally prohibit the trading of
AND TIPPING        securities while in possession of "material nonpublic"
                   information regarding the issuer of those securities (insider
LEGAL              trading). Any person who passes along material nonpublic
PROHIBITIONS       information upon which a trade is based (tipping) may also be liable.

                   Information is "material" if there is a substantial likelihood that a reasonable investor would consider it important in deciding whether to buy, sell or hold securities. Obviously, information that would affect the market price of a security would be material. Examples of information that might be material include:

                   - a proposal or agreement for a merger, acquisition or divestiture, or for the sale or purchase of substantial assets;

                   - tender offers, which are often material for the party making the tender offer as well as for the issuer of the securities for which the tender offer is made;

                   -  dividend declarations or changes;

                   -  extraordinary borrowings or liquidity problems;

                   - defaults under agreements or actions by creditors, customers or suppliers relating to a company's credit standing;

                   - earnings and other financial information, such as large or unusual write-offs, write-downs, profits or losses;

                   - pending discoveries or developments, such as new products, sources of materials, patents, processes, inventions or discoveries of mineral deposits;

                   - a proposal or agreement concerning a financial restructuring;

                   - a proposal to issue or redeem securities, or a development with respect to a pending issuance or redemption of securities;

                   -  a significant expansion or contraction of operations;

                   - information about major contracts or increases or decreases in orders;

                   - the institution of, or a development in, litigation or a regulatory proceeding;

                   -  developments regarding a company's senior management;

                   - information about a company received from a director of that company; and

                   - information regarding a company's possible noncompliance with environmental protection laws.

                   This list is not exhaustive. All relevant circumstances must be considered when determining whether an item of information is material.

                   "Nonpublic" - Information about a company is nonpublic if it is not generally available to the investing public. Information received under circumstances indicating that it is not yet in general circulation and which may be attributable, directly or indirectly, to the company or its insiders is likely to be deemed nonpublic information.

                   If you obtain material non-public information you may not trade related securities until you can refer to some public source to show that the information is generally available (that is, available from sources other than inside sources) and that enough time has passed to allow wide dissemination of the information. While information appearing in widely accessible sources--such as in newspapers or on the internet--becomes public very soon after publication, information appearing in less accessible sources--such as regulatory filings, may take up to several days to be deemed public. Similarly, highly complex information might take longer to become public than would information that is easily understood by the average investor.


MELLON'S POLICY    Employees who possess material nonpublic information about a company--whether that company is Mellon, another Mellon entity, a Mellon customer or supplier, or other company--may not trade in that company's securities, either for their own accounts or for any account over which they exercise investment discretion. In addition, employees may not recommend trading in those securities and may not pass the information along to others, except to employees who need to know the information in order to perform their job responsibilities with Mellon. These prohibitions remain in effect until the information has become public.

                   Employees who have investment responsibilities should take appropriate steps to avoid receiving material nonpublic information. Receiving such information could create severe limitations on their ability to carry out their responsibilities to Mellon's fiduciary customers.

                   Employees managing the work of consultants and temporary employees who have access to the types of confidential information described in this Policy are responsible for ensuring that consultants and temporary employees are aware of Mellon's policy and the consequences of noncompliance.

                   Questions regarding Mellon's policy on material nonpublic information, or specific information that might be subject to it, should be referred to the General Counsel.


RESTRICTIONS ON    As a diversified financial services organization, Mellon
THE                faces unique challenges in complying with the prohibitions
FLOW OF            on insider trading and tipping of material non-public
INFORMATION        information, and misuse of confidential information. This is
WITHIN             because one Mellon unit might have material nonpublic
MELLON             information about a company while other Mellon units may
(THE "CHINESE      have a desire, or even a fiduciary duty, to buy or sell that
WALL")             company's securities or recommend such purchases or sales to customers. To engage in such broad-ranging financial services activities without violating laws or breaching Mellon's fiduciary duties, Mellon has established a "Chinese Wall" policy applicable to all employees. The "Chinese Wall" separates the Mellon units or individuals that are likely to receive material nonpublic information (Potential Insider
                   Functions) from the Mellon units or individuals that either trade in securities--for Mellon's account or for the accounts of others--or provide investment advice (Investment
                   Functions). Employees should refer to CPP 903-2(C) The
                   Chinese Wall. have a desire, or even a fiduciary duty, to buy or sell that company's securities or recommend such purchases or sales to customers. To engage in such broad-ranging financial services activities without violating laws or breaching Mellon's fiduciary duties, Mellon has established a "Chinese Wall" policy applicable to all employees. The "Chinese Wall" separates the Mellon units or individuals that are likely to receive material nonpublic information (Potential Insider Functions) from the Mellon units or individuals that either trade in securities--for
                   Mellon's account or for the accounts of others--or provide investment advice (Investment Functions). Employees should refer to CPP 903-2(C) The Chinese Wall.


PERSONAL SECURITIES TRADING PRACTICES


SECTION TWO - APPLICABLE TO INVESTMENT EMPLOYEES

CONTENTS
                                                                               Page
                                                                               ----
PERSONAL SECURITIES TRADING PRACTICES

     SECTION TWO - APPLICABLE TO INVESTMENT EMPLOYEES
               Quick Reference - Investment Employees .......................   19
               Standards of Conduct for Investment Employees ................   20
                 --Conflict of Interest .....................................   20
                 --Material Nonpublic Information ...........................   20
                 --Brokers ..................................................   20
                 --Personal Securities Transaction Reports ..................   20
                 --Preclearance for Personal Securities Transactions ........   21
                 --Blackout Policy ..........................................   22
                 --Exemptions from Requirement to Preclear ..................   22
                 --Gifting of Securities ....................................   22
                 --DRIPs, DPPs and AIPs .....................................   23
                 --Statement of Securities Accounts and Holdings ............   23
                 --Restricted List ..........................................   24
                 --Confidential Treatment ...................................   24
               Restrictions on Transactions in Mellon Securities ............   24
                 --Mellon 401(k) Plan .......................................   25
                 --Mellon Employee Stock Options ............................   26
               Restrictions on Transactions in Other Securities .............   26
                 --Prohibition on Investments in Securities of
                   Financial Services Organizations .........................   27
               Beneficial Ownership .........................................   28
               Non-Mellon Employee Benefit Plans ............................   28
               Protecting Confidential Information ..........................   29
                 --Insider Trading and Tipping ..............................   29
                 --The "Chinese Wall" .......................................   30
               Special Procedures for Access Decision Makers ................   30

GLOSSARY       Definitions ..................................................   43

               Exhibit A - Sample Letter to Broker ..........................   49

QUICK REFERENCE - INVESTMENT EMPLOYEES
-----------------------------------------------------------------------------
SOME THINGS   1. Statement of Accounts and Holdings - Provide to your
YOU MUST DO      Preclearance Compliance Officer a statement of all
                 securities accounts and holdings within 10 days of becoming an Investment Employee, and again annually on request.

              2. Duplicate Statements & Confirmations - Instruct your broker, trust account manager or other entity through which you have a securities trading account to send directly to Compliance:

                   -     Trade confirmations summarizing each transaction

                   -     Periodic statements

                 Exhibit A can be used to notify your broker. Contact your designated Preclearance Compliance Officer for the correct address. This applies to all accounts in which you have a beneficial interest.

              3. Preclearance - Before initiating a securities transaction, written preclearance must be obtained from the designated Preclearance Compliance Officer. This can be accomplished by completing a Preclearance Request Form and:

                   - delivering or faxing the request to the designated Preclearance Compliance Officer, or

                   - contacting the designated Preclearance Compliance Officer for other available notification options.

                 Preclearance Request Forms can be obtained from the designated Preclearance Compliance Officer. If preclearance approval is received the trade must be communicated to the broker on the same day, and executed before the end of the next business day, at which time the preclearance approval will expire.

              4. Special Approvals

              - Acquisition of securities in a Private Placement must be precleared by the employee's Department/Entity head, the Manager of Corporate Compliance and the designated Preclearance Compliance Officer.

              - Acquisition of securities through an allocation by the underwriter of an Initial Public Offering (IPO) is prohibited without the approval of the Manager of Corporate Compliance. Approval can be given only when the allocation is the result of a direct family relationship.

-----------------------------------------------------------------------------
SOME THINGS   Mellon Securities - The following transactions in Mellon
YOU MUST NOT  securities are prohibited for all Mellon Employees:
DO
              -     Short sales

              - Purchasing and selling or selling and purchasing within 60 days

              - Purchasing or selling during a blackout period - Margin purchases or options other than employee options.

              Non-Mellon Securities

              - Purchasing and selling or selling and purchasing within 60 days is discouraged, and any profits must be disgorged.

              - New investments in financial services organizations are prohibited for certain employees only - see page 27.

              Other restrictions are detailed throughout Section Two. Read the Policy!

-----------------------------------------------------------------------------
EXEMPTIONS    Preclearance is NOT required for:

              - Purchases or sales of high quality short-term debt instruments, non-financial commodities (such as agricultural futures, metals, oil, gas, etc.), currency futures, financial futures, index futures, index securities, open-end mutual funds, non-affiliated closed-end investment companies, commercial paper; CDs; bankers' acceptances; repurchase agreements; and direct obligations of the government of the United States.)

              - Transactions in any account over which the employee has no direct or indirect control over the investment decision making process.

              - Transactions that are non-volitional on the part of an employee (such as stock dividends).

              - Changes in elections under Mellon's 401(k) Retirement Savings Plan.

              - An exercise of an employee stock option administered by Human Resources.

              - Automatic reinvestment of dividends under a DRIP or Automatic Investment Plan. (Optional cash purchases under a DRIP or Direct Purchase Plan do require preclearance.

              - Sales of securities pursuant to tender offers and sales or exercises of "Rights".(see page 22).

-----------------------------------------------------------------------------
QUESTIONS?    Contact your designated Preclearance Compliance Officer.   If
              you don't know who that is, call 412-234-1661
-----------------------------------------------------------------------------

This page is for reference purposes only. Employees are reminded they must read the Policy and comply with its provisions.

-----------------------------------------------------------------------------
STANDARDS OF    Because of their particular responsibilities, Investment
CONDUCT FOR     Employees are subject to preclearance and personal securities
INVESTMENT      reporting requirements, as discussed below.
EMPLOYEES

                Every Investment Employee must follow these procedures or risk serious sanctions, including dismissal. If you have any questions about these procedures you should consult the Manager of Corporate Compliance. Interpretive issues that arise under these procedures shall be decided by, and are subject to the discretion of, the Manager of Corporate Compliance.

CONFLICT OF     No employee may engage in or recommend any securities
INTEREST        transaction that places, or appears to place, his or her
                own interests above those of any customer to whom financial services are rendered, including mutual funds and managed accounts, or above the interests of Mellon.

MATERIAL        No employee may divulge the current portfolio positions, or
NONPUBLIC       current or anticipated portfolio transactions, programs or
INFORMATION     studies, of Mellon or any Mellon customer to anyone unless it is properly within his or her job responsibilities to do so.

                No employee may engage in or recommend a securities transaction, for his or her own benefit or for the benefit of others, including Mellon or its customers, while in possession of material nonpublic information regarding such securities. No employee may communicate material nonpublic information to others unless it is properly within his or her job responsibilities to do so.

BROKERS Trading Accounts - All Investment Employees are encouraged to conduct their personal investing through a Mellon affiliate brokerage account. This will assist in the monitoring of account activity on an ongoing basis in order to ensure compliance with the Policy.


PERSONAL        Statements & Confirmations - All Investment Employees are
SECURITIES      required to instruct their broker, trust account manager or
TRANSACTIONS    other entity through which they have a securities trading
REPORTS         account to submit directly to the Manager of Corporate
                Compliance or designated Preclearance Compliance Officer copies of all trade confirmations and statements relating to each account of which they are a beneficial owner regardless of what, if any, securities are maintained in such accounts. Thus, for example, even if the brokerage account contains only mutual funds or other exempt securities as that term is defined by the Policy and the account has the capability to have reportable securities traded in it, the Investment Employee maintaining such an account must arrange for duplicate account statements and trade confirmations to be sent by the broker to the Manager of Corporate Compliance or designated Preclearance Compliance
                Officer. Exhibit A is an example of an instruction letter to a broker.

                Other securities transactions which were not completed through a brokerage account, such as gifts, inheritances, spin-offs from securities held outside brokerage accounts, or other transfers must be reported to the designated Preclearance Compliance Officer within 10 days.


PRECLEARANCE    All Investment Employees must notify the designated
FOR PERSONAL    Preclearance Compliance Officer in writing and receive
SECURITIES      preclearance before they engage in any purchase or sale of
TRANSACTIONS    a security for their own accounts.  Investment Employees
                should refer to the provisions under "Beneficial Ownership" below, which are applicable to these provisions.

                All requests for preclearance for a securities transaction shall be submitted by completing a Preclearance Request Form which can be obtained from the designated Preclearance Compliance Officer.

                The designated Preclearance Compliance Officer will notify the Investment Employee whether the request is approved or denied, without disclosing the reason for such approval or denial.

                Notifications may be given in writing or verbally by the designated Preclearance Compliance Officer to the Investment Employee. A record of such notification will be maintained by the designated Preclearance Compliance Officer. However, it shall be the responsibility of the Investment Employee to obtain a written record of the designated Preclearance Compliance Officer's notification within 48 hours of such notification. The Investment Employee should retain a copy of this written record.

                As there could be many reasons for preclearance being granted or denied, Investment Employees should not infer from the preclearance response anything regarding the security for which preclearance was requested.

                Although making a preclearance request does not obligate an Investment Employee to do the transaction, it should be noted that:

                - Preclearance requests should not be made for a transaction that the Investment Employee does not intend to make.

                - The order for a transaction must be placed with the broker on the same day that preclearance authorization is received. The broker must execute the trade close of business on the next business day, at which time the preclearance authorization will expire.

                - Investment Employees should not discuss with anyone else, inside or outside Mellon, the response they received to a preclearance request. If the Investment Employee is preclearing as beneficial owner of another's account, the response may be disclosed to the other owner.

                - Good Until Canceled/Stop Loss Orders ("Limit Orders") must be precleared, and security transactions receiving preclearance authorization must be executed before the preclearance expires. At the end of the preclearance authorization period, any unexecuted Limit Order must be canceled or a new preclearance authorization must be obtained.

BLACKOUT POLICY Except as described below, Investment Employees will not generally be given clearance to execute a transaction in any security that is on the restricted list maintained by their Preclearance Compliance Officer, or for which there is a pending buy or sell order for an affiliated account. This provision does not apply to transactions effected or contemplated by index funds.

                Exceptions - Regardless of any restrictions above, Investment Employees will generally be given clearance to execute the following transactions:

                    - Purchase or sale of up to $50,000 of securities of the top 200 issuers on the Russell list of largest publicly traded companies.

                    - Purchase or sale of up to the greater of 100 shares or $10,000 of securities ranked 201 to 500 on the Russell list of largest publicly traded companies.

                The Investment Employee is limited to two such trades in the securities of any one issuer in any calendar month.

EXEMPTIONS      Preclearance is not required for the following transactions:
FROM
REQUIREMENT TO  -  Purchases or sales of Exempt Securities (direct
PRECLEAR obligations of the government of the United States; high quality short-term debt instruments; bankers' acceptances; CDs; commercial paper; repurchase agreements; and securities issued by open-end investment companies);

                - Purchases or sales of non-affiliated closed-end investment companies; non-financial commodities (such as agricultural futures, metals, oil, gas, etc.), currency futures, financial futures, index futures and index securities;

                - Purchases or sales effected in any account over which an employee has no direct or indirect control over the investment decision making process (e.g., discretionary trading accounts). Discretionary trading accounts may only be maintained, without being subject to preclearance procedures, when the Manager of Corporate Compliance, after a thorough review, is satisfied that the account is truly discretionary;

                - Transactions that are non-volitional on the part of an employee (such as stock dividends);

                - The sale of Mellon stock received upon the exercise of an employee stock option if the sale is part of a "netting of shares" or "cashless exercise" administered by the Human Resources Department (for which the Human Resources Department will forward information to the Manager of Corporate Compliance);

                -  Changes to elections in the Mellon 401(k) plan;

                - Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuer;

                - Sales of rights acquired from an issuer, as described above; and/or

                - Sales effected pursuant to a bona fide tender offer.

GIFTING OF      Investment Employees desiring to make a bona fide gift of
SECURITIES      securities or who receive a bona fide gift of securities do not need to preclear the transaction. However, Investment
                Employees must report such bona fide gifts to the Manager of Corporate Compliance. The report must be made within 10 days of making or receiving the gift and must disclose the following information: the name of the person receiving (giving) the gift, the date of the transaction, and the name of the broker through which the transaction was effected. A bona fide gift is one where the donor does not receive anything of monetary value in return. An Investment Employee who purchases a security with the intention of making a gift must preclear the purchase transaction.

DRIPS, DPPS     Certain companies with publicly traded securities establish:
AND AIPS
                -  Dividend Reinvestment Plans (DRIPs) - These permit
                   shareholders to have their dividend payments channeled to the purchase of additional shares of such company's stock. An additional benefit offered to DRIP participants is the right to buy additional shares by sending in a check before the dividend reinvestment date ("optional cash purchases").

                - Direct Purchase Plans (DPPs) - These allow purchasers to buy stock by sending a check directly to the issuer, without using a broker.

                - Automatic Investment Plans (AIPs) - These allow purchasers to set up a plan whereby a fixed amount of money is automatically deducted from their checking account each month and used to purchase stock directly from the issuer.

                Participation in a DRIP, DPP or AIP is voluntary.

                Investment Employees who enroll in a DRIP or AIP are not required to preclear enrollment, the periodic reinvestment of dividend payments into additional shares of company stock through a DRIP, or the periodic investments through an AIP.

                Investment Employees must preclear all optional cash purchases through a DRIP and all purchases through a DPP. Investment Employees must also preclear all sales through a DRIP, DPP or AIP.

STATEMENT OF    Within ten days of receiving this Policy and on an annual
SECURITIES      basis thereafter, all Investment Employees must submit to
ACCOUNTS AND    the Manager of Corporate Compliance:
HOLDINGS
                -  a listing of all securities trading accounts in which
                   the employee has a beneficial interest.

                - a statement of all securities in which they presently have any direct or indirect beneficial ownership other than Exempt Securities, as defined in the Glossary.

                The annual report must be completed upon the request of Corporate Compliance, and the information submitted must be current within 30 days of the date the report is submitted. The annual statement of securities holdings contains an acknowledgment that the Investment Employee has read and complied with this Policy.


RESTRICTED LIST Each Preclearance Compliance Officer will maintain a list
                (the "Restricted List") of companies whose securities are deemed appropriate for implementation of trading restrictions for Investment Employees in their area. From time to time, such trading restrictions may be appropriate to protect Mellon and its Investment Employees from potential violations, or the appearance of violations, of securities laws. The inclusion of a company on the Restricted List provides no indication of the advisability of an investment in the company's securities or the existence of material nonpublic information on the company. Nevertheless, the contents of the Restricted List will be treated as confidential information in order to avoid unwarranted inferences.

                The Preclearance Compliance Officer will retain copies of the restricted lists for five years.

CONFIDENTIAL    The Manager of Corporate Compliance and/or Preclearance
TREATMENT       Compliance Officer will use his or her best efforts to
                assure that all requests for preclearance, all personal securities transaction reports and all reports of securities holdings are treated as "Personal and Confidential." However, such documents will be available for inspection by appropriate regulatory agencies, and by other parties within and outside
                Mellon as are necessary to evaluate compliance with or sanctions under this Policy. Documents received from Investment Employees are also available for inspection by the boards of directors of 40-Act entities and by the boards of directors (or trustees or managing general partners, as applicable) of the investment companies managed or administered by 40-Act entities.

-----------------------------------------------------------------------------
RESTRICTIONS    Investment Employees who engage in transactions involving
ON              Mellon securities should be aware of their unique
TRANSACTIONS    responsibilities with respect to such transactions arising
IN MELLON       from the employment relationship and should be sensitive to
SECURITIES      even the appearance of impropriety.

                The following restrictions apply to all transactions in Mellon's publicly traded securities occurring in the employee's own account and in all other accounts over which the employee could be presumed to exercise influence or control (see provisions under "Beneficial Ownership" below for a more complete discussion of the accounts to which these restrictions apply). These restrictions are to be followed in addition to any restrictions that apply to particular officers or directors (such as restrictions under Section 16 of the Securities Exchange Act of 1934). - Short Sales - Short sales of Mellon securities by employees are prohibited.

                - Short Term Trading - Investment Employees are prohibited from purchasing and selling, or from selling and purchasing Mellon securities within any 60 calendar day period. In addition to any other sanction, any profits realized on such short term trades must be disgorged in accordance with procedures established by senior management.

                - Margin Transactions - Purchases on margin of Mellon's publicly traded securities by employees is prohibited. Margining Mellon securities in connection with a cashless exercise of an employee stock option through the Human Resources Department is exempt from this restriction. Further, Mellon securities may be used to collateralize loans or the acquisition of securities other than those issued by Mellon.

                - Option Transactions - Option transactions involving Mellon's publicly traded securities are prohibited. Transactions under Mellon's Long-Term Incentive Plan or other employee option plans are exempt from this restriction.

                - Major Mellon Events - Employees who have knowledge of major Mellon events that have not yet been announced are prohibited from buying or selling Mellon's publicly traded securities before such public announcements, even if the employee believes the event does not constitute material nonpublic information.

                - Mellon Blackout Period - Employees are prohibited from buying or selling Mellon's publicly traded securities during a blackout period. The blackout period begins the 16th day of the last month of each calendar quarter and ends 3 business days after Mellon Financial Corporation publicly announces the financial results for that quarter. Thus, the blackout periods begin on March 16, June 16, September 16 and December
                   16. The end of the blackout period is determined by counting business days only, and the day of the earnings announcement is day 1. The blackout period ends at the end of day 3, and employees can trade Mellon securities on day 4.


MELLON 401(K)   For purposes of the blackout period and the short term
PLAN            trading rule, employees' changing their existing account
                balance allocation to increase or decrease the amount allocated to Mellon Common Stock will be treated as a purchase or sale of Mellon Stock, respectively. This means:

                - Employees are prohibited from increasing or decreasing their existing account balance allocation to Mellon Common Stock during the blackout period.

                - Employees are prohibited from increasing their existing account balance allocation to Mellon Common Stock and then decreasing it within 60 days. Similarly, employees are prohibited from decreasing their existing account balance allocation to Mellon Common Stock and then increasing it within 60 days. However:

                      - with respect to Investment Employees, any profits
                        realized on short term changes in the 401(k) will not have to be disgorged.

                      - changes to existing account balance allocations in the
                        401(k) plan will not be compared to transactions in Mellon securities outside the 401(k) for purposes of the 60-day rule. (Note: this does not apply to members of the Executive Management Group, who should consult with the Legal Department.)

                Except for the above there are no other restrictions applicable to the 401(k) plan. This means, for example:

                - Employees are not required to preclear any elections or changes made in their 401(k) account.

                - There is no restriction on employees' changing their salary deferral contribution percentages with regard to either the blackout period or the 60-day rule.

                - The regular salary deferral contribution to Mellon Common Stock in the 401(k) that takes place with each pay will not be considered a purchase for the purposes of either the blackout or the 60-day rule.

MELLON          Receipt - Your receipt of an employee stock option from
EMPLOYEE STOCK  Mellon is not deemed to be a purchase of a security.
OPTIONS         Therefore, it is exempt from preclearance and reporting
                requirements, can take place during the blackout period and does not constitute a purchase for purposes of the 60-day prohibition.

                Exercises - The exercise of an employee stock option that results in your holding the shares is exempt from preclearance and reporting requirements, can take place during the blackout period and does not constitute a purchase for purposes of the 60-day prohibition.

                "Cashless" Exercises - The exercise of an employee stock option which is part of a "cashless exercise" or "netting of shares" that is administered by the Human Resources Department or Chase Mellon Shareholder Services is exempt from the preclearance and reporting requirements and will not constitute a purchase or a sale for purposes of the 60-day prohibition. A "cashless exercise" or "netting of shares" transaction is permitted during the blackout period for ShareSuccess plan options only. They are not permitted during the blackout period for any other plan options.

                Sales - The sale of the Mellon securities that were received in the exercise of an employee stock option is treated like any other sale under the Policy (regardless of how little time has elapsed between the option exercise and the sale). Thus, such sales are subject to the preclearance and reporting requirements, are prohibited during the blackout period and constitute sales for purposes of the 60-day prohibition.


-----------------------------------------------------------------------------
RESTRICTIONS    Purchases or sales by an employee of the securities of
ON              issuers with which Mellon does business, or other third
TRANSACTIONS    party issuers, could result in liability on the part of
IN OTHER        such employee. Employees should be sensitive to even the
SECURITIES      appearance of impropriety in connection with their personal securities transactions. Employees should refer to "Beneficial Ownership" below, which is applicable to the following restrictions.

                The Mellon Code of Conduct contains certain restrictions on investments in parties that do business with Mellon. Employees should refer to the Code of Conduct and comply with such restrictions in addition to the restrictions and reporting requirements set forth below.

                The following restrictions apply to all securities transactions by employees:

                - Customer Transactions - Trading for customers and Mellon accounts should always take precedence over employees' transactions for their own or related accounts.

                - Excessive Trading, Naked Options - Mellon discourages all employees from engaging in short-term or speculative trading, in trading naked options, in trading that could be deemed excessive or in trading that could interfere with an employee's job responsibilities.

                - Front Running - Employees may not engage in "front running," that is, the purchase or sale of securities for their own accounts on the basis of their knowledge of Mellon's trading positions or plans.

                - Initial Public Offerings - Investment Employees are prohibited from acquiring securities through an allocation by the underwriter of an Initial Public Offering (IPO) without the approval of the Manager of Corporate Compliance. Approval can be given only when the allocation comes through an employee of the issuer who is a direct family relation of the Investment Employee. Due to NASD rules, this approval may not be available to employees of registered broker/dealers.

                - Material Nonpublic Information - Employees possessing material nonpublic information regarding any issuer of securities must refrain from purchasing or selling securities of that issuer until the information becomes public or is no longer considered material.

                - Private Placements - Investment Employees are prohibited from acquiring any security in a private placement unless they obtain the prior written approval of the Manager of Corporate Compliance, the designated Preclearance Compliance Officer and the Investment Employee's department head. Approval must be given by all three persons for the acquisition to be considered approved. After receipt of the necessary approvals and the acquisition, Investment Employees are required to disclose that investment if they participate in any subsequent consideration of credit for the issuer, or of an investment in the issuer for an advised account. Final decision to acquire such securities for an advised account will be subject to independent review.

                - Scalping - Employees may not engage in "scalping," that is, the purchase or sale of securities for their own or Mellon's accounts on the basis of knowledge of customers' trading positions or plans.

                - Short Term Trading - All Employees are discouraged from purchasing and selling, or from selling and purchasing, the same (or equivalent) securities within any 60 calendar day period. With respect to Investment Employees, any profits realized on such short term trades must be disgorged in accordance with procedures established by senior management.
                   Exception: securities may be sold pursuant to a bona fide tender offer without disgorgement under the 60-day rule.


PROHIBITION ON You are prohibited from acquiring any security issued by a INVESTMENTS IN financial services organization if you are:
SECURITIES OF
FINANCIAL       - a member of the Mellon Senior Management Committee.
SERVICES
ORGANIZATIONS   - employed in any of the following departments:

                  -   Corporate Strategy & Development

                  -   Legal (Pittsburgh only)

                  -   Finance (Pittsburgh only)

                - an employee specifically designated by the Manager of Corporate Compliance and informed that this prohibition is applicable to you.

                Financial Services Organizations - The term "security issued by a financial services organization" includes any security issued by:

                   -Commercial Banks other         -    Thrifts
                    than Mellon                    -    Savings and Loan
                   -Bank Holding Companies              Associations
                    other than Mellon              -    Broker/Dealers

                   -Insurance Companies            -    Transfer Agents
                   -Investment Advisory            -    Other Depository
                    Companies                           Institutions
                   -Shareholder Servicing
                    Companies

                The term "securities issued by a financial services organization" DOES NOT INCLUDE securities issued by mutual funds, variable annuities or insurance policies. Further, for purposes of determining whether a company is a financial services organization, subsidiaries and parent companies are treated as separate issuers.

                Effective Date - Securities of financial services organizations properly acquired before the employee's becoming subject to this prohibition may be maintained or disposed of at the owner's discretion consistent with this policy.

                Additional securities of a financial services organization acquired through the reinvestment of the dividends paid by such financial services organization through a dividend reinvestment program (DRIP), or through an automatic investment plan (AIP) are not subject to this prohibition, provided the employee's election to participate in the DRIP or AIP predates the date of the employee's becoming subject to this prohibition. Optional cash purchases through a DRIP or direct purchase plan (DPP) are subject to this prohibition.

                Securities acquired in any account over which an employee has no direct or indirect control over the investment decision making process (e.g. discretionary trading accounts) are not subject to this prohibition.

                Within 30 days of becoming subject to this prohibition, all holdings of securities of financial services organizations must be disclosed in writing to the Manager of Corporate Compliance.

BENEFICIAL      The provisions of the Policy apply to transactions in the
OWNERSHIP       employee's own name and to all other accounts over which
                the employee could be presumed to exercise influence or control, including:

                - accounts of a spouse, minor children or relatives to whom substantial support is contributed;

                - accounts of any other member of the employee's household (e.g., a relative living in the same home);

                - trust or other accounts for which the employee acts as trustee or otherwise exercises any type of guidance or influence;

                - corporate accounts controlled, directly or indirectly, by the employee;

                - arrangements similar to trust accounts that are established for bona fide financial purposes and benefit the employee; and

                - any other account for which the employee is the beneficial owner (see Glossary for a more complete legal definition of "beneficial owner").

NON-MELLON      The provisions discussed above do not apply to transactions
EMPLOYEE        done under a bona fide employee benefit plan administered
BENEFIT PLANS   by an organization not affiliated with Mellon and by an
                employee of that organization who shares beneficial interest with a Mellon employee, and in the securities of the employing organization. This means if a Mellon employee's spouse is employed at a non-Mellon company, the Mellon employee is not required to obtain approval for transactions in the employer's securities done by the spouse as part of the spouse's employee benefit plan.

                The Securities Trading Policy does not apply in such a situation. Rather, the other organization is relied upon to provide adequate supervision with respect to conflicts of interest and compliance with securities laws.

-------------------------------------------------------------------------------
PROTECTING      As an employee you may receive information about Mellon,
CONFIDENTIAL    its customers and other parties that, for various reasons,
INFORMATION     should be treated as confidential.  All employees are
                expected to strictly comply with measures necessary to preserve the confidentiality of information. Employees should refer to the Mellon Code of Conduct.

INSIDER         Federal securities laws generally prohibit the trading of
TRADING AND     securities while in possession of "material nonpublic"
TIPPING         information regarding the issuer of those securities
                (insider trading). Any person who passes along material
LEGAL           nonpublic information upon which a trade is based (tipping)
PROHIBITIONS    may also be liable.

                Information is "material" if there is a substantial likelihood that a reasonable investor would consider it important in deciding whether to buy, sell or hold securities. Obviously, information that would affect the market price of a security would be material. Examples of information that might be material include:

                - a proposal or agreement for a merger, acquisition or divestiture, or for the sale or purchase of substantial assets;

                - tender offers, which are often material for the party making the tender offer as well as for the issuer of the securities for which the tender offer is made;

                -  dividend declarations or changes;

                -  extraordinary borrowings or liquidity problems;

                - defaults under agreements or actions by creditors, customers or suppliers relating to a company's credit standing;

                - earnings and other financial information, such as large or unusual write-offs, write-downs, profits or losses;

                - pending discoveries or developments, such as new products, sources of materials, patents, processes, inventions or discoveries of mineral deposits;

                - a proposal or agreement concerning a financial restructuring;

                - a proposal to issue or redeem securities, or a development with respect to a pending issuance or redemption of securities;

                -  a significant expansion or contraction of operations;

                - information about major contracts or increases or decreases in orders;

                - the institution of, or a development in, litigation or a regulatory proceeding;

                -  developments regarding a company's senior management;

                - information about a company received from a director of that company; and

                - information regarding a company's possible noncompliance with environmental protection laws.

                This list is not exhaustive. All relevant circumstances must be considered when determining whether an item of information is material.

                "Nonpublic" - Information about a company is nonpublic if it is not generally available to the investing public. Information received under circumstances indicating that it is not yet in general circulation and which may be attributable, directly or indirectly, to the company or its insiders is likely to be deemed nonpublic information.

                If you obtain material non-public information you may not trade related securities until you can refer to some public source to show that the information is generally available (that is, available from sources other than inside sources) and that enough time has passed to allow wide dissemination of the information. While information appearing in widely accessible sources--such as in newspapers or on the internet--becomes public very soon after publication, information appearing in less accessible sources--such as regulatory filings, may take up to several days to be deemed public. Similarly, highly complex information might take longer to become public than would information that is easily understood by the average investor.

MELLON'S        Employees who possess material nonpublic information
POLICY          about a company--whether that company is Mellon, another Mellon entity, a Mellon customer or supplier, or other company--may not trade in that company's securities, either for their own accounts or for any account over which they exercise investment discretion. In addition, employees may not recommend trading in those securities and may not pass the information along to others, except to employees who need to know the information in order to perform their job responsibilities with Mellon. These prohibitions remain in effect until the information has become public.

                Employees who have investment responsibilities should take appropriate steps to avoid receiving material nonpublic information. Receiving such information could create severe limitations on their ability to carry out their responsibilities to Mellon's fiduciary customers.

                Employees managing the work of consultants and temporary employees who have access to the types of confidential information described in this Policy are responsible for ensuring that consultants and temporary employees are aware of Mellon's policy and the consequences of noncompliance.

                Questions regarding Mellon's policy on material nonpublic information, or specific information that might be subject to it, should be referred to the General Counsel.


RESTRICTIONS    As a diversified financial services organization, Mellon
ON THE FLOW OF  faces unique challenges in complying with the prohibitions
INFORMATION     on insider trading and tipping of material non-public
WITHIN MELLON   information, and misuse of confidential information. This
(THE "CHINESE   is because one Mellon unit might have material nonpublic
WALL")          information about a company while other Mellon units may
                have a desire, or even a fiduciary duty, to buy or sell that company's securities or recommend such purchases or sales to customers. To engage in such broad-ranging financial services activities without violating laws or breaching Mellon's fiduciary duties, Mellon has established a "Chinese Wall" policy applicable to all employees. The "Chinese Wall" separates the Mellon units or individuals that are likely to receive material nonpublic information (Potential Insider Functions) from the Mellon units or individuals that either trade in securities--for
                Mellon's account or for the accounts of others--or provide investment advice (Investment Functions). Employees should refer to CPP 903-2(C) The Chinese Wall.



-------------------------------------------------------------------------------
SPECIAL         Certain Portfolio Managers and Research Analysts in the
PROCEDURES FOR  fiduciary businesses have been designated as Access Decision
ACCESS          Makers and are subject to additional procedures which are
DECISION MAKERS discussed in a separate edition of the Securities Trading
                Policy. If you have reason to believe that you may be an Access
                Decision Maker, contact your supervisor, designated

                Preclearance Compliance Officer or the Manager of Corporate Compliance.


PERSONAL SECURITIES TRADING PRACTICES


SECTION THREE - APPLICABLE TO OTHER EMPLOYEES


CONTENTS
                                                                             Page
                                                                             ----
PERSONAL SECURITIES TRADING PRACTICES

     SECTION THREE - APPLICABLE TO OTHER EMPLOYEES
               Quick Reference - Other Employees ..........................   33
               Standards of Conduct .......................................   34
                    --Conflict of Interest ................................   34
                    --Material Nonpublic Information ......................   34
                    --Brokers .............................................   34
                    --Personal Securities Transaction Reports .............   34
                    --Brokerage Account Statements ........................   34
                    --Confidential Treatment ..............................   34
               Restrictions on Transactions in Mellon Securities ..........   35
                    --Mellon 401(k) Plan ..................................   36
                    --Mellon Employee Stock Options .......................   36
               Restrictions on Transactions in Other Securities ...........   37
                    --Prohibition on Investments in Securities of .........   38
                      Financial Services Organizations
               Beneficial Ownership .......................................   39
               Non-Mellon Employee Benefit Plans ..........................   39
               Protecting Confidential Information ........................   39
                    --Insider Trading and Tipping .........................   39
                    --The "Chinese Wall" ..................................   41

GLOSSARY       Definitions ................................................   43

               Exhibit A - Sample Letter to Broker ........................   49


QUICK REFERENCE - OTHER EMPLOYEES

-------------------------------------------------------------------------------
SOME THINGS YOU    - If you buy or sell Mellon Financial Corporation
    MUST DO Corporation securities you must provide a report of the trade and a copy of the broker confirmation within 10 days of transaction to the Manager of Corporate Compliance, AIM 151-4340. This does not apply to the exercise of employee stock options, or changes in elections under Mellon's 401(k) Retirement Savings Plan.

                  - If you want to purchase any security in a Private Placement you must first obtain the approval of your Department/Entity head and the Manager of Corporate Compliance. Contact the Manager of Corporate Compliance at 412-234-0810.

                  - Acquisition of securities through an allocation by the underwriter of an Initial Public Offering (IPO) is prohibited without the approval of the Manager of Corporate Compliance. Approval can be given only when the allocation is the result of a direct family relationship.

                  - For Employees who are subject to the prohibition on new investments in financial services organizations (certain employees only - see page 38), broker must send directly to MANAGER OF CORPORATE COMPLIANCE, MELLON BANK, PO BOX 3130, PITTSBURGH, PA 15230-3130:

                         - Broker trade confirmations summarizing each transaction

                         -  Periodic statements

                     Exhibit A can be used to notify your broker of all accounts for which your broker will be responsible for sending duplicate confirmations and statements.


-------------------------------------------------------------------------------
SOME THINGS YOU   Mellon Securities - The following transactions in
MUST NOT DO       Mellon securities are prohibited for all Mellon employees:

                  -     Short sales

                  - Purchasing and selling or selling and purchasing within 60 days

                  -     Purchasing or selling during a blackout period

                  -     Margin purchases or options other than employee options.

                  Non-Mellon Securities

                  - New investments in financial services organizations (certain employees only - see page 38.)

                  Other restrictions are detailed throughout Section Three. Read the Policy!
                          ===============

QUESTIONS?        (412) 234-1661
-------------------------------------------------------------------------------

This page is for reference purposes only. Employees are reminded they must read the Policy and comply with its provisions.


-----------------------------------------------------------------------------
STANDARDS OF    Every Other Employee must follow these procedures or risk
CONDUCT FOR     serious sanctions, including dismissal. If you have any
OTHER EMPLOYEES questions about these procedures you should consult the
                Manager of Corporate Compliance. Interpretive issues that arise under these procedures shall be decided by, and are subject to the discretion of, the Manager of Corporate Compliance.


CONFLICT OF     No employee may engage in or recommend any securities
INTEREST        transaction that places, or appears to place, his or her
                own interests above those of any customer to whom financial services are rendered, including mutual funds and managed accounts, or above the interests of Mellon.


MATERIAL        No employee may engage in or recommend a securities
NONPUBLIC       transaction, for his or her own benefit or for the benefit
INFORMATION     of others, including Mellon or its customers, while in
                possession of material nonpublic information regarding such securities. No employee may communicate material nonpublic information to others unless it is properly within his or her job responsibilities to do so.


BROKERS Trading Accounts - All employees are encouraged to conduct their personal investing through a Mellon affiliate brokerage account.


PERSONAL        Other Employees must report in writing to the Manager of
SECURITIES      Corporate Compliance within ten calendar days whenever they
TRANSACTIONS    purchase or sell Mellon securities. Purchases and sales
REPORTS         include optional cash purchases under Mellon's Dividend
                Reinvestment and Common Stock Purchase Plan (the "Mellon
                DRIP").

                It should be noted that the reinvestment of dividends under the DRIP, changes in elections under Mellon's 401(k) Retirement Savings Plan, the receipt of stock under Mellon's Restricted Stock Award Plan, and the receipt or exercise of options under Mellon's employee stock option plans are not considered purchases or sales for the purpose of this reporting requirement.


BROKERAGE       Certain Other Employees are subject to the restriction on
ACCOUNT         investments in financial services organizations and are
STATEMENTS      required to instruct their brokers to send statements
                directly to Corporate Compliance.  See page 38.

                An example of an instruction letter to a broker is contained in Exhibit A.


CONFIDENTIAL    The Manager of Corporate Compliance will use his or her
TREATMENT       best efforts to assure that all personal securities
                transaction reports and all reports of securities holdings are treated as "Personal and Confidential." However, such documents will be available for inspection by appropriate regulatory agencies and by other parties within and outside Mellon as are necessary to evaluate compliance with or sanctions under this Policy.



-----------------------------------------------------------------------------
RESTRICTIONS    Employees who engage in transactions involving Mellon
ON              securities should be aware of their unique responsibilities
TRANSACTIONS    with respect to such transactions arising from the
IN MELLON       employment relationship and should be sensitive to even the
SECURITIES      appearance of impropriety.

                The following restrictions apply to all transactions in Mellon's publicly traded securities occurring in the employee's own account and in all other accounts over which the employee could be expected to exercise influence or control (see provisions under "Beneficial Ownership" below for a more complete discussion of the accounts to which these restrictions apply). These restrictions are to be followed in addition to any restrictions that apply to particular officers or directors (such as restrictions under Section 16 of the Securities Exchange Act of 1934).

                - Short Sales - Short sales of Mellon securities by employees are prohibited.

                - Short Term Trading - Employees are prohibited from purchasing and selling, or from selling and purchasing Mellon securities within any 60 calendar day period.

                - Margin Transactions - Purchases on margin of Mellon's publicly traded securities by employees is prohibited. Margining Mellon securities in connection with a cashless exercise of an employee stock option through the Human Resources Department is exempt from this restriction. Further, Mellon securities may be used to collateralize loans or the acquisition of securities other than those issued by Mellon.

                - Option Transactions - Option transactions involving Mellon's publicly traded securities are prohibited. Transactions under Mellon's Long-Term Incentive Plan or other employee option plans are exempt from this restriction.

                - Major Mellon Events - Employees who have knowledge of major Mellon events that have not yet been announced are prohibited from buying or selling Mellon's publicly traded securities before such public announcements, even if the employee believes the event does not constitute material nonpublic information.

                - Mellon Blackout Period - Employees are prohibited from buying or selling Mellon's publicly traded securities during a blackout period. The blackout period begins the 16th day of the last month of each calendar quarter and ends 3 business days after Mellon Financial Corporation publicly announces the financial results for that quarter. Thus, the blackout periods begin on March 16, June 16, September 16 and December
                   16. The end of the blackout period is determined by counting business days only, and the day of the earnings announcement is day 1. The blackout period ends at the end of day 3, and employees can trade Mellon securities on day 4.



MELLON 401(K)   For purposes of the blackout period and the short term
PLAN            trading rule, employees' changing their existing account
                balance allocation to increase or decrease the amount allocated to Mellon Common Stock will be treated as a purchase or sale of Mellon Stock, respectively. This means:

                - Employees are prohibited from increasing or decreasing their existing account balance allocation to Mellon Common Stock during the blackout period.

                - Employees are prohibited from increasing their existing account balance allocation to Mellon Common Stock and then decreasing it within 60 days. Similarly, employees are prohibited from decreasing their existing account balance allocation to Mellon Common Stock and then increasing it within 60 days. However, changes to existing account balance allocations in the 401(k) plan will not be compared to transactions in Mellon securities outside the 401(k) for purposes of the 60-day rule. (Note: this does not apply to members of the Executive Management Group, who should consult with the Legal Department.)

                Except for the above there are no other restrictions applicable to the 401(k) plan. This means, for example:

                - There is no restriction on employees' changing their salary deferral contribution percentages with regard to either the blackout period or the 60-day rule.

                - The regular salary deferral contribution to Mellon Common Stock in the 401(k) that takes place with each pay will not be considered a purchase for the purposes of either the blackout or the 60-day rule.

MELLON          Receipt - Your receipt of an employee stock option from
EMPLOYEE STOCK  Mellon is not deemed to be a purchase of a security.
OPTIONS         Therefore, it is exempt from reporting requirements, can
                take place during the blackout period and does not constitute a purchase for purposes of the 60-day prohibition.

                Exercises - The exercise of an employee stock option that results in your holding the shares is exempt from reporting requirements, can take place during the blackout period and does not constitute a purchase for purposes of the 60-day prohibition.

                "Cashless" Exercises - The exercise of an employee stock option which is part of a "cashless exercise" or "netting of shares" that is administered by the Human Resources Department or Chase Mellon Shareholder Services is exempt from the preclearance and reporting requirements and will not constitute a purchase or a sale for purposes of the 60-day prohibition. A "cashless exercise" or "netting of shares" transaction is permitted during the blackout period for ShareSuccess plan options only. They are not permitted during the blackout period for any other plan options.

                Sales - The sale of the Mellon securities that were received in the exercise of an employee stock option is treated like any other sale under the Policy (regardless of how little time has elapsed between the option exercise and the sale). Thus, such sales are subject to the reporting requirements, are prohibited during the blackout period and constitute sales for purposes of the 60-day prohibition.

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RESTRICTIONS    Purchases or sales by an employee of the securities of
ON              issuers with which Mellon does business, or other third
TRANSACTIONS    party issuers, could result in liability on the part of
IN OTHER        such employee. Employees should be sensitive to even the
SECURITIES      appearance of impropriety in connection with their personal securities transactions. Employees should refer to "Beneficial Ownership" below, which is applicable to the following restrictions.

                The Mellon Code of Conduct contains certain restrictions on investments in parties that do business with Mellon. Employees should refer to the Code of Conduct and comply with such restrictions in addition to the restrictions and reporting requirements set forth below.

                The following restrictions apply to all securities transactions by employees:

                - Credit, Consulting or Advisory Relationship - Employees may not buy or sell securities of a company if they are considering granting, renewing, modifying or denying any credit facility to that company, acting as a benefits consultant to that company, or acting as an adviser to that company with respect to the company's own securities. In addition, lending employees who have assigned responsibilities in a specific industry group are not permitted to trade securities in that industry. This prohibition does not apply to transactions in open end mutual funds.

                - Customer Transactions - Trading for customers and Mellon accounts should always take precedence over employees' transactions for their own or related accounts.

                - Excessive Trading, Naked Options - Mellon discourages all employees from engaging in short-term or speculative trading, in trading naked options, in trading that could be deemed excessive or in trading that could interfere with an employee's job responsibilities.

                - Front Running - Employees may not engage in "front running," that is, the purchase or sale of securities for their own accounts on the basis of their knowledge of Mellon's trading positions or plans.

                - Initial Public Offerings - Other Employees are prohibited from acquiring securities through an allocation by the underwriter of an Initial Public Offering (IPO) without the approval of the Manager of Corporate Compliance. Approval can be given only when the allocation comes through an employee of the issuer who is a direct family relation of the Other Employee. Due to NASD rules, this approval may not be available to employees of registered broker/dealers.

                - Material Nonpublic Information - Employees possessing material nonpublic information regarding any issuer of securities must refrain from purchasing or selling securities of that issuer until the information becomes public or is no longer considered material.

                - Private Placements - Other Employees are prohibited from acquiring any security in a private placement unless they obtain the prior written approval of the Manager of Corporate Compliance and the employee's department head. Approval must be given by both persons for the acquisition to be considered approved. After receipt of the necessary approvals and the acquisition, employees are required to disclose that investment if they participate in any subsequent consideration of credit for the issuer, or of an investment in the issuer for an advised account. Final decision to acquire such securities for an advised account will be subject to independent review.

                - Scalping - Employees may not engage in "scalping," that is, the purchase or sale of securities for their own or Mellon's accounts on the basis of knowledge of customers' trading positions or plans.

                - Short Term Trading - Employees are discouraged from purchasing and selling, or from selling and purchasing, the same (or equivalent) securities within any 60 calendar day period.


PROHIBITION ON You are prohibited from acquiring any security issued by a INVESTMENTS IN financial services organization if you are:
SECURITIES OF

FINANCIAL       - a member of the Mellon Senior Management Committee.
SERVICES
ORGANIZATIONS   - employed in any of the following departments:

                    - Corporate Strategy & Development

                    - Legal (Pittsburgh only)

                    - Finance (Pittsburgh only)

                - an employee specifically designated by the Manager of Corporate Compliance and informed that this prohibition is applicable to you.

                Brokerage Accounts - All employees subject to this restriction on investments in financial services organizations are required to instruct their brokers to submit directly to the Manager of Corporate Compliance copies of all trade confirmations and statements relating to each account of which they are a beneficial owner regardless of what, if any, securities are maintained in such accounts. Thus, for example, even if the brokerage account has no reportable securities traded in it, the employee maintaining such an account must arrange for duplicate account statements and trade confirmations to be sent by the broker to the Manager of Corporate Compliance. An example of an instruction letter to a broker is contained in Exhibit A.

                Financial Services Organizations - The term "security issued by a financial services organization" includes any security issued by:

                  - Commercial Banks other         -  Thrifts
                    than Mellon                    -  Savings and Loan
                  - Bank Holding Companies            Associations
                    other than Mellon              -  Broker/Dealers
                  - Insurance Companies            -  Transfer Agents
                  - Investment Advisory            -  Other Depository
                    Companies                         Institutions
                  - Shareholder Servicing
                    Companies

                The term "securities issued by a financial services organization" DOES NOT INCLUDE securities issued by mutual funds, variable annuities or insurance policies. Further, for purposes of determining whether a company is a financial services organization, subsidiaries and parent companies are treated as separate issuers.

                Effective Date - Securities of financial services organizations properly acquired before the employee's becoming subject to this prohibition may be maintained or disposed of at the owner's discretion consistent with this policy.

                Additional securities of a financial services organization acquired through the reinvestment of the dividends paid by such financial services organization through a dividend reinvestment program (DRIP), or through an automatic investment plan (AIP) are not subject to this prohibition, provided the employee's election to participate in the DRIP or AIP predates the date of the employee's becoming subject to this prohibition. Optional cash purchases through a DRIP or direct purchase plan (DPP) are subject to this prohibition.

                Securities acquired in any account over which an employee has no direct or indirect control over the investment decision making process (e.g. discretionary trading accounts) are not subject to this prohibition.

                Within 30 days of becoming subject to this prohibition, all holdings of securities of financial services organizations must be disclosed in writing to the Manager of Corporate Compliance.


BENEFICIAL      The provisions of the Policy apply to transactions in the
OWNERSHIP       employee's own name and to all other accounts over which
                the employee could be presumed to exercise influence or control, including:

                - accounts of a spouse, minor children or relatives to whom substantial support is contributed;

                - accounts of any other member of the employee's household (e.g., a relative living in the same home);

                - trust or other accounts for which the employee acts as trustee or otherwise exercises any type of guidance or influence;

                - corporate accounts controlled, directly or indirectly, by the employee;

                - arrangements similar to trust accounts that are established for bona fide financial purposes and benefit the employee; and

                - any other account for which the employee is the beneficial owner (see Glossary for a more complete legal definition of "beneficial owner").

NON-MELLON      The provisions discussed above do not apply to transactions
EMPLOYEE        done under a bona fide employee benefit plan administered
BENEFIT PLANS   by an organization not affiliated with Mellon and by an
                employee of that organization who shares beneficial interest with a Mellon employee, and in the securities of the employing organization. This means if a Mellon employee's spouse is employed at a non-Mellon company, the Mellon employee is not required to obtain approval for transactions in the employer's securities done by the spouse as part of the spouse's employee benefit plan.

                The Securities Trading Policy does not apply in such a situation. Rather, the other organization is relied upon to provide adequate supervision with respect to conflicts of interest and compliance with securities laws.

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PROTECTING      As an employee you may receive information about Mellon,

CONFIDENTIAL    its customers and other parties that, for various reasons,
INFORMATION     should be treated as confidential.  All employees are
                expected to strictly comply with measures necessary to preserve the confidentiality of information. Employees should refer to the Mellon Code of Conduct.

INSIDER         Federal securities laws generally prohibit the trading of
TRADING AND     securities while in possession of "material nonpublic"
TIPPING         information regarding the issuer of those securities
                (insider trading). Any person who passes along material
LEGAL           nonpublic information upon which a trade is based (tipping)
PROHIBITIONS    may also be liable.

                Information is "material" if there is a substantial likelihood that a reasonable investor would consider it important in deciding whether to buy, sell or hold securities. Obviously, information that would affect the market price of a security would be material. Examples of information that might be material include:

                - a proposal or agreement for a merger, acquisition or divestiture, or for the sale or purchase of substantial assets;

                - tender offers, which are often material for the party making the tender offer as well as for the issuer of the securities for which the tender offer is made;

                -  dividend declarations or changes;

                -  extraordinary borrowings or liquidity problems;

                - defaults under agreements or actions by creditors, customers or suppliers relating to a company's credit standing;

                - earnings and other financial information, such as large or unusual write-offs, write-downs, profits or losses;

                - pending discoveries or developments, such as new products, sources of materials, patents, processes, inventions or discoveries of mineral deposits;

                - a proposal or agreement concerning a financial restructuring;

                - a proposal to issue or redeem securities, or a development with respect to a pending issuance or redemption of securities;

                -  a significant expansion or contraction of operations;

                - information about major contracts or increases or decreases in orders;

                - the institution of, or a development in, litigation or a regulatory proceeding;

                -  developments regarding a company's senior management;

                - information about a company received from a director of that company; and

                - information regarding a company's possible noncompliance with environmental protection laws.

                This list is not exhaustive. All relevant circumstances must be considered when determining whether an item of information is material.

                "Nonpublic" - Information about a company is nonpublic if it is not generally available to the investing public. Information received under circumstances indicating that it is not yet in general circulation and which may be attributable, directly or indirectly, to the company or its insiders is likely to be deemed nonpublic information.

                If you obtain material non-public information you may not trade related securities until you can refer to some public source to show that the information is generally available (that is, available from sources other than inside sources) and that enough time has passed to allow wide dissemination of the information. While information appearing in widely accessible sources--such as in newspapers or on the internet--becomes public very soon after publication, information appearing in less accessible sources--such as regulatory filings, may take up to several days to be deemed public. Similarly, highly complex information might take longer to become public than would information that is easily understood by the average investor.

MELLON'S POLICY Employees who possess material nonpublic information about a company--whether that company is Mellon, another Mellon entity, a Mellon customer or supplier, or other company--may not trade in that company's securities, either for their own accounts or for any account over which they exercise investment discretion. In addition, employees may not recommend trading in those securities and may not pass the information along to others, except to employees who need to know the information in order to perform their job responsibilities with Mellon. These prohibitions remain in effect until the information has become public.

                Employees who have investment responsibilities should take appropriate steps to avoid receiving material nonpublic information. Receiving such information could create severe limitations on their ability to carry out their responsibilities to Mellon's fiduciary customers.

                Employees managing the work of consultants and temporary employees who have access to the types of confidential information described in this Policy are responsible for ensuring that consultants and temporary employees are aware of Mellon's policy and the consequences of noncompliance.

                Questions regarding Mellon's policy on material nonpublic information, or specific information that might be subject to it, should be referred to the General Counsel.


RESTRICTIONS    As a diversified financial services organization, Mellon
ON THE FLOW OF  faces unique challenges in complying with the prohibitions
INFORMATION     on insider trading and tipping of material non-public
WITHIN MELLON   information, and misuse of confidential information. This
(THE "CHINESE   is because one Mellon unit might have material nonpublic
WALL")          information about a company while other Mellon units may
                have a desire, or even a fiduciary duty, to buy or sell that company's securities or recommend such purchases or sales to customers. To engage in such broad-ranging financial services activities without violating laws or breaching Mellon's fiduciary duties, Mellon has established a "Chinese Wall" policy applicable to all employees. The "Chinese Wall" separates the Mellon units or individuals that are likely to receive material nonpublic information (Potential Insider Functions) from the Mellon units or individuals that either trade in securities--for
                Mellon's account or for the accounts of others--or provide investment advice (Investment Functions). Employees should refer to CPP 903-2(C) The Chinese Wall.


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GLOSSARY

DEFINITIONS     -  40-ACT ENTITY - A Mellon entity registered under the
                   Investment Company Act and/or the Investment Advisers Act of
                   1940

                - ACCESS DECISION MAKER - A person designated as such by the Investment Ethics Committee. Generally, this will be portfolio managers and research analysts who make recommendations or decisions regarding the purchase or sale of equity, convertible debt, and non-investment grade debt securities for investment companies and other managed accounts. See further details in the Access Decision Maker edition of the Policy.

                - ACCESS PERSON - As defined by Rule 17j-1 under the Investment Company Act of 1940, "access person" means:

                    (A) With respect to a registered investment company or an
                        investment adviser thereof, any director, officer, general partner, or advisory person (see definition below), of such investment company or investment adviser;

                    (B) With respect to a principal underwriter, any director, officer, or general partner of such principal underwriter who in the ordinary course of his business makes, participates in or obtains information regarding the purchase or sale of securities for the registered investment company for which the principal underwriter so acts, or whose functions or duties as part of the ordinary course of his business relate to the making of any recommendations to such investment company regarding the purchase or sale of securities.

                    (C) Notwithstanding the provisions of paragraph (A)
                        hereinabove, where the investment adviser is primarily engaged in a business or businesses other than advising registered investment companies or other advisory clients, the term "access person" shall mean: any director, officer, general partner, or advisory person of the investment adviser who, with respect to any registered investment company, makes any recommendations, participates in the determination of which recommendation shall be made, or whose principal function or duties relate to the determination of which recommendation will be made, to any such investment company; or who, in connection with his duties, obtains any information concerning securities recommendations being made by such investment adviser to any registered investment company.

                    (D) An investment adviser is "primarily engaged in a
                        business or businesses other than advising registered investment companies or other advisory clients" when, for each of its most recent three fiscal years or for the period of time since its organization, whichever is less, the investment adviser derived, on an unconsolidated basis, more than 50 percent of (i) its total sales and revenues, and (ii) its income (or loss) before income taxes and extraordinary items, from such other business or businesses.


         - ADVISORY PERSON of a registered investment company or an investment adviser thereof means:

                    (A) Any employee of such company or investment adviser (or any company in a control relationship to such investment company or investment adviser) who, in connection with his regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by a registered investment company, or whose functions relate to the making of any recommendation with respect to such purchases or sales; and

                    (B) Any natural person in a control relationship to such
                        company or investment adviser who obtains information concerning recommendations made to such company with regard to the purchase or sale of a security.

                - APPROVAL - written consent or written notice of non-objection.

                - BENEFICIAL OWNERSHIP - The definition that follows conforms to interpretations of the Securities and Exchange Commission on this matter. Because a determination of beneficial ownership requires a detailed analysis of personal financial circumstances that are subject to change, Corporate Compliance ordinarily will not advise employees on this definition. It is the responsibility of each employee to read the definition and based on that definition, determine whether he/she is the beneficial owner of an account. If the employee determines that he/she is not a beneficial owner of an account and Corporate Compliance becomes aware of the existence of the account, the employee will be responsible for justifying his/her determination.

                   Securities owned of record or held in the employee's name are generally considered to be beneficially owned by the employee.

                   Securities held in the name of any other person are deemed to be beneficially owned by the employee if by reason of any contract, understanding, relationship, agreement or other arrangement, the employee obtains therefrom benefits substantially equivalent to those of ownership, including the power to vote, or to direct the disposition of, such securities. Beneficial ownership includes securities held by others for the employee's benefit (regardless of record ownership), e.g., securities held for the employee or members of the employee's immediate family, defined below, by agents, custodians, brokers, trustees, executors or other administrators; securities owned by the employee, but which have not been transferred into the employee's name on the books of the company; securities which the employee has pledged; or securities owned by a corporation that should be regarded as the employee's personal holding corporation. As a natural person, beneficial ownership is deemed to include securities held in the name or for the benefit of the employee's immediate family, which includes the employee's spouse, the employee's minor children and stepchildren and the employee's relatives or the relatives of the employee's spouse who are sharing the employee's home, unless because of countervailing circumstances, the employee does not enjoy benefits substantially equivalent to those of ownership. Benefits substantially equivalent to ownership include, for example, application of the income derived from such securities to maintain a common home, meeting expenses that such person otherwise would meet from other sources, and the ability to exercise a controlling influence over the purchase, sale or voting of such securities. An employee is also deemed the beneficial owner of securities held in the name of some other person, even though the employee does not obtain benefits of ownership, if the employee can vest or revest title in himself at once, or at some future time.

                   In addition, a person will be deemed the beneficial owner of a security if he has the right to acquire beneficial ownership of such security at any time (within 60 days) including but not limited to any right to acquire: (1) through the exercise of any option, warrant or right; (2) through the conversion of a security; or (3) pursuant to the power to revoke a trust, discretionary account or similar arrangement.

                   With respect to ownership of securities held in trust, beneficial ownership includes ownership of securities as a trustee in instances where either the employee as trustee or a member of the employee's "immediate family" has a vested interest in the income or corpus of the trust, the ownership by the employee of a vested beneficial interest in the trust and the ownership of securities as a settlor of a trust in which the employee as the settlor has the power to revoke the trust without obtaining the consent of the beneficiaries. Certain exemptions to these trust beneficial ownership rules exist, including an exemption for instances where beneficial ownership is imposed solely by reason of the employee being settlor or beneficiary of the securities held in trust and the ownership, acquisition and disposition of such securities by the trust is made without the employee's prior approval as settlor or beneficiary. "Immediate family" of an employee as trustee means the employee's son or daughter (including any legally adopted children) or any descendant of either, the employee's stepson or stepdaughter, the employee's father or mother or any ancestor of either, the employee's stepfather or stepmother and the employee's spouse.

                   To the extent that stockholders of a company use it as a personal trading or investment medium and the company has no other substantial business, stockholders are regarded as beneficial owners, to the extent of their respective interests, of the stock thus invested or traded in. A general partner in a partnership is considered to have indirect beneficial ownership in the securities held by the partnership to the extent of his pro rata interest in the partnership. Indirect beneficial ownership is not, however, considered to exist solely by reason of an indirect interest in portfolio securities held by any holding company registered under the Public Utility Holding Company Act of 1935, a pension or retirement plan holding securities of an issuer whose employees generally are beneficiaries of the plan and a business trust with over 25 beneficiaries.

                   Any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting such person of beneficial ownership as part of a plan or scheme to evade the reporting requirements of the Securities Exchange Act of 1934 shall be deemed the beneficial owner of such security.

                   The final determination of beneficial ownership is a question to be determined in light of the facts of a particular case. Thus, while the employee may include security holdings of other members of his family, the employee may nonetheless disclaim beneficial ownership of such securities.


                - "CHINESE WALL" POLICY - procedures designed to restrict the flow of information within Mellon from units or individuals who are likely to receive material nonpublic information to units or individuals who trade in securities or provide investment advice.

                - DIRECT FAMILY RELATION - employee's husband, wife, father, mother, brother, sister, daughter or son. Includes the preceding plus, where appropriate, the following prefixes/suffix: grand-, step-, foster-, half- and -in-law.

                - DISCRETIONARY TRADING ACCOUNT - an account over which the employee has no direct or indirect control over the investment decision making process.

                - EMPLOYEE - any employee of Mellon Financial Corporation or its more-than-50%-owned direct or indirect subsidiaries; includes all full-time, part-time, benefited and non-benefited, exempt and non-exempt, domestic and international employees; does not include consultants and contract or temporary employees

                -  EXEMPT SECURITIES - Exempt Securities are defined as:

                    - direct obligations of the government of the United
                      States;

                    - high quality short-term debt instruments;

                    - bankers' acceptances;

                    - bank certificates of deposit and time deposits;

                    - commercial paper;

                    - repurchase agreements;

                    - securities issued by open-end investment companies;

                -  FAMILY RELATION - see direct family relation.

                - GENERAL COUNSEL - General Counsel of Mellon Financial Corporation or any person to whom relevant authority is delegated by the General Counsel.

                - INDEX FUND - an investment company or managed portfolio which contains securities of an index in proportions designed to replicate the return of the index.

                - INITIAL PUBLIC OFFERING (IPO) - the first offering of a company's securities to the public through an allocation by the underwriter.

                - INVESTMENT CLUB - is a membership organization where investors make joint decisions on which securities to buy or sell. The securities are generally held in the name of the investment club. Since each member of an investment club participates in the investment decision making process,

                   Insider Risk Employees, Investment Employees and Access Decision Makers belonging to such investment clubs must preclear and report the securities transactions contemplated by such investment clubs. In contrast, a private investment company is an organization where the investor invests his/her money, but has no direct control over the way his/her money is invested. Insider Risk Employees, Investment Employees and Access Decision Makers investing in such a private investment company are not required to preclear any of the securities transactions made by the private investment company. Insider Risk Employees, Investment Employees and Access Decision Makers are required to report their investment in a private investment company to the Manager of Corporate Compliance and certify to the Manager of Corporate Compliance that they have no direct control over the way their money is invested.

                - INVESTMENT COMPANY - a company that issues securities that represent an undivided interest in the net assets held by the company. Mutual funds are investment companies that issue and sell redeemable securities representing an undivided interest in the net assets of the company.

                - INVESTMENT ETHICS COMMITTEE is composed of investment, legal, compliance, and audit management representatives of Mellon and its affiliates. The members of the Investment Ethics Committee are:

                      President and Chief Investment Officer of The Dreyfus Corporation (Committee Chair)
                      General Counsel, Mellon Financial Corporation
                      Chief Risk Management Officer, Mellon Trust
                      Manager of Corporate Compliance, Mellon Financial Corporation
                      Corporate Chief Auditor, Mellon Financial Corporation Chief Investment Officer, Mellon Private Asset Management Executive Officer of a Mellon investment adviser (rotating membership)

                   The Committee has oversight of issues related to personal securities trading and investment activity by Access Decision Makers.

                - MANAGER OF CORPORATE COMPLIANCE - the employee within the Audit and Risk Review Department of Mellon Financial Corporation who is responsible for administering the Securities Trading Policy, or any person to whom relevant authority is delegated by the Manager of Corporate Compliance.

                - MELLON - Mellon Financial Corporation and all of its direct and indirect subsidiaries.

                - OPTION - a security which gives the investor the right, but not the obligation, to buy or sell a specific security at a specified price within a specified time. For purposes of compliance with the Policy, any Mellon employee who buys/sells an option, is deemed to have purchased/sold the underlying security when the option was purchased/sold. Four combinations are possible as described below.

                      Call Options

                           If a Mellon employee buys a call option, the employee is considered to have purchased the underlying security on the date the option was purchased.

                           If a Mellon employee sells a call option, the employee is considered to have sold the underlying security on the date the option was sold.

                      Put Options

                           If a Mellon employee buys a put option, the employee is considered to have sold the underlying security on the date the option was purchased.

                           If a Mellon employee sells a put option, the employee is considered to have bought the underlying security on the date the option was sold.


                    Below is a table describing the above:


                                            Transaction Type
                             ------------------------------------------------
                    Option             Buy                     Sale
                      Type
                    ---------------------------------------------------------

                      Put       Sale of Underlying         Purchase of
                                     Security          Underlying Security
                    ---------------------------------------------------------

                      Call    Purchase of Underlying    Sale of Underlying
                                     Security                Security
                    ---------------------------------------------------------


                - PRECLEARANCE COMPLIANCE OFFICER - a person designated by the Manager of Corporate Compliance and/or the Investment Ethics Committee to administer, among other things, employees' preclearance requests for a specific business unit.

                - PRIVATE PLACEMENT - an offering of securities that is exempt from registration under the Securities Act of 1933 because it does not constitute a public offering. Includes limited partnerships.

                - SENIOR MANAGEMENT COMMITTEE - the Senior Management Committee of Mellon Financial Corporation.

                - SHORT SALE - the sale of a security that is not owned by the seller at the time of the trade.

                               EXHIBIT A - SAMPLE INSTRUCTION LETTER TO BROKER

Date

Broker ABC
Street Address
City, State ZIP


Re:  John Smith & Mary Smith
     Account No. xxxxxxxxxxxx



In connection with my existing brokerage accounts at your firm noted above, please be advised that the Compliance Department of my employer should be noted as an "Interested Party" with respect to my accounts. They should, therefore, be sent copies of all trade confirmations and account statements relating to my account.

Please send the requested documentation ensuring the account holder's name appears on all correspondence to:


      Manager, Corporate Compliance          Preclearance Compliance Officer
      Mellon Bank                       or   (obtain address from your
      PO Box 3130 Pittsburgh, PA             designated Preclearance
      15230-3130                             Compliance Officer)

Thank you for your cooperation in this request.


Sincerely yours,



Employee


cc:  Manager, Corporate Compliance (151-4340) or Preclearance Compliance Officer

                                             MELLON

SECURITIES TRADING POLICY

ACCESS DECISION MAKER EDITION




QUICK REFERENCE - ACCESS DECISION MAKERS
-----------------------------------------------------------------------------
SOME THINGS   1. Statement of Holdings - Provide to your Preclearance
YOU MUST DO      Compliance Officer a statement of all securities holdings
                 within 10 days of becoming an ADM, and within 30 days after every quarter-end thereafter.

              2. Duplicate Statements & Confirmations - Instruct your broker, trust account manager or other entity through which you have a securities trading account to send directly to Compliance:
                   - Trade confirmations summarizing each transaction
                   - Periodic statements
                 Exhibit A can be used to notify your broker. Contact your designated Preclearance Compliance Officer for the correct address. This applies to all accounts in which you have a beneficial interest.

              3. Preclearance - Before initiating a securities transaction, written preclearance must be obtained from the designated Preclearance Compliance Officer. This can be accomplished by completing a Preclearance Request Form and:
                   - delivering or faxing the request to the designated
                     Preclearance Compliance Officer, or
                   - contacting the designated Preclearance Compliance
                     Officer for other available notification options.
                 Preclearance Request Forms can be obtained from the designated Preclearance Compliance Officer. If preclearance approval is received the trade must be communicated to the broker on the same day, and executed before the end of the next business day, at which time the preclearance approval will expire.

              4. Contemporaneous Disclosure - ADMs must obtain written
                 authorization from the ADM's CIO or other Investment Ethics Committee designee prior to making or acting upon a portfolio recommendation in a security which they own personally.

              5. Private Placements - Purchases must be precleared by the
                 Investment Ethics Committee. Prior holdings must be approved by the Investment Ethics Committee within 90 days of becoming an ADM. To initiate preclearance or approval, contact the Manager of Corporate Compliance.

              6. IPOs - Acquisition of securities through an allocation by the underwriter of an Initial Public Offering (IPO) is prohibited without the approval of the Manager of Corporate Compliance.

                 Approval can be given only when the allocation is the result of a direct family relationship.

              7. Micro-Cap Securities - MCADMs are prohibited from purchasing any security of an issuer with a common equity market capitalization of $100 million or less at the time of acquisition unless approved by the Investment Ethics Committee. MCADMs must obtain on their Preclearance Request Forms the written authorization of their immediate supervisor and their Chief Investment Officer prior to trading any security of an issuer with a common equity market capitalization of more than $100 million but less than or equal to $250 million at the time of trade. Any prior holding of such securities must be approved by the CIO.

-----------------------------------------------------------------------------
SOME THINGS  Mellon Securities - The following transactions in Mellon
YOU MUST     securities are prohibited for all Mellon employees:
NOT DO        - Short sales
              - Purchasing and selling or selling and purchasing within 60 days
              - Purchasing or selling during a blackout period
              - Margin purchases or options other than employee options.

              Non-Mellon Securities
              - Portfolio Managers are prohibited from purchasing/selling 7 days before or after a fund or other advised account transaction.
              - For all ADMs, purchasing and selling or selling and purchasing the same or equivalent security within 60 days is discouraged, and any profits must be disgorged.

              Other restrictions are detailed throughout the Policy.  Read
              ------------------                                      =====
              the Policy!
              ===========
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
EXEMPTIONS    Preclearance is NOT required for certain other types of
              transactions, and transactions in certain other types of securities. See pages 6 & 7.

-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
QUESTIONS?    Contact your designated Preclearance Compliance Officer.   If
              you don't know who that is, call 412-234-1661
-----------------------------------------------------------------------------

This page is for reference purposes only. Employees are reminded they must read the Policy and comply with its provisions.


Dear Colleague:


At Mellon, we take great pride in our transformation over the years from a regional bank to a global financial services company. Our growth makes us better able to meet customers' changing needs, gives us greater stability during any unexpected economic downturn and affords us the opportunity to be the best performing financial services company.


This diversity of our businesses also makes us a complex organization, which is why it's more important than ever that you clearly understand Mellon's SECURITIES TRADING POLICY. Mellon has long maintained strict policies regarding securities transactions, all with the same clear-cut objective: to establish and demonstrate our compliance with the high standards with which we conduct our business.

If you are new to Mellon, please take the time to fully understand the POLICY and consult it whenever you are unsure about appropriate actions. If you have seen the POLICY previously, I urge you to renew your understanding of the entire document and its implications for you. Only by strict adherence to the POLICY can we ensure that our well-deserved reputation for integrity is preserved.

Sincerely yours,


Martin G. McGuinn



Questions Concerning the Securities Trading Policy?
Contact Corporate Compliance, (412) 234-1661
AIM 151-4340, Mellon Bank, Pittsburgh, PA 15258-0001

CONTENTS

                                                                                  PAGE
INTRODUCTION .................................................................      1

               Purpose .......................................................      1

CLASSIFICATION OF EMPLOYEES ..................................................      2

               The Investment Ethics Committee ...............................      2

PERSONAL SECURITIES TRADING PRACTICES ........................................      3

               Standards of Conduct for Access Decision Makers ...............      3
                   Conflict of Interest ......................................      3
                   Material Nonpublic Information ............................      3
                   Brokers ...................................................      3
                   Personal Securities Transaction Reports ...................      3
                   Statement of Securities Accounts and Holdings .............      4
                   Quarterly Reporting .......................................      4
                   Preclearance for Personal Securities Transactions .........      4
                   Contemporaneous Disclosure ................................      5
                   Blackout Policy ...........................................      6
                   Exemptions from Requirement to Preclear ...................      6
                   Gifting of Securities .....................................      7

                   DRIPs, DPPs, and AIPs ....................................       7
                   Restricted List ..........................................       7
                   Confidential Treatment ...................................       8
               Restrictions on Transactions in Mellon Securities ............       9
                   Mellon 401(k) Plan .......................................       9
                   Mellon Employee Stock Options ............................      10
               Restrictions on Transactions in Other Securities .............      11
                   Initial Public Offerings .................................      11
                   Micro-Cap Securities .....................................      11
                   Private Placements .......................................      12
                   Prohibition on Investments in Securities of
                   Financial Services Organizations .........................      13
                   Beneficial Ownership .....................................      14
                   Non-Mellon Employee Benefit Plans ........................      14
               Protecting Confidential Information ..........................      15
                   Insider Trading and Tipping - Legal Prohibitions .........      15
                   Insider Trading and Tipping - Mellon's Policy ............      16
                   The "Chinese Wall" .......................................      16

GLOSSARY       Definitions ..................................................      17

               Exhibit A - Sample Letter to Broker ..........................      23

-----------------------------------------------------------------------------
INTRODUCTION    The SECURITIES TRADING POLICY (the "Policy") is designed to reinforce Mellon Financial Corporation's ("Mellon's") reputation for integrity by avoiding even the appearance of impropriety in the conduct of Mellon's business. The Policy sets forth procedures and limitations which govern the personal securities transactions of every Mellon Employee.

                Mellon and its employees are subject to certain laws and regulations governing personal securities trading. Mellon has developed this Policy to promote the highest standards of behavior and ensure compliance with applicable laws.

                Employees should be aware that they may be held personally liable for any improper or illegal acts committed during the course of their employment, and that "ignorance of the law" is not a defense. Employees may be subject to civil penalties such as fines, regulatory sanctions including suspensions, as well as criminal penalties.

                Employees outside the United States are also subject to applicable laws of foreign jurisdictions, which may differ substantially from US law and which may subject such employees to additional requirements. Such employees must comply with applicable requirements of pertinent foreign laws as well as with the provisions of the Policy. To the extent any particular portion of the Policy is inconsistent with foreign law, employees should consult the General Counsel or the Manager of

                Corporate Compliance.

                Any provision of this Policy may be waived or exempted at the discretion of the Manager of Corporate Compliance. Any such waiver or exemption will be evidenced in writing and maintained in the Audit and Risk Review Department.

                Employees must read the Policy and must comply with it. Failure to comply with the provisions of the Policy may result in the imposition of serious sanctions, including but not limited to disgorgement of profits, dismissal, substantial personal liability and referral to law enforcement agencies or other regulatory agencies. Employees should retain the Policy in their records for future reference. Any questions regarding the Policy should be referred to the Manager of Corporate Compliance or his/her designee.


SPECIAL EDITION This edition of the SECURITIES TRADING POLICY has been prepared especially for Access Decision Makers. If you believe you are not an Access Decision Maker, please contact your supervisor, designated Preclearance Compliance Officer or the Manager of Corporate Compliance to obtain the standard edition of the Policy.


PURPOSE It is imperative that Mellon and its affiliates avoid even the appearance of a conflict between the personal securities trading of its employees and its fiduciary duties to investment companies and managed account clients. Potential conflicts of interest are most acute with respect to personal securities trading by those employees most responsible for directing managed fund and account trades: portfolio managers and research analysts. In order to avoid even the appearance of impropriety, an Investment Ethics Committee has been formed. The Committee, in turn, has established the following practices which apply to Access Decision Makers. These practices do not limit the authority of any Mellon affiliate to impose additional restrictions or limitations.





-----------------------------------------------------------------------------
CLASSIFICATION  Employees are engaged in a wide variety of activities for
OF EMPLOYEES    Mellon.  In light of the nature of their activities and the impact of federal and state laws and the regulations thereunder, the Policy imposes different requirements and limitations on employees based on the nature of their activities for Mellon. To assist the employees in complying with the requirements and limitations imposed on them in light of their activities, employees are classified into one or both of the following categories: Access Decision Maker and Micro-Cap Access Decision
                Maker. Appropriate requirements and limitations are specified in the Policy based upon the employee's classification.

                The Investment Ethics Committee will determine the classification of each employee based on the following guidelines.

ACCESS DECISION A person designated as such by the Investment Ethics Committee.
MAKER (ADM)     Generally, this will be portfolio managers and research
                analysts who make recommendations or decisions regarding the purchase or sale of equity, convertible debt, and non-investment grade debt securities for mutual funds and other managed accounts. Portfolio managers in Mellon Private Capital
                Management are generally ADMs; other personal trust officers are generally not ADMs unless the investment discretion they exercise warrants ADM designation. Traders are not ADMs.
                Portfolio managers of funds which are limited to replicating an index are not ADMs.

MICRO-CAP       An ADM designated as such by the Investment Ethics Committee.
ACCESS          Generally, this will be ADMs who make recommendations or
DECISION        decisions regarding the purchase or sale of any security of an
MAKERS MCADM)   issuer with a common equity market capitalization equal to or less than two-hundred fifty million dollars.

                MCADMs are also ADMs.

CONSULTANTS,    Managers should inform consultants, independent contractors
INDEPENDENT     and temporary employees of the general provisions of the
CONTRACTORS     Policy (such as the prohibition on trading while in possession
AND             of material nonpublic information), but generally they will
TEMPORARY       not be required to preclear trades or report their personal
EMPLOYEES       securities holdings. If one of these persons would be considered an ADM if the person were a Mellon employee, the person's manager should advise the Manager of Corporate Compliance who will determine whether such individual should be subject to the preclearance and reporting requirements of the Policy.

THE INVESTMENT  The Investment Ethics Committee is composed of investment,
ETHICS          legal, compliance, and audit management representatives of
COMMITTEE       Mellon and its affiliates.

                The chief executive officer, senior investment officer and the Preclearance Compliance Officer at each Mellon investment affiliate, working together, will be designees of the Investment Ethics Committee. The Investment Ethics Committee will meet periodically to review the actions taken by its designees and to consider issues related to personal securities trading and investment activity by ADMs.


Personal Securities Trading Practices

-----------------------------------------------------------------------------
STANDARDS OF    Because of their particular responsibilities, ADMs
CONDUCT FOR     are subject to preclearance and personal securities
ACCESS          reporting requirements, as discussed below.

DECISION MAKERS
                Every ADM must follow these procedures or risk serious sanctions, including dismissal. If you have any questions about these procedures you should consult the Manager of Corporate Compliance or your Preclearance Compliance Officer. Interpretive issues that arise under these procedures shall be decided by, and are subject to the discretion of, the Manager of Corporate Compliance.


CONFLICT OF     No employee may engage in or recommend any securities
INTEREST        transaction that places, or appears to place, his or her own interests above those of any customer to whom financial services are rendered, including mutual funds and managed accounts, or above the interests of Mellon.

MATERIAL        No employee may divulge the current portfolio positions, or
NONPUBLIC       current or anticipated portfolio transactions, programs or
INFORMATION     studies, of Mellon or any Mellon customer to anyone unless it is properly within his or her job responsibilities to do so.

                No employee may engage in or recommend a securities transaction, for his or her own benefit or for the benefit of others, including Mellon or its customers, while in possession of material nonpublic information regarding such securities. No employee may communicate material nonpublic information to others unless it is properly within his or her job responsibilities to do so.

BROKERS Trading Accounts - All ADMs are encouraged to conduct their personal investing through a Mellon affiliate brokerage account. This will assist in the monitoring of account activity on an ongoing basis in order to ensure compliance with the Policy.

PERSONAL        Statements & Confirmations - All ADMs are required to instruct
SECURITIES      their broker, trust account manager or other entity through
TRANSACTIONS    which they have a securities trading account to submit
REPORTS         directly to the Manager of Corporate Compliance or designated
                Preclearance Compliance Officer copies of all trade confirmations and statements relating to each account of which they are a beneficial owner regardless of what, if any, securities are maintained in such accounts. Thus, for example, even if the brokerage account contains only mutual funds or other Exempt Securities as that term is defined in the glossary and the account has the capability to have reportable securities traded in it, the ADM maintaining such an account must arrange for duplicate account statements and trade confirmations to be sent by the broker to the Manager of Corporate Compliance or designated Preclearance Compliance Officer. Exhibit A is an example of an instruction letter to a broker.

                Other securities transactions which were not completed through a brokerage account, such as gifts, inheritances, spin-offs from securities held outside brokerage accounts, or other transfers must be reported to the designated Preclearance Compliance Officer within 10 days.

STATEMENT OF    Within ten days of becoming an ADM and on an annual basis
SECURITIES      thereafter, all ADMs must submit to their designated
ACCOUNTS        Preclearance Compliance Officer:
AND HOLDINGS
                - a listing of all securities trading accounts in which the employee has a beneficial interest.

                - a statement of all securities in which they presently have any direct or indirect beneficial ownership other than Exempt Securities.

                The annual report must be completed upon the request of Corporate Compliance, and the information submitted must be current within 30 days of the date the report is submitted. The annual statement of securities holdings contains an acknowledgment that the ADM has read and complied with this Policy.

QUARTERLY       ADMs are required to submit quarterly to their Preclearance
REPORTING       Compliance Officer the Quarterly Securities Report. This
                report must be submitted within 30 days of each quarter end and includes information on:

                - securities beneficially owned at any time during the quarter which were also either recommended for a transaction or in the portfolio managed by the ADM during the quarter.

                - positions obtained in private placements.

                - securities of issuers with a common equity market
                  capitalization of $250 million or less at security acquisition or at the date designated by the Preclearance Compliance Officer, whichever is later, which were beneficially owned at any time during the quarter.

                - Securities transactions which were not completed through a brokerage account, such as gifts inheritances, spin-offs from securities held outside brokerage accounts, or other transfers.

                A form for making this report can be obtained from your designated Preclearance Compliance Officer or from the Securities Trading Site on the Mellon intranet.

PRECLEARANCE    All ADMs must notify the designated Preclearance Compliance
FOR PERSONAL    Officer in writing and receive preclearance before they engage
SECURITIES      in any purchase or sale of a security for their own accounts.
TRANSACTIONS    ADMs should refer to the provisions under "Beneficial
                Ownership" below, which are applicable to these provisions.

                All requests for preclearance for a securities transaction shall be submitted by completing a Preclearance Request Form which can be obtained from the designated Preclearance Compliance Officer.

                The designated Preclearance Compliance Officer will notify the

                ADM whether the request is approved or denied, without disclosing the reason for such approval or denial.

                Notifications may be given in writing or verbally by the designated Preclearance Compliance Officer to the ADM. A record of such notification will be maintained by the designated Preclearance Compliance Officer. However, it shall be the responsibility of the ADM to obtain a written record of the designated Preclearance Compliance Officer's notification within 48 hours of such notification. The ADM should retain a copy of this written record for at least two years.

                As there could be many reasons for preclearance being granted or denied, ADMs should not infer from the preclearance response anything regarding the security for which preclearance was requested.

                Although making a preclearance request does not obligate an ADM to do the transaction, it should be noted that:

                - Preclearance requests should not be made for a transaction that the ADM does not intend to make.

                - The order for a transaction must be placed with the broker on the same day that preclearance authorization is received. The broker must execute the trade by 4:00 p.m. Eastern Time on the next business day, at which time the preclearance authorization will expire.

                - ADMs should not discuss with anyone else, inside or outside
                  Mellon, the response they received to a preclearance request. If the ADM is preclearing as beneficial owner of another's account, the response may be disclosed to the other owner.

                - Good Until Canceled/Stop Loss Orders ("Limit Orders") must be precleared, and security transactions receiving preclearance authorization must be executed before the preclearance expires. At the end of the preclearance authorization period, any unexecuted Limit Order must be canceled or a new preclearance authorization must be obtained. There are additional pre-approval requirements for initial public offerings, micro-cap securities and private placements. See page 11.

CONTEMPORANEOUS ADMs must obtain written authorization prior to making or
DISCLOSURE      acting upon a portfolio recommendation in a security which they own personally. This authorization must be obtained from the ADM's CIO/CEO or other Investment Ethics Committee designee immediately prior to the first such portfolio recommendation in a particular security in a calendar month. The following personal securities holdings are exempt from the requirement to obtain written authorization immediately preceding a portfolio recommendation or transaction:

                - Exempt Securities (see glossary).

                - Securities held in accounts over which the ADM has no
                  investment discretion, which are professionally managed by a non-family member, and where the ADM has no actual knowledge that such account is currently holding the same or equivalent security at the time of the portfolio recommendation.

                - Personal holdings of equity securities of the top 200 issuers on the Russell list of largest publicly traded companies.

                - Personal equity holdings of securities of non-US issuers with a common equity market capitalization of $20 billion or more.

                - Personal holdings of debt securities which do not have a conversion feature and are rated BBB or better.

                - Personal holdings of ADMs who are index fund managers and who have no investment discretion in replicating an index.

                - Personal holdings of Portfolio Managers in Mellon Private
                  Capital Management and Mellon Private Asset Management if the Portfolio Manager exactly replicates the model or clone portfolio. A disclosure form is required if the Portfolio Manager recommends securities which are not in the clone or model portfolio or recommends a model or clone security in a different percentage than model or clone amounts. Disclosure forms are also required when the Portfolio Manager recommends individual securities to clients, even if Mellon shares control of the investment process with other parties.

                If a personal securities holding does not fall under one of these exemptions, the ADM must complete and forward a disclosure form for authorization by the CIO/CEO or designee, immediately prior to the first recommendation or transaction in the security in the current calendar month. Disclosure forms for subsequent transactions in the same security are not required for the remainder of the calendar month as long as purchases (or sales) in all portfolios do not exceed the maximum number of shares, options, or bonds disclosed on the disclosure form. If the ADM seeks to effect a transaction or makes a recommendation in a direction opposite to the most recent disclosure form, a new disclosure form must be completed prior to the transaction or recommendation.

                Once the CIO/CEO's authorization is obtained, the ADM may make the recommendation or trade the security in the managed portfolio without the Preclearance Compliance Officer's signature. However, the ADM must deliver the authorization form to the Preclearance Compliance Officer on the day of the CIO/CEO's authorization. The Preclearance Compliance Officer will forward a copy of the completed form for the ADM's files. The ADM is responsible for following-up with the Preclearance Compliance Officer in the event a completed form is not returned to the ADM within 5 business days. It is recommended that the ADM retain completed forms for two years.

                A listing of Investment Ethics Committee designees, a listing of the Russell 200, and the personal securities disclosure forms are available on the Mellon intranet, or can be obtained from your designated Preclearance Compliance Officer.


BLACKOUT POLICY Except as described below, ADMs will generally not be given clearance to execute a transaction in any security that is on the restricted list maintained by their Preclearance Compliance Officer, or for which there is a pending buy or sell order for an affiliated account. This provision does not apply to transactions effected or contemplated by index funds.

                In addition, portfolio managers (except index fund managers) are prohibited from buying or selling a security within seven calendar days before and after their investment company or managed account has effected a transaction in that security. In addition to other appropriate sanctions, if such ADMs effect such a personal transactions during that period, these individuals must disgorge any and all profit realized from such transactions. The amount of the disgorgement will be determined by the Investment Ethics Committee.

                Exceptions - Regardless of any restrictions above, ADMs will generally be given clearance to buy or sell up to the greater of 100 shares or $10,000 of securities of the top 500 issuers on the Russell list of largest publicly traded companies. In addition, ADMs will be exempt from the 7-day disgorgement for the described transactions (but not the disgorgement for short-term/60-day trading). An ADM is limited to two such purchases or two such sales in the securities of any one issuer in any calendar month.

EXEMPTIONS FROM Preclearance is not required for the following transactions:
REQUIREMENT TO
PRECLEAR        - purchases or sales of Exempt Securities (see Glossary);

                - purchases or sales of securities issued by non-affiliated closed-end investment companies; non-financial commodities (such as agricultural futures, metals, oil, gas, etc.), currency futures, financial futures, index futures and index securities;

                - purchases or sales effected in any account over which an employee has no direct or indirect control over the investment decision making process (e.g., discretionary trading accounts). Discretionary trading accounts may be maintained, without being subject to preclearance procedures, only when the Manager of Corporate Compliance, after a thorough review, is satisfied that the account is truly discretionary;

                - transactions that are non-volitional on the part of an
                  employee (such as stock dividends);

                - the sale of Mellon stock received upon the exercise of an employee stock option if the sale is part of a "netting of shares" or "cashless exercise" administered by the Human Resources Department (for which the Human Resources Department will forward information to the Manager of Corporate Compliance);

                - changes to elections in the Mellon 401(k) plan;

                - purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuer;

                - sales of rights acquired from an issuer, as described above;
                  and/or

                - sales effected pursuant to a bona fide tender offer.


GIFTING OF      ADMs desiring to make a bona fide gift of securities or who
SECURITIES      receive a bona fide gift of securities do not need to preclear the transaction. However, ADMs must report such bona fide gifts to the designated Preclearance Compliance Officer. The report must be made within 10 days of making or receiving the gift and must disclose the following information: the name of the person receiving (giving) the gift, the date of the transaction, and the name of the broker through which the transaction was effected. A bona fide gift is one where the donor does not receive anything of monetary value in return. An ADM who purchases a security with the intention of making a gift must preclear the purchase transaction.

DRIPs, DPPs     Certain companies with publicly traded securities establish:
AND AIPs
                - Dividend reinvestment plans (DRIPs) - These permit
                  shareholders to have their dividend payments channeled to the purchase of additional shares of such company's stock. An additional benefit offered by many DRIPs to DRIP participants is the right to buy additional shares by sending in a check before the dividend reinvestment date ("optional cash purchases").

                - Direct Purchase Plans (DPPs) - These allow purchasers to buy stock by sending a check directly to the issuer, without using a broker.

                - Automatic Investment Plans (AIPs) - These allow purchasers to set up a plan whereby a fixed amount of money is automatically deducted from their checking account each month and used to purchase stock directly from the issuer.

                Participation in a DRIP, DPP or AIP is voluntary.

                ADMs who enroll in a DRIP or AIP are not required to preclear enrollment, the periodic reinvestment of dividend payments into additional shares of company stock through a DRIP, or the periodic investments through an AIP.

                ADMs must preclear all optional cash purchases through a DRIP and all purchases through a DPP. ADMs must also preclear all sales through a DRIP, DPP or AIP.

RESTRICTED LIST Each Preclearance Compliance Officer will maintain a list
                (the

                "Restricted List") of companies whose securities are deemed appropriate for implementation of trading restrictions for ADMs in their area. From time to time, such trading restrictions may be appropriate to protect Mellon and its ADMs from potential violations, or the appearance of violations, of securities laws. The inclusion of a company on the Restricted List provides no indication of the advisability of an investment in the company's securities or the existence of material nonpublic information on the company. Nevertheless, the contents of the Restricted List will be treated as confidential information in order to avoid unwarranted inferences.

                The Preclearance Compliance Officer will retain copies of the restricted lists for five years.

CONFIDENTIAL    The Manager of Corporate Compliance and/or Preclearance
TREATMENT       Compliance Officer will use his or her best efforts to assure that all requests for preclearance, all personal securities transaction reports and all reports of securities holdings are treated as "Personal and Confidential." However, such documents will be available for inspection by appropriate regulatory agencies, and by other parties within and outside Mellon as are necessary to evaluate compliance with or sanctions under this Policy. Documents received from ADMs are also available for inspection by the boards of directors of 40-Act entities and by the boards of directors (or trustees or managing general partners, as applicable) of the investment companies managed or administered by 40-Act entities.

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RESTRICTIONS ON Employees who engage in transactions involving Mellon
TRANSACTIONS IN securities should be aware of their unique responsibilities
MELLON          with respect to such transactions arising from the employment
SECURITIES      relationship and should be sensitive to even the appearance of impropriety. The following restrictions apply to all transactions in Mellon's publicly traded securities occurring in the employee's own account and in all other accounts over which the employee could be presumed to exercise influence or control
                (see provisions under "Beneficial Ownership" below for a more complete discussion of the accounts to which these restrictions apply). These restrictions are to be followed in addition to any restrictions that apply to particular officers or directors
                (such as restrictions under Section 16 of the Securities
                Exchange Act of 1934).

                - Short Sales - Short sales of Mellon securities by employees are prohibited.

                - Short Term Trading - ADMs are prohibited from purchasing and selling, or from selling and purchasing Mellon securities within any 60 calendar day period. In addition to any other sanctions, any profits realized on such short term trades must be disgorged in accordance with procedures established by senior management.

                - Margin Transactions - Purchases on margin of Mellon's
                  publicly traded securities by employees is prohibited. Margining Mellon securities in connection with a cashless exercise of an employee stock option through the Human Resources Department is exempt from this restriction. Further, Mellon securities may be used to collateralize loans or the acquisition of securities other than those issued by Mellon.

                - Option Transactions - Option transactions involving Mellon's publicly traded securities are prohibited. Transactions under Mellon's Long-Term Incentive Plan or other employee option plans are exempt from this restriction.

                - Major Mellon Events - Employees who have knowledge of major
                  Mellon events that have not yet been announced are prohibited from buying or selling Mellon's publicly traded securities before such public announcements, even if the employee believes the event does not constitute material nonpublic information.

                - Mellon Blackout Period - Employees are prohibited from buying or selling Mellon's publicly traded securities during a blackout period. The blackout period begins the 16th day of the last month of each calendar quarter and ends 3 business days after Mellon Financial Corporation publicly announces the financial results for that quarter. Thus, the blackout periods begin on March 16, June 16, September 16 and December 16. The end of the blackout period is determined by counting business days only, and the day of the earnings announcement is day 1. The blackout period ends at the end of day 3, and employees can trade Mellon securities on day 4.

MELLON 401(K)   For purposes of the blackout period and the short term trading
PLAN            rule, employees' changing their existing account balance
                allocation to increase or decrease the amount allocated to Mellon Common Stock will be treated as a purchase or sale of Mellon Stock, respectively. This means:

                - Employees are prohibited from increasing or decreasing their existing account balance allocation to Mellon Common Stock during the blackout period.

                - Employees are prohibited from increasing their existing
                  account balance allocation to Mellon Common Stock and then decreasing it within 60 days. Similarly, employees are prohibited from decreasing their existing account balance allocation to Mellon Common Stock and then increasing it within 60 days. However:

                      - with respect to ADMs, any profits realized on short term changes in the 401(k) will not have to be disgorged.

                      - changes to existing account balance allocations in the
                        401(k) plan will not be compared to transactions in Mellon securities outside the 401(k) for purposes of the 60-day rule. (Note: this does not apply to members of the Executive Management Group, who should consult with the Legal Department.)

                Except for the above there are no other restrictions applicable to the 401(k) plan. This means, for example:

                - Employees are not required to preclear any elections or
                  changes made in their 401(k) account.

                - There is no restriction on employees' changing their salary deferral contribution percentages with regard to either the blackout period or the 60-day rule.

                - The regular salary deferral contribution to Mellon Common
                  Stock in the 401(k) that takes place with each pay will not be considered a purchase for the purposes of either the blackout or the 60-day rule.

MELLON EMPLOYEE Receipt - Your receipt of an employee stock option from Mellon
STOCK OPTIONS   is not deemed to be a purchase of a security. Therefore, it is exempt from preclearance and reporting requirements, can take place during the blackout period and does not constitute a purchase for purposes of the 60-day prohibition.

                Exercises - The exercise of an employee stock option that results in your holding the shares is exempt from preclearance and reporting requirements, can take place during the blackout period and does not constitute a purchase for purposes of the 60-day prohibition.

                "Cashless" Exercises - The exercise of an employee stock option which is part of a "cashless exercise" or "netting of shares" that is administered by the Human Resources Department or Chase Mellon Shareholder Services is exempt from the preclearance and reporting requirements and will not constitute a purchase or a sale for purposes of the 60-day prohibition. A "cashless exercise" or "netting of shares" transaction is permitted during the blackout period for ShareSuccess plan options only. They are not permitted during the blackout period for any other plan options.

                Sales - The sale of the Mellon securities that were received in the exercise of an employee stock option is treated like any other sale under the Policy (regardless of how little time has elapsed between the option exercise and the sale). Thus, such sales are subject to the preclearance and reporting requirements, are prohibited during the blackout period and constitute sales for purposes of the 60-day prohibition.

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RESTRICTIONS ON Purchases or sales by an employee of the securities of issuers
TRANSACTIONS IN with which Mellon does business, or other third party issuers,
OTHER           could result in liability on the part of such employee.
SECURITIES      Employees should be sensitive to even the appearance of
                impropriety in connection with their personal securities transactions. Employees should refer to "Beneficial Ownership" below, which is applicable to the following restrictions.

                The Mellon Code of Conduct contains certain restrictions on investments in parties that do business with Mellon. Employees should refer to the Code of Conduct and comply with such restrictions in addition to the restrictions and reporting requirements set forth below.

                The following restrictions apply to all securities transactions by ADMs:

                - Customer Transactions - Trading for customers and Mellon accounts should always take precedence over employees' transactions for their own or related accounts.

                - Excessive Trading, Naked Options - Mellon discourages all employees from engaging in short-term or speculative trading, in trading naked options, in trading that could be deemed excessive or in trading that could interfere with an employee's job responsibilities.

                - Front Running - Employees may not engage in "front running,"
                  that is, the purchase or sale of securities for their own accounts on the basis of their knowledge of Mellon's trading positions or plans.

                - Initial Public Offerings - ADMs are prohibited from acquiring securities through an allocation by the underwriter of an Initial Public Offering (IPO) without the approval of the Investment Ethics Committee. Approval can be given only when the allocation comes through an employee of the issuer who is a direct family relation of the ADM. Due to NASD rules, this approval may not be available to employees of registered broker/dealers.

                - Material Nonpublic Information - Employees possessing material nonpublic information regarding any issuer of securities must refrain from purchasing or selling securities of that issuer until the information becomes public or is no longer considered material.

                - Micro-Cap Securities - Unless specifically authorized in writing by the Investment Ethics Committee, MCADMs are prohibited from voluntarily obtaining beneficial ownership of any security of an issuer with a common equity market capitalization of $100 million or less at the time of acquisition. If any MCADM involuntarily acquires such a micro-cap security through inheritance, gift, or spin-off, this fact must be disclosed in a memo to the MCADM's Preclearance Compliance Officer within 10 business days of the MCADM's knowledge of this fact. A copy of this memo should be attached to the MCADM's next Quarterly Securities Report. A form for making this report can be obtained from your designated Preclearance Compliance Officer.

                  MCADMs must obtain on their Preclearance Request Forms the written authorization of their immediate supervisor and their Chief Investment Officer prior to voluntarily obtaining, or disposing of, a beneficial ownership of any security of an issuer with a common equity market capitalization of more than $100 million but less than or equal to $250 million at the time of acquisition.

                  MCADMs who have prior holdings of securities of an issuer with a common equity market capitalization of $250 million or less must disclose on their next Quarterly Securities Report that they have not yet received CIO/CEO authorization for these holdings. The Preclearance Compliance Officer will utilize these forms to request the appropriate authorizations.

                - Private Placements - Participation in private placements is prohibited without the prior written approval of the Investment Ethics Committee. The Committee will generally not approve an ADM's acquiring, in a private placement, beneficial ownership of any security of an issuer in which any managed fund or account is authorized to invest within the ADM's fund complex.

                  Private placements include certain co-operative investments in real estate, co-mingled investment vehicles such as hedge funds, and investments in family owned businesses. For the purpose of this policy, time-shares and cooperative investments in real estate used as a primary or secondary residence are not considered to be private placements.

                  When considering requests for participation in private placements, the Investment Ethics Committee will take into account the specific facts and circumstances of the request prior to reaching a decision on whether to authorize a private placement investment by an ADM. These factors include, among other things, whether the opportunity is being offered to an individual by virtue of his or her position with Mellon or its affiliates, or his or her relationship to a managed fund or account. The Investment Ethics Committee will also consider whether a fund or account managed by the ADM is authorized to invest in securities of the issuer in which the ADM is seeking to invest. At its discretion, the Investment Ethics Committee may request any and all information and/or documentation necessary to satisfy itself that no actual or potential conflict, or appearance of a conflict, exists between the proposed private placement purchase and the interests of any managed fund or account.

                  ADMs who have prior holdings of securities obtained in a private placement must request the written authorization of the Investment Ethics Committee to continue holding the security. This request for authorization must be initiated within 90 days of becoming an ADM.

                  To request authorization for prior holdings or new proposed acquisitions of securities issued in an eligible private placement, contact the Manager of Corporate Compliance.

                - Scalping - Employees may not engage in "scalping," that is, the purchase or sale of securities for their own or Mellon's accounts on the basis of knowledge of customers' trading positions or plans.

                - Short Term Trading - ADMs are discouraged from purchasing and selling, or from selling and purchasing, the same (or equivalent) securities within any 60 calendar day period. Any profits realized on such short term trades must be disgorged in accordance with procedures established by senior management. Exception: securities may be sold pursuant to a bona fide tender offer without disgorgement under the 60-day rule.



PROHIBITION ON You are prohibited from acquiring any security issued by a INVESTMENTS IN financial services organization if you are:
SECURITIES OF
FINANCIAL       - a member of the Mellon Senior Management Committee.
SERVICES
ORGANIZATIONS   - employed in any of the following departments:

                      - Corporate Strategy & Development

                      - Legal (Pittsburgh only)

                      - Finance (Pittsburgh only)

                - an employee specifically designated by the Manager of
                  Corporate Compliance and informed that this prohibition is applicable to you.

                Financial Services Organizations - The term "security issued by a financial services organization" includes any security issued by:

                - Commercial Banks other than Mellon        - Thrifts

                - Bank Holding Companies other than Mellon  - Savings and Loan
                                                              Associations

                - Insurance Companies                       - Broker/Dealers

                - Investment Advisory Companies             - Transfer Agents

                - Shareholder Servicing Companies           - Other Depository
                                                              Institutions

                The term "securities issued by a financial services organization" does not include securities issued by mutual funds, variable annuities or insurance policies. Further, for purposes of determining whether a company is a financial services organization, subsidiaries and parent companies are treated as separate issuers.

                Effective Date - Securities of financial services organizations properly acquired before the employee's becoming subject to this prohibition may be maintained or disposed of at the owner's discretion consistent with this policy.

                Additional securities of a financial services organization acquired through the reinvestment of the dividends paid by such financial services organization through a dividend reinvestment program (DRIP), or through an automatic investment plan (AIP) are not subject to this prohibition, provided the employee's election to participate in the DRIP or AIP predates the date of the employee's becoming subject to this prohibition. Optional cash purchases through a DRIP or direct purchase plan (DPP) are subject to this prohibition.

                Securities acquired in any account over which an employee has no direct or indirect control over the investment decision making process (e.g. discretionary trading accounts) are not subject to this prohibition.

                Within 30 days of becoming subject to this prohibition, all holdings of securities of financial services organizations must be disclosed in writing to the Manager of Corporate Compliance.


BENEFICIAL      The provisions of the Policy apply to transactions in the
OWNERSHIP       employee's own name and to all other accounts over which the employee could be presumed to exercise influence or control, including:

                - accounts of a spouse, minor children or relatives to whom substantial support is contributed;

                - accounts of any other member of the employee's household
                  (e.g., a relative living in the same home);

                - trust or other accounts for which the employee acts as
                  trustee or otherwise exercises any type of guidance or influence;

                - corporate accounts controlled, directly or indirectly, by the employee;

                - arrangements similar to trust accounts that are established for bona fide financial purposes and benefit the employee; and

                - any other account for which the employee is the beneficial owner (see Glossary for a more complete legal definition of "beneficial owner").

NON-MELLON      The provisions discussed above do not apply to transactions
EMPLOYEE        done under a bona fide employee benefit plan administered by
BENEFIT PLANS   an organization not affiliated with Mellon and by an employee of that organization who shares beneficial interest with a Mellon employee, and in the securities of the employing organization. This means if a Mellon employee's spouse is employed at a non-Mellon company, the Mellon employee is not required to obtain approval for transactions in the employer's securities done by the spouse as part of the spouse's employee benefit plan.

                 The Securities Trading Policy does not apply in such a situation. Rather, the other organization is relied upon to provide adequate supervision with respect to conflicts of interest and compliance with securities laws.

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PROTECTING       As an employee you may receive information about Mellon, its
CONFIDENTIAL     customers and other parties that, for various reasons, should
INFORMATION      be treated as confidential. All employees are expected to
                 strictly comply with measures necessary to preserve the confidentiality of information. Employees should refer to the Mellon Code of Conduct.

INSIDER TRADING  Federal securities laws generally prohibit the trading of
AND TIPPING      securities while in possession of "material nonpublic"
                 information regarding the issuer of those securities (insider
LEGAL            trading). Any person who passes along material nonpublic
PROHIBITIONS     information upon which a trade is based (tipping) may also be liable.

                 Information is "material" if there is a substantial likelihood that a reasonable investor would consider it important in deciding whether to buy, sell or hold securities. Obviously, information that would affect the market price of a security would be material. Examples of information that might be material include:

                 - a proposal or agreement for a merger, acquisition or
                   divestiture, or for the sale or purchase of substantial assets;

                 - tender offers, which are often material for the party making the tender offer as well as for the issuer of the securities for which the tender offer is made;

                 - dividend declarations or changes;

                 - extraordinary borrowings or liquidity problems;

                 - defaults under agreements or actions by creditors, customers or suppliers relating to a company's credit standing;

                 - earnings and other financial information, such as large or unusual write-offs, write-downs, profits or losses;

                 - pending discoveries or developments, such as new products, sources of materials, patents, processes, inventions or discoveries of mineral deposits;

                 - a proposal or agreement concerning a financial
                   restructuring;

                 - a proposal to issue or redeem securities, or a development with respect to a pending issuance or redemption of securities;

                - a significant expansion or contraction of operations;

                - information about major contracts or increases or decreases in orders;

                - the institution of, or a development in, litigation or a regulatory proceeding;

                - developments regarding a company's senior management;

                - information about a company received from a director of that company; and

                - information regarding a company's possible noncompliance with environmental protection laws.

                This list is not exhaustive. All relevant circumstances must be considered when determining whether an item of information is material.

                "Nonpublic" - Information about a company is nonpublic if it is not generally available to the investing public. Information received under circumstances indicating that it is not yet in general circulation and which may be attributable, directly or indirectly, to the company or its insiders is likely to be deemed nonpublic information.

                If you obtain material non-public information you may not trade related securities until you can refer to some public source to show that the information is generally available (that is, available from sources other than inside sources) and that enough time has passed to allow wide dissemination of the information. While information appearing in widely accessible sources--such as in newspapers or on the internet--becomes public very soon after publication, information appearing in less accessible sources--such as regulatory filings, may take up to several days to be deemed public. Similarly, highly complex information might take longer to become public than would information that is easily understood by the average investor.

MELLON'S POLICY Employees who possess material nonpublic information about a company--whether that company is Mellon, another Mellon entity, a Mellon customer or supplier, or other company--may not trade in that company's securities, either for their own accounts or for any account over which they exercise investment discretion. In addition, employees may not recommend trading in those securities and may not pass the information along to others, except to employees who need to know the information in order to perform their job responsibilities with Mellon. These prohibitions remain in effect until the information has become public.

                Employees who have investment responsibilities should take appropriate steps to avoid receiving material nonpublic information. Receiving such information could create severe limitations on their ability to carry out their responsibilities to Mellon's fiduciary customers.

                Employees managing the work of consultants and temporary employees who have access to the types of confidential information described in this Policy are responsible for ensuring that consultants and temporary employees are aware of Mellon's policy and the consequences of noncompliance.

                Questions regarding Mellon's policy on material nonpublic information, or specific information that might be subject to it, should be referred to the General Counsel.


RESTRICTIONS    As a diversified financial services organization, Mellon faces
ON THE FLOW OF  unique challenges in complying with the prohibitions on
INFORMATION     insider trading and tipping of material non-public
WITHIN MELLON   information, and misuse of confidential information. This is
(THE "CHINESE   because one Mellon unit might have material nonpublic
WALL")          information about a company while other Mellon units may have a desire, or even a fiduciary duty, to buy or sell that company's securities or recommend such purchases or sales to customers. To engage in such broad-ranging financial services activities without violating laws or breaching Mellon's fiduciary duties, Mellon has established a "Chinese Wall" policy applicable to all employees. The "Chinese Wall" separates the Mellon units or individuals that are likely to receive material nonpublic information (Potential Insider Functions) from the Mellon units or individuals that either trade in securities--for
                Mellon's account or for the accounts of others--or provide investment advice (Investment Functions). Employees should refer to CPP 903-2(C) The Chinese Wall.


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GLOSSARY

DEFINITIONS     - 40-ACT ENTITY - A Mellon entity registered under the
                  Investment Company Act and/or the Investment Advisers Act of 1940

                - ACCESS DECISION MAKER - A person designated as such by the
                  Investment Ethics Committee. Generally, this will be portfolio managers and research analysts who make recommendations or decisions regarding the purchase or sale of equity, convertible debt, and non-investment grade debt securities for investment companies and other managed accounts.

                - ACCESS PERSON - As defined by Rule 17j-1 under the Investment
                  Company Act of 1940, "access person" means:
                    (A) With respect to a registered investment company or an
                        investment adviser thereof, any director, officer, general partner, or advisory person (see definition below), of such investment company or investment adviser;

                    (B) With respect to a principal underwriter, any director, officer, or general partner of such principal underwriter who in the ordinary course of his business makes, participates in or obtains information regarding the purchase or sale of securities for the registered investment company for which the principal underwriter so acts, or whose functions or duties as part of the ordinary course of his business relate to the making of any recommendations to such investment company regarding the purchase or sale of securities.
                    (C) Notwithstanding the provisions of paragraph (A)
                        hereinabove, where the investment adviser is primarily engaged in a business or businesses other than advising registered investment companies or other advisory clients, the term "access person" shall mean: any director, officer, general partner, or advisory person of the investment adviser who, with respect to any registered investment company, makes any recommendations, participates in the determination of which recommendation shall be made, or whose principal function or duties relate to the determination of which recommendation will be made, to any such investment company; or who, in connection with his duties, obtains any information concerning securities recommendations being made by such investment adviser to any registered investment company.
                    (D) An investment adviser is "primarily engaged in a
                        business or businesses other than advising registered investment companies or other advisory clients" when, for each of its most recent three fiscal years or for the period of time since its organization, whichever is lesser, the investment adviser derived, on an unconsolidated basis, more than 50 percent of (i) its total sales and revenues, and (ii) its income (or loss) before income taxes and extraordinary items, from such other business or businesses.

                - ADVISORY PERSON of a registered investment company or an investment adviser thereof means:
                     (A)Any employee of such company or investment adviser (or
                        any company in a control relationship to such investment company or investment adviser) who, in connection with his regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by a registered investment company, or whose functions relate to the making of any recommendation with respect to such purchases or sales; and
                    (B) Any natural person in a control relationship to such
                        company or investment adviser who obtains information concerning recommendations made to such company with regard to the purchase or sale of a security.

                - APPROVAL - written consent or written notice of non-objection.

                - BENEFICIAL OWNERSHIP - The definition that follows conforms to interpretations of the Securities and Exchange Commission on this matter. Because a determination of beneficial ownership requires a detailed analysis of personal financial circumstances that are subject to change, Corporate Compliance ordinarily will not advise employees on this definition. It is the responsibility of each employee to read the definition and based on that definition, determine whether he/she is the beneficial owner of an account. If the employee determines that he/she is not a beneficial owner of an account and Corporate Compliance becomes aware of the existence of the account, the employee will be responsible for justifying his/her determination.

                Securities owned of record or held in the employee's name are generally considered to be beneficially owned by the employee.

                Securities held in the name of any other person are deemed to be beneficially owned by the employee if by reason of any contract, understanding, relationship, agreement or other arrangement, the employee obtains therefrom benefits substantially equivalent to those of ownership, including the power to vote, or to direct the disposition of, such securities. Beneficial ownership includes securities held by others for the employee's benefit (regardless of record ownership), e.g., securities held for the employee or members of the employee's immediate family, defined below, by agents, custodians, brokers, trustees, executors or other administrators; securities owned by the employee, but which have not been transferred into the employee's name on the books of the company; securities which the employee has pledged; or securities owned by a corporation that should be regarded as the employee's personal holding corporation. As a natural person, beneficial ownership is deemed to include securities held in the name or for the benefit of the employee's immediate family, which includes the employee's spouse, the employee's minor children and stepchildren and the employee's relatives or the relatives of the employee's spouse who are sharing the employee's home, unless because of countervailing circumstances, the employee does not enjoy benefits substantially equivalent to those of ownership. Benefits substantially equivalent to ownership include, for example, application of the income derived from such securities to maintain a common home, meeting expenses that such person otherwise would meet from other sources, and the ability to exercise a controlling influence over the purchase, sale or voting of such securities. An employee is also deemed the beneficial owner of securities held in the name of some other person, even though the employee does not obtain benefits of ownership, if the employee can vest or revest title in himself at once, or at some future time.

                  In addition, a person will be deemed the beneficial owner of a security if he has the right to acquire beneficial ownership of such security at any time (within 60 days) including but not limited to any right to acquire: (1) through the exercise of any option, warrant or right; (2) through the conversion of a security; or (3) pursuant to the power to revoke a trust, nondiscretionary account or similar arrangement.

                With respect to ownership of securities held in trust,
                  beneficial ownership includes ownership of securities as a trustee in instances where either the employee as trustee or a member of the employee's "immediate family" has a vested interest in the income or corpus of the trust, the ownership by the employee of a vested beneficial interest in the trust and the ownership of securities as a settlor of a trust in which the employee as the settlor has the power to revoke the trust without obtaining the consent of the beneficiaries. Certain exemptions to these trust beneficial ownership rules exist, including an exemption for instances where beneficial ownership is imposed solely by reason of the employee being settlor or beneficiary of the securities held in trust and the ownership, acquisition and disposition of such securities by the trust is made without the employee's prior approval as settlor or beneficiary. "Immediate family" of an employee as trustee means the employee's son or daughter (including any legally adopted children) or any descendant of either, the employee's stepson or stepdaughter, the employee's father or mother or any ancestor of either, the employee's stepfather or stepmother and the employee's spouse.

                To the extent that stockholders of a company use it as a
                  personal trading or investment medium and the company has no other substantial business, stockholders are regarded as beneficial owners, to the extent of their respective interests, of the stock thus invested or traded in. A general partner in a partnership is considered to have indirect beneficial ownership in the securities held by the partnership to the extent of his pro rata interest in the partnership. Indirect beneficial ownership is not, however, considered to exist solely by reason of an indirect interest in portfolio securities held by any holding company registered under the Public Utility Holding Company Act of 1935, a pension or retirement plan holding securities of an issuer whose employees generally are beneficiaries of the plan and a business trust with over 25 beneficiaries.

                Any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting such person of beneficial ownership as part of a plan or scheme to evade the reporting requirements of the Securities Exchange Act of 1934 shall be deemed the beneficial owner of such security.

                The final determination of beneficial ownership is a question to be determined in light of the facts of a particular case. Thus, while the employee may include security holdings of other members of his family, the employee may nonetheless disclaim beneficial ownership of such securities.


                - "CHINESE WALL" POLICY - procedures designed to restrict the flow of information within Mellon from units or individuals who are likely to receive material nonpublic information to units or individuals who trade in securities or provide investment advice.

                - DIRECT FAMILY RELATION - employee's husband, wife, father, mother, brother, sister, daughter or son. Includes the preceding plus, where appropriate, the following prefixes/suffix: grand-, step-, foster-, half- and -in-law.

                - DISCRETIONARY TRADING ACCOUNT - an account over which the employee has no direct or indirect control over the investment decision making process.

                - EMPLOYEE - any employee of Mellon Financial Corporation or its more-than-50%-owned direct or indirect subsidiaries; includes all full-time, part-time, benefited and non-benefited, exempt and non-exempt, domestic and international employees; does not include consultants and contract or temporary employees.

                - EXEMPT SECURITIES - Exempt Securities are defined as:

                      - direct obligations of the government of the United
                        States;

                      - high quality short-term debt instruments;

                      - bankers' acceptances;

                      - bank certificates of deposit and time deposits;

                      - commercial paper;

                      - repurchase agreements;

                      - securities issued by open-end investment companies;

                - FAMILY RELATION - see direct family relation.

                - GENERAL COUNSEL - General Counsel of Mellon Financial
                  Corporation or any person to whom relevant authority is delegated by the General Counsel.

                - INDEX FUND - an investment company or managed portfolio which contains securities of an index in proportions designed to replicate the return of the index.

                - INITIAL PUBLIC OFFERING (IPO) - the first offering of a
                  company's securities to the public through an allocation by the underwriter.

                - INVESTMENT CLUB - is a membership organization where investors make joint decisions on which securities to buy or sell. The securities are generally held in the name of the investment club. Since each member of an investment club participates in the investment decision making process, Insider Risk Employees, Investment Employees and Access

                  Decision Makers belonging to such investment clubs must preclear and report the securities transactions contemplated by such investment clubs. In contrast, a private investment company is an organization where the investor invests his/her money, but has no direct control over the way his/her money is invested. Insider Risk Employees, Investment Employees and Access Decision Makers investing in such a private investment company are not required to preclear any of the securities transactions made by the private investment company. Insider Risk Employees, Investment Employees and Access Decision Makers are required to report their investment in a private investment company to the Manager of Corporate Compliance and certify to the Manager of Corporate Compliance that they have no direct control over the way their money is invested.

                - INVESTMENT COMPANY - a company that issues securities that represent an undivided interest in the net assets held by the company. Mutual funds are investment companies that issue and sell redeemable securities representing an undivided interest in the net assets of the company.

                - INVESTMENT ETHICS COMMITTEE is composed of investment, legal, compliance, and audit management representatives of Mellon and its affiliates. The members of the Investment Ethics Committee are:
                      President and Chief Investment Officer of The Dreyfus Corporation (Committee Chair)
                      General Counsel, Mellon Financial Corporation
                      Chief Risk Management Officer, Mellon Trust
                      Manager of Corporate Compliance, Mellon Financial Corporation
                      Corporate Chief Auditor, Mellon Financial Corporation Chief Investment Officer, Mellon Private Asset
                      Management
                      Executive Officer of a Mellon investment adviser
                      (rotating membership)
                  The Committee has oversight of issues related to personal securities trading and investment activity by Access Decision Makers.

                - MANAGER OF CORPORATE COMPLIANCE - the employee within the
                  Audit and Risk Review Department of Mellon Financial Corporation who is responsible for administering the Securities Trading Policy, or any person to whom relevant authority is delegated by the Manager of Corporate Compliance.

                - MELLON - Mellon Financial Corporation and all of its direct and indirect subsidiaries.

                - OPTION - a security which gives the investor the right, but not the obligation, to buy or sell a specific security at a specified price within a specified time. For purposes of compliance with the Policy, any Mellon employee who buys/sells an option, is deemed to have purchased/sold the underlying security when the option was purchased/sold. Four combinations are possible as described below.

                      - Call Options

                           If a Mellon employee buys a call option, the employee
                              is considered to have purchased the underlying security on the date the option was purchased.

                           If a Mellon employee sells a call option, the
                              employee is considered to have sold the underlying security on the date the option was sold.

                      - Put Options

                           If a Mellon employee buys a put option, the employee
                              is considered to have sold the underlying security on the date the option was purchased.

                           If a Mellon employee sells a put option, the employee
                              is considered to have bought the underlying security on the date the option was sold.

                      Below is a table describing the above:

                             ------------------------------------------------
                                            Transaction Type
                             ------------------------------------------------
                    ---------------------------------------------------------
                    Option Type        Buy                     Sale

                    ---------------------------------------------------------
                    ---------------------------------------------------------
                      Put       Sale of Underlying         Purchase of
                                     Security          Underlying Security
                    ---------------------------------------------------------
                    ---------------------------------------------------------
                      Call    Purchase of Underlying    Sale of Underlying
                                     Security                Security
                    ---------------------------------------------------------


                - PRECLEARANCE COMPLIANCE OFFICER - a person designated by the
                  Manager of Corporate Compliance and/or the Investment Ethics Committee to administer, among other things, employees' preclearance requests for a specific business unit.

                - PRIVATE PLACEMENT - an offering of securities that is exempt from registration under the Securities Act of 1933 because it does not constitute a public offering. Includes limited partnerships.

                - SENIOR MANAGEMENT COMMITTEE - the Senior Management Committee
                  of Mellon Financial Corporation.

                - SHORT SALE - the sale of a security that is not owned by the seller at the time of the trade.


                             EXHIBIT A - SAMPLE INSTRUCTION LETTER TO BROKER

Date

Broker ABC
Street Address
City, State ZIP


Re:  John Smith & Mary Smith
     Account No. xxxxxxxxxxxx



In connection with my existing brokerage accounts at your firm noted above, please be advised that the Compliance Department of my employer should be noted as an "Interested Party" with respect to my accounts. They should, therefore, be sent copies of all trade confirmations and account statements relating to my account.

Please send the requested documentation ensuring the account holder's name appears on all correspondence to:


      Manager, Corporate Compliance          Preclearance Compliance Officer
      Mellon Bank                      or    (obtain address from your
      PO Box 3130 Pittsburgh, PA             designated Preclearance
      15230-3130                             Compliance Officer)

Thank you for your cooperation in this request.


Sincerely yours,



Associate


cc:  Manager, Corporate Compliance (151-4340) or Preclearance Compliance Officer


Securities Trading Policy


Dreyfus Nonmanagement Board Member Edition


INTRODUCTION   The Securities Trading Policy (the "Policy") is designed to reinforce the reputation for integrity of The Dreyfus Corporation and its subsidiaries (collectively, "Dreyfus") by avoiding even the appearance of impropriety in the conduct of their businesses.
               The Policy sets forth procedures and limitations which govern the personal securities transactions of every Dreyfus employee.

SPECIAL        This edition of the Policy has been prepared specifically
EDITION        for Nonmanagement Board Members of Dreyfus and the investment companies advised by Dreyfus (each a "Fund").

NONMANAGEMENT  You are considered to be a Nonmanagement Board Member if you are:
BOARD MEMBER
               - a director of Dreyfus who is not also an officer or employee of Dreyfus ("Dreyfus Board Member"); or

               - a director or trustee of any Fund who is not also an officer or employee of Dreyfus ("Mutual Fund Board Member").


INDEPENDENT    The term "Independent Mutual Fund Board Member" means those
MUTUAL FUND    Mutual Fund Board Members who are not deemed "interested
BOARD MEMBER   persons" of their Fund(s), as defined by the Investment
               Company Act of 1940, as amended.


STANDARDS OF   Outside Activities
CONDUCT FOR
NONMANAGEMENT  - Mutual Fund Board Members are prohibited from accepting BOARD
MEMBERS        nomination or serving as a director, trustee or managing general partner of an investment company not advised by Dreyfus, or accepting employment with or acting as a consultant to any person acting as a registered investment adviser to an investment company, without the express prior approval of the board of directors/trustees of the pertinent Fund(s) for which the Mutual
               Fund Board Member serves as a director/trustee. In any such circumstance, management of Dreyfus must be given advance notice by the Mutual Fund Board Member of his/her request in order to allow management to provide its input, if any, for the relevant
               Fund board of directors/trustees' consideration.

               - Dreyfus Board Members are prohibited from accepting nomination or serving as a director, trustee or managing general partner of an investment company not advised by Dreyfus, or accepting employment with or acting as a consultant to any person acting as a registered investment adviser to an investment company, without Dreyfus's express prior approval.

               - Independent Mutual Fund Board Members are prohibited from owning Mellon securities (since that would destroy his or her independent status).

               - Nonmanagement Board Members are prohibited from buying or selling Mellon's publicly traded securities during a blackout period, which begins the 16th day of the last month of each calendar quarter and ends three business days after Mellon publicly announces the financial results for that quarter.


               Insider Trading and Tipping

               Federal securities laws generally prohibit the trading of securities while in possession of "material nonpublic" information regarding the issuer of those securities (insider trading). Any person who passes along material nonpublic information upon which a trade is based (tipping) may also be liable.

               Information is "material" if there is a substantial likelihood that a reasonable investor would consider it important in deciding whether to buy, sell or hold securities. Obviously, information that would affect the market price of a security would be material. Examples of information that might be material include:

               - a proposal or agreement for a merger, acquisition or
                 divestiture, or for the sale or purchase of substantial assets;

               - tender offers, which are often material for the party making the tender offer as well as for the issuer of the securities for which the tender offer is made;

               - dividend declarations or changes;

               - extraordinary borrowings or liquidity problems;

               - defaults under agreements or actions by creditors, customers or suppliers relating to a company's credit standing;

               - earnings and other financial information, such as large or unusual write-offs, write-downs, profits or losses;

               - pending discoveries or developments, such as new products, sources of materials, patents, processes, inventions or discoveries of mineral deposits;

               - a proposal or agreement concerning a financial restructuring;

               - a proposal to issue or redeem securities, or a development with respect to a pending issuance or redemption of securities;

               - a significant expansion or contraction of operations;

               - information about major contracts or increases or decreases in orders;

               - the institution of, or a development in, litigation or a regulatory proceeding;

               - developments regarding a company's senior management;

               - information about a company received from a director of that company; and

               - information regarding a company's possible noncompliance with environmental protection laws.

               This list is not exhaustive. All relevant circumstances must be considered when determining whether an item of information is material.

               "Nonpublic"- Information about a company is nonpublic if it is not generally available to the investing public. Information received under circumstances indicating that it is not yet in general circulation and which may be attributable, directly or indirectly, to the company or its insiders is likely to be deemed nonpublic information.

               If you obtain material non-public information you may not trade related securities until you can refer to some public source to show that the information is generally available (that is, available from sources other than inside sources) and that enough time has passed to allow wide dissemination of the information, While information appearing in widely accessible sources--such as in newspapers or on the internet--becomes public very soon after publication, information appearing in less accessible sources--such as regulatory filings, may take up to several days to be deemed public. Similarly, highly complex information might take longer to become public than would information that is easily understood by the average investor.

               Conflict of Interest--No Nonmanagement Board Member may recommend a securities transaction for Mellon, Dreyfus or any Fund without disclosing any interest he or she has in such securities or issuer thereof (other than an interest in publicly traded securities where the total investment is less than or equal to $25,000), including:

               - any direct or indirect beneficial ownership of any securities of such issuer;

               - any contemplated transaction by the Nonmanagement Board Member in such securities;

               - any position with such issuer or its affiliates; and

               - any present or proposed business relationship between such issuer or its affiliates and the Nonmanagement Board Member or any party in which the Nonmanagement Board Member has a beneficial ownership interest (see "Beneficial Ownership" in the Glossary).

               Portfolio Information--No Nonmanagement Board Member may divulge the current portfolio positions, or current or anticipated portfolio transactions, programs or studies, of Mellon, Dreyfus or any Fund, to anyone unless it is properly within his or her responsibilities as a Nonmanagement Board Member to do so.


               Material Nonpublic Information--No Nonmanagement Board Member may engage in or recommend any securities transaction, for his or her own benefit or for the benefit of others, including Mellon, Dreyfus or any Fund, while in possession of material nonpublic information. No Nonmanagement Board Member may communicate material nonpublic information to others unless it is properly within his or her responsibilities as a Nonmanagement Board Member to do so.

PRECLEARANCE   Nonmanagement Board Members are permitted to engage in personal
FOR            securities transactions without obtaining prior approval
PERSONAL       from the Preclearance Compliance Officer.

SECURITIES
TRANSACTIONS


PERSONAL       - Independent Mutual Fund Board Members--Any Independent Mutual
SECURITIES       Fund Board Member, as defined above, who effects a securities
TRANSACTIONS     transaction where he or she knew, or in the ordinary course of
REPORTS          fulfilling his or her official duties should have
                 known, that during the 15-day period immediately preceding or after the date of such transaction, the same security was purchased or sold, or was being considered for purchase or sale by Dreyfus (including any Fund or other account managed by Dreyfus), is required to report such personal securities transaction. In the event a personal securities transaction report is required, it must be submitted to the Preclearance
                 Compliance Officer not later than ten days after the end of the calendar quarter in which the transaction to which the report relates was effected. The report must include the date of the transaction, the title and number of shares or principal amount of the security, the nature of the transaction (e.g., purchase, sale or any other type of acquisition or disposition), the price at which the transaction was effected and the name of the broker or other entity with or through whom the transaction was effected. This reporting requirement can be satisfied by sending a copy of the confirmation statement regarding such transaction to the Preclearance Compliance Officer within the time period specified.

               - Dreyfus Board Members and "Interested" Mutual Fund Board
                 Members--Dreyfus Board Members and Mutual Fund Board Members who are "interested persons" of a Fund, as defined by the Investment Company Act of 1940, are required to report their personal securities transactions. Personal securities transaction reports are required to be submitted to the Preclearance Compliance Officer not later than ten days after the end of the calendar quarter in which the transaction to which the report relates was effected. The report must include the date of the transaction, the title and number of shares or principal amount of the security, the nature of the transaction (e.g., purchase, sale or any other type of acquisition or disposition), the price at which the transaction was effected and the name of the broker or other entity with or through whom the transaction was effected. This reporting requirement can be satisfied by sending a copy of the confirmation statement regarding such transaction to the Preclearance Compliance Officer within the time period specified.


EXEMPTIONS FROM  Notwithstanding the foregoing, securities transaction reports
REPORTING        are not required for the following transactions purchases or
REQUIREMENTS     sales of "Exempt Securities" (see Glossary);
                 purchases or sales effected in any account over which the Nonmanagement Board Member has no direct or indirect control over the investment decision-making process (i.e., discretionary trading accounts); transactions which are non-volitional on the part of the Nonmanagement Board Member
                 (such as stock dividends);

                 purchases which are part of an automatic reinvestment of dividends under a DRIP;

                 purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuer; and\or sales of rights acquired from an issuer, as described above.

               CONFIDENTIAL TREATMENT
               THE PRECLEARANCE COMPLIANCE OFFICER WILL USE HIS OR HER BEST EFFORTS TO ASSURE THAT ALL PERSONAL SECURITIES TRANSACTION REPORTS ARE TREATED AS "PERSONAL AND CONFIDENTIAL." HOWEVER, SUCH DOCUMENTS WILL BE AVAILABLE FOR INSPECTION BY APPROPRIATE REGULATORY AGENCIES AND OTHER PARTIES WITHIN AND OUTSIDE MELLON AS ARE NECESSARY TO EVALUATE COMPLIANCE WITH OR SANCTIONS UNDER THIS POLICY.


GLOSSARY

DEFINITIONS    - ACCESS PERSON - As defined by Rule 17j-1 under the Investment
                 Company Act of 1940, "access person" includes, with respect to a registered investment company or an investment adviser thereof, any director of such investment company or investment adviser. Each Nonmanagement Board Member is therefore considered an access person of Dreyfus or their respective Funds.

               - APPROVAL - written consent or written notice of nonobjection.

               - BENEFICIAL OWNERSHIP - The definition that follows conforms to interpretations of the Securities and Exchange Commission on this matter. Because a determination of beneficial ownership requires a detailed analysis of personal financial circumstances that are subject to change, Corporate Compliance ordinarily will not advise Nonmanagement Board Members ("NBM") on this definition. It is the responsibility of each NBM to read the definition, and based on that definition determine whether he/she is the beneficial owner of a security.

               Securities owned of record or held in the NBM's name are
                 generally considered to be beneficially owned by the NBM.

               Securities held in the name of any other person are deemed to be beneficially owned by the NBM if by reason of any contract, understanding, relationship, agreement or other arrangement, the NBM obtains therefrom benefits substantially equivalent to those of ownership, including the power to vote, or to direct the disposition of, such securities. Beneficial ownership includes securities held by others for the NBM's benefit (regardless of record ownership), e.g., securities held for the NBM or members of the NBM's immediate family, defined below, by agents, custodians, brokers, trustees, executors or other administrators; securities owned by the NBM, but which have not been transferred into the NBM's name on the books of the company; securities which the NBM has pledged; or securities owned by a corporation that should be regarded as the NBM's personal holding corporation. As a natural person, beneficial ownership is deemed to include securities held in the name or for the benefit of the NBM's immediate family, which includes the NBM's spouse, the NBM's minor children and stepchildren and the NBM's relatives or the relatives of the NBM's spouse who are sharing the NBM's home, unless because of countervailing circumstances, the NBM does not enjoy benefits substantially equivalent to those of ownership. Benefits substantially equivalent to ownership include, for example, application of the income derived from such securities to maintain a common home, meeting expenses that such person otherwise would meet from other sources, and the ability to exercise a controlling influence over the purchase, sale or voting of such securities. An NBM is also deemed the beneficial owner of securities held in the name of some other person even through the NBM does not obtain benefits of ownership, if the NBM can vest or revest title in himself or herself at once, or at some future time.

                 In addition, a person will be deemed the beneficial owner of a security if he/she has the right to acquire beneficial ownership of such security at any time (within 60 days) including but not limited to any right to acquire: (1) through the exercise of any option, warrant or right; (2) through the conversion of a security; or (3) pursuant to the power to revoke a trust, discretionary account or similar arrangement.

               With respect to ownership of securities held in trust, beneficial ownership includes ownership of securities as a trustee in instances where either the NBM as trustee or a member of the NBM's "immediate family" has a vested interest in the income or corpus of the trust, the ownership by the NBM of a vested beneficial interest in the trust and the ownership of securities as a settlor of a trust in which the NBM as the settlor has the power to revoke the trust without obtaining the consent of the beneficiaries. Certain exemptions to these trust beneficial ownership rules exist, including an exemption for instances where beneficial ownership is imposed solely by reason of the NBM being settlor or beneficiary of the securities held in trust and the ownership, acquisition and disposition of such securities by the trust is made without the NBM's prior approval as settlor or beneficiary. "Immediate family" of an NBM as trustee means the NBM's son or daughter (including any legally adopted children or any descendant of either), the NBM's stepson or stepdaughter, the NBM's father or mother or any ancestor of either, the NBM's stepfather or stepmother and the NBM's spouse.

               To the extent that stockholders of a company use it as a personal trading or investment medium and the company has no other substantial business, stockholders are regarded as beneficial owners, to the extent of their respective interests, of the stock thus invested or traded in. A general partner in a partnership is considered to have indirect beneficial ownership in the securities held by the partnership to the extent of his pro rata interest in the partnership. Indirect beneficial ownership is not, however, considered to exist solely by reason of an indirect interest in portfolio securities held by any holding company registered under the Public Utility Holding Company Act of 1935, a pension or retirement plan holding securities of an issuer whose employees generally are beneficiaries of the plan, and a business trust with over 25 beneficiaries.

               Any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting such person of beneficial ownership as part of a plan or scheme to evade the reporting requirements of the Securities Exchange Act of 1934 shall be deemed the beneficial owner of such security.

               The final determination of beneficial ownership is a question to be determined in light of the facts of a particular case. Thus, while the NBM may report the security holdings of other members of his family, the NBM may nonetheless disclaim beneficial ownership of such securities.

               - DISCRETIONARY TRADING ACCOUNT - an account over which the NBM has no direct or indirect control over the investment decision making process.

               - EXEMPT SECURITIES - Exempt Securities are defined as:

                    - direct obligations of the government of the United
                      States;

                    - bankers' acceptances;

                    - bank certificates of deposit and time deposits;

                    - commercial paper;

                    - high quality short-term debt instruments;

                    - repurchase agreements;

                    - securities issued by open-end investment companies.

                - INVESTMENT COMPANY - a company that issues securities that represent an undivided interest in the net assets held by the company. Mutual funds are investment companies that issue and sell redeemable securities representing an undivided interest in the net assets of the company.

                o INVESTMENT ETHICS COMMITTEE is composed of investment, legal, compliance, and audit management representatives of Mellon and its affiliates. The members of the Investment Ethics Committee are:
                    President and Chief Investment Officer of The Dreyfus

                    Corporation (Committee Chair)
                    General Counsel, Mellon Financial Corporation
                    Chief Risk Management Officer, Mellon Trust
                    Manager of Corporate Compliance, Mellon Financial
                    Corporation
                    Corporate Chief Auditor, Mellon Financial Corporation
                    Chief Investment/Executive Officers of two investment departments or affiliates (rotating memberships)

                 The Committee has oversight of issues related to personal securities trading and investment activity by certain employees, including those who make recommendations or decisions regarding the purchase or sale of portfolio securities by Funds or other managed accounts.

               - MELLON - Mellon Financial Corporation and all of its direct and indirect subsidiaries.

               - PRECLEARANCE COMPLIANCE OFFICER - a person designated by the
                 Manager of Corporate Compliance and/or the Investment Ethics Committee to administer, among other things, employees' preclearance requests for a specific business unit.

                                 CODE OF ETHICS

                          DAVIS SELECTED ADVISERS, L.P.
                        DAVIS SELECTED ADVISERS-NY, INC.
                             DAVIS DISTRIBUTORS, LLC
           AND THE CLIENTS FOR WHICH THEY SERVE AS INVESTMENT ADVISER

                           AS AMENDED JANUARY 29, 2000

PREAMBLE

The interests of our clients, and the interests of shareholders of the funds we advise, are, at all times, our highest priority. In order to maintain this priority, all personal securities transactions are conducted in a manner consistent with this Code of Ethics (the "Code"). We are committed to maintaining the integrity of our business by exercising vigilance in the avoidance of all actual or potential conflicts of interest or abuses of our position of trust and responsibility. The Code should be read in conjunction with this Preamble.


SECTION 1: DEFINITIONS

All definitions shall be interpreted pursuant to the Investment Company Act of 1940 (the "1940 Act") and its Rule 17j-1, and the Investment Advisers Act and its Rule 204-(2).

(A) "Adviser" means Davis Selected Advisers, L.P. ("DSA"), Davis Selected Advisers-NY, Inc. ("DSANY"), and Davis Distributors, LLC ("DDLLC"), and any firm which controls, is controlled by, or is under common control with DSA, and any other firm adopting this Code.

(B) "Access Person" means any director, officer, general partner, or Advisory Person of the Adviser or a Fund. Access Person shall not include:

         (1) disinterested Directors who are Access Persons solely by reason of being a Director of a Fund; or

         (2) Officers of a Fund who are Access Persons solely by reason of being an Officer of a Fund;

if such Disinterested Directors and Officers do not, in connection with their regular functions or duties, obtain information regarding the purchase or sale of a security by that Fund prior to disclosure in a regular meeting of Directors.*

(C) "Advisory Person" means

         (1) any employee of the Adviser or a Fund who, in connection with his/her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Covered Security by a Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales;

         (2) any natural person in a control relationship to the Adviser or a Fund who obtains information concerning recommendations made to such company with regard to the purchase of a Covered Security; or

         (3) any person who obtains information concerning any recommendations or executions of Client transactions in Covered Securities and has been designated by the Compliance Officer as an Advisory Person.*

* This Code requires the Compliance Officer to maintain a list of all Access Persons and Advisory Persons and to provide these persons with notice of their status.

(D) "Security held or to be Acquired by a Client" means:

         (1) any Covered Security which, within the most recent 15 days:

                  (a) is or has been held by a Client; or
                  (b) is being or has been seriously considered for purchase by a Client; and

         (2) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in part (i) of this section.

A Covered Security is seriously considered for purchase by a Client when a recommendation to purchase or sell a Covered Security has been communicated to a portfolio manager for a Client and the portfolio manager is considering the recommendation. A Covered Security is not being seriously considered for purchase by a Client solely by reason of that Covered Security being subject to normal review procedures applicable to portfolio securities of the Client, or normal review procedures which are part of a general industrial or business study, review, survey or research or monitoring of securities markets.

(E) "Beneficial Owner" shall be determined in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder. (The meaning of the term "Beneficial Owner" is summarized and illustrated in Appendix A attached to this Code.)

(F) "Client" means any party for whom the Adviser provides investment advisory services. Clients include Funds, whether or not the Adviser serves as the primary investment adviser or serves as sub-adviser.

(G) "Compliance Officer" shall mean an Adviser's designated Compliance Officer or, in the case of such designated Compliance Officer's unavailability or inability to act, any officer of the Adviser designated to act in such circumstances.

(H) "Control" shall have the same meaning as set forth in Section 2(a)(9) of the 1940 Act.

(I) "Covered Security" means a security as defined in Section 2(a)(36) of the 1940 Act , except that it does not include: (1) direct obligations of the Government of the United States, (2) banker's acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements; and (3) shares issued by open-end funds registered under the 1940 Act.

(J) "Disinterested Director" means a director of a Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

(K) "Fund" means each investment company for whom the Adviser serves as the primary investment adviser and manages the investment company's daily business affairs. Currently, this includes the Davis Funds and the Selected Funds.

(L) "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 505, or Rule 506,

(M) "Purchase or Sale of a Covered Security" includes, inter alia, the writing of an option to purchase or sell a Covered Security.


SECTION 2: UNLAWFUL ACTIONS

No Access Person, in connection with the purchase or sale of any Security Held or to be acquired by a Client shall

(A) employ any device, scheme or artifice to defraud a Client;

(B) make any untrue statement of a material fact (or omit to state a material fact necessary in order to make the statements made not misleading) to a DSA employee making investment decisions or to a DSA officer investigating securities transactions;

(C) engage in any act, practice or course of business that operates or would operate as a fraud or deceit to a Client; or

(D) engage in any manipulative practice with respect to a Client.


SECTION 3: PROHIBITED PURCHASES AND SALES

(A) Pre-Clearing. No Access Person shall, directly or indirectly, purchase or sell any Covered Security (or any security sold in a Limited Offering) in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership without the prior approval of the Compliance Officer. The Compliance Officer shall pre-clear his personal transactions in any Covered Security (or any security sold in a Limited Offering) with a senior officer designated by DSA.

(B) Initial Public Offerings. No Access Person shall acquire any Securities in an initial public offering.

(C) Seven Day Trading Window. No Access Person shall, directly or indirectly, purchase or sell any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, and which to his or her actual knowledge at the time of such purchase or sale is being seriously considered for purchase or sale by or for a Client, or is the subject of a pending buy or sell order by a Client, or is programmed for purchase or sale by or for a Client; or was purchased or sold by or for a Client within the seven (7) calendar day period preceding or following the purchase or sale by such Access Person.

(D) Sanctions. Upon discovering a violation of Section 3(A) of this Code, the Compliance Officer shall impose a fine in an amount he or she deems appropriate. Upon discovering a violation of Sections 2, 3(B) or 3(C) of this Code, the Adviser and the Board of Directors of any Fund affected by such violation may impose such sanctions as each deems appropriate, including, inter alia, monetary sanctions, a letter of censure or suspension or termination of the employment of the violator, civil referral to the SEC or other civil regulatory authorities, or criminal referral.

(E) For purposes of the prohibitions in Section 3 of this Code on purchases and sales of certain Securities, "directly or indirectly" shall be deemed to include within such prohibitions any transaction involving any other substantially similar Covered Securities of the same issuer, and any derivatives of such Covered Security.


SECTION 4: EXEMPTED TRANSACTIONS

(A) Blue Chip Exemption. The prohibitions of Section 3(A) of this Code shall not apply to any purchase or sale, or series of related transactions, involving less than $50,000 of the securities of a company listed either on a national securities exchange or traded over the counter and having a market capitalization exceeding $5 billion. A series of transactions in the securities of a company shall be deemed to be related if occurring within seven days, and shall be deemed not to be related if occurring more than 14 days apart.

(B) The prohibitions of Section 3 of this Code shall not apply to:

         (1) No Control. Purchases or sales effected for any account over which the Access Person has no direct or indirect influence or control.

         (2) Automatic Dividend Reinvestment Plan. Purchases that are part of an automatic dividend reinvestment plan.

         (3) Pro Rata Rights. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

         (4) Systematic Investment Plan. Purchases effected through a systematic investment plan involving the automatic investment of a predetermined amount on predetermined dates, provided the Compliance Officer has been previously notified by the employee that he or she (or his or her spouse) will be participating in the plan.

         (5) Gifts. Subject to the provisions of Section 7, the giving or receiving of any security as a gift.

         (6) Futures Contracts, Options on Futures Contracts. Any purchase or sale involving futures contracts on broad securities indices, such as the S&P, or interest rate futures contracts, or options on such futures contracts.


SECTION 5: LIMITED OFFERINGS

In reviewing requests for approval of a transaction by an Access Person involving a limited offering, the Compliance Officer shall take into account, among other factors, whether the investment opportunity should be reserved for a Client, and whether the opportunity is being offered to such Access Person by virtue of his or her position with the Adviser.

An Advisory Person who has been authorized to acquire Securities in a limited offering shall be required to disclose such investment when that Advisory Person plays a part in any Fund's subsequent consideration of an investment in the issuer. Any such consideration of an investment in the issuer shall be subject to review by Advisory Persons with no personal interest in the issuer.

SECTION 6: DISGORGEMENT BY ACCESS PERSONS OF CERTAIN SHORT-TERM TRADING PROFITS

(A) No Access Person shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 60 calendar days. Any profits realized by such Access Person on such short-term trades shall be disgorged.

(B) Any profits realized by an Access Person on trades made in violation of
Section 3(C) of this Code (the Seven Day Trading Window) shall be disgorged.


SECTION 7: GIFTS

In addition to those provisions of the NASD Rules of Fair Practice or similar ethical rules relating to the receipt of gifts and other benefits, all Access Persons are prohibited from receiving any gift, gratuity, favor award or other item or benefit having a market value in excess of $100 per person, per year, from or on behalf of any person or entity that does, or seeks to do, business with or on behalf of the Adviser or its Clients. Business-related entertainment such as meals, tickets to the theater or a sporting event which are infrequent and of a non-lavish nature are excepted from this prohibition.


SECTION 8: SERVICE AS A DIRECTOR

Access Persons are prohibited from serving on the boards of directors of publicly traded companies unless the Compliance Officer determines, in writing, that such service is not inconsistent with the interests of the Clients and their shareholders. If the Compliance Officer has approved such service, and such Access Person is also an Advisory Person, that Advisory Person shall be isolated, through "Chinese Wall" procedures, from persons making investment decisions with respect to such issuer.


SECTION 9: REPORTING

(A) Initial and Annual Disclosure. Except as provided in paragraph (e), every Access Person shall:

         (1) Report all personal holdings of Covered Securities within 10 days of becoming an Access person; and

         (2) Report all personal holdings of Covered Securities as of December 31st (or other date acceptable to the Compliance Officer) within 30 days of calendar year-end.

(B) Duplicate Confirmation Statements. Every Access Person shall instruct the broker, dealer or bank with or through whom a Covered Security transaction is effected in which every Access Person has, or by reason of such transaction acquires or sells, any direct or indirect beneficial ownership in the Covered Security, to furnish the Compliance Officer duplicate copies of transaction confirmations and statements of account at the same time such confirmations and statements of account are sent to the Access Person.

(C) Quarterly Reporting. Every Access Person shall report within 10 days after the end of each calendar quarter to the Compliance Officer all Covered Securities transactions taking place during the preceding calendar quarter in an account of which the Access Person is a Beneficial Owner. If the Access Person did not execute any such transactions during the preceding calendar quarter, he shall report such fact to the Compliance Officer.

(D) Opening Brokerage Accounts. Prior to the opening of an account for the purpose of executing transactions in Covered Securities, every Access Person shall obtain the written consent of the Compliance Officer.

(E) Non-Discretionary Accounts. No person shall be required to make a report with respect to any account over which such person does not have any direct or indirect influence or control.

(F) Non-Admission Statement. Any such disclosure report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Covered Security to which the report relates.


SECTION 10: ADMINISTRATION OF THE CODE

(A) Appointment of a Compliance Officer. DSA shall appoint a Compliance Officer and shall keep a record for five years of the persons serving as Compliance Officer and their dates of service.

(B) Administration of the Code. The Compliance Officer shall administer the Code and shall use reasonable diligence and institute procedures reasonably necessary to review reports submitted by Access Persons and to prevent violations of the Code.

(C) Record of Violations of the Code. The Compliance Officer shall maintain a record of all violations of the Code, and of any action taken as a result of the violation, which shall be maintained for five years in an easily accessible place.

(D) List of Access and Advisory Persons. The Compliance Officer shall prepare a list of the Access Persons and Advisory Persons, shall update the list as necessary, and shall maintain a record (for 5 years) of former lists of Access and Advisory Persons.

(E) Notice of Status as Access or Advisory Person. The Compliance Officer shall notify each Access and Advisory Person of their status, provide them with a copy of this Code, and obtain an acknowledgment from such person of receipt thereof.

(F) Notice of Amendments to the Code. Amendments to this Code shall be provided to each Access and Advisory Person, who shall acknowledge receipt thereof.

(G) Exemptions to the Code. The Board of Directors of the Funds may exempt any person from application of any Section(s) of this Code. A written memorandum shall specify the Section(s) of this Code from which the person is exempted and the reasons therefore.

(H) Quarterly Directors' Report. The Compliance Officer shall compile a quarterly report to be presented to the Board of Directors of each of the Funds. Such report shall discuss compliance with this Code, and shall provide details with respect to any failure to comply and the actions taken by the Adviser upon discovery of such failure.

(I) Annual Directors' Report. Not less than once a year the Compliance Officer shall furnish to Directors of each of the Funds, and the Directors shall consider, a written report that:

         (1) Describes any issues arising under the Code since the last report to the Directors, including, but not limited to, information about material violations of the Code and sanctions imposed in response to the material violations. The annual written report may incorporate by reference information included in written quarterly reports previously presented to the Directors; and

         (2) Certifies that DSA has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.


SECTION 11: ADOPTION OF CODE BY ENTITIES OTHER THAN DSA

The Compliance Officer of DSA shall ensure that all firms controlling, controlled by, or under common control with DSA that employ persons who obtain information concerning recommendations or executions of Covered Security transactions of any Client have adopted the Code or have imposed similar ethical constraints on their personnel.


SECTION 12: MATERIAL CHANGES TO THE CODE

(A) All material changes to the Code must be approved by a majority of the Board of Directors (including independent directors voting separately) of Funds at their next regular meeting (and in no event more than 6 months after material change). DSA shall provide the Directors with a certification that DSA has adopted procedures reasonably necessary to prevent Access Persons from violating the Code. The Directors shall base their approval on a determination that the Code contains provisions reasonably necessary to prevent Access persons from violating Section 2 of this Code.

(B) A copy of each version of the Code shall be maintained for five years in an easily accessible place.

                                 CODE OF ETHICS

                          DAVIS SELECTED ADVISERS, L.P.
                        DAVIS SELECTED ADVISERS-NY, INC.
                             DAVIS DISTRIBUTORS, LLC
           AND THE CLIENTS FOR WHICH THEY SERVE AS INVESTMENT ADVISER

                           AS AMENDED JANUARY 29, 2000


INITIAL & ANNUAL CODE OF ETHICS CERTIFICATION

I acknowledge that I have received a copy and read the Code of Ethics, as amended January 29, 2000, for Davis Selected Advisers, L.P., Davis Selected Advisers-NY, Inc., Davis Distributors, LLC, other entities adopting this Code and the Funds and clients for which they serve as investment adviser. I understand my responsibilities under this Code of Ethics and agree to comply with all of its terms and conditions. I will retain a copy of this Code of Ethics for future reference.

I hereby certify that I have complied with the requirements of the Code of Ethics of Davis Selected Advisers, L.P., Davis Selected Advisers-NY, Inc., Davis Distributors, LLC, and the clients for which they serve as investment adviser, as amended January 29, 2000, and that I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to such Code of Ethics.



_________________________________              _________________________________
Print Name                                     Signature


_________________________________
Date






RETURN TO HUMAN RESOURCES DEPARTMENT.

                                 CODE OF ETHICS

                          DAVIS SELECTED ADVISERS, L.P.
                        DAVIS SELECTED ADVISERS-NY, INC.
                             DAVIS DISTRIBUTORS, LLC
           AND THE CLIENTS FOR WHICH THEY SERVE AS INVESTMENT ADVISER

                           AS AMENDED JANUARY 29, 2000


INITIAL & ANNUAL CODE OF ETHICS CERTIFICATION

I acknowledge that I have received a copy and read the Code of Ethics, as amended January 29, 2000, for Davis Selected Advisers, L.P., Davis Selected Advisers-NY, Inc., Davis Distributors, LLC, other entities adopting this Code, and the Funds and clients for which they serve as investment adviser. I understand my responsibilities under this Code of Ethics and agree to comply with all of its terms and conditions. I will retain a copy of this Code of Ethics for future reference.

I hereby certify that I have complied with the requirements of the Code of Ethics of Davis Selected Advisers, L.P., Davis Selected Advisers-NY, Inc., Davis Distributors, LLC, and the clients for which they serve as investment adviser, as amended January 29, 2000, and that I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to such Code of Ethics.



_________________________________              _________________________________
Print Name                                     Signature


_________________________________
Date






EMPLOYEE COPY.

                                 CODE OF ETHICS

                          DAVIS SELECTED ADVISERS, L.P.
                        DAVIS SELECTED ADVISERS-NY, INC.
                             DAVIS DISTRIBUTORS, LLC
           AND THE CLIENTS FOR WHICH THEY SERVE AS INVESTMENT ADVISER

                           AS AMENDED JANUARY 29, 2000


BENEFICIAL OWNERSHIP

For purposes of the Code of Ethics, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in such security.

You have a pecuniary interest in a security if you have the opportunity, directly or indirectly, to profit or share in the profit derived from a transaction in such security. You are deemed to have a pecuniary interest in any securities held by members of your immediate family sharing your household. "Immediate family" means your son or daughter (including any legally adopted child) or any descendants of either, your stepson or stepdaughter, your father or mother or any ancestor of either, your stepfather or stepmother, and your spouse. Also, you are deemed to have a pecuniary interest in securities held by a partnership of which you are a general partner, and beneficial ownership of the securities held by such partnership will be attributed to you in proportion to the greater of your capital account or interest in the partnership at the time of any transaction in such securities. You are also deemed to have a pecuniary interest in the portfolio securities held by a corporation if you are a controlling shareholder of such corporation and have or share investment control over such portfolio securities. Additionally, certain performance-related fees received by brokers, dealers, banks, insurance companies, investment companies, investment advisors, trustees and others may give rise to pecuniary interests in securities over which such persons have voting or investment control.

Securities owned of record or held in your name are generally considered to be beneficially owned by you if you have a pecuniary interest in such securities. Beneficial ownership may include securities held by others for your benefit regardless of record ownership (e.g., securities held for you or members of your immediate family by agents, custodians, brokers, trustees, executors or other administrators; securities owned by you but which have not been transferred into your name on the books of a company; and securities which you have pledged) if you have or share a pecuniary interest in such securities.

With respect to ownership of securities held in trust, beneficial ownership includes the ownership of securities as a trustee in instances either where you as trustee have, or where a member of your immediate family has, a pecuniary interest in the securities held by the trust (e.g., by virtue of being a beneficiary of the trust).

The final determination of beneficial ownership is a question to be determined in light of the facts of a particular case. Thus, while you may include security holdings of other members of your family, you may nonetheless disclaim beneficial ownership of such securities. Any uncertainty as to whether you are the beneficial owner of a security should be brought to the attention of the Compliance Officer.

                              [INVESCO FUNDS LOGO]


             INVESCO FUNDS GROUP, INC. & INVESCO DISTRIBUTORS, INC.

                        COMPLIANCE AND BUSINESS POLICIES



                                  INTRODUCTION

INVESCO's compliance and business policies adhere strictly to sound investment principles and practices and to the highest of ethical standards. Our policies are intended to ensure full conformity to the rules and regulations of our regulatory organizations.

The responsibility for following the policies and procedures rests with you, the employee. While INVESCO has a variety of procedures to oversee compliance, a conscientious, professional, and ethical attitude on your part will ensure that we fulfill the rules, regulations and business customs of our industry.

Every attempt has been made to cover all requirements, however, your good judgment is required for the success of INVESCO's compliance program. You should be familiar with the procedures and policies in this manual.

Occasionally, questions may arise which cannot be answered through this manual. In this instance, questions should be directed to the Legal & Compliance department.

Disciplinary sanctions such as suspension, with or without pay, or termination of employment may be imposed against any person who fails to adhere to the policies and procedures set forth in this manual.

On an annual basis, each INVESCO officer, director, and employee will be required to provide a written certification that he or she has read and understands the policies in the manual, recognizing that he or she is subject to the policies. In addition, on an annual basis each INVESCO officer, director, and employee will be required to certify in writing the disclosure of all personal securities transactions and reportable accounts.

     Questions regarding the contents of this manual should be directed to:

                           Stephanie Barres, ext. 6475

                                Tison Cory, 6829

                Tane Tyler, Assistant General Counsel, ext. 6243

                     Glen Payne, General Counsel, ext. 6200

                                 CODE OF ETHICS

As members of an organization serving the public, all employees are guided in their actions by the highest ethical and professional standards.

     1. The general conduct of all employees must at all times reflect the professional nature of the business we are in. INVESCO employees are judicious, accurate, objective and reasonable in dealing with both clients and other parties. The personal integrity of all employees must be beyond the slightest shadow of a doubt.

     2. All INVESCO personnel must act within the spirit and the letter of all federal, state, and local laws and regulations pertaining to the securities business.


                                                                  August 4, 2000

     3. At all times, the interest of the client has precedence over any personal interest.

     4. All officers, directors and employees shall obtain written prior approval before placing a securities transaction (as listed in the following INVESCO policies).

     5. INVESCO personnel will not accept compensation of any sort for services, from any outside source without the permission of the CEO or their representative.

     6. When personal interests conflict with the interests of INVESCO and it's clients, the employee will report the conflict to the Legal & Compliance department for resolution.

     7. Recommendations and actions of INVESCO are confidential and private matters between INVESCO and its clients. It is INVESCO's policy to prohibit, prior to general public release, the transmission, distribution or communication of any information regarding securities transaction of client accounts except to broker/dealers in the ordinary course of business.

     8. No information obtained during the course of employment regarding particular securities (including reports and recommendations of INVESCO) may be transmitted, distributed, or communicated to anyone who is not affiliated with INVESCO. In addition, an employee in possession of this information may not use this information for their own personal gain.

     9. The policies and guidelines set forth in this Code of Ethics must be strictly adhered to by all INVESCO employees. Severe disciplinary actions, including dismissal, may be imposed for violations of this Code, including the guidelines that follow.

                     GUIDELINES FOR AVOIDING PROHIBITED ACTS

INVESCO employees are prohibited from the following ("Prohibited Acts"):

     1. Soliciting or recommending purchases, sales or reinvestment in securities not in accordance with the client's investment objectives and guidelines.

     2. Attempting to use their influence to cause any client account to purchase, sell or retain any securities for the purpose of seeking any form of personal gain.

     3. Warranting the value or price of any security or guaranteeing its future performance.

     4. Promising or representing that an issuer of securities will meet its obligations or will fulfill its investment or business objectives in the future.

     5. Agreeing to protect a client against loss by repurchasing a security at some future time.

     6.   Owning or taking title to any funds or assets of a client.

     7. Maintaining a joint brokerage or bank account with any client; sharing any benefit, profit or loss resulting from securities transactions with any client; or entering into any business transaction with any client.

     8. Borrowing money or securities from any client, regardless of the relationship between the client and INVESCO representative.

     9. Owning, operating, managing or otherwise engaging in or being employed by any outside business activity on either a full-time or part-time basis without the prior written approval of the President or CEO.


                                                                  August 4, 2000

     10. Violating or failing to abide by INVESCO's policy designed to detect and prevent insider trading, and INVESCO policy regarding buying and selling AMVESCAP shares or ADR's.

     11.  Entering orders in any account for which there is no client.

Any employee who becomes aware of any conduct which might violate the Prohibited Acts listed above, any laws or regulations, or improper or unauthorized actions, should report such conduct to their supervisor. Any questions about the conduct required by INVESCO should be directed to the Legal & Compliance department.



                               NEED-TO-KNOW POLICY

In conjunction with the policies regarding insider trading and material information, INVESCO maintains a Need-to-Know Policy. This policy has been adopted to prevent even the appearance of impropriety.

As INVESCO diversifies its products and services, we must be aware that potential conflicts may arise. For instance, in the normal course of business with a retirement plan, INVESCO may receive confidential information about the plan's company (such as imminent lay-offs, poor earnings, etc.) that may be material to a portfolio manager holding the stock and trying to determine to buy or sell the securities.

In consideration of our professional responsibilities, and under law, INVESCO must not use nonpublic information improperly to benefit INVESCO, a client, or an individual. INVESCO personnel should always make every effort to avoid even the appearance of misusing nonpublic information.

In light of this, INVESCO employees who have nonpublic information must not disclose it to anyone who does not have a "need to know." This policy, also know as a "Fire Wall," is designed to keep the information confidential. While there may be times in which trading or other activities must be restricted, reliance on a successful operating Fire Wall allows INVESCO to minimize such restrictions. The Fire Wall permits INVESCO personnel in non-affected areas to continue to engage in activities involving a particular company's securities.

Under the Fire Wall policy, those on the "informed" side of the wall have a special duty to ensure that appropriate standards or confidentiality are maintained. For those on the "uninformed" side of the wall, a corresponding duty exists. All INVESCO personnel are prohibited from making any effort to obtain nonpublic information that may be in the possession of other parts of the organization. Again, INVESCO employees who have nonpublic information must not disclose it to anyone who does not have a need to know.

When material information is communicated, whether to other personnel or to those outside the organization, the second person is then "brought over the wall" and is then prohibited from effecting transactions in the concerned company securities until the information is made public. Therefore, extreme care should be taken to ensure that they are not put in a position of nonpublic information about other transactions that might prejudice or inhibit the appropriate performance of their other functions in their normal area of operation.

Any questions as to whether a piece of information is material or should not be communicated should be directed to the Legal & Compliance department of INVESCO.

     This policy is to be read in conjunction with the INVESCO Personal Securities Trading Policies.



                              GIFTS AND GRATUITIES

In compliance with the National Association of Securities Dealers Regulation, Inc. (NASDR) Conduct Rule 3060 (a): No officer, director, or employee of INVESCO shall directly or indirectly accept in any one year gifts, gratuities or favors in excess of $100 per individual per year from any one broker/dealer without the prior written approval of the Legal department.


                                                                  August 4, 2000

In connection with the retail sale or distribution of shares of the INVESCO Funds products (retail, variable, etc.), no officer director, or employee covered by this policy may offer or pay to any broker/dealer anything of material value over $50, and no broker/dealer may solicit or accept anything of material value (over $50). See NASDR Conduct Rules 2820 & 2830.

Gifts or gratuities of any amount to any fiduciary of an existing or prospective ERISA account, or any associated person thereof, should be pre-approved in writing by the Legal Department. The U.S. Department of Labor (DOL) has specific regulations regarding this issue which may necessitate a review for individual clients.

Lavish or frequent entertainment may be considered a gift.

NASDR Rules require that the receipt of a gift or the giving of a gift must be documented. Recordkeeping for gifts is maintained in the Legal department.

     To report a gift, complete the Gift Reporting Form and forward to Stephanie Barres, Mail Stop 201.



                          ACTIVITIES OUTSIDE OF INVESCO

If you wish to accept a position with a corporation (public or private), charitable organization, foundation or similar group, you should seek prior approval. Submit a memorandum detailing the proposed activity to the Human Resources department, the Chief Executive Officer and to the General Counsel.

The memorandum should state the compensation or benefits, direct or indirect, that you will receive from your participation and the nature of the time commitment involved. These types of requests will be treated on a case-by-case basis with the interests of INVESCO and its clients being paramount.

If authorization to serve on the board of directors of a company is granted, the INVESCO officer, director or employee serving as a director shall refrain from any direct or indirect involvement in the consideration for purchase or sale and in the purchase of sale by any INVESCO client. For example, securities of the company of which the INVESCO officer, director or employee serves as a director, or any securities of an affiliate of such company, should not be purchased for INVESCO clients.

From time to time our employees are asked to serve as Directors, Advisory Directors, Trustees or officers of various corporations, charitable organizations, foundations and the like -- these may be paid or volunteer. Sometimes the corporations are public or are thinking of becoming public and sometimes they are closely held corporations never expected to be publicly traded. Some of the activities may involve participation in, or knowledge of, proposed financial investments by the group involved. This section will briefly address the issues raised by these activities.

There is no absolute prohibition on an INVESCO employee participating in outside activities. As a practical matter, however, there may be circumstances in which it would not be in INVESCO's best interest to allow employees to participate in outside activities. The first consideration must be whether the activity will take so much of the employee's time that it will affect his or her performance. As important, however, is whether the activity will subject the employee to conflicts of interest that will reflect poorly on both him or her and INVESCO.

Our business is such that we must adhere strictly to the highest ethical standards and strive to avoid even the appearance of impropriety and conflict. It is impossible to anticipate every conflict that may arise, but activities should be limited to those that have the least probability of creating them. For example, serving on the board of a publicly traded company has clear potential for conflict, while serving on the board of a charitable organization generally does not.

Another consideration is that under the law, INVESCO and its employees must not use non-public material information improperly to benefit themselves or INVESCO's clients. It is conceivable, for example, that as an advisory board member, you may receive material non-public information about certain public companies. If this occurs, you would be prohibited from effecting transactions (either for your account or client accounts) until the information either is made available to the public or ceases to be material. You would also be required to keep the information confidential and,


                                                                  August 4, 2000
pursuant to our Code of Ethics and Insider Trading Policies, avoid using the information to effect trades.

Additionally, even if you are positive that you do not have any "insider information," unforeseen market events may make it look as if you did -- e.g., you sell securities of a company that subsequently reports an adverse event (e.g., loss of a major customer, departure of key employees, etc.). It is virtually impossible to prove a negative -- that you didn't know about the event -- and it may make it difficult to win any lawsuit that is brought or to mitigate any resulting adverse publicity.



                              BUSINESS CARD POLICY

It is the policy of INVESCO, that the business cards of the officers and employees of INVESCO be accurate, clear, and not misleading to the recipient. The SEC and NASDR categorize business cards as advertising material, and thus apply all general marketing rules to business cards. Accordingly, when developing and disseminating business cards, certain guidelines should be followed. Also, as with all advertising and marketing materials, approval should be obtained from the Legal & Compliance department.

Standard INVESCO business cards prepared by the marketing Communications group meet all the necessary requirements. INVESCO Funds employees should only use business cards ordered from the Communications group.



                 EMPLOYEE POLITICAL AND CHARITABLE CONTRIBUTIONS

INVESCO realizes that, as active members of the community and involved citizens, its employees often participate in political and charitable projects and activities that may include donations and contributions by employees to political candidates or charitable organizations.

Although INVESCO encourages civic and community involvement by its employees, INVESCO desires to avoid any situation that raises a conflict of interest or that creates an appearance of impropriety in the context of INVESCO's business relationships. Specifically, this policy prohibits employees from making political or charitable contributions when the solicitation or request for such contributions implies that continued or future business with INVESCO depends on making such a contribution. Similarly, no contribution should be made that creates the appearance that INVESCO stands to benefit in its business relations because of an employee's contribution.

CAMPAIGN CONTRIBUTIONS

Both federal and state campaign finance laws include limits on political contributions that employees may make. Under federal law, the maximum amount an individual may contribute to a political candidate is $1,000 per election. The limits imposed by state law vary.

Generally, INVESCO policy is that all contributions made by employees must be entirely voluntary and should only be in an amount that is determined by the employee, taking into account this policy, to be unlikely to influence the candidate's judgment regarding any continued or future business with INVESCO. No contributions should be made that create the appearance of any of the conflicts discussed. In no case may any contribution exceed the applicable federal or state limitations.

If an employee is unsure if a particular political contribution would be in compliance with this policy, they should consult the Legal & Compliance department.



                             CONTRACT RECORDKEEPING

All signed original agreements entered into on behalf of INVESCO should be sent to the Legal & Compliance department for inclusion in the contract database, and for disaster recovery purposes.


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                                                                               5

Only officers (Assistant Vice President, Vice President, and Senior Vice President) of INVESCO Funds Group, Inc., and of INVESCO Distributors, Inc., may sign contacts on behalf of INVESCO. Contact your department head to determine the appropriate officer to sign a contract.



--------------------------------------------------------------------------------
                  INVESCO PERSONAL SECURITIES TRADING POLICIES

           (Substantially identical to the policies applicable to all
                           AMVESCAP entities Globally)


I.   CORE PRINCIPLES (ALL EMPLOYEES)

     A. Employees have a duty to serve the best interests of clients and not to engage in conduct that is in conflict with such interests.

     B.   Employees are prohibited from misusing "inside information".

     C. Employees are permitted to acquire shares of AMVESCAP PLC ("AMVESCAP") through authorized share purchase schemes (including the AMVESCAP International Sharesave Plan) and otherwise in a manner consistent with applicable law.

     D. Employees are encouraged to invest in mutual funds, unit trusts and other collective investment vehicles sponsored by subsidiaries of AMVESCAP.

     E. Subject to certain exceptions set forth in these Policies employees are permitted to invest in other securities if they observe applicable laws and regulations and both the letter and spirit of these Policies.

     F. These Policies operate as a minimum "threshold" standard, and it is recognized that the Company's operating divisions and individual business units may wish to establish stricter standards. Less strict standards than those set forth in these Policies are generally discouraged and will be permitted only on an exceptional "case by case" basis and only where such exceptions are permitted by applicable law and are not inconsistent with these Core Principles.

II.  PROHIBITION AGAINST INSIDER TRADING (ALL EMPLOYEES)

     A. Terms and Definitions - As used in this Section II, certain key terms have the following meanings:

     1. "Insider" - The concept of "Insider" is broad, and includes at a minimum all directors, officers and employees of a company. Directors, officers and employees of AMVESCAP and its subsidiary companies are deemed to be Insiders of AMVESCAP. In addition, any person may be a temporary Insider if he/she enters into a special, confidential relationship with a company in the conduct of its affairs and, as a result, has access to non-public information developed for the company's purposes. Thus, any person associated with AMVESCAP or any of its subsidiaries may become a temporary Insider of a company which is advised by a subsidiary or for which a subsidiary performs other services. Temporary Insiders of a company may also include, for example, its attorneys, accountants, consultants and other agents, or employees of its bank lenders and major customers.

     2. "Insider Trading" - While the law concerning "Insider Trading" is not static, it generally includes: (1) trading by an Insider while in possession of Material or Market/Price Sensitive Non-Public Information; (2) trading by non-insiders while in possession of Material or Market/Price Sensitive Non-Public Information either improperly obtained by the non-insider or disclosed to the non-insider by an Insider in violation of the Insider's duty to keep it confidential; and (3) communicating Material or Market/Price Sensitive Non-Public Information to others.


                                                                  August 4, 2000

     3. "Material Information" (U.S. terminology) and "Market or Price Sensitive Information" (U.K. terminology) - These terms generally include (1) any information that a reasonable investor would likely consider to be important to making an investment decision; and (2) any information that is reasonably certain to have a substantial effect on the price of a company's securities. Examples of Material or Market/Price Sensitive Information include (but are not limited to) changes in dividends or dividend policy, earnings estimates or changes in previously released earnings estimates, developments concerning significant merger or acquisition proposals, developments in major litigation, and significant changes in management.

     4. "NON-PUBLIC INFORMATION" - Information is "non-public" until it has been effectively communicated to the market and the market has had time to "absorb" the information. For example, information found in a report filed with the Securities and Exchange Commission, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

     B. GENERAL PROHIBITION - All Directors, officers and employees (including contract employees and part-time personnel) of AMVESCAP, its subsidiaries and affiliated companies worldwide, are prohibited from engaging in Insider Trading. This prohibition applies to both personal and client accounts.

     C. REPORTING OBLIGATION - Any Director, officer or employee (including any contract or part-time employee) who possesses or believes that he/she may possess Material or Market/Price Sensitive Non-Public Information about any issuer of securities must report the matter immediately to his/her legal/compliance department, which will review the matter and provide further instructions as to the appropriate handling of the information.

III. POLICIES AND PROCEDURES GOVERNING PERSONAL SECURITIES TRANSACTIONS GENERALLY (COVERED PERSONS ONLY)

     A.   COVERED PERSONS - The policies and procedures set forth in this
          Section III apply to Directors, officers and employees of AMVESCAP, its subsidiaries and affiliated companies ("AMVESCAP Companies") who are deemed to be "Covered Persons" as defined herein. The term "Covered Persons" includes all such Directors, officers and employees except those who have been determined to be "Exempt Persons" by the relevant management committee of an operating division of AMVESCAP or its designee ("Relevant Management Committee").

     B.   EXEMPT PERSONS - AN "EXEMPT PERSON" MUST MEET ALL OF THE FOLLOWING
          CRITERIA:

               1. Work in a position which is unrelated to any AMVESCAP Company's investment management, investment policy or investment strategy activities and who has no day-to-day access to information on current investment strategy, portfolio holdings and portfolio transactions;

               2. Demonstrate lack of day-to-day access to such information by factors such as physical separation (e.g. employment in a facility physically separated from the locations where investment-related activities occur) and lack of access to computer systems that would provide access to portfolio information;

               3. Annually sign a statement to the effect that such person has no actual access to such information, and that if he/she comes into contact with such information he/she will promptly notify his/her legal/compliance department who will determine, based on a review of the employee's circumstances, whether he/she may continue to be designated as an "Exempt Person".

                    Note: Each exempt person's status will be reviewed periodically by the legal/compliance department. If any one of the above


                                                                  August 4, 2000
                    requirements is not met, the employee will immediately be considered to be a covered person.

     C.   GENERAL POLICY

     1. Covered Persons may not engage in personal securities transactions that create an actual or potential conflict of interest with client trading activity. Thus Covered Persons have a fiduciary responsibility to ensure that all client trading activity in a security is completed before engaging in personal securities transactions in the same security.

     2. For purposes of this Section III the term "personal securities transaction" includes any transaction by a Covered Person for a "Covered Account", defined as any account: (a) in which a Covered Person has a direct or indirect financial interest; or (b) over which such Covered Person has direct or indirect control over the purchase or sale of securities. Such Covered Accounts may include, but are not limited to, accounts of a spouse, minor child, relative, friend, or personal business associate.

     D.   PRE-CLEARANCE REQUIREMENTS

     1.   GENERAL REQUIREMENT -

     a. A Covered Person may not engage in a personal securities transaction unless it has been pre-cleared by his/her legal/compliance department following a determination that the transaction does not give rise to an actual or potential conflict of interest with client activity in the same security. This determination shall not be made, and pre-clearance shall not be given, if there has been a client account transaction in the same security within seven (7) calendar days of the proposed personal securities transaction (the "7-Day Rule").

     b. Subject to oversight by the Relevant Management Committee, the legal/compliance department has responsibility for setting the policy for determining which client accounts will be matched against each Covered Person's personal securities transactions.

     c. The pre-clearance requirements and procedures set forth in this paragraph D apply to personal securities transactions in any security that is not the subject of an exception set forth in paragraph F below, and specifically apply to transactions in shares of AMVESCAP and to transactions in shares of closed-end investment companies and closed-end investment trusts managed by an AMVESCAP company.

     d. In the case of personal securities transactions involving the purchase or sale of an option on an equity security, the legal/compliance department will determine whether to pre-clear the transaction by matching the personal securities transaction against client account activity in both the option and the underlying security.

     e. It shall be the responsibility of the legal/compliance department following pre-clearance of a personal securities transaction, to monitor client account activity in the same security for the following seven (7) calendar days to determine whether the appearance of a conflict is present, either in conjunction with a particular transaction or as the result of a pattern of trading activity and, if so, whether any additional action (such as disgorgement of profits) is warranted.

     2. PRE-CLEARANCE PROCEDURES - The legal/compliance department shall be responsible for setting appropriate procedures (and documentation) to carry out the pre-clearance requirements set forth in this paragraph
          D. These procedures shall include the following:

     a. The requirement that a Covered Person complete and submit to his/her legal/compliance department a pre-clearance request form setting forth details of each proposed personal securities transaction;

     b. The review of each such pre-clearance request form by the legal/compliance department, followed by its authorization or denial (as time-stamped on the form) of the request, and a communication of this decision to


                                                                  August 4, 2000
          the affected Covered Person.

     c. The execution by such Covered Person of the authorized personal securities transaction within one trading day following the date of approval, following which time period a new pre-clearance request form must be submitted.

     3.   DE MINIMIS EXEMPTION

A pre-clearance request relating to a proposed personal securities transaction involving 2,000 or fewer shares (or 20 or fewer contracts, in the case of options) of an issuer that has at least US $1 billion (or non-U.S. currency equivalent) in market capitalization shall not be subject to the 7-Day Rule or other provisions of sub-paragraph D.1, provided (a) that any pre-clearance approval given for such transaction shall be valid for ten (10) calendar days only; and (b) no Covered Persons may make pre-clearance requests relating to transactions involving 2,000 shares (or 20 contracts in the case of options) of any particular security more than once every 30 calendar days.

E.   REPORTING REQUIREMENTS

     1. INITIAL REPORTS BY COVERED PERSONS - Within 10 days of commencement of employment each Covered Person must provide to his/her legal/compliance department a complete list of all of his or her Covered Accounts.

     2. REPORTS OF TRADE CONFIRMATIONS - Within (ten) 10 calendar days of settlement of each personal securities transaction, the Covered Person engaging in the transaction must file or cause to be filed with the legal/compliance department a duplicate copy of the broker-dealer confirmation for such transaction. (Note: The duplicate confirmation must be generated by the broker-dealer and mailed directly to the legal/compliance department. Employee delivered photostat copies are not acceptable.)

     3. ANNUAL UPDATE AND CERTIFICATION - No later that February 1 of each year, each Covered Person must file with the legal/compliance department an annual account statement that lists, as of December 31 of each prior year, all Covered Accounts of such Covered Person and all securities holdings of such Covered Accounts. Annually, each Covered Person must execute and provide his/her legal/compliance department with a certificate of compliance with these Policies and any other personal trading policies then in effect which apply to such Covered Person.

F.   EXCEPTIONS TO PRE-CLEARANCE AND REPORTING REQUIREMENTS

     1. Personal securities transactions in the following securities are not subject to either the pre-clearance requirements or the reporting requirements set forth in this Section III:

               a. Open-end mutual funds and open-end unit trusts (whether or not managed or distributed by an AMVESCAP Company);

               b. Variable annuities, variable life products and other similar unit-based insurance products issued by insurance companies and insurance company separate accounts.

               c.   U.S. (Federal) Government Securities, and

               d. Money market instruments (as defined by the relevant legal/compliance department).

     2. Independent Directors - Personal securities transactions of an Independent Director of AMVESCAP are not subject to either the pre-clearance or reporting requirements set forth in this Section III except with respect to personal securities transactions in the shares of AMVESCAP or shares of any closed-end investment company or investment trust served by such Independent Director in a Director or Trustee capacity. For purposes of this exception the term "Independent Director" includes (a) any Director of AMVESCAP (i) who is neither an officer nor employee of AMVESCAP or of any AMVESCAP Company, or (ii) who is not otherwise "connected with" AMVESCAP or any AMVESCAP Company within the meaning of the London Stock


                                                                  August 4, 2000

          Exchange Yellow Book; Personal securities transactions in the following are not subject to the pre-clearance requirements set forth in this Section III but are subject to the reporting requirements:

               a. Securities acquired through automatic dividend reinvestment plans;

               b. Securities acquired through the receipt or exercise of rights or warrants issued by a company on a pro rata basis to all holders of a class of security;

               c.   A City Index (e.g., IG Index) (UK only);

               d.   Futures contracts;

               e.   Commodities contracts; and

               f. Futures or Options on a stock market index, a foreign currency or commodity.

     4. DELEGATED DISCRETIONARY ACCOUNTS - PRE-CLEARANCE IS NOT REQUIRED FOR TRANSACTIONS IN A COVERED ACCOUNT AS TO WHICH A COVERED PERSON IS NOT EXERCISING POWER OVER INVESTMENT DISCRETION, PROVIDED THAT:

               a. The Covered Account is the subject of a written contract providing for the delegation by the Covered Person of substantially all investment discretion to another party;

               b. The Covered Person has provided his/her legal/compliance department with a copy of such written agreement;

               c. The Covered Person certifies in writing that he/she has not discussed, and will not discuss, potential investment decisions with the party to whom investment discretion has been delegated; and

               d. The Covered Person complies with all reporting requirements outlined in paragraph E above, and also provides or makes provision for the delivery to his/her legal/compliance department of monthly/quarterly statements of discretionary account holdings.

The foregoing exception from the pre-clearance requirement does not apply to transactions by a delegated discretionary account in shares of AMVESCAP. All employees are required to notify parties to whom they have delegated investment discretion that such discretion may not be exercised to purchase shares of AMVESCAP and that any sales of AMVESCAP shares by a Covered Account which is the subject of delegated investment discretion are subject to the pre-clearance and reporting requirements set forth in this Section III and the policies and provisions set forth in Section IV below.



--------------------------------------------------------------------------------
G. RESTRICTIONS ON CERTAIN ACTIVITIES

In order to avoid even the appearance of conduct that might be deemed contrary to a client's best interests, Covered Persons (other than Independent Directors of AMVESCAP) are subject to the following additional restrictions and prohibitions relating to certain investment activities and related conduct:

     1. PROHIBITION AGAINST TRADING IN SECURITIES ON "RESTRICTED LISTS" - It is recognized that there may be occasions when AMVESCAP, an AMVESCAP Company, or a Covered Person who is a key executive of AMVESCAP or an AMVESCAP Company, may have a special relationship with an issuer of securities. In such occasions the Board of Directors of AMVESCAP or the Relevant Management Committee may decide to


                                                                  August 4, 2000
          place the securities of such issuer on a "restricted list", to be maintained by the relevant legal/compliance department. All employees are prohibited from engaging in any personal securities transactions in a security on a "restricted list".

     2. PROHIBITION AGAINST SHORT-TERM TRADING ACTIVITIES - Covered Persons are prohibited from profiting in an "opposite transaction" in the same security within 60 days of its purchase or sale. Generally, only those securities requiring pre-clearance are subject to this Short-Term Trading Prohibition. However, while options and futures transactions are generally not subject to this Short-Term Trading Prohibition, such transactions may not be used to circumvent the prohibition.

     3. PROHIBITION AGAINST SHORT SALES - Covered Persons are prohibited from engaging in short sales of securities.

     4. PROHIBITION AGAINST PURCHASES IN INITIAL PUBLIC OFFERINGS - Covered Persons are prohibited from purchasing securities in initial public offerings except in those circumstances where different amounts of such offerings are specified for different investor types (e.g. private investors and institutional investors) and the purchase has been pre-cleared by the relevant legal/compliance department on the basis that it is not likely to create any actual or potential conflict of interest.

     5. RESTRICTIONS ON THE PURCHASE OF RESTRICTED SECURITIES ISSUED BY PUBLIC COMPANIes - Generally, Covered Persons are discouraged from investing in restricted securities of public companies. A Covered Person may purchase such securities, however, if such purchase has been pre-cleared by his/her legal/compliance department following its determination that the proposed transaction does not present any actual or potential conflict of interest.

     6. RESTRICTIONS ON PRIVATE PLACEMENTS (INCLUDING HEDGE FUNDS) - A Covered Person may not purchase or sell any security obtained through a private placement (including the purchase or sale of an interest in a so-called "hedge fund") unless such transaction has been pre-cleared by his/her legal/compliance department following its determination that the proposed transaction does not present any actual or potential conflict of interest. In addition, if a Covered Person owning securities of a privately held company knows that the company is proposing to engage in a public offering involving securities of that company (whether or not such securities are of the same class as the securities held by such Covered Person), he/she must disclose this information to his/her legal/compliance department which will determine whether further action should be taken.

     7. PARTICIPATION IN INVESTMENT CLUBS - A Covered Person is prohibited from participating in an investment club unless such participation has been pre-cleared by his/her legal /compliance department following its determination that the following conditions have been satisfied:

               a. the Covered Person's participation does not create any actual or potential conflict of interest;

               b. the Covered Person does not control investment decision-making for the investment club; and

               c. The Covered Person has made satisfactory arrangements to ensure that duplicate trade confirmations of investment club activity and quarterly statements of investment club holdings are provided to his/her legal/compliance department by brokers acting on behalf of the investment club.

Should the Covered Person contribute, but not necessarily control, investment decision-making for the investment club, all transactions by the investment club would be subject to pre-clearance. (Note: Exemption from trading pre-clearance for Investment Club participation may be made by the legal/compliance department. Such account activity will be periodically reviewed and if deemed necessary, the pre-clearance exemption may be revoked at any time.)

               IV. POLICIES GOVERNING TRANSACTIONS IN SHARES OF AMVESCAP PLC (ALL EMPLOYEES)

     A. Personal securities transactions in shares of AMVESCAP PLC by Directors, officers and employees of AMVESCAP and the AMVESCAP Companies are governed by AMVESCAP's Share Dealing Code (the "Code", a copy of which is attached hereto) adopted in accordance with requirements of the London Stock Exchange. The Code is incorporated by reference and made a part of these Policies so that a violation of the


                                                                  August 4, 2000

          Code is also deemed a violation of these Policies. Among other provisions the Code generally prohibits all trading in AMVESCAP shares during certain defined "closed periods" which are typically two calendar months before annual results and earnings announcements and one calendar month before quarterly results and earnings announcements.

     B. The prohibitions against insider trading set forth above in Section II of these Policies and the pre-clearance and reporting provisions set forth above in Section III of these Policies apply to personal securities transactions in shares of AMVESCAP, with the exception that the purchase of shares through regular payroll deduction in connection with operation of the AMVESCAP International Sharesave Plan is exempt from the pre-clearance provisions of Section III.

     C. The foregoing provisions apply to all Directors, officers and employees of AMVESCAP, including both Covered Persons and Exempt Persons as defined in Section III, and apply to all personal securities transactions by or for the benefit of such persons, including transactions in discretionary accounts maintained for such persons.



--------------------------------------------------------------------------------
V.   ADMINISTRATION OF POLICIES (ALL EMPLOYEES)

     A. With the exception of Part IV above, administration of these Policies is the responsibility of the various legal/compliance departments within the AMVESCAP group, subject to general oversight by the Relevant Management Committees.

     B. Responsibility for the administration of these Policies as they relate to transactions in AMVESCAP shares (Part IV above) rests jointly with the AMVESCAP Company Secretary, responsible for interpretations of the Code; its Group Compliance Officer, responsible for determinations made in the event of possible violations of the Code or of these Policies; and its various legal/compliance departments, responsible for pre-clearance and reporting of transactions. In any event responsibility for these Policies as they pertain to trading in AMVESCAP shares is subject to general oversight by the AMVESCAP Board of Directors.

     C.   Administrative responsibility for these Policies includes:

               1. the authority to adopt such forms and procedures as may be appropriate to implement these Policies;

               2. the authority to recommend and to implement policies that are more restrictive than those set forth in these Policies;

               3. the authority, on a case by case basis, and to a limited extent, to approve exceptions from any of the prohibitions, restrictions or procedures set forth in Part III of these Policies; and

               4. The authority to review violations of the Policies and to recommend to the Relevant Management Committee (or to the AMVESCAP Board of Directors in the case of violation of the Policies set forth in Part IV), such penalties and sanctions as may be appropriate under the circumstances.

     D. Exceptions - Where exceptions are approved under subparagraph C (3) above, a determination shall be made, in the case of each such exception, that it is consistent with the Core Principles set forth in
          Section I of these Policies and that it does not create an actual or potential conflict of interest. The approval of the exception and the circumstances surrounding such approval shall be noted in writing and reported to the Relevant Management Committee at the next available opportunity.


                                                                  August 4, 2000

     E.   PENALTIES AND SANCTIONS

          1. Persons who are found to have violated the prohibitions against Insider Trading set forth in Section II of these Policies may be subject to severe penalties and sanctions including but not limited to disgorgement of profits and suspension or termination of employment. These penalties and sanctions shall be in addition to any penalties that may be imposed by law, including (a) civil injunctions; (b) revocation of licenses and registrations; (c) substantial fines; and/or (d) imprisonment.

          2. Persons who are found to have knowingly violated any of the other provisions of these Policies, including the pre-clearance and reporting requirements, the restrictions against certain defined activities and the rules governing trading in shares of AMVESCAP, shall be subject to a range of possible sanctions including, among other actions: (a) required special education or training;
               (b) letters of admonition or censure; (c) restrictions on further personal securities transactions; (d) disgorgement of profits; and (e) reassignment, demotion, suspension or termination of employment.



--------------------------------------------------------------------------------
               POLICY FOR DIRECTOR AND EMPLOYEE PERSONAL DEALINGS

                    IN THE SHARES AND OPTIONS OF AMVESCAP PLC


                                  INTRODUCTION

The London Stock Exchange requires all listed companies to adopt a share dealing policy and procedures designed to prevent members of the Board of Directors and employees from improperly using material non-public information. We must comply with this policy if we wish to deal in the Ordinary Shares, American Depository Receipts ("ADRs"), or exercise share options of AMVESCAP PLC.

                          PERSONS COVERED BY THE POLICY

All members of the AMVESCAP PLC Board of Directors, Executive Board, and all employees are subject to this policy. In addition, all "connected persons" of Board members or employees are also covered.

Persons connected to directors or employees includes:

          -    Our spouses;

          - Our dependent children under the age of 18 (including adopted, illegitimate or step-children);

          - Any body corporate, or other business entity, with which the director or employee is "associated" i.e., where 20% or more of the equity share capital or voting power is controlled by the director or employee and their connected persons;

          - The trustees of any trust where the beneficiaries of the trust include any of the above connected persons (with the exception of employee share schemes and pension schemes);

          - Our business partners i.e., a person or business entity with which we share a mutual economic interest under an agreement to share that interest.


                                                                  August 4, 2000

                               DEALING PROCEDURES

All of our transactions in AMVESCAP PLC ordinary shares or ADRs must be approved in advance, including those in plans or trusts sponsored by the Company. Members of the Board of Directors and Executive Board must obtain prior clearance from the Group Compliance Officer. Employees must obtain approval in accordance with the personal share dealing policies in effect in their business unit. Generally this will mean seeking approval via their local compliance team which will be notified by the Company Secretary of any dates when employees are not free to deal. Details of "close periods", namely periods when employees are not free to deal, are also circulated to all employees on the internal e-mail system.

All of our options transactions, including those through plans or trusts sponsored by the Company, must also be approved in advance. Members of the Board of Directors, Executive Board members, and employees must obtain approval from the Group Company Secretary. The Request for Authorization to Deal Form must be used for dealing in shares and ADRs. The Application Form for the Purpose of Exercises of Share Options must be used for options transactions.

We are obligated to inform our connected persons that they are also subject to these requirements. Any dealing they may do must be approved as described above.



                               PROHIBITED DEALINGS

In order to prevent even the appearance of impropriety, we must be careful to deal in AMVESCAP shares or options only when not in possession of material non-public information. This includes, but is not limited to the following:

          - No share dealing within two months before the Company announces its annual results or dividends;

          - No share dealing within one month before the announcement of semi-annual or quarterly results;

          - The exercise of an option or right to purchase under an employee share scheme is generally not permissible where the final exercise date falls within the above periods, although certain transactions may be permissible depending upon the circumstances. In any event, if you are unsure as to your ability to exercise an option you should contact the Company Secretary;

          - No short term or day trading of shares or ADRs, i.e. purchases and sales within a 30-day period.

Any questions regarding this policy or procedures should be referred to the Group Compliance Officer or Group Company Secretary.


                                                                  August 4, 2000

                               LORD, ABBETT & CO.
                           LORD ABBETT-SPONSORED FUNDS
                                       AND
                           LORD ABBETT DISTRIBUTOR LLC

                                 CODE OF ETHICS

I.       Statement of General Principles

         The personal investment activities of any officer, director, trustee or employee of the Lord Abbett-sponsored Funds (the Funds) or any partner or employee of Lord, Abbett & Co. (Lord Abbett) will be governed by the following general principles: (1) Covered Persons have a duty at all times to place first the interests of Fund shareholders and, in the case of employees and partners of Lord Abbett, beneficiaries of managed accounts; (2) all securities transactions by Covered Persons shall be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and (3) Covered Persons should not take inappropriate advantage of their positions with Lord Abbett or the Funds.

II.      Specific Prohibitions

         No person covered by this Code, shall purchase or sell a security, except an Excepted Security, if there has been a determination to purchase or sell such security for a Fund (or, in the case of any employee or partner of Lord, Abbett, for another client of Lord Abbett), or if such a purchase or sale is under consideration for a Fund (or, in the case of an employee or partner of Lord Abbett, for another client of Lord Abbett), nor may such person have any dealings in a security that he may not purchase or sell for any other account in which he has Beneficial Ownership, or disclose the information to anyone, until such purchase, sale or contemplated action has either been completed or abandoned.

III.     Obtaining Advance Approval

         Except as provided in Sections V and VI of this Code, all proposed transactions in securities (privately or publicly owned) by Covered Persons, except transactions in Excepted Securities and Excepted Transactions, should be approved consistent with the provisions of this Code. In order to obtain approval, the Covered Person must send their request to the Legal Department (see Appendix I for details on the approval process). After approval has been obtained, the Covered Person may act on it within the next seven business days(1), unless he sooner learns of a contemplated action by Lord Abbett. After the seven business days, or upon hearing of such contemplated action, a new approval must be obtained.

         Furthermore, in addition to the above requirements, partners and employees directly involved must disclose information they may have concerning securities they may want to purchase or


-----------------


Lord, Abbett & Co. Code of Ethics December  2000
         sell to any portfolio manager who might be interested in the securities for the portfolios they manage.

IV.      Reporting and Certification Requirements; Brokerage Confirmations

         (1) Except as provided in Sections V and VI of this Code, within 10 days following the end of each calendar quarter each Covered Person must file a signed Security Transaction Reporting Form. The form must be signed and filed whether or not any security transaction has been effected. If any transaction has been effected during the quarter for the Covered Person's account or for any account in which he has a direct or indirect Beneficial Ownership, it must be reported. Excepted from this reporting requirement are transactions effected in any accounts over which the Covered Person has no direct or indirect influence or control and transactions in Excepted Securities. Securities acquired in an Excepted Transaction should be reported. The Legal Department is responsible for reviewing these transactions and must bring any apparent violation to the attention of the General Counsel of Lord Abbett.

         (2) Each employee and partner of Lord Abbett will upon commencement of employment (within 5 business days) and annually thereafter disclose all personal securities holdings and annually certify that: (i) they have read and understand this Code and recognize they are subject hereto; and (ii) they have complied with the requirements of this Code and disclosed or reported all securities transactions required to be disclosed or reported pursuant to the requirements of this Code.

         (3) Each employee and partner of Lord Abbett will direct his brokerage firm to send copies of all confirmations and all monthly statements directly to the Legal Department.

         (4) Each employee and partner of Lord Abbett who has a Fully-Discretionary Account (as defined in Section VI) shall disclose all pertinent facts regarding such Account to Lord Abbett's General Counsel upon commencement of employment. Each such employee or partner shall thereafter annually certify on the prescribed form that he or she has not and will not exercise any direct or indirect influence or control over such Account, and has not discussed any potential investment decisions with such independent fiduciary in advance of any such transactions.

V.       Special Provisions Applicable to Outside Directors and Trustees of the
         Funds

         The primary function of the Outside Directors and Trustees of the Funds is to set policy and monitor the management performance of the Funds' officers and employees and the partners and employees of Lord Abbett involved in the management of the Funds. Although they receive complete information as to actual portfolio transactions, Outside Directors and Trustees are not given advance information as to the Funds' contemplated investment transactions.

         An Outside Director or Trustee wishing to purchase or sell any security will therefore generally not be required to obtain advance approval of his security transactions. If, however, during discussions at Board meetings or otherwise an Outside Director or Trustee should learn in


Lord, Abbett & Co. Code of Ethics December  2000                               2
         advance of the Funds' current or contemplated investment transactions, then advance approval of transactions in the securities of such company(ies) shall be required for a period of 30 days from the date of such Board meeting. In addition, an Outside Director or Trustee can voluntarily obtain advance approval of any security transaction or transactions at any time.

         No report described in Section IV (1) will be required of an Outside Director or Trustee unless he knew, or in the ordinary course of fulfilling his official duties as a director or trustee should have known, at the time of his transaction, that during the 15-day period immediately before or after the date of the transaction (i.e., a total of 30 days) by the Outside Director or Trustee such security was or was to be purchased or sold by any of the Funds or such a purchase or sale was or was to be considered by a Fund. If he makes any transaction requiring such a report, he must report all securities transactions effected during the quarter for his account or for any account in which he has a direct or indirect Beneficial Ownership interest and over which he has any direct or indirect influence or control. Each Outside Director and Trustee will direct his brokerage firm to send copies of all confirmations of securities transactions to the Legal Department, and annually make the certification required under Section IV(2)(i) and
         (ii). Outside Directors' and Trustees' transactions in Excepted Securities are excepted from the provisions of this Code.

         It shall be prohibited for an Outside Director or Trustee to (i) trade on material non-public information, or (ii) trade in options with respect to securities covered by this Code without advance approval from Lord Abbett. Prior to accepting an appointment as a director of any public company, an Outside Director or Trustee will advise Lord Abbett and discuss with Lord Abbett's Managing Partner whether accepting such appointment creates any conflict of interest or other issues.

         If an Outside Director or Trustee, who is a director or an employee of, or consultant to, a company, receives a grant of options to purchase securities in that company (or an affiliate), neither the receipt of such options, nor the exercise of those options and the receipt of the underlying security, requires advance approval from Lord Abbett. Further, neither the receipt nor the exercise of such options and receipt of the underlying security is reportable by such Outside Director or Trustee. Finally, neither the receipt nor the exercise of such options shall be considered "trading in options" within the meaning of the preceding paragraph of this Section V.

VI.      Additional Requirements relating to Partners and Employees of Lord
         Abbett

         It shall be prohibited for any partner or employee of Lord Abbett:

         (1) To obtain or accept favors or preferential treatment of any kind or gift or other thing having a value of more than $100 from any person or entity that does business with or on behalf of the investment company

         (2) to trade on material non-public information or otherwise fail to comply with the Firm's Statement of Policy and Procedures on Receipt and Use of Inside Information adopted


Lord, Abbett & Co. Code of Ethics December  2000                               3
                  pursuant to Section 15(f) of the Securities Exchange Act of 1934 and Section 204A of the Investment Advisers Act of 1940;

         (3) to trade in options with respect to securities covered under this Code;

         (4) to profit in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 60 calendar days (any profits realized on such short-term trades shall be disgorged to the appropriate Fund or as otherwise determined);

         (5) to trade in futures or options on commodities, currencies or other financial instruments, although the Firm reserves the right to make rare exceptions in unusual circumstances which have been approved by the Firm in advance;

         (6)      to engage in short sales or purchase securities on margin;

         (7) to buy or sell any security within seven business days before or after any Fund (or other Lord Abbett client) trades in that security (any profits realized on trades within the proscribed periods shall be disgorged to the Fund (or the other client) or as otherwise determined);

         (8) to subscribe to new or secondary public offerings, even though the offering is not one in which the Funds or Lord Abbett's advisory accounts are interested;

         (9) to become a director of any company without the Firm's prior consent and implementation of appropriate safeguards against conflicts of interest.

         In connection with any request for approval, pursuant to Section III of this Code, of an acquisition by partners or employees of Lord Abbett of any securities in a private placement, prior approval will take into account, among other factors, whether the investment opportunity should be reserved for any of the Funds and their shareholders (or other clients of Lord Abbett) and whether the opportunity is being offered to the individual by virtue of the individual's position with Lord Abbett or the Funds. An individual's investment in privately-placed securities will be disclosed to the Managing Partner of Lord Abbett if such individual is involved in consideration of an investment by a Fund (or other client) in the issuer of such securities. In such circumstances, the Fund's (or other client's) decision to purchase securities of the issuer will be subject to independent review by personnel with no personal interest in the issuer.

         If a spouse of a partner or employee of Lord Abbett who is a director or an employee of, or a consultant to, a company, receives a grant of options to purchase securities in that company (or an affiliate), neither the receipt nor the exercise of those options requires advance approval from Lord Abbett or reporting. Any subsequent sale of the security acquired by the option exercise by that spouse would require advance approval and is a reportable transaction.

         Advance approval is not required for transactions in any account of a Covered person if the Covered Person has no direct or indirect influence or control (a "Fully-Discretionary


Lord, Abbett & Co. Code of Ethics December  2000                               4

         Account"). A Covered person will be deemed to have "no direct or indirect influence or control" over an account only if: (i) investment discretion for the account has been delegated to an independent fiduciary and such investment discretion is not shared with the employee, (ii) the Covered Person certifies in writing that he or she has not and will not discuss any potential investment decisions with such independent fiduciary before any transaction and (iii) the General Counsel of Lord Abbett has determined that the account satisfies these requirements. Transaction in Fully-Discretionary Accounts by an employee or partner of Lord Abbett are subject to the post-trade reporting requirements of this Code.

VII.     Enforcement

         The Secretary of the Funds and General Counsel for Lord Abbett (who may be the same person) each is charged with the responsibility of enforcing this Code, and may appoint one or more employees to aid him in carrying out his enforcement responsibilities. The Secretary shall implement a procedure to monitor compliance with this Code through an ongoing review of personal trading records provided under this Code against transactions in the Funds and managed portfolios. The Secretary shall bring to the attention of the Funds' Audit Committees any apparent violations of this Code, and the Audit Committees shall determine what action shall be taken as a result of such violation. The record of any violation of this Code and any action taken as a result thereof, which may include suspension or removal of the violator from his position, shall be made a part of the permanent records of the Audit Committees of the Funds. The Secretary shall also prepare an Annual Issues and Certification Report to the directors or trustees of the Funds that (a) summarizes Lord Abbett's procedures concerning personal investing, including the procedures followed by partners in determining whether to give approvals under Section III and the procedures followed by the Legal Department in determining pursuant to
         Section IV whether any Funds have determined to purchase or sell a security or are considering such a purchase or sale, and any changes in those procedures during the past year, and certifies to the directors or trustees that the procedures are reasonably necessary to prevent violations, and (b) identifies any recommended changes in the restrictions imposed by this Code or in such procedures with respect to the Code and any changes to the Code based upon experience with the Code, evolving industry practices or developments in the regulatory environment, and (c) summarizes any apparent violations of this Code over the past year and any sanctions imposed in response to those violations including any action taken by the Audit Committee of each of the Funds.

         The Audit Committee of each of the Funds and the General Counsel of Lord Abbett may determine in particular cases that a proposed transaction or proposed series of transactions does not conflict with the policy of this Code and exempt such transaction or series of transactions from one or more provisions of this Code.


Lord, Abbett & Co. Code of Ethics December  2000                               5

VIII.    Definitions

         "Covered Person" means any officer, director, trustee, director or trustee emeritus or employee of any of the Funds and any partner or employee of Lord Abbett. (See also definition of "Beneficial Ownership.")

         "Excepted Securities" are shares of the Funds, bankers' acceptances, bank certificates of deposit, commercial paper, shares of registered open-end investment companies and U.S. Government and Agency securities. Please note that shares of closed-end investment companies and/or exchange traded unit-investment trusts ("UITs") are treated as common stock under the Code.

         "Excepted Transactions" means securities acquired through tender offers or spin-offs; securities received due to a merger or acquisition; the sale of 300 shares or less of a S&P 500 stock; and any securities purchased through Dividend Reinvestment Programs (DRIPs) and/or Employee Stock Ownership Plans (ESOPs). Please note that any sales made from DRIPs and/or ESOPs require pre-approval as described in Section III of this Code.(2)

         "Outside Directors and Trustees" are directors and trustees who are not "interested persons" as defined in the Investment Company Act of 1940. "Security" means any stock, bond, debenture or in general any instrument commonly known as a security and includes a warrant or right to subscribe to or purchase any of the foregoing and also includes the writing of an option on any of the foregoing.

         "Beneficial Ownership" is interpreted in the same manner as it would be under Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1 thereunder. Accordingly, "beneficial owner" includes any Covered Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest (i.e. the ability to share in profits derived from such security) in any equity security, including:

                  (i) securities held by a person's immediate family sharing the same house (with certain exceptions);

                  (ii) a general partner's interest in portfolio securities held by a general or limited partnership;

                  (iii) a person's interest in securities held in trust as trustee, beneficiary or settlor, as provided in Rule 16a-8(b); and

                  (iv) a person's right to acquire securities through options, rights or other derivative securities.


------------------------
2   All Excepted Transactions are subject to the reporting requirements of
Section IV and VI. However, with respect to DRIPs and ESOPs only the initial purchase must be reported on the quarterly transaction forms and the present balance updated annually on the Annual Holdings Report.


Lord, Abbett & Co. Code of Ethics December  2000                               6

"Gender/Number" whenever the masculine gender is used herein, it includes the feminine gender as well, and the singular includes the plural and the plural includes the singular, unless in each case the context clearly indicates otherwise.





Lord, Abbett & Co. Code of Ethics December  2000                               7

                                 CODE OF ETHICS



                                       piv
                                        s








         It is the personal responsibility of every Putnam employee to avoid any conduct that could create a conflict, or even the appearance of a conflict, with our clients, or to do anything that could damage or erode the trust our clients place in Putnam and its employees.
         44156  4/2000

A   TABLE OF CONTENTS

    Overview          .......................................................................................  iii

    Preamble          .......................................................................................  vii

    Definitions:      Code of Ethics.........................................................................   ix

    Section I.        Personal Securities Rules for All Employees............................................    1
                          A.              Restricted List....................................................    1
                          B.              Prohibited Purchases and Sales.....................................    6
                          C.              Discouraged Transactions...........................................    9
                          D.              Exempted Transactions..............................................   10

    Section II.       Additional Special Rules for Personal Securities Transactions of Access Persons
                      and Certain Investment Professionals...................................................   13

    Section III.      Prohibited Conduct for All Employees...................................................   19

    Section IV.       Special Rules for Officers and Employees of Putnam Europe Ltd..........................   29

    Section V.        Reporting Requirements for All Employees...............................................   31

    Section VI.       Education Requirements.................................................................   35

    Section VII.      Compliance and Appeal Procedures.......................................................   37

    Appendix A        .......................................................................................   39
                          Preamble        ...................................................................   41
                          Definitions:    Insider Trading....................................................   43
                          Section 1.      Rules Concerning Inside Information................................   45
                          Section 2.      Overview of Insider Trading........................................   49

    Appendix B.       Policy Statement Regarding Employee Trades in Shares of Putnam Closed-End Funds........   55

    Appendix C.       Clearance Form for Portfolio Manager Sales Out of Personal Account of Securities
                      Also Held by Fund (For compliance with "Contra-Trading" Rule)..........................   57

    Appendix D.       Procedures for Approval of New Financial Instruments...................................   59

    Index             .......................................................................................   61




                                                      s                        i

A   OVERVIEW

    Every Putnam employee is required, as a condition of continued employment, to read, understand, and comply with the entire Code of Ethics. This Overview is provided only as a convenience and is not intended to substitute for a careful reading of the complete document.

    It is the personal responsibility of every Putnam employee to avoid any conduct that could create a conflict, or even the appearance of a conflict, with our clients, or do anything that could damage or erode the trust our clients place in Putnam and its employees. This is the spirit of the Code of Ethics. In accepting employment at Putnam, every employee accepts the absolute obligation to comply with the letter and the spirit of the Code of Ethics. Failure to comply with the spirit of the Code of Ethics is just as much a violation of the Code as failure to comply with the written rules of the Code.

    The rules of the Code cover activities, including personal securities transactions, of Putnam employees, certain family members of employees, and entities (such as corporations, trusts, or partnerships) that employees may be deemed to control or influence.

    Sanctions will be imposed for violations of the Code of Ethics. Sanctions may include bans on personal trading, reductions in salary increases or bonuses, disgorgement of trading profits, suspension of employment, and termination of employment.

    --  Insider trading:

        Putnam employees are forbidden to buy or sell any security while either Putnam or the employee is in possession of non-public information ("inside information") concerning the security or the issuer. A violation of Putnam's insider trading policies may result in criminal and civil penalties, including imprisonment and substantial fines.

    --  Conflicts of interest:

        The Code of Ethics imposes limits on activities of Putnam employees where the activity may conflict with the interests of Putnam or its clients. These include limits on the receipt and solicitation of gifts and on service as a fiduciary for a person or entity outside of Putnam.

        For example, Putnam employees generally may not accept gifts over $50 in total value in a calendar year from any entity or any supplier of goods or services to Putnam. In addition, a Putnam employee may not serve as a director of any corporation without prior approval of the Code of Ethics Officer, and Putnam employees may not be members of investment clubs.

    --  Confidentiality:

        Information about Putnam clients and Putnam investment activity and research is proprietary and confidential and may not be disclosed or used by any Putnam employee outside Putnam without a valid business purpose.


 ii                                              s

    --  Personal securities trading:

        Putnam employees may not buy or sell any security for their own account without clearing the proposed transaction in advance with the Code of Ethics Administrator.

        Certain securities are excepted from this requirement (e.g., Marsh & McLennan stock and shares of open-end (not closed-end) Putnam Funds). The Code of Ethics Officer will permit employees to purchase or sell up to 1,000 shares of stock of an issuer whose capitalization exceeds $5 billion, but such purchases or sales must still be cleared.

        Clearance must be obtained in advance, between 11:30 a.m. and 4:00 p.m. EST on the day of the trade. Clearance may be obtained between 9:00 a.m. and 4:00 p.m. on the day of the trade for up to 1,000 shares of stock of an issuer whose capitalization exceeds $5 billion. A clearance is valid only for the day it is obtained. The Code also strongly discourages excessive trading by employees for their own account (i.e., more than 10 trades in any calendar quarter). Trading in excess of this level will be reviewed with the Code of Ethics Oversight Committee.

    --  Short Selling:

        Putnam employees are prohibited from short selling any security, whether or not it is held in a Putnam client portfolio, except that short selling against the S&P 100 and 500 indexes and "against the box" are permitted.

    --  Confirmations of trading and periodic account statements:

        All Putnam employees must have their brokers send confirmations of personal securities transactions, including transactions of immediate family members and accounts over which the employee has investment discretion, to the Code of Ethics Officer. Employees must contact the Code of Ethics Administrator to obtain an authorization letter from Putnam for setting up a personal brokerage account.

    --  Quarterly and annual reporting:

        Certain Putnam employees (so-called "Access Persons" as defined by the SEC and in the Code of Ethics) must report all their securities transactions in each calendar quarter to the Code of Ethics Officer within 10 days after the end of the quarter. All Access Persons must disclose all personal securities holdings upon commencement of employment and thereafter on an annual basis. You will be notified if these requirements apply to you. If these requirements apply to you and you fail to report as required, salary increases and bonuses will be reduced.


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
    --  IPOs and private placements:

        Putnam employees may not buy any securities in an initial public offering or in a private placement, except in limited circumstances when prior written authorization is obtained.

    --  Procedures for Approval of New Financial Instruments:

        No new types of securities or instruments may be purchased for any Putnam fund or other client account without the prior approval of the Risk Management Committee.

    -- Personal securities transactions by Access Persons and certain investment professionals:

        The Code imposes several special restrictions on personal securities transactions by Access Persons and certain investment professionals, which are summarized as follows:

        -- "60-Day Holding Period". No Access Person shall profit from the purchase and sale, or sale and purchase, of any security or related derivative security within 60 calendar days.

        -- "7-Day" Rule. Before a portfolio manager places an order to buy a security for any portfolio he manages, he must sell from his personal account any such security or related derivative security purchased within the preceding 7 calendar days and disgorge any profit from the sale.

        -- "Blackout" Rules. No portfolio manager may sell any security or related derivative security for her personal account until 7 calendar days have passed since the most recent purchase of that security or related derivative security by any portfolio she manages. No portfolio manager may buy any security or related derivative security for his personal account until 7 calendar days have passed since the most recent sale of that security or related derivative security by any portfolio he manages.

        -- "Contra-Trading" Rule. No portfolio manager may sell out of her personal account any security or related derivative security that is held in any portfolio she manages unless she has received the written approval of a CIO and the Code of Ethics Officer.

        -- No manager may cause a Putnam client to take action for the manager's own personal benefit.

        -- SIMILAR RULES LIMIT PERSONAL SECURITIES TRANSACTIONS BY ANALYSTS, CO-MANAGERS, AND CHIEF INVESTMENT OFFICERS. PLEASE READ THESE RULES CAREFULLY. YOU ARE RESPONSIBLE FOR UNDERSTANDING THE RESTRICTIONS.

    This Overview is qualified in its entirety by the provisions of the Code of Ethics. The Code requires that all Putnam employees read, understand, and comply with the entire Code of Ethics.


iv                                              s

A   PREAMBLE

    It is the personal responsibility of every Putnam employee to avoid any conduct that would create a conflict, or even the appearance of a conflict, with our clients, or embarrass Putnam in any way. This is the spirit of the Code of Ethics. In accepting employment at Putnam, every employee also accepts the absolute obligation to comply with the letter and the spirit of the Code of Ethics. Failure to comply with the spirit of the Code of Ethics is just as much a violation of the Code as failure to comply with the written rules of the Code.

    Sanctions will be imposed for violations of the Code of Ethics, including the Code's reporting requirements. Sanctions may include bans on personal trading, reductions in salary increases or bonuses, disgorgement of trading profits, suspension of employment and termination of employment.

    Putnam Investments is required by law to adopt a Code of Ethics. The purpose of the law is to prevent abuses in the investment advisory business that can arise when conflicts of interest exist between the employees of an investment adviser and its clients. Having an effective Code of Ethics is good business practice, as well. By adopting and enforcing a Code of Ethics, we strengthen the trust and confidence reposed in us by demonstrating that, at Putnam, client interests come before personal interests.

    Putnam has had a Code of Ethics for many years. The first Putnam Code was written more than 30 years ago by George Putnam. It has been revised periodically, and was re-drafted in its entirety in 1989 to take account of legal and regulatory developments in the investment advisory business. Since 1989, the Code has been revised regularly to reflect developments in our business.

    The Code that follows represents a balancing of important interests. On the one hand, as a registered investment adviser, Putnam owes a duty of undivided loyalty to its clients, and must avoid even the appearance of a conflict that might be perceived as abusing the trust they have placed in Putnam. On the other hand, Putnam does not want to prevent conscientious professionals from investing for their own account where conflicts do not exist or are so attenuated as to be immaterial to investment decisions affecting Putnam clients.

    When conflicting interests cannot be reconciled, the Code makes clear that, first and foremost, Putnam employees owe a fiduciary duty to Putnam clients. In most cases, this means that the affected employee will be required to forego conflicting personal securities transactions. In some cases, personal investments will be permitted, but only in a manner which, because of the circumstances and applicable controls, cannot reasonably be perceived as adversely affecting Putnam client portfolios or taking unfair advantage of the relationship Putnam employees have to Putnam clients.


                                     s                                        v

    The Code contains specific rules prohibiting defined types of conflicts. Because every potential conflict cannot be anticipated in advance, the Code also contains certain general provisions prohibiting conflict situations. In view of these general provisions, it is critical that any individual who is in doubt about the applicability of the Code in a given situation seek a determination from the Code of Ethics Officer about the propriety of the conduct in advance. The procedures for obtaining such a determination are described in Section VII of the Code.

    It is critical that the Code be strictly observed. Not only will adherence to the Code ensure that Putnam renders the best possible service to its clients, it will ensure that no individual is liable for violations of law.

    It should be emphasized that adherence to this policy is a fundamental condition of employment at Putnam. Every employee is expected to adhere to the requirements of this Code of Ethics despite any inconvenience that may be involved. Any employee failing to do so may be subject to such disciplinary action, including financial penalties and termination of employment, as determined by the Code of Ethics Oversight Committee or the Chief Executive Officer of Putnam Investments.


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
A   DEFINITIONS:   CODE OF ETHICS

    The words given below are defined specifically for the purposes of Putnam's Code of Ethics.

    Gender references in the Code of Ethics alternate.

    Rule of construction regarding time periods. Unless the context indicates otherwise, time periods used in the Code of Ethics shall be measured inclusively, i.e., including the dates from and to which the measurement is made.

    Access Persons. Access Persons are (i) all officers of Putnam Investment
        Management, Inc. (the investment manager of Putnam's mutual funds), (ii) all employees within Putnam's Investment Division, and (iii) all other employees of Putnam who, in connection with their regular duties, have access to information regarding purchases or sales of portfolio securities by a Putnam mutual fund, or who have access to information regarding recommendations with respect to such purchases or sales.

    Code of Ethics Administrator. The individual designated by the Code of Ethics Officer to assume responsibility for day-to-day, non-discretionary administration of this Code. The current Code of Ethics Administrator is Laura Rose, who can be reached at extension 11104.

    Code of Ethics Officer. The Putnam officer who has been assigned the responsibility of enforcing and interpreting this Code. The Code of Ethics Officer shall be the General Counsel or such other person as is designated by the President of Putnam Investments. If the Code of Ethics Officer is unavailable, the Deputy Code of Ethics Officer (to be appointed by the Code of Ethics Officer) shall act in his stead.

    Code of Ethics Oversight Committee. Has oversight responsibility for administering the Code of Ethics. Members include the Code of Ethics Officer, the Head of Investments, and other members of Putnam's senior management approved by the Chief Executive Officer of Putnam.

    Immediate family. Spouse, minor children, or other relatives living in the same household as the Putnam employee.

    Policy Statements. The Policy Statement Concerning Insider Trading
        Prohibitions attached to the Code as Appendix A and the Policy Statement Regarding Employee Trades in Shares of Putnam Closed-End Funds attached to the Code as Appendix B.

    Private placement. Any offering of a security not to the public, but to sophisticated investors who have access to the kind of information which would be contained in a prospectus, and which does not require registration with the relevant securities authorities.

    Purchase or sale of a security. Any acquisition or transfer of any interest in the security for direct or indirect consideration, and includes the writing of an option.

                                       s                                 vii

    Putnam. Any or all of Putnam Investments, Inc., and its subsidiaries, any one of which shall be a "Putnam company."

    Putnam client. Any of the Putnam Funds, or any advisory, trust, or other client of Putnam.

    Putnam employee (or "employee"). Any employee of Putnam.

    Restricted List. The list established in accordance with Rule 1 of Section
        I.A.

    Security. Any type or class of equity or debt security and any rights relating to a security, such as put and call options, warrants, and convertible securities. Unless otherwise noted, the term "security" does not include: currencies, direct and indirect obligations of the U.S. government and its agencies, commercial paper, certificates of deposit, repurchase agreements, bankers' acceptances, any other money market instruments, shares of open-end mutual funds (including Putnam open-end mutual funds), securities of The Marsh & McLennan Companies, Inc., commodities, and any option on a broad-based market index or an exchange-traded futures contract or option thereon.

    Transaction for a personal account (or "personal securities transaction").
        Securities transactions: (a) for the personal account of any employee;
        (b) for the account of a member of the immediate family of any employee;
        (c) for the account of a partnership in which a Putnam employee or immediate family member is a general partner or a partner with investment discretion; (d) for the account of a trust in which a Putnam employee or immediate family member is a trustee with investment discretion; (e) for the account of a closely-held corporation in which a Putnam employee or immediate family member holds shares and for which he has investment discretion; and (f) for any account other than a Putnam client account which receives investment advice of any sort from the employee or immediate family member, or as to which the employee or immediate family member has investment discretion.



viii                                          s

A   SECTION I.   PERSONAL SECURITIES RULES FOR ALL EMPLOYEES

    A.  RESTRICTED LIST

        RULE I

        No Putnam employee shall purchase or sell for his personal account any security without prior clearance obtained through Putnam's Intranet pre-clearance system or from the Code of Ethics Administrator. No clearance will be granted for securities appearing on the Restricted List. Securities shall be placed on the Restricted List in the following circumstances:

        (a) when orders to purchase or sell such security have been entered for any Putnam client, or the security is being actively considered for purchase or sale for any Putnam client;

        (b) with respect to voting securities of corporations in the banking, savings and loan, communications, or gaming (i.e., casinos) industries, when holdings of Putnam clients exceed 7% (for public utilities, the threshold is 4%);

        (c) when, in the judgment of the Code of Ethics Officer, other circumstances warrant restricting personal transactions of Putnam employees in a particular security;

        (d) the circumstances described in the Policy Statement Concerning Insider Trading Prohibitions, attached as Appendix A.

        Reminder: Securities for an employee's "personal account" include securities owned by certain family members of a Putnam employee. Thus, this Rule prohibits certain trades by family members of Putnam employees. See Definitions.

        Compliance with this rule does not exempt an employee from complying with any other applicable rules of the Code, such as those described in
        Section III. In particular, Access Persons and certain investment professionals must comply with the special rules set forth in Section II.

        EXCEPTIONS

        A. "Large Cap" Exception. If a security appearing on the Restricted List is an equity security for which the issuer has a market capitalization (defined as outstanding shares multiplied by current price per share) of over $5 billion, then a Putnam employee may purchase or sell up to 1,000 shares of the security per day for his personal account. This exception does not apply if the security appears on the Restricted List in the circumstances described in subpart (b), (c), or (d) of Rule 1.

        B. Investment Grade Or Higher Fixed-Income Exception. If a security being traded or considered for trade for a Putnam client is a non-convertible fixed-income security which bears a rating of BBB (Standard & Poor's) or Baa (Moody's) or any comparable rating or


                                       s                                       1
            higher, then a Putnam employee may purchase or sell that security for his personal account without regard to the activity of Putnam clients. This exception does not apply if the security has been placed on the Restricted List in the circumstances described in subpart (b), (c), or (d) of Rule 1.

        C. Pre-Clearing Transactions Effected by Share Subscription. The purchase and sale of securities made by subscription rather than on an exchange are limited to issuers having a market capitalization of $5 billion or more and are subject to a 1,000 share limit. The following are procedures to comply with Rule 1 when effecting a purchase or sale of shares by subscription:

            (a) The Putnam employee must pre-clear the trade on the day he or she submits a subscription to the issuer, rather than on the actual day of the trade since the actual day of the trade typically will not be known to the employee who submits the subscription. At the time of pre-clearance, the employee will be told whether the purchase is permitted (in the case of a corporation having a market capitalization of $5 billion or more), or not permitted (in the case of a smaller capitalization issuer).

            (b) The subscription for any purchase or sale of shares must be reported on the employee's quarterly personal securities transaction report, noting the trade was accomplished by subscription.

            (c) As no brokers are involved in the transaction, the confirmation requirement will be waived for these transactions, although the Putnam employee must provide the Legal and Compliance Department with any transaction summaries or statements sent by the issuer.


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
        SANCTION GUIDELINES

        A.  Failure to Pre-Clear a Personal Trade

            1. First violation: One month trading ban with written warning that a future violation will result in a longer trading ban.

            2. Second violation: Three month trading ban and written notice to Managing Director of the employee's division.

            3. Third violation: Six month trading ban with possible longer or permanent trading ban based upon review by Code of Ethics Oversight Committee.

        B.  Failure to Pre-Clear Securities on the Restricted List

            1. First violation: Disgorgement of any profit from the transaction, one month trading ban, and written warning that a future violation will result in a longer trading ban.

            2. Second violation: Disgorgement of any profit from the transaction, three month trading ban, and written notice to Managing Director of the employee's division.

            3. Third violation: Disgorgement of any profit from the transaction, and six month trading ban with possible longer or permanent trading ban based upon review by Code of Ethics Oversight Committee.

            NOTE: These are the sanction guidelines for successive failures to pre-clear personal trades within a 2-year period. The Code of Ethics Oversight Committee retains the right to increase or decrease the sanction for a particular violation in light of the circumstances. The Committee's belief that an employee intentionally has violated the Code of Ethics will result in more severe sanctions than outlined in the guidelines above. The sanctions described in Paragraph B apply to Restricted List securities that are: (i) small cap stocks (i.e., stocks not entitled to the "Large Cap" exception) and (ii) large cap stocks that exceed the daily 1,000 share maximum permitted under the "Large Cap" exception. Failure to pre-clear an otherwise permitted trade of up to 1,000 shares of a large cap security is subject to the sanctions described above in Paragraph A.

        IMPLEMENTATION

        A. Maintenance of Restricted List. The Restricted List shall be maintained by the Code of Ethics Administrator.

        B. Consulting Restricted List. An employee wishing to trade any security for his personal account shall first obtain clearance through Putnam's Intranet pre-clearance system. The system may be accessed from your desktop computer through Internet access software and following the directions provided in the system. The current address of the


                                       s                                       3

            Intranet pre-clearance system can be obtained from the Code of Ethics Administrator. Employees may pre-clear all securities between 11:30 a.m. and 4:00 p.m. EST, and may pre-clear purchases or sales of up to 1,000 shares of issuers having a market capitalization of more than $5 billion between 9:00 a.m. and 4:00 p.m. EST. Requests to make personal securities transactions may not be made using the system or presented to the Code of Ethics Administrator after 4:00 p.m.

            The pre-clearance system will inform the employee whether the security may be traded and whether trading in the security is subject to the "Large Cap" limitation. The response of the pre-clearance system as to whether a security appears on the Restricted List and, if so, whether it is eligible for the exceptions set forth after this Rule shall be final, unless the employee appeals to the Code of Ethics Officer, using the procedure described in Section VII, regarding the request to trade a particular security.

            A CLEARANCE IS ONLY VALID FOR TRADING ON THE DAY IT IS OBTAINED. Trades in securities listed on Asian or European stock exchanges, however, may be executed WITHIN ONE BUSINESS DAY AFTER PRE-CLEARANCE IS OBTAINED.

            If a security is not on the Restricted List, other classes of securities of the same issuer (e.g., preferred or convertible preferred stock) may be on the Restricted List. It is the employee's responsibility to identify with particularity the class of securities for which permission is being sought for a personal investment.

            If the Intranet pre-clearance system does not recognize a security, or if an employee is unable to use the system or has any questions with respect to the system or pre-clearance, the employee may consult the Code of Ethics Administrator. The Code of Ethics Administrator shall not have authority to answer any questions about a security other than whether trading is permitted. The response of the Code of Ethics Administrator as to whether a security appears on the Restricted List and, if so, whether it is eligible for the exceptions set forth after this Rule shall be final, unless the employee appeals to the Code of Ethics Officer, using the procedure described in Section VII, regarding the request to trade a particular security.

        C. Removal of Securities from Restricted List. Securities shall be removed from the Restricted List when: (a) in the case of securities on the Restricted List pursuant to Rule 1(a), they are no longer being purchased or sold for a Putnam client or actively considered for purchase or sale for a Putnam client; (b) in the case of securities on the Restricted List pursuant to Rule 1(b), the holdings of Putnam clients fall below the applicable threshold designated in that Rule, or at such earlier time as the Code of Ethics Officer deems appropriate; or (c) in the case of securities on the Restricted List pursuant


4                                      s
            to Rule 1(c) or 1(d), when circumstances no longer warrant restrictions on personal trading.

        COMMENTS

        1. Pre-Clearance. Subpart (a) of this Rule is designed to avoid the conflict of interest that might occur when an employee trades for his personal account a security that currently is being traded or is likely to be traded for a Putnam client. Such conflicts arise, for example, when the trades of an employee might have an impact on the price or availability of a particular security, or when the trades of the client might have an impact on price to the benefit of the employee. Thus, exceptions involve situations where the trade of a Putnam employee is unlikely to have an impact on the market.

        2. Regulatory Limits. Owing to a variety of federal statutes and regulations in the banking, savings and loan, communications, and gaming industries, it is critical that accounts of Putnam clients not hold more than 10% of the voting securities of any issuer (5% for public utilities). Because of the risk that the personal holdings of Putnam employees may be aggregated with Putnam holdings for these purposes, subpart (b) of this Rule limits personal trades in these areas. The 7% limit (4% for public utilities) will allow the regulatory limits to be observed.

        3. Options. For the purposes of this Code, options are treated like the underlying security. See Definitions. Thus, an employee may not purchase, sell, or "write" option contracts for a security that is on the Restricted List. A securities index will not be put on the Restricted List simply because one or more of its underlying securities have been put on the Restricted List. The exercise of an options contract (the purchase or writing of which was previously pre-cleared) does not have to be pre-cleared. Note, however, that the sale of securities obtained through the exercise of options must be pre-cleared.

        4. Involuntary Transactions. "Involuntary" personal securities transactions are exempted from the Code. Special attention should be paid to this exemption. (See Section I.D.)

        5. Tender Offers. This Rule does not prohibit an employee from tendering securities from his personal account in response to an any-and-all tender offer, even if Putnam clients are also tendering securities. A Putnam employee is, however, prohibited from tendering securities from his personal account in response to a partial tender offer, if Putnam clients are also tendering securities.


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
B.  PROHIBITED PURCHASES AND SALES

    RULE I

    Putnam employees are prohibited from short selling any security, whether or not the security is held in a Putnam client portfolio.

    EXCEPTIONS

    Short selling against the S&P 100 and 500 indexes and "against the box" are permitted.

    RULE 2

    No Putnam employee shall purchase any security for her personal account in an initial public offering.

    EXCEPTION

    Pre-existing Status Exception. A Putnam employee shall not be barred by this Rule or by Rule 1(a) of Section I.A. from purchasing securities for her personal account in connection with an initial public offering of securities by a bank or insurance company when the employee's status as a policyholder or depositor entitles her to purchase securities on terms more favorable than those available to the general public, in connection with the bank's conversion from mutual or cooperative form to stock form, or the insurance company's conversion from mutual to stock form, provided that the employee has had the status entitling her to purchase on favorable terms for at least two years. This exception is only available with respect to the value of bank deposits or insurance policies that an employee owns before the announcement of the initial public offering. This exception does not apply, however, if the security appears on the Restricted List in the circumstances set forth in subparts (b), (c), or (d) of Section I.A., Rule 1.

    IMPLEMENTATION

    A. General Implementation. An employee shall inquire, before any purchase of a security for her personal account, whether the security to be purchased is being offered pursuant to an initial public offering. If the security is offered through an initial public offering, the employee shall refrain from purchasing that security for her personal account unless the exception applies.

    B. Administration of Exception. If the employee believes the exception applies, she shall consult the Code of Ethics Administrator concerning whether the security appears on the Restricted List and if so, whether it is eligible for this exception.


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
    COMMENTS

    1. The purpose of this rule is twofold. First, it is designed to prevent a conflict of interest between Putnam employees and Putnam clients who might be in competition for the same securities in a limited public offering. Second, the rule is designed to prevent Putnam employees from being subject to undue influence as a result of receiving "favors" in the form of special allocations of securities in a public offering from broker-dealers who seek to do business with Putnam.

    2. Purchases of securities in the immediate after-market of an initial public offering are not prohibited, provided they do not constitute violations of other portions of the Code of Ethics. For example, participation in the immediate after-market as a result of a special allocation from an underwriting group would be prohibited by Section III, Rule 3 concerning gifts and other "favors."

    3. Public offerings subsequent to initial public offerings are not deemed to create the same potential for competition between Putnam employees and Putnam clients because of the pre-existence of a market for the securities.

    RULE 3

    No Putnam employee shall purchase any security for his personal account in a limited private offering or private placement.

    COMMENTS

    1. The purpose of this Rule is to prevent a Putnam employee from investing in securities for his own account pursuant to a limited private offering that could compete with or disadvantage Putnam clients, and to prevent Putnam employees from being subject to efforts to curry favor by those who seek to do business with Putnam.

    2. Exemptions to the prohibition will generally not be granted where the proposed investment relates directly or indirectly to investments by a Putnam client, or where individuals involved in the offering (including the issuers, broker, underwriter, placement agent, promoter, fellow investors and affiliates of the foregoing) have any prior or existing business relationship with Putnam or a Putnam employee, or where the Putnam employee believes that such individuals may expect to have a future business relationship with Putnam or a Putnam employee.

    3. An exemption may be granted, subject to reviewing all the facts and circumstances, for investments in:

        (a) Pooled investment funds, including hedge funds, subject to the condition that an employee investing in a pooled investment fund would have no involvement in the


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
            activities or decision-making process of the fund except for financial reports made in the ordinary course of the fund's business.

        (b) Private placements where the investment cannot relate, or be expected to relate, directly or indirectly to Putnam or investments by a Putnam client.

    4. Employees who apply for an exemption will be expected to disclose to the Code of Ethics Officer in writing all facts and relationships relating to the proposed investment.

    5. Limited partnership interests are frequently sold in private placements. An employee should assume that investment in a limited partnership is barred by these rules, unless the employee has obtained, in advance of purchase, a written exemption under the ad hoc exemption set forth in
        Section I.D., Rule 2. The procedure for obtaining an ad hoc exemption is described in Section VII, Part 4.

    6. Applications to invest in private placements will be reviewed by the Code of Ethics Oversight Committee. This review will take into account, among other factors, the considerations described in the preceding comments.

    RULE 4

    No Putnam employee shall purchase or sell any security for her personal account or for any Putnam client account while in possession of material, nonpublic information concerning the security or the issuer.

    EXCEPTIONS

    NONE. Please read Appendix A, Policy Statement Concerning Insider Trading Prohibitions.

    RULE 5

    No Putnam employee shall purchase from or sell to a Putnam client any securities or other property for his personal account, nor engage in any personal transaction to which a Putnam client is known to be a party, or which transaction may have a significant relationship to any action taken by a Putnam client.

    EXCEPTIONS

    None.

    IMPLEMENTATION

    It shall be the responsibility of every Putnam employee to make inquiry prior to any personal transaction sufficient to satisfy himself that the requirements of this Rule have been met.


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
    COMMENT

    This rule is required by federal law. It does not prohibit a Putnam employee from purchasing any shares of an open-end Putnam fund. The policy with respect to employee trading in closed-end Putnam funds is attached as Appendix B.

C.  DISCOURAGED TRANSACTIONS

    RULE I

    Putnam employees are strongly discouraged from engaging in naked option transactions for their personal accounts.

    EXCEPTIONS

    None.

    COMMENT

    Naked option transactions are particularly dangerous, because a Putnam employee may be prevented by the restrictions in this Code of Ethics from "covering" the naked option at the appropriate time. All employees should keep in mind the limitations on their personal securities trading imposed by this Code when contemplating such an investment strategy. Engaging in naked options transactions on the basis of material, nonpublic information is prohibited. See Appendix A, Policy Statement Concerning Insider Trading Prohibitions.

    RULE 2

    Putnam employees are strongly discouraged from engaging in excessive trading for their personal accounts.

    EXCEPTIONS

    None.

    COMMENTS

    1. Although a Putnam employee's excessive trading may not itself constitute a conflict of interest with Putnam clients, Putnam believes that its clients' confidence in Putnam will be enhanced and the likelihood of Putnam achieving better investment results for its clients over the long term will be increased if Putnam employees rely on their investment -- as opposed to trading -- skills in transactions for their own account. Moreover, excessive trading by a Putnam employee for his or her own account diverts an employee's attention from the responsibility of servicing Putnam clients, and increases the possibilities for transactions that are in actual or apparent conflict with Putnam client transactions.


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
    2. Although this Rule does not define excessive trading, employees should be aware that if their trades exceed 10 trades per quarter the trading activity will be reviewed by the Code of Ethics Oversight Committee.

D.  EXEMPTED TRANSACTIONS

    RULE 1

    Transactions which are involuntary on the part of a Putnam employee are exempt from the prohibitions set forth in Sections I.A., I.B., and I.C.

    EXCEPTIONS

    None.

    COMMENTS

    1. This exemption is based on categories of conduct that the Securities and Exchange Commission does not consider "abusive."

    2.  Examples of involuntary personal securities transactions include:

        (a) sales out of the brokerage account of a Putnam employee as a result of bona fide margin call, provided that withdrawal of collateral by the Putnam employee within the ten days previous to the margin call was not a contributing factor to the margin call;

        (b) purchases arising out of an automatic dividend reinvestment program of an issuer of a publicly traded security.

    3. Transactions by a trust in which the Putnam employee (or a member of his immediate family) holds a beneficial interest, but for which the employee has no direct or indirect influence or control with respect to the selection of investments, are involuntary transactions. In addition, these transactions do not fall within the definition of "personal securities transactions." See Definitions.

    4. A good-faith belief on the part of the employee that a transaction was involuntary will not be a defense to a violation of the Code of Ethics. In the event of confusion as to whether a particular transaction is involuntary, the burden is on the employee to seek a prior written determination of the applicability of this exemption. The procedures for obtaining such a determination appear in Section VII, Part 3.

    RULE 2

    Transactions which have been determined in writing by the Code of Ethics Officer before the transaction occurs to be no more than remotely potentially harmful to Putnam clients because


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    the transaction would be very unlikely to affect a highly institutional market, or because the transaction is clearly not related economically to the securities to be purchased, sold, or held by a Putnam client, are exempt from the prohibitions set forth in Sections I.A., I.B., and I.C.

    EXCEPTIONS

    N.A.

    IMPLEMENTATION

    An employee may seek an ad hoc exemption under this Rule by following the procedures in Section VII, Part 4.

    COMMENTS

    1. This exemption is also based upon categories of conduct that the Securities and Exchange Commission does not consider "abusive."

    2. The burden is on the employee to seek a prior written determination that the proposed transaction meets the standards for an ad hoc exemption set forth in this Rule.


                                       s                                      11

A   SECTION II.   ADDITIONAL SPECIAL RULES FOR PERSONAL SECURITIES TRANSACTIONS
                  OF ACCESS PERSONS AND CERTAIN INVESTMENT PROFESSIONALS

    Access Persons (including all Investment
    Professionals and other employees as defined on page ix)

    RULE 1  ("60-DAY" RULE)

    No Access Person shall profit from the purchase and sale, or sale and purchase, of any security or related derivative security within 60 calendar days.

    EXCEPTIONS

    None, unless prior written approval from the Code of Ethics Officer is obtained. Exceptions may be granted on a case-by-case basis when no abuse is involved and the equities of the situation support an exemption. For example, although an Access Person may buy a stock as a long-term investment, that stock may have to be sold involuntarily due to unforeseen activity such as a merger.

    IMPLEMENTATION

    1. The 60-Day Rule applies to all Access Persons, as defined in the Definitions section of the Code.

    2. Calculation of whether there has been a profit is based upon the market prices of the securities. THE CALCULATION IS NOT NET OF COMMISSIONS OR OTHER SALES CHARGES.

    3. As an example, an Access Person would not be permitted to sell a security at $12 that he purchased within the prior 60 days for $10. Similarly, an Access Person would not be permitted to purchase a security at $10 that she had sold within the prior 60 days for $12. If the proposed transaction would be made at a loss, it would be permitted if the pre-clearance requirements are met. See, Section I, Rule 1.

    COMMENTS

    1. The prohibition against short-term trading profits by Access Persons is designed to minimize the possibility that they will capitalize inappropriately on the market impact of trades involving a client portfolio about which they might possibly have information.

    2. Although Chief Investment Officers, Portfolio Managers, and Analysts may sell securities at a profit within 60 days of purchase in order to comply with the requirements of the 7-Day Rule applicable to them (described below), the profit will have to be disgorged to charity under the terms of the 7-Day Rule.

    3. Access Persons occasionally make a series of transactions in securities over extended periods of time. For example, an Access Person bought 100 shares of Stock X on Day 1 at $100 per


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
        share and then bought 50 additional shares on Day 45 at $95 per share. On Day 75, the Access Person sold 20 shares at $105 per share. The question arises whether the Access Person violated the 60-Day Rule. The characterization of the employee's tax basis in the shares sold determines the analysis. If, for personal income tax purposes, the Access Person characterizes the shares sold as having a basis of $100 per share (i.e., shares purchased on Day 1), the transaction would be consistent with the 60-Day Rule. However, if the tax basis in the shares is $95 per share (i.e., shares purchased on Day 45), the transaction would violate the 60-Day Rule.

    Certain Investment Professionals
    RULE 2 ("7-DAY" RULE)

    (a) Portfolio Managers: Before a portfolio manager places an order to buy a security for any Putnam client portfolio that he manages, he shall sell any such security or related derivative security purchased in a transaction for his personal account within the preceding seven calendar days.

    (b) Co-Managers: Before a portfolio manager places an order to buy a security for any Putnam client he manages, his co-manager shall sell any such security or related derivative security purchased in transaction for his personal account within the preceding seven calendar days.

    (c) Analysts: Before an analyst makes a buy recommendation for a security, he shall sell any such security or related derivative security purchased in a transaction for his personal account within the preceding seven calendar days.

    (d) Chief Investment Officers: The Chief Investment Officer of an investment group must sell any security or related derivative security purchased in a transaction for his personal account within the preceding seven calendar days before any portfolio manager in the CIO's investment group places an order to buy such security for any Putnam client account he manages.

    EXCEPTIONS

    None.

    COMMENTS

    1. This Rule applies to portfolio managers and Chief Investment Officers with respect to any purchase (no matter how small) in any client account managed or overseen by that portfolio manager or CIO (even so-called "clone accounts"). In particular, it should be noted that the requirements of this rule also apply with respect to purchases in client accounts, including "clone accounts," resulting from "cash flows." To comply with the requirements of this rule, it is the responsibility of each portfolio manager and CIO to be aware of the placement of all orders for purchases of a security by client accounts that he or she manages or oversees for 7 days following the purchase of that security for his or her personal account.


                                       s                                     13

    2. An investment professional who must sell securities to be in compliance with the 7-Day Rule must absorb any loss and disgorge to charity any profit resulting from the sale.

    3. This Rule is designed to avoid even the appearance of a conflict of interest between an investment professional and a Putnam client. A more stringent rule is warranted because, with their greater knowledge and control, these investment professionals are in a better position than other employees to create an appearance of manipulation of Putnam client accounts for personal benefit.

    4. "Portfolio manager" is used in this Section as a functional label, and is intended to cover any employee with authority to authorize a trade on behalf of a Putnam client, whether or not such employee bears the title "portfolio manager." "Analyst" is also used in this Section as a functional label, and is intended to cover any employee who is not a portfolio manager but who may make recommendations regarding investments for Putnam clients.

    RULE 3 ("BLACKOUT RULE")

    (a) Portfolio Managers: No portfolio manager shall: (i) sell any security or related derivative security for her personal account until seven calendar days have elapsed since the most recent purchase of that security or related derivative security by any Putnam client portfolio she manages or co-manages; or (ii) purchase any security or related derivative security for her personal account until seven calendar days have elapsed since the most recent sale of that security or related derivative security from any Putnam client portfolio that she manages or co-manages.

    (b) Analysts: No analyst shall: (i) sell any security or related derivative security for his personal account until seven calendar days have elapsed since his most recent buy recommendation for that security or related derivative security; or (ii) purchase any security or related derivative security for his personal account until seven calendar days have elapsed since his most recent sell recommendation for that security or related derivative security.

    (c) Chief Investment Officers: No Chief Investment Officer shall: (i) sell any security or related derivative security for his personal account until seven calendar days have elapsed since the most recent purchase of that security or related derivative security by a portfolio manager in his investment group; or (ii) purchase any security or related derivative security for his personal account until seven calendar days have elapsed since the most recent sale of that security or related derivative security from any Putnam client portfolio managed in his investment group.

    EXCEPTIONS

    None.


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
    COMMENTS

    1. This Rule applies to portfolio managers and Chief Investment Officers with respect to any transaction (no matter how small) in any client account managed or overseen by that portfolio manager or CIO (even so-called "clone accounts"). In particular, it should be noted that the requirements of this rule also apply with respect to transactions in client accounts, including "clone accounts," resulting from "cash flows." In order to comply with the requirements of this rule, it is the responsibility of each portfolio manager and CIO to be aware of all transactions in a security by client accounts that he or she manages or oversees that took place within the 7 days preceding a transaction in that security for his or her personal account.

    2. This Rule is designed to prevent a Putnam portfolio manager or analyst from engaging in personal investment conduct that appears to be counter to the investment strategy she is pursuing or recommending on behalf of a Putnam client.

    3. Trades by a Putnam portfolio manager for her personal account in the "same direction" as the Putnam client portfolio she manages, and trades by an analyst for his personal account in the "same direction" as his recommendation, do not present the same danger, so long as any "same direction" trades do not violate other provisions of the Code or the Policy Statements.

    RULE 4 ("CONTRA TRADING" RULE)

    (a) Portfolio Managers: No portfolio manager shall, without prior clearance, sell out of his personal account securities or related derivative securities held in any Putnam client portfolio that he manages or co-manages.

    (b) Chief Investment Officers: No Chief Investment Officer shall, without prior clearance, sell out of his personal account securities or related derivative securities held in any Putnam client portfolio managed in his investment group.

    EXCEPTIONS

    None, unless prior clearance is given.

    IMPLEMENTATION

    A. Individuals Authorized to Give Approval. Prior to engaging in any such sale, a portfolio manager shall seek approval, in writing, of the proposed sale. In the case of a portfolio manager or director, prior written approval of the proposed sale shall be obtained from a chief investment officer to whom he reports or, in his absence, another chief investment officer. In the case of a chief investment officer, prior written approval of the proposed sale shall be obtained from another chief investment officer. In addition to the foregoing, prior written approval must also be obtained from the Code of Ethics Officer.


                                       s                                     15

    B. Contents of Written Approval. In every instance, the written approval form attached as Appendix C (or such other form as the Code of Ethics Officer shall designate) shall be used. The written approval should be signed by the chief investment officer giving approval and dated the date such approval was given, and shall state, briefly, the reasons why the trade was allowed and why the investment conduct pursued by the portfolio manager, director, or chief investment officer was deemed inappropriate for the Putnam client account controlled by the individual seeking to engage in the transaction for his personal account. Such written approval shall be sent by the chief investment officer approving the transaction to the Code of Ethics Officer within twenty-four hours or as promptly as circumstances permit. Approvals obtained after a transaction has been completed or while it is in process will not satisfy the requirements of this Rule.

    COMMENT

    This Rule, like Rule 3 of this Section, is designed to prevent a Putnam portfolio manager from engaging in personal investment conduct that appears to be counter to the investment strategy that he is pursuing on behalf of a Putnam client.

    RULE 5

    No portfolio manager shall cause, and no analyst shall recommend, a Putnam client to take action for the portfolio manager's or analyst's own personal benefit.

    EXCEPTIONS

    None.

    COMMENTS

    1. A portfolio manager who trades in, or an analyst who recommends, particular securities for a Putnam client account in order to support the price of securities in his personal account, or who "front runs" a Putnam client order is in violation of this Rule. Portfolio managers and analysts should be aware that this Rule is not limited to personal transactions in securities (as that word is defined in "Definitions"). Thus, a portfolio manager or analyst who "front runs" a Putnam client purchase or sale of obligations of the U.S. government is in violation of this Rule, although U.S. government obligations are excluded from the definition of "security."

    2. This Rule is not limited to instances when a portfolio manager or analyst has malicious intent. It also prohibits conduct that creates an appearance of impropriety. Portfolio managers and analysts who have questions about whether proposed conduct creates an appearance of impropriety should seek a prior written determination from the Code of Ethics Officer, using the procedures described in Section VII, Part 3.


16                                      s

A   SECTION III.   PROHIBITED CONDUCT FOR ALL EMPLOYEES

    RULE 1

    All employees must comply with applicable laws and regulations as well as company policies. This includes tax, antitrust, political contribution, and international boycott laws. In addition, no employee at Putnam may engage in fraudulent conduct of any kind.

    EXCEPTIONS

    None.

    COMMENTS

    1. Putnam may report to the appropriate legal authorities conduct by Putnam employees that violates this rule.

    2. It should also be noted that the U.S. Foreign Corrupt Practices Act makes it a criminal offense to make a payment or offer of payment to any non-U.S. governmental official, political party, or candidate to induce that person to affect any governmental act or decision, or to assist Putnam's obtaining or retaining business.

    RULE 2

    No Putnam employee shall conduct herself in a manner which is contrary to the interests of, or in competition with, Putnam or a Putnam client, or which creates an actual or apparent conflict of interest with a Putnam client.

    EXCEPTIONS

    None.

    COMMENTS

    1. This Rule is designed to recognize the fundamental principle that Putnam employees owe their chief duty and loyalty to Putnam and Putnam clients.

    2. It is expected that a Putnam employee who becomes aware of an investment opportunity that she believes is suitable for a Putnam client who she services will present it to the appropriate portfolio manager, prior to taking advantage of the opportunity herself.

    RULE 3

    No Putnam employee shall seek or accept gifts, favors, preferential treatment, or special arrangements of material value from any broker-dealer, investment adviser, financial institution, corporation, or other entity, or from any existing or prospective supplier of goods or services to Putnam or Putnam Funds. Specifically, any gift over $50 in value, or any accumulation of gifts which in aggregate exceeds $50 in value from one source in one calendar year, is prohibited. Any Putnam


                                       s                                      17
    employee who is offered or receives an item prohibited by this Rule must report the details in writing to the Code of Ethics Officer.

    EXCEPTIONS

    None.

    COMMENTS

    1. This rule is intended to permit only proper types of customary business amenities. Listed below are examples of items that would be permitted under proper circumstances and of items that are prohibited under this rule. These examples are illustrative and not all-inclusive. Notwithstanding these examples, a Putnam employee may not, under any circumstances, accept anything that could create the appearance of any kind of conflict of interest. For example, acceptance of any consideration is prohibited if it would create the appearance of a "reward" or inducement for conducting Putnam business either with the person providing the gift or his employer.

    2. This rule also applies to gifts or "favors" of material value that an investment professional may receive from a company or other entity being researched or considered as a possible investment for a Putnam client account.

    3. Among items not considered of "material value" which, under proper circumstances, would be considered permissible are:

        (a) Occasional lunches or dinners conducted for business purposes;

        (b) Occasional cocktail parties or similar social gatherings conducted for business purposes;

        (c) Occasional attendance at theater, sporting or other entertainment events conducted for business purposes; and

        (d) Small gifts, usually in the nature of reminder advertising, such as pens, calendars, etc., with a value of no more than $50.

    4. Among items which are considered of "material value" and which are prohibited are:

        (a) Entertainment of a recurring nature such as sporting events, theater, golf games, etc.;

        (b) The cost of transportation to a locality outside the Boston metropolitan area, and lodging while in another locality, unless such attendance and reimbursement arrangements have received advance written approval of the Code of Ethics Officer;

        (c) Personal loans to a Putnam employee on terms more favorable than those generally available for comparable credit standing and collateral; and


18                                     s

        (d) Preferential brokerage or underwriting commissions or spreads or allocations of shares or interests in an investment for the personal account of a Putnam employee.

    5. As with any of the provisions of the Code of Ethics, a sincere belief by the employee that he was acting in accordance with the requirements of this Rule will not satisfy his obligations under the Rule. Therefore, an employee who is in doubt concerning the propriety of any gift or "favor" should seek a prior written determination from the Code of Ethics Officer, as provided in Part 3 of Section VII.

    RULE 4

    No Putnam employee may pay, offer, or commit to pay any amount of consideration which might be or appear to be a bribe or kickback in connection with Putnam's business.

    EXCEPTIONS

    None.

    COMMENT

    Although the rule does not specifically address political contributions, Putnam employees should be aware that it is against corporate policy to use company assets to fund political contributions of any sort, even where such contributions may be legal. No Putnam employee should offer or agree to make any political contributions (including political dinners and similar fund-raisers) on behalf of Putnam, and no employee will be reimbursed by Putnam for such contributions made by the employee personally.

    RULE 5

    No contributions may be made with corporate funds to any political party or campaign, whether directly or by reimbursement to an employee for the expense of such a contribution. No Putnam employee shall solicit any charitable, political or other contributions using Putnam letterhead or making reference to Putnam in the solicitation. No Putnam employee shall personally solicit any such contribution while on Putnam business.

    EXCEPTIONS

    None.

    COMMENT

    1. Putnam has established a political action committee (PAC) that contributes to worthy candidates for political office. Any request received by a Putnam employee for a political contribution must be directed to Putnam's Legal and Compliance Department.

    2. This rule does not prohibit solicitation on personal letterhead by Putnam employees. Nonetheless, Putnam employees should use discretion in soliciting contributions from


                                       s                                      19
        individuals or entities who provide services to Putnam. There should never be a suggestion that any service provider must contribute to keep Putnam's business.

    RULE 6

    No unauthorized disclosure may be made by any employee or former employee of any trade secrets or proprietary information of Putnam or of any confidential information. No information regarding any Putnam client portfolio, actual or proposed securities trading activities of any Putnam client, or Putnam research shall be disclosed outside the Putnam organization without a valid business purpose.

    EXCEPTIONS

    None.

    COMMENT

    All information about Putnam and Putnam clients is strictly confidential. Putnam research information should not be disclosed unnecessarily and never for personal gain.

    RULE 7

    No Putnam employee shall serve as officer, employee, director, trustee or general partner of a corporation or entity other than Putnam, without prior approval of the Code of Ethics Officer.

    EXCEPTION

    Charitable or Non-profit Exception. This Rule shall not prevent any Putnam employee from serving as officer, director, or trustee of a charitable or not-for-profit institution, provided that the employee abides by the spirit of the Code of Ethics and the Policy Statements with respect to any investment activity for which she has any discretion or input as officer, director, or trustee. The pre-clearance and reporting requirements of the Code of Ethics do not apply to the trading activities of such charitable or not-for-profit institutions for which an employee serves as an officer, director, or trustee.

    COMMENTS

    1. This Rule is designed to ensure that Putnam cannot be deemed an affiliate of any issuer of securities by virtue of service by one of its officers or employees as director or trustee.

    2. Certain charitable or not-for-profit institutions have assets (such as endowment funds or employee benefit plans) which require prudent investment. To the extent that a Putnam employee (because of her position as officer, director, or trustee of an outside entity) is charged with responsibility to invest such assets prudently, she may not be able to discharge that duty while simultaneously abiding by the spirit of the Code of Ethics and the Policy Statements. Employees are cautioned that they should not accept service as an officer, director, or trustee of an outside charitable or not-for-profit entity where such investment responsibility is involved,


20                                     s
        without seriously considering their ability to discharge their fiduciary duties with respect to such investments.

    RULE 8

    No Putnam employee shall serve as a trustee, executor, custodian, any other fiduciary, or as an investment adviser or counselor for any account outside Putnam.

    EXCEPTIONS

    Charitable or Religious Exception. This Rule shall not prevent any Putnam employee from serving as fiduciary with respect to a religious or charitable trust or foundation, so long as the employee abides by the spirit of the Code of Ethics and the Policy Statements with respect to any investment activity over which he has any discretion or input. The pre-clearance and reporting requirements of the Code of Ethics do not apply to the trading activities of such a religious or charitable trust or foundation.

    Family Trust or Estate Exception. This Rule shall not prevent any Putnam employee from serving as fiduciary with respect to a family trust or estate, so long as the employee abides by all of the Rules of the Code of Ethics with respect to any investment activity over which he has any discretion.

    COMMENT

    The roles permissible under this Rule may carry with them the obligation to invest assets prudently. Once again, Putnam employees are cautioned that they may not be able to fulfill their duties in that respect while abiding by the Code of Ethics and the Policy Statements.

    RULE 9

    No Putnam employee may be a member of any investment club.

    EXCEPTIONS

    None.

    COMMENT

    This Rule guards against the danger that a Putnam employee may be in violation of the Code of Ethics and the Policy Statements by virtue of his personal securities transactions in or through an entity that is not bound by the restrictions imposed by this Code of Ethics and the Policy Statements. Please note that this restriction also applies to the spouse of a Putnam employee and any relatives of a Putnam employee living in the same household as the employee, as their transactions are covered by the Code of Ethics (see page x).


                                       s                                      21

    RULE 10

    No Putnam employee may become involved in a personal capacity in consultations or negotiations for corporate financing, acquisitions or other transactions for outside companies (whether or not held by any Putnam client), nor negotiate nor accept a fee in connection with these activities without obtaining the prior written permission of the president of Putnam Investments.

    EXCEPTIONS

    None.

    RULE 11

    No new types of securities or instruments may be purchased for a Putnam fund or other client account without following the procedures set forth in Appendix D.

    EXCEPTIONS

    None.

    COMMENT

    See Appendix D.

    RULE 12

    No employee may create or participate in the creation of any record that is intended to mislead anyone or to conceal anything that is improper.

    EXCEPTIONS

    None.

    COMMENT

    In many cases, this is not only a matter of company policy and ethical behavior but also required by law. Our books and records must accurately reflect the transactions represented and their true nature. For example, records must be accurate as to the recipient of all payments; expense items, including personal expense reports, must accurately reflect the true nature of the expense. No unrecorded fund or asset shall be established or maintained for any reason.

    RULE 13

    No employee should have any direct or indirect (including by a family member or close relative) personal financial interest (other than normal investments not material to the employee in the entity's publicly traded securities) in any business, with which Putnam has dealings unless such interest is disclosed and approved by the Code of Ethics Officer.


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    RULE 14

    No employee shall, with respect to any affiliate of Putnam that provides investment advisory services and is listed below in Comment 4 to this Rule, as revised from time to time (each an "NPA"),

    (a) directly or indirectly seek to influence the purchase, retention, or disposition of, or exercise of voting, consent, approval or similar rights with respect to, any portfolio security in any account or fund advised by the NPA and not by Putnam,

    (b) transmit any information regarding the purchase, retention or disposition of, or exercise of voting, consent, approval or similar rights with respect to, any portfolio security held in a Putnam or NPA client account to any personnel of the NPA,

    (c) transmit any trade secrets, proprietary information, or confidential information of Putnam to the NPA without a valid business purpose,

    (d) use confidential information or trade secrets of the NPA for the benefit of the employee, Putnam, or any other NPA, or

    (e) breach any duty of loyalty to the NPA by virtue of service as a director or officer of the NPA.

    COMMENT

    1. Sections (a) and (b) of the Rule are designed to help ensure that the portfolio holdings of Putnam clients and clients of the NPA need not be aggregated for purposes of determining beneficial ownership under
        Section 13(d) of the Securities Exchange Act or applicable regulatory or contractual investment restrictions that incorporate such definition of beneficial ownership. Persons who serve as directors or officers of both Putnam and an NPA would take care to avoid even inadvertent violations of Section (b). Section (a) does not prohibit a Putnam employee who serves as a director or officer of the NPA from seeking to influence the modification or termination of a particular investment product or strategy in a manner that is not directed at any specific securities. Sections (a) and (b) do not apply when a Putnam affiliate serves as an adviser or subadviser to the NPA or one of its products, in which case normal Putnam aggregation rules apply.

    2. As a separate entity, any NPA may have trade secrets or confidential information that it would not choose to share with Putnam. This choice must be respected.

    3. When Putnam employees serve as directors or officers of an NPA, they are subject to common law duties of loyalty to the NPA, despite their Putnam employment. In general, this means that when performing their duties as NPA directors or officers, they must act in the best interest of the NPA and its shareholders. Putnam's Legal and Compliance Department will assist any


                                       s                                      23

        Putnam employee who is a director or officer of an NPA and has questions about the scope of his or her responsibilities to the NPA.

    4. Entities that are currently non-Putnam affiliates within the scope of this Rule are: Cisalpina Gestioni, S.p.A., PanAgora Asset Management Inc., PanAgora Asset Management Ltd., Nissay Asset Management Co., Ltd., and Thomas H. Lee Partners, L.P.

    RULE 15

    No employee shall use computer hardware, software, data, Internet, electronic mail, voice mail, electronic messaging ("e-mail" or "cc: Mail"), or telephone communications systems in a manner that is inconsistent with their use as set forth in policy statements governing their use that are adopted from time to time by Putnam. No employee shall introduce a computer "virus" or computer code that may result in damage to Putnam's information or computer systems.

    EXCEPTIONS

    None.

    COMMENT

    1. Internet and Electronic Messaging Policies. As more and more employees of Putnam Investments use the Internet to connect with Putnam's customers, vendors, suppliers and other key organizations, it is important that all Putnam employees understand the appropriate use guidelines and how to protect assets of Putnam and its clients whenever using the Internet. Internet access is provided to designated employees to connect with worldwide information resources for the benefit of the company and its clients. Such access is not intended for personal use. Employees using the Internet or any electronic messaging system must do so in a responsible, ethical and lawful manner.

    - Putnam has adopted a Policy and Guidelines on Internet Use. A copy of this policy statement is included in the Putnam Employee Handbook and is available online (you may contact Putnam's Human Resources Department for the on-line address). Failure to comply with this policy statement is a violation of Putnam's Code of Ethics.

    2. System Security Policy Statement. It is the policy of Putnam Investments to secure its computer hardware, software, data, electronic mail, voice mail and Internet access by placing strict controls and restrictions on their access and use.

    - Putnam has adopted a System Security Policy Statement. This policy statement governs the use of computer hardware and software, data, electronic mail, voice mail, Internet and commercial online services, computer passwords and logon Ids, and workstation security. A copy of this policy statement is included in the Putnam Employee Handbook and is available


24                                     s
        online (you may contact Putnam's Human Resources Department for the on-line address). Failure to comply with this policy statement is a violation of Putnam's Code of Ethics.

    3. Computer Virus Policy and Procedure. Putnam has adopted a Computer Virus Policy and Procedure. This policy sets forth guidelines to prevent computer viruses, procedures to be followed in the event a computer may be infected with a virus, and a description of virus symptoms. A copy of this policy statement is included in the Putnam Employee Handbook and is available online (you may contact Putnam's Human Resources Department for the on-line address). Failure to comply with this policy statement is a violation of Putnam's Code of Ethics.


                                       s                                      25

A   SECTION IV.   SPECIAL RULES FOR OFFICERS AND EMPLOYEES OF PUTNAM EUROPE LTD.

    RULE 1

    In situations subject to Section I.A., Rule 1 (Restricted List Personal Securities Transactions), the Putnam Europe Ltd. ("PEL") employee must obtain clearance not only as provided in that rule, but also from PEL's Compliance Officer or her designee, who must approve the transaction before any trade is placed and record the approval.

    EXCEPTIONS

    None.

    IMPLEMENTATION

    Putnam's Code of Ethics Administrator in Boston (the "Boston Administrator") has also been designated the Assistant Compliance Officer of PEL and has been delegated the right to approve or disapprove personal securities transactions in accordance with the foregoing requirement. Therefore, approval from the Code of Ethics Administrator for PEL employees to make personal securities investments constitutes approval under the Code of Ethics and also for purposes of compliance with IMRO, the U.K. self-regulatory organization that regulates PEL.

    The position of London Code of Ethics Administrator (the "London Administrator") has also been created (Jane Barlow is the current London Administrator). All requests for clearances must be made by e-mail to the Boston Administrator copying the London Administrator. The e-mail must include the number of shares to be bought or sold and the name of the broker(s) involved. Where time is of the essence clearances can be made by telephone to the Boston Administrator but they must be followed up by e-mail.

    Both the Boston and London Administrators will maintain copies of all clearances for inspection by senior management and regulators.

    RULE 2

    No PEL employee may trade with any broker or dealer unless that broker or dealer has sent a letter to the London Administrator agreeing to deliver copies of trade confirmations to PEL. No PEL employee may enter into any margin or any other special dealing arrangement with any broker-dealer without the prior written consent of the PEL Compliance Officer.

    EXCEPTIONS

    None.

    IMPLEMENTATION

    PEL employees will be notified separately of this requirement once a year by the PEL Compliance Officer, and are required to provide an annual certification of compliance with the Rule.


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
    All PEL employees must inform the London Administrator of the names of all brokers and dealers with whom they trade prior to trading. The London Administrator will send a letter to the broker(s) in question requesting them to agree to deliver copies of confirms to PEL. The London Administrator will forward copies of the confirms to the Boston Administrator. PEL employees may trade with a broker only when the London Administrator has received the signed agreement from that broker.

    RULE 3

    For purposes of the Code of Ethics, including Putnam's Policy Statement on Insider Trading Prohibitions, PEL employees must also comply with Part V of the Criminal Justice Act 1993 on insider dealing.

    EXCEPTIONS

    None.

    IMPLEMENTATION

    To ensure compliance with U.K. insider dealing legislation, PEL employees must observe the relevant procedures set forth in PEL's Compliance Manual, a copy of which is sent to each PEL employee, and sign an annual certification as to compliance.


                                       s                                      27

A   SECTION V.   REPORTING REQUIREMENTS FOR ALL EMPLOYEES

    REPORTING OF PERSONAL SECURITIES TRANSACTIONS

    RULE 1

    Each Putnam employee shall ensure that broker-dealers send all confirmations of securities transactions for his personal accounts to the Code of Ethics Officer. (For the purpose of this Rule, "securities" shall include securities of The Marsh & McLennan Companies, Inc., and any option on a security or securities index, including broad-based market indexes.)

    EXCEPTIONS

    None.

    IMPLEMENTATION

    1. Putnam employees must instruct their broker-dealers to send confirmations to Putnam and must follow up with the broker-dealer on a reasonable basis to ensure that the instructions are being followed. Putnam employees should contact the Code of Ethics Administrator to obtain a letter from Putnam authorizing the setting up of a personal brokerage account. Confirmations should be submitted to the Code of Ethics Administrator. (Specific procedures apply to employees of Putnam Europe Ltd. ("PEL"). Employees of PEL should contact the London Code of Ethics Administrator.) Failure of a broker-dealer to comply with the instructions of a Putnam employee to send confirmations shall be a violation by the Putnam employee of this Rule.

    COMMENTS

    1. "Transactions for personal accounts" is defined broadly to include more than transaction in accounts under an employee's own name. See Definitions.

    2. A confirmation is required for all personal securities transactions, whether or not exempted or excepted by this Code.

    3. To the extent that a Putnam employee has investment authority over securities transactions of a family trust or estate, confirmations of those transactions must also be made, unless the employee has received a prior written exception from the Code of Ethics Officer.


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
    RULE 2

    Every Access Person shall file a quarterly report, within ten calendar days of the end of each quarter, recording all purchases and sales of any securities for personal accounts as defined in the Definitions. (For the purpose of this Rule, "securities" shall include securities of The Marsh & McLennan Companies, Inc., and any option on a security or securities index, including broad-based market indexes.)

    EXCEPTIONS

    None.

    IMPLEMENTATION

    All employees required to file such a report will receive a blank form at the end of the quarter from the Code of Ethics Administrator. The form will specify the information to be reported. The form shall also contain a representation that employees have complied fully with all provisions of the Code of Ethics.

    COMMENT

    1. The date for each transaction required to be disclosed in the quarterly report is the trade date for the transaction, not the settlement date.

    2. If the requirement to file a quarterly report applies to you and you fail to report within the required 10-day period, salary increases and bonuses will be reduced in accordance with guidelines stated in the form.

    Reporting of Personal Securities Holdings

    RULE 3

    Access Persons must disclose all personal securities holdings to the Code of Ethics Officer upon commencement of employment and thereafter on an annual basis.

    EXCEPTIONS

    None.

    COMMENT

    These requirements are mandated by SEC regulations and are designed to facilitate the monitoring of personal securities transactions. Putnam's Code of Ethics Administrator will provide Access Persons with the form for making these reports and the specific information that must be disclosed at the time that the disclosure is required.


                                       s                                      29

    Other Reporting Policies

    The following rules are designed to ensure that Putnam's internal Control and Reporting professionals are aware of all items that might need to be addressed by Putnam or reported to appropriate entities.

    RULE 4

    If a Putnam employee suspects that fraudulent or other irregular activity might be occurring at Putnam, the activity must be reported immediately to the Managing Director in charge of that employee's business unit. Managing Directors who are notified of any such activity must immediately report it in writing to Putnam's Chief Financial Officer or Putnam's General Counsel.

    RULE 5

    Putnam employees must report all communications from regulatory or government agencies (federal, state, or local) to the Managing Director in charge of their business unit. Managing Directors who are notified of any such communication must immediately report it in writing to Putnam's Chief Financial Officer or Putnam's General Counsel.

    RULE 6

    All claims, circumstances or situations that come to the attention of a Putnam employee must be reported through the employee's management structure up to the Managing Director in charge of the employee's business unit. Managing Directors who are notified of any such claim, circumstance or situation that might give rise to a claim against Putnam for more than $100,000 must immediately report in writing it to Putnam's Chief Financial Officer or Putnam's General Counsel.

    RULE 7

    All possible violations of law or regulations at Putnam that come to the attention of a Putnam employee must be reported immediately to the Managing Director in charge of the employee's business unit. Managing Directors who are notified of any such activity must immediately report it in writing to Putnam's Chief Financial Officer or Putnam's General Counsel.

    RULE 8

    Putnam employees must report all requests by anyone for Putnam to participate in or cooperate with an international boycott to the Managing Director in charge of their business unit. Managing Directors who are notified of any such request must immediately report it in writing to Putnam's Chief Financial Officer or Putnam's General Counsel.


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
A   SECTION VI.   EDUCATION REQUIREMENTS

    Every Putnam employee has an obligation to fully understand the requirements of the Code of Ethics. The Rules set forth below are designed to enhance this understanding.

    RULE 1

    A copy of the Code of Ethics will be distributed to every Putnam employee periodically. All Access Persons will be required to certify periodically that they have read, understood, and will comply with the provisions of the Code of Ethics, including the Code's Policy Statement Concerning Insider Trading Prohibitions.

    RULE 2

    Every investment professional will attend a meeting periodically at which the Code of Ethics will be reviewed.


                                       s                                     31

A   SECTION VII.   COMPLIANCE AND APPEAL PROCEDURES

    1. Assembly of Restricted List. The Code of Ethics Administrator will coordinate the assembly and maintenance of the Restricted List. The list will be assembled each day by 11:30 a.m. EST. No employee may engage in a personal securities transaction without prior clearance on any day, even if the employee believes that the trade will be subject to an exception. Note that pre-clearance may be obtained after 9:00 a.m. for purchases or sales of up to 1,000 shares of issuers having a market capitalization in excess of $5 billion.

    2. Consultation of Restricted List. It is the responsibility of each employee to pre-clear through the Intranet pre-clearance system or consult with the Code of Ethics Administrator prior to engaging in a personal securities transaction, to determine if the security he proposes to trade is on the Restricted List and, if so, whether it is subject to the "Large Cap" limitation. The Intranet pre-clearance system and the Code of Ethics Administrator will be able to tell an employee whether a security is on the Restricted List. No other information about the Restricted List is available through the Intranet pre-clearance system. The Code of Ethics Administrator shall not be authorized to answer any questions about the Restricted List, or to render an opinion about the propriety of a particular personal securities transaction. Any such questions shall be directed to the Code of Ethics Officer.

    3. Request for Determination. An employee who has a question concerning the applicability of the Code of Ethics to a particular situation shall request a determination from the Code of Ethics Officer before engaging in the conduct or personal securities transaction about which he has a question.

        If the question pertains to a personal securities transaction, the request shall state for whose account the transaction is proposed, the relationship of that account to the employee, the security proposed to be traded, the proposed price and quantity, the entity with whom the transaction will take place (if known), and any other information or circumstances of the trade that could have a bearing on the Code of Ethics Officer's determination. If the question pertains to other conduct, the request for determination shall give sufficient information about the proposed conduct to assist the Code of Ethics Officer in ascertaining the applicability of the Code. In every instance, the Code of Ethics Officer may request additional information, and may decline to render a determination if the information provided is insufficient.

        The Code of Ethics Officer shall make every effort to render a determination promptly.

        No perceived ambiguity in the Code of Ethics shall excuse any violation. Any person who believes the Code to be ambiguous in a particular situation shall request a determination from the Code of Ethics Officer.


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
    4. Request for Ad Hoc Exemption. Any employee who wishes to obtain an ad hoc exemption under Section I.D., Rule 2, shall request from the Code of Ethics Officer an exemption in writing in advance of the conduct or transaction sought to be exempted. In the case of a personal securities transaction, the request for an ad hoc exemption shall give the same information about the transaction required in a request for determination under Part 3 of this Section, and shall state why the proposed personal securities transaction would be unlikely to affect a highly institutional market, or is unrelated economically to securities to be purchased, sold, or held by any Putnam client. In the case of other conduct, the request shall give information sufficient for the Code of Ethics Officer to ascertain whether the conduct raises questions of propriety or conflict of interest (real or apparent).

        The Code of Ethics Officer shall make every effort to promptly render a written determination concerning the request for an ad hoc exemption.

    5. Appeal to Code of Ethics Officer with Respect to Restricted List. If an employee ascertains that a security that he wishes to trade for his personal account appears on the Restricted List, and thus the transaction is prohibited, he may appeal the prohibition to the Code of Ethics Officer by submitting a written memorandum containing the same information as would be required in a request for a determination. The Code of Ethics Officer shall make every effort to respond to the appeal promptly.

    6. Information Concerning Identity of Compliance Personnel. The names of Code of Ethics personnel are available by contacting the Legal and Compliance Department.


                                        s                                     33

                                   Appendix A

                           Policy Statement Concerning
                          Insider Trading Prohibitions



                                       piv
                                        s




34                                     s
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A    Preamble

     Putnam has always forbidden trading on material nonpublic information ("inside information") by its employees. Tougher federal laws make it important for Putnam to restate that prohibition in the strongest possible terms, and to establish, maintain, and enforce written policies and procedures to prevent the misuse of material nonpublic information.

     Unlawful trading while in possession of inside information can be a crime. Today, federal law provides that an individual convicted of trading on inside information go to jail for some period of time. There is also significant monetary liability for an inside trader; the Securities and Exchange Commission can seek a court order requiring a violator to pay back profits and penalties of up to three times those profits. In addition, private plaintiffs can seek recovery for harm suffered by them. The inside trader is not the only one subject to liability. In certain cases, "controlling persons" of inside traders (including supervisors of inside traders or Putnam itself) can be liable for large penalties.

     Section 1 of this Policy Statement contains rules concerning inside information. Section 2 contains a discussion of what constitutes unlawful insider trading.

     Neither material nonpublic information nor unlawful insider trading is easy to define. Section 2 of this Policy Statement gives a general overview of the law in this area. However, the legal issues are complex and must be resolved by the Code of Ethics Officer. If an employee has any doubt as to whether she has received material nonpublic information, she must consult with the Code of Ethics Officer prior to using that information in connection with the purchase or sale of a security for his own account or the account of any Putnam client, or communicating the information to others. A simple rule of thumb is if you think the information is not available to the public at large, don't disclose it to others and don't trade securities to which the inside information relates. If an employee has failed to consult the Code of Ethics Officer, Putnam will not excuse employee misuse of inside information on the ground that the employee claims to have been confused about this Policy Statement or the nature of the information in his possession.

     If Putnam determines, in its sole discretion, that an employee has failed to abide by this Policy Statement, or has engaged in conduct that raises a significant question concerning insider trading, he will be subject to disciplinary action, including termination of employment.

     THERE ARE NO EXCEPTIONS TO THIS POLICY STATEMENT AND NO ONE IS EXEMPT.


                                       s                                     35

A    Definitions:Insider Trading

     Gender references in Appendix A alternate.

     Code of Ethics Administrator. The individual designated by the Code of Ethics Officer to assume responsibility for day-to-day, non-discretionary administration of this Policy Statement.

     Code of Ethics Officer. The Putnam officer who has been assigned the responsibility of enforcing and interpreting this Policy Statement. The Code of Ethics Officer shall be the General Counsel or such other person as is designated by the President of Putnam Investments. If he is unavailable, the Deputy Code of Ethics Officer (to be appointed by the Code of Ethics Officer) shall act in his stead.

     Immediate family. Spouse, minor children or other relatives living in the same household as the Putnam employee.

     Purchase or sale of a security. Any acquisition or transfer of any interest in the security for direct or indirect consideration, including the writing of an option.

     Putnam. Any or all of Putnam Investments, Inc., and its subsidiaries, any one of which shall be a "Putnam company."

     Putnam client. Any of the Putnam Funds, or any advisory or trust client of Putnam.

     Putnam employee (or "employee"). Any employee of Putnam.

     Security. Anything defined as a security under federal law. The term includes any type of equity or debt security, any interest in a business trust or partnership, and any rights relating to a security, such as put and call options, warrants, convertible securities, and securities indices. (Note: The definition of "security" in this Policy Statement varies significantly from that in the Code of Ethics. For example, the definition in this Policy Statement specifically includes securities of The Marsh & McLennan Companies, Inc.)

     Transaction for a personal account (or "personal securities transaction").
          Securities transactions: (a) for the personal account of any employee;
          (b) for the account of a member of the immediate family of any employee; (c) for the account of a partnership in which a Putnam employee or immediate family member is a partner with investment discretion; (d) for the account of a trust in which a Putnam employee or immediate family member is a trustee with investment discretion;
          (e) for the account of a closely-held corporation in which a Putnam employee or immediate family member holds shares and for which he has investment discretion; and (f) for any account other than a Putnam client account which receives investment advice of any sort from the employee or immediate family member, or as to which the employee or immediate family member has investment discretion.


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
     Officers and employees of Putnam Europe Ltd. ("PEL") must also consult the relevant procedures on compliance with U.K. insider dealing legislation set forth in PEL's Compliance Manual (see Rule 3 of Section IV of the Code of Ethics).



                                       s                                      37

A    Section 1. Rules Concerning Inside Information

     RULE 1

     No Putnam employee shall purchase or sell any security listed on the Inside Information List (the "Red List") either for his personal account or for a Putnam client.

     IMPLEMENTATION

     When an employee contacts the Code of Ethics Administrator seeking clearance for a personal securities transaction, the Code of Ethics Administrator's response as to whether a security appears on the Restricted List will include securities on the Red List.

     COMMENT

     This Rule is designed to prohibit any employee from trading a security while Putnam may have inside information concerning that security or the issuer. Every trade, whether for a personal account or for a Putnam client, is subject to this Rule.

     RULE 2

     No Putnam employee shall purchase or sell any security, either for a personal account or for the account of a Putnam client, while in possession of material, nonpublic information concerning that security or the issuer, without the prior written approval of the Code of Ethics Officer.

     IMPLEMENTATION

     In order to obtain prior written approval of the Code of Ethics Officer, a Putnam employee should follow the reporting steps prescribed in Rule 3.

     COMMENTS

     1. Rule 1 concerns the conduct of an employee when Putnam possesses material nonpublic information. Rule 2 concerns the conduct of an employee who herself possesses material, nonpublic information about a security that is not yet on the Red List.

     2. If an employee has any question as to whether information she possesses is material and/or nonpublic information, she must contact the Code of Ethics Officer in accordance with Rule 3 prior to purchasing or selling any security related to the information or communicating the information to others. The Code of Ethics Officer shall have the sole authority to determine what constitutes material, nonpublic information for the purposes of this Policy Statement. An employee's mistaken belief that the information was not material nonpublic information will not excuse a violation of this Policy Statement.

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
     RULE 3

     Any Putnam employee who believes he may have received material, nonpublic information concerning a security or the issuer shall immediately report the information to the Code of Ethics Officer and to no one else. After reporting the information, the Putnam employee shall comply strictly with Rule 2 by not trading in the security without the prior written approval of the Code of Ethics Officer and shall: (a) take precautions to ensure the continued confidentiality of the information; and (b) refrain from communicating the information in question to any person.

     EXCEPTION

     This rule shall not apply to material, nonpublic information obtained by Putnam employees who are directors or trustees of publicly traded companies, to the extent that such information is received in their capacities as directors or trustees, and then only to the extent such information is not communicated to anyone else within the Putnam organization.

     IMPLEMENTATION

     1. In order to make any use of potential material, nonpublic information, including purchasing or selling a security or communicating the information to others, an employee must communicate that information to the Code of Ethics Officer in a way designed to prevent the spread of such information. Once the employee has reported potential material, nonpublic information to the Code of Ethics Officer, the Code of Ethics Officer will evaluate whether information constitutes material, nonpublic information, and whether a duty exists that makes use of such information improper. If the Code of Ethics Officer determines either (a) that the information is not material or is public, or (b) that use of the information is proper, he will issue a written approval to the employee specifically authorizing trading while in possession of the information, if the employee so requests. If the Code of Ethics Officer determines (a) that the information may be nonpublic and material, and (b) that use of such information may be improper, he will place the security that is the subject of such information on the Red List.

     2. An employee who reports potential inside information to the Code of Ethics Officer should expect that the Code of Ethics Officer will need significant information to make the evaluation described in the foregoing paragraph, including information about (a) the manner in which the employee acquired the information, and (b) the identity of individuals to whom the employee has revealed the information, or who have otherwise learned the information. The Code of Ethics Officer may place the affected security or securities on the Red List pending the completion of his evaluation.

     3. If an employee possesses documents, disks, or other materials containing the potential inside information, an employee must take precautions to ensure the confidentiality of the information in question. Those precautions include (a) putting documents containing such information out

                                         s                                    39
          of the view of a casual observer, and (b) securing files containing such documents or ensuring that computer files reflecting such information are secure from viewing by others.



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
A       Section 2. Overview of Insider Trading

     A.   Introduction

          This section of the Policy Statement provides guidelines for employees as to what may constitute inside information. It is possible that in the course of her employment, an employee may receive inside information. No employee should misuse that information, either by trading for her own account or by communicating the information to others.

     B. What constitutes unlawful insider trading? The basic definition of unlawful insider trading is trading on material, nonpublic information (also called "inside information") by an individual who has a duty not to "take advantage" of the information. What does this definition mean? The following sections help explain the definition.

          1.   WHAT IS MATERIAL INFORMATION?

               Trading on inside information is not a basis for liability unless the information is material. Information is "material" if a reasonable person would attach importance to the information in determining his course of action with respect to a security. Information which is reasonably likely to affect the price of a company's securities is "material," but effect on price is not the sole criterion for determining materiality. Information that employees should consider material includes but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, reorganization, recapitalization, asset sales, plans to commence a tender offer, merger or acquisition proposals or agreements, major litigation, liquidity problems, significant contracts, and extraordinary management developments.

               Material information does not have to relate to a company's business. For example, a court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a reporter for The Wall Street Journal was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal's "Heard on the Street" column and whether those reports would be favorable or not.

          2.   WHAT IS NONPUBLIC INFORMATION?

               Information is nonpublic until it has been effectively communicated to, and sufficient opportunity has existed for it to be absorbed by, the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the Securities and Exchange Commission, or

                                       s                                     41
               appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal, or other publications of general circulation would be considered public.

          3.   WHO HAS A DUTY NOT TO "TAKE ADVANTAGE" OF INSIDE INFORMATION?

               Unlawful insider trading occurs only if there is a duty not to "take advantage" of material nonpublic information. When there is no such duty, it is permissible to trade while in possession of such information. Questions as to whether a duty exists are complex, fact-specific, and must be answered by a lawyer.

               a. Insiders and Temporary Insiders. Corporate "insiders" have a duty not to take advantage of inside information. The concept of "insider" is broad. It includes officers, directors, and employees of a corporation. In addition, a person can be a "temporary insider" if she enters into a special confidential relationship with a corporation and as a result is given access to information concerning the corporation's affairs. A temporary insider can include, among others, accounting firms, consulting firms, law firms, banks and the employees of such organizations. Putnam would generally be a temporary insider of a corporation it advises or for which it performs other services, because typically Putnam clients expect Putnam to keep any information disclosed to it confidential.

                    EXAMPLE

                    An investment adviser to the pension fund of a large publicly-traded corporation, Acme, Inc., learns from an Acme employee that Acme will not be making the minimum required annual contribution to the pension fund because of a serious downturn in Acme's financial situation. The information conveyed is material and nonpublic.

                    COMMENT

                    Neither the investment adviser, its employees, nor clients can trade on the basis of that information, because the investment adviser and its employees could be considered "temporary insiders" of Acme.

               b. Misappropriators. Certain people who are not insiders (or temporary insiders) also have a duty not to deceptively take advantage of inside information. Included in this category is an individual who "misappropriates" (or takes for his own use) material, nonpublic information in violation of a duty owed either to the corporation that is the subject of inside information or some other entity. Such a misappropriator can be held liable if he trades while in possession of that material, nonpublic information.


42                                     s

                    EXAMPLE

                    The chief financial officer of Acme, Inc., is aware of Acme's plans to engage in a hostile takeover of Profit, Inc. The proposed hostile takeover is material and nonpublic.

                    COMMENT

                    The chief financial officer of Acme cannot trade in Profit, Inc.'s stock for his own account. Even though he owes no duty to Profit, Inc., or its shareholders, he owes a duty to Acme not to "take advantage" of the information about the proposed hostile takeover by using it for his personal benefit.

               c. Tippers and Tippees. A person (the "tippee") who receives material, nonpublic information from an insider or misappropriator (the "tipper") has a duty not to trade while in possession of that information if he knew or should have known that the information was provided by the tipper for an improper purpose and in breach of a duty owed by the tipper. In this context, it is an improper purpose for a person to provide such information for personal benefit, such as money, affection, or friendship.

                    EXAMPLE

                    The chief executive officer of Acme, Inc., tells his daughter that negotiations concerning a previously-announced acquisition of Acme have been terminated. This news is material and, at the time the father tells his daughter, nonpublic. The daughter sells her shares of Acme.

                    COMMENT

                    The father is a tipper because he has a duty to Acme and its shareholders not to "take advantage" of the information concerning the breakdown of negotiations, and he has conveyed the information for an "improper" purpose (here, out of love and affection for his daughter). The daughter is a "tippee" and is liable for trading on inside information because she knew or should have known that her father was conveying the information to her for his personal benefit, and that her father had a duty not to "take advantage" of Acme information.

                    A person can be a tippee even if he did not learn the information directly from the tipper, but learned it from a previous tippee.

                    EXAMPLE

                    An employee of a law firm which works on mergers and acquisitions learns at work about impending acquisitions. She tells her friend and her friend's stockbroker about

                                       s                                     43
                    the upcoming acquisitions on a regular basis. The stockbroker tells the brother of a client on a regular basis, who in turn tells two friends, A and B. A and B buy shares of the companies being acquired before public announcement of the acquisition, and regularly profit from such purchases. A and B do not know the employee of the law firm. They do not, however, ask about the source of the information.

                    COMMENT

                    A and B, although they have never heard of the tipper, are tippees because they did not ask about the source of the information, even though they were experienced investors, and were aware that the "tips" they received from this particular source were always right.

          C.   Who can be liable for insider trading?

               The categories of individuals discussed above (insiders, temporary insiders, misappropriators or tippees) can be liable if they trade while in possession of material nonpublic information.

               In addition, individuals other than those who actually trade on inside information can be liable for trades of others. A tipper can be liable if (a) he provided the information in exchange for a personal benefit in breach of a duty and (b) the recipient of the information (the "tippee") traded while in possession of the information.

               Most importantly, a controlling person can be liable if the controlling person "knew or recklessly disregarded" the fact that the controlled person was likely to engage in misuse of inside information and failed to take appropriate steps to prevent it. Putnam is a "controlling person" of its employees. In addition, certain supervisors may be "controlling persons" of those employees they supervise.

               EXAMPLE

               A supervisor of an analyst learns that the analyst has, over a long period of time, secretly received material inside information from Acme, Inc.'s chief financial officer. The supervisor learns that the analyst has engaged in a number of trades for his personal account on the basis of the inside information. The supervisor takes no action.

               COMMENT

               Even if he is not liable to a private plaintiff, the supervisor can be liable to the Securities and Exchange Commission for a civil penalty of up to three times the amount of the analyst's profit. (Penalties are discussed in the following section.)


44                                     s

          D.   Penalties for Insider Trading

               Penalties for misuse of inside information are severe, both for individuals involved in such unlawful conduct and their employers. A person who violates the insider trading laws can be subject to some or all of the penalties below, even if he does not personally benefit from the violation. Penalties include:

               -- jail sentences (of which at least one to three years must be served)

               -- criminal penalties for individuals of up to $1,000,000, and for corporations of up to $2,500,000

               -- injunctions permanently preventing an individual from working in the securities industry

               -- injunctions ordering an individual to pay over profits obtained from unlawful insider trading

               -- civil penalties of up to three times the profit gained or loss avoided by the trader, even if the individual paying the penalty did not trade or did not benefit personally

               -- civil penalties for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of profit gained or loss avoided

               -- damages in the amount of actual losses suffered by other participants in the market for the security at issue.

          Regardless of whether penalties or money damages are sought by others, Putnam will take whatever action it deems appropriate (including dismissal) if Putnam determines, in its sole discretion, that an employee appears to have committed any violation of this Policy Statement, or to have engaged in any conduct which raises significant questions about whether an insider trading violation has occurred.



                                       s                                     45

A    Appendix B. Policy Statement Regarding Employee Trades in Shares of
                 Putnam Closed-End Funds


     1.   Pre-clearance for all employees

     Any purchase or sale of Putnam closed-end fund shares by a Putnam employee must be pre-cleared by the Code of Ethics Officer or, in his absence, the Deputy Code of Ethics Officer. A list of the closed-end funds can be obtained from the Code of Ethics Administrator. Trading in shares of closed-end funds is subject to all the rules of the Code of Ethics.



     2. Special Rules Applicable to Managing Directors of Putnam Investment Management, Inc. and officers of the Putnam Funds

     Please be aware that any employee who is a Managing Director of Putnam Investment Management, Inc. (the investment manager of the Putnam mutual funds) and officers of the Putnam Funds will not receive clearance to engage in any combination of purchase and sale or sale and purchase of the shares of a given closed-end fund within six months of each other. Therefore, purchases should be made only if you intend to hold the shares more than six months; no sales of fund shares should be made if you intend to purchase additional shares of that same fund within six months.

     You are also required to file certain forms with the Securities and Exchange Commission in connection with purchases and sales of Putnam closed-end funds. Please contact the Code of Ethics Officer or Deputy Code of Ethics Officer for further information.



     3.   Reporting by all employees

     As with any purchase or sale of a security, duplicate confirmations of all such purchases and sales must be forwarded to the Code of Ethics Officer by the broker-dealer utilized by an employee. If you are required to file a quarterly report of all personal securities transactions, this report should include all purchases and sales of closed-end fund shares.

     Please contact the Code of Ethics Officer or Deputy Code of Ethics Officer if there are any questions regarding these matters.


46                                     s

A    Appendix C. Clearance Form for Portfolio Manager Sales Out of Personal
                 Account of Securities Also Held by Fund (For compliance with "Contra-Trading" Rule)


TO:     Code of Ethics Officer

FROM:
        ---------------------------------------------------------

DATE:
        ---------------------------------------------------------

RE:     Personal Securities Transaction of
                                            -----------------------------------

This serves as prior written approval of the personal securities transaction described below:

NAME OF PORTFOLIO MANAGER CONTEMPLATING PERSONAL TRADE:


-------------------------------------------------------------------------------

SECURITY TO BE TRADED:


-------------------------------------------------------------------------------
AMOUNT TO BE TRADED:
                     ----------------------------------------------------------

FUND HOLDING SECURITIES:
                         ------------------------------------------------------

AMOUNT HELD BY FUND:
                     ----------------------------------------------------------

REASON FOR PERSONAL TRADE:
                           ----------------------------------------------------

SPECIFIC REASON SALE OF SECURITIES IS INAPPROPRIATE FOR FUND:


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

(Please attach additional sheets if necessary.)

CIO APPROVAL:                                          DATE:
              -----------------------------------------     -------------------

LEGAL/COMPLIANCE APPROVAL:                                 DATE:
                           --------------------------------     ---------------



                                       s                                     47

A    Appendix D. Procedures for Approval of New Financial Instruments


     1.   Summary

               a. Putnam has adopted procedures for the introduction of new instruments and securities, focusing on, but not limited to, derivatives.

               b. No new types of securities or instruments may be purchased for any Putnam fund or other client account without the approval of Putnam's New Securities Review Committee ("NSRC").

               c. Putnam publishes from time to time a list of approved derivatives. The purchase of any derivative not listed is prohibited without specific authorization from the NSRC.

     2.   Procedures

               a. Introduction. The purchase and sale of financial instruments that have not been used previously at Putnam raise significant investment, business, operational, and compliance issues. In order to address these issues in a comprehensive manner, Putnam has adopted the following procedures for obtaining approval of the use of new instruments or investments. In addition, to provide guidance regarding the purchase of derivatives, Putnam publishes from time to time a list of approved derivatives. Only derivatives listed may be used for Putnam funds or accounts unless specifically authorized by the NSRC.

               b. Process of approval. An investment professional wishing to purchase a new type of investment should discuss it with the Investment Division's Administrative office (the current contact is Julie Malloy). Investment Division Administration will coordinate a review of a new instrument by appropriate NSRC members from an investment, operational and compliance perspective, including the review of instruments by the Administrative Services Division of PFTC. Based on this review, the NSRC will then approve or disapprove the proposed new investment. Investment professionals must build in adequate time for this review before planned use of a new instrument. Further, the approval of the NSRC is only a general one. Individual fund and account guidelines must be reviewed in accordance with standard compliance procedures to determine whether purchase is permitted. In addition, if the instrument involves legal documentation, that documentation must be reviewed and be completed before trading. The NSRC may prepare a compliance and operational manual for the new derivative.

     3.   Violations


48                                     s

               a. Putnam's Operating Committee has determined that adherence to rigorous internal controls and procedures for novel securities and instruments is necessary to protect Putnam's business standing and reputation. Violation of these procedures will be treated as violation of both compliance guidelines and Putnam's Code of Ethics. Putnam encourages questions and expects that these guidelines will be interpreted conservatively.




                                       s                                      49

A    Index

"7-Day Rule"
  for transactions by managers, analysts and CIOs, 14
"60-Day Rule", 13
Access Persons
  definition, ix
  special rules on trading, 13, 32
Analysts
  special rules on trading by, 13
Appeals
  Procedures, 37
Bankers' acceptances
  excluded from securities, x
Blackout rule
  on trading by portfolio managers, analysts and CIOs, 15
Boycotts
  reporting of requests to participate, 33
Bribes, 21
CDs
  excluded from securities, x
Claims against Putnam
  reporting of, 33
Clearance
  how long pre-clearance is valid, 4
  required for personal securities transactions, 1
Closed-end funds
  rules on trading, 55
Commercial paper
  excluded from securities, x
Commodities (other than securities indices)
  excluded from securities, x
Computer use
  compliance with corporate policies required, 27
Confidentiality
  required of all employees, 22
Confirmations
  of personal transactions required, 31
Conflicts of interest
  with Putnam and Putnam clients prohibited, 19
Contra-trading rule
  transactions by managers and CIOs, 17
Convertible securities
  defined as securities, x
Currencies
  excluded as securities, x
Director
  serving as for another entity prohibited, 23
Employee
  serving as for another entity prohibited, 23
Excessive trading (over 10 trades)
  by employees strongly discouraged, 10
Exemptions
  basis for, 10
Family members
  covered in personal securities transactions, x, 43
Fiduciary
  serving as for another entity prohibited, 23
Fraudulent or irregular activities
  reporting of, 33
Gifts
  restrictions on receipt of by employees, 19
Government or regulatory agencies
  reporting of communications from, 33
Holdings
  disclosure of by Access Persons, 32
Initial public offerings/IPOs
  purchases in prohibited, 6
Insider trading
  policy statement and explanations, 39
  prohibited, 9
Investment clubs
  prohibited, 24
Investment Grade Exception
  for clearance of fixed income securities on Restricted List, 2
Involuntary personal securities transactions exempted, 10
  exemption defined, 6
Large Cap Exception
  for clearance of securities on Restricted List, 1
Marsh & McLennan Companies stock
  excluded from securities, x
Money market instruments
  excluded from securities, x
Mutual fund shares (open end)
  excluded from securities, x
Naked options
  by employees discouraged, 9
New financial instruments
  procedures for approval, 59
Non-Putnam affiliates (NPAs)
  transactions and relationships with, 25
Officer
  serving as for another entity prohibited, 23


50                                     s

Options
  defined as securities, x
  relationship to securities on Restricted or Red Lists, 5
Partner
  serving as general partner of another entity prohibited, 23
Partnerships
  covered in personal securities transactions, x, 43
Personal securities transaction
  defined, x, 43
Pink sheet reports
  quarterly reporting requirements, 32
Political contributions, 22
Portfolio managers
  special rules on trading by, 13
Private offerings or placements
  purchases of prohibited, 7
Putnam Europe Ltd.
  special rules for, 29
Repurchase agreements
  excluded from securities, x
Sale
  defined, x, 43
Sanctions, vii
  for failure to pre-clear properly, 3
Shares by subscription
  procedures to preclear the purchase and sales of Shares by Subscription, 2 Short sales by employees prohibited conduct, 6
Solicitations
  by Putnam employees restricted, 21
Tender offers
  partial exemption from clearance rules, 6
Trustee
  serving as for another entity prohibited, 23
Trusts
  covered in personal securities transactions, x, 43
U.S. government obligations
  excluded from securities, x
Violations of Law
  reporting of, 33
Warrants
  defined as securities, x


                                       s                                      51

                            THE AIM MANAGEMENT GROUP
                                 CODE OF ETHICS
                              (ADOPTED MAY 1, 1981)
                       (AS LAST AMENDED FEBRUARY 24, 2000)

WHEREAS, the members of the AIM Management Group are A I M Management Group Inc. ("AIM Management") and A I M Advisors, Inc. ("AIM Advisors") and its wholly owned and indirect subsidiaries (individually and collectively referred to as "AIM"); and
WHEREAS, certain members of AIM provide investment advisory services to AIM's investment companies and other clients; and WHEREAS, certain members of AIM provide distribution services as principal underwriters for AIM's investment company clients; and WHEREAS, certain members of AIM provide shareholder services as the transfer agent, dividend disbursing agent and shareholder processing agent for AIM's investment company clients; and
WHEREAS, the investment advisory business involves decisions and information which may have at least a temporary impact on the market price of securities, thus creating a potential for conflicts of interest between the persons engaged in such business and their clients; and WHEREAS, the members of AIM have a fiduciary relationship with respect to each portfolio under management and the interests of the client accounts and of the shareholders of AIM's investment company clients must take precedence over the personal interests of the employees of AIM, thus requiring a rigid adherence to the highest standards of conduct by such employees; and WHEREAS, every practical step must be taken to ensure that no intentional or inadvertent action is taken by an employee of AIM which is, or appears to be, adverse to the interests of AIM or any of its client accounts, including the defining of standards of behavior for such employees, while at the same time avoiding unnecessary interference with the privacy or personal freedom of such employees; and
WHEREAS, the members of AIM originally adopted a Code of Ethics ("the Code") on May 1, 1981, and adopted amendments thereto in January 1989, October 1989, April 1991, December 6, 1994 and December 5, 1995, December 10, 1996, and now deem it advisable to update and revise said Code in light of new investment company products developed by AIM and changing circumstances in the securities markets in which AIM conducts business; and NOW, THEREFORE, the Boards of Directors of AIM Management and AIM Advisors hereby adopt the following revised Code pursuant to the provisions of Rule 17j-1 under the Investment Company Act of 1940 ("1940 Act"), with the intention that certain provisions of the Code shall become applicable to the officers, directors and employees of AIM.
I. APPLICABILITY
A. The provisions of AIM's Code shall apply to certain officers, directors and employees (as hereinafter designated) of AIM. Unless otherwise indicated, the term "employee" as used herein means: (i) all officers, directors and employees of AIM Advisors and its wholly owned and indirect subsidiaries and (ii) officers, directors and employees of AIM Management who have an active part in the management, portfolio selection, underwriting or shareholder functions with respect to AIM's investment company clients or provide one or more similar services for AIM's non-investment company clients. The term "employee" does not include directors of AIM Management who do not maintain an office at the home office of AIM Management and who do not regularly obtain information concerning the investment recommendations or decisions made by AIM on behalf of client accounts ("independent directors").
B. The Code shall also apply to any person or entity appointed as a sub-advisor for an AIM investment company client account unless such person or entity has adopted a code of ethics in compliance with Section 17(j) of the 1940 Act; or, in the event that such person or entity is domiciled outside of the United States, has adopted employee standards of conduct that provide equivalent protections to AIM's client accounts. In performing sub-advisory services, such person or entity will be subject to the direction and supervision of AIM, and subject to the policies and control of the Boards of Directors/Trustees of the respective AIM investment company client(s).
II. INTERPRETATION AND ENFORCEMENT
A. The Chief Executive Officer of AIM Management shall appoint a Code of Ethics Committee ("Committee"). The Committee shall have the responsibility for interpreting the provisions of the Code, for adopting and implementing Procedures for the enforcement of the provisions of the Code, and for determining whether a violation of the provisions of the Code, or of any such related Procedures has occurred. The Committee will appoint an officer to monitor personal investment activity by "Covered Persons" (as defined in the Procedures adopted hereunder), both before and after any trade occurs and to prepare periodic and annual reports, conduct education seminars and obtain employee certifications as deemed appropriate. In the event of a finding that a violation has occurred requiring significant remedial action, the Committee shall take such action as it deems appropriate on the imposition of sanctions or initiation of disgorgement proceedings. The Committee shall also make recommendations and submit reports to the Boards of Directors/Trustees of AIM's investment company clients.
B. If a sub-advisor has adopted a code of ethics in accordance with Section 17(j) of the 1940 Act, then pursuant to a sub-advisory agreement with AIM, it shall be the duty of such sub-advisor to furnish AIM with a copy of the following:

- code of ethics and related procedures of the sub-advisor, and a statement as to its employees' compliance therewith;
- any statement or policy on insider trading adopted pursuant to Section 204A under the 1940 Act; and the procedures designed to prevent the misuse of material non-public information by any person associated with such sub-advisor; and
- such other information as may reasonably be NECESSARY FOR AIM TO REPORT TO THE BOARDS OF DIRECTORS/TRUSTEES OF ITS INVESTMENT COMPANY CLIENT ACCOUNT(S) AS TO SUCH SUB-ADVISOR'S ADHERENCE TO THE BOARDS' POLICIES AND CONTROLS REFERENCED IN
SECTION I.B. ABOVE.
III. PROCEDURES ADOPTED UNDER THE CODE
From time to time, AIM's Committee shall adopt Procedures to carry out the intent of the Code. Among other things, the Procedures require certain new employees to complete an Asset Disclosure Form, a Brokerage Accounts Listing Form and such other forms as deemed appropriate by the Committee. Such Procedures are hereby incorporated into the Code and are made a part of the Code. Therefore, a violation of the Procedures shall be deemed a violation of the Code itself.
IV. COMPLIANCE WITH GOVERNING LAWS, REGULATIONS AND PROCEDURES
A. Each employee shall have and maintain knowledge of and shall comply strictly with all applicable federal and state laws and all rules and regulations of any governmental agency or self-regulatory organization governing his/her actions as an employee.
B. Each employee shall comply with all laws and regulations, and AIM's prohibition against insider trading. Trading on or communicating material non-public information, or "inside information", of any sort, whether obtained in the course of research activities, through a client relationship or otherwise, is strictly prohibited.
C. Each employee shall comply with the procedures and guidelines established by AIM to ensure compliance with applicable federal and state laws and regulations of governmental agencies and self-regulatory organizations. No employee shall knowingly participate in, assist, or condone any act in violation of any statute or regulation governing AIM or any act that would violate any provision of this Code, or of the Procedures adopted hereunder.
D. Each employee shall have and maintain knowledge of and shall comply with the provisions of this Code and any Procedures adopted hereunder.
E. Each employee having supervisory responsibility shall exercise reasonable supervision over employees subject to his/her control, with a view to preventing any violation by such persons of applicable statutes or regulations, AIM's corporate procedures, or the provisions of the Code, or the Procedures adopted hereunder.
F. Any employee obtaining evidence that an act in violation of applicable statutes, regulations or provisions of the Code or of any Procedures adopted hereunder has occurred shall immediately report such evidence to the Chief Compliance Officer of AIM. Such action by the employee will remain confidential, unless the employee waives confidentiality or federal or state authorities compel disclosure. Failure to report such evidence may result in disciplinary proceedings and may include sanctions as set forth in Section VI hereof.
V. ETHICAL STANDARDS
A. Employees shall conduct themselves in a manner consistent with the highest ethical and fiduciary standards. They shall avoid any action, whether for personal profit or otherwise, that results in an actual or potential conflict of interest with AIM or its client accounts, or which may be otherwise detrimental to the interests of the members of AIM or its client accounts.1
(1)Conflicts of interest generally result from a situation in which an individual has a personal interest in a matter that is or may be competitive with his or her responsibilities to other persons or entities (such as AIM or its clients accounts) or where an individual has or may have competing obligations or responsibilities to two or more persons or entities. In the case of the relationship between a client account on the one hand, and AIM, its officers, directors and employees, on the other hand, such conflict may result from the purchase or sale of securities for a client account and for the personal account of the individual involved or the account of any "affiliate" of such individual, as such term is defined in the 1940 Act. Such conflict may also arise from the purchase or sale for a client account of securities in which an officer, director or employee of AIM has an economic interest. Moreover, such conflict may arise in connection with vendor relationships in which such employee has any direct or indirect financial interest, family interest or other personal interest. To the extent of conflicts of interest between AIM and a vendor, such conflicts must be resolved in a manner that is not disadvantageous to AIM. In any such case, potential or actual conflicts must be disclosed to AIM and the first preference and priority must be to avoid such conflicts of interest whenever possible and, where they unavoidably occur, to resolve them in a manner that is not disadvantageous to a client.
B. Employees shall act in a manner consistent with their fiduciary obligation to clients of AIM, and shall not deprive any client account of an investment opportunity in order to personally benefit from that opportunity.
C. Without the knowledge and approval of the Chief Executive Officer of AIM Management, employees shall not engage in a business activity or practice for compensation in competition with the members of AIM. Each employee, who is deemed to be a "Covered Person" as defined in the Procedures adopted hereunder, shall obtain the written approval of AIM Management's Chief Executive Officer to participate on a board of directors/trustees of any of the following organizations:
- publicly traded company, partnership or trust;
- hospital or philanthropic institution;*
- local or state municipal authority;* and/or
- charitable organization.*
* These restrictions relate to organizations that have or intend to raise proceeds in a public securities offering.
In the relatively small number of instances in which board approval is authorized, investment personnel serving as directors shall be isolated from those making investment decisions through AIM's "Chinese Wall" Procedures.
D. Each employee, in making an investment recommendation or taking any investment action, shall exercise diligence and thoroughness, and shall have a reasonable and adequate basis for any such recommendation or action.
E. Each employee shall not attempt to improperly influence for such person's personal benefit any investment strategy to be followed or investment action to be taken by the members of AIM for its client accounts.
F. Each employee shall not improperly use for such person's personal benefit any knowledge, whether obtained through such person's relationship with AIM or otherwise, of any investment recommendation made or to be made, or of any investment action taken or to be taken by AIM for its client accounts.
G. Employees shall not disclose any non-public information relating to a client account's portfolio or transactions or to the investment recommendations of AIM, nor shall any employee disclose any non-public information relating to the business or operations of the members of AIM, unless properly authorized to do so.
H. Employees shall not accept, directly or indirectly, from a broker/dealer or other vendor who transacts business with AIM or its client accounts, any gifts, gratuities or other things of more than de minimis value or significance that their acceptance might reasonably be expected to interfere with or influence the exercise of independent and objective judgment in carrying out such person's duties or otherwise gives the appearance of a possible impropriety. For this purpose, gifts, gratuities and other things of value shall not include unsolicited entertainment so long as such unsolicited entertainment is not so frequent or extensive as to raise any question of impropriety.
I. Employees who are registered representatives and/or principals of AIM shall not acquire securities for an account for which he/she has a direct or indirect beneficial interest in an initial public offering ("IPO") or on behalf of any person, entity or organization that is not an AIM client. All other employees shall not acquire securities for an account for which he/she has a direct or indirect beneficial interest offered in an IPO or on behalf of any person, entity or organization that is not an AIM client account except in those circumstances where different amounts of such offerings are specified for different investor types (e.g., private investors and institutional investors) and such transaction has been pre-cleared by the Compliance Office.
J. All personal securities transactions by employees must be conducted consistent with this Code and the Procedures adopted hereunder, and in such a manner as to avoid any actual or potential conflicts of interest or any abuse of such employee's position of trust and responsibility. Unless an exemption is available, employees who are deemed to be "Covered Persons" as defined in the Procedures adopted hereunder, shall pre-clear all personal securities transactions in securities in accordance with the Procedures adopted hereunder.
K. Each employee, who is deemed to be a "Covered Person" as defined in the Procedures adopted hereunder, (or registered representative and/or principal of AIM), shall refrain from engaging in personal securities transactions in connection with a security that is not registered under Section 12 of the Securities Act of 1933 (i.e., a private placement security) unless such transaction has been pre-approved by the Chief Compliance Officer or the Director of Investments (or their designees).

L. Employees, who are deemed to be "Covered Persons" as defined in the Procedures adopted hereunder, may not engage in a transaction in connection with the purchase or sale of a security within seven calendar days before and after an AIM investment company client trades in that same (or equivalent) security unless the de minimis exemption is available.
M. Each employee, who is deemed to be a "Covered Person" as defined in the Procedures adopted hereunder, may not purchase and voluntarily sell, or sell and voluntarily purchase the same (or equivalent) securities of the same issuer within 60 calendar days unless such employee complies with the disgorgement procedures adopted by the Code of Ethics Committee. Subject to certain limited exceptions set forth in the related Procedures, any transaction under this provision may result in disgorgement proceedings for any profits received in connection with such transaction by such employee.
VI. SANCTIONS
Employees violating the provisions of AIM's Code or any Procedures adopted hereunder may be subject to sanctions, which may include, among other things, restrictions on such person's personal securities transactions; a letter of admonition, education or formal censure; fines, suspension, re-assignment, demotion or termination of employment; or other significant remedial action. Employees may also be subject to disgorgement proceedings for transactions in securities that are inconsistent with Sections V.L. and V.M. above.
VII. ADDITIONAL DISCLOSURE
This Code and the related Procedures cannot, and do not, cover every situation in which choices and decisions must be made, because other company policies, practices and procedures (as well as good common sense) and good business judgment also apply. Every person subject to this Code should read and understand these documents thoroughly. They present important rules of conduct and operating controls for all employees. Employees are also expected to present questions to the attention of their supervisors and to the Chief Compliance Officer (or designee) and to report suspected violations as specified in these documents.
       For the Boards of Directors:
         The AIM Management Group
by:
             Charles T. Bauer


                   Date

                     COHEN & STEERS CAPITAL MANAGEMENT, INC.

                                 CODE OF ETHICS


INTRODUCTION

This Code of Ethics shall apply to all directors, officers and employees of Cohen & Steers Capital Management, Inc., and of each of its subsidiaries and affiliates.

FOR PURPOSES OF THIS CODE:

(a) "Access Person" means any director, officer or employee of Cohen & Steers Capital Management, Inc., and of each of its subsidiaries or affiliates ("Cohen & Steers").

(b) Purchase or sale of a security includes, among other things, the writing of any option to purchase or sell a security or any transaction by reason of which a person acquires or disposes of any direct or indirect ownership in a security.

(c) A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when a person seriously considers making such a recommendation.


THIS CODE APPLIES TO ALL TRANSACTIONS (OTHER THAN BONA FIDE CLIENT TRANSACTIONS) IN ALL ACCOUNTS IN WHICH AN ACCESS PERSON MAY EXERCISE CONTROL OR HAS A BENEFICIAL INTEREST. UPON DISCOVERING A VIOLATION OF THIS CODE, THE CHAIRMAN OR PRESIDENT MAY IMPOSE SUCH SANCTIONS AS DEEMED APPROPRIATE, INCLUDING A LETTER OF CENSURE OR SUSPENSION OR EVEN TERMINATION OF THE EMPLOYMENT OF THE VIOLATOR. FURTHER, ANY PROFITS REALIZED IN CONNECTION WITH A VIOLATION OF THIS CODE WILL BE REQUIRED TO BE DISGORGED.


PROHIBITED TRANSACTIONS

The following transactions are prohibited, except as provided for below:

(a) No Access Person shall purchase or sell any security that the Access Person knew or reasonably should have known is being or has been considered for purchase or sale for a Client, or is being purchased or sold by a Client.

(b) No Access Person shall purchase or sell any security issued or guaranteed by a real estate investment trust or other company engaged in the real estate business (as defined below), except that an Access Person may invest in shares of Cohen & Steers Realty Shares, Inc., Cohen & Steers Special Equity Fund, Inc. and Cohen & Steers Equity Income Fund, Inc. and, with the written prior approval of the Chairman or President, shares of Cohen & Steers Realty Income Fund, Inc. and Cohen & Steers Total Return Realty Fund, Inc. (see Attachment A).

(c) No Access Person shall purchase any security issued in an initial public offering.

(d) No Access Person shall purchase any security issued in a private placement unless the Chairman or President approves the transaction in advance. In determining whether or not to grant approval, the Chairman or President will consider whether the investment opportunity should be reserved for a Client and whether the opportunity is being offered by virtue of the Access Person's position with Cohen & Steers. The general counsel shall maintain a written record of decisions to permit these transactions, along with the reasons supporting the decision. Any Access Person who has been authorized to acquire securities in a private placement must disclose the investment to the Chairman or President if the Access Person is involved in any subsequent consideration of an investment in the issuer, and these investment decisions will be subject to independent review by investment personnel with no personal interest in the issuer.

(e) No Access Person shall execute any securities transaction on a day during which any Client has a pending buy or sell order in that same security until that order is executed or withdrawn. Furthermore, no Access Person shall buy or sell a security within seven calendar days before or after a Client trades in that security.


(f) No Access Person shall receive any gift of more than de minimis value from any person or entity that does business with or on behalf of Cohen & Steers, its affiliates and subsidiaries, or a Client.


(g) No Access Person shall serve on the board of directors of a publicly traded company, unless approved in advance by the Chairman or President. This authorization will be provided only if the Chairman or President concludes that service on the board would be consistent with the interests of Clients. Access Persons who have received this approval shall not trade for a Client or their own account in the securities of the company while in possession of material, non-public information ("Inside Information"). Cohen & Steers' Inside Information Policy and Procedures provide further details on the obligations of Access Persons concerning Inside Information.


EXEMPTED TRANSACTIONS

The prohibitions of this Code shall not apply to:

(a) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence (including any account that is managed on a discretionary basis by a person other than the Access Person and with respect to which the Access Person does not in fact influence or control the transactions).

(b) Purchases or sales that are non-volitional on the part of either the Access Person or a Client.

(c)      Purchases that are part of an automatic dividend reinvestment plan.

(d) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent these rights were acquired from the issuer, and sales of rights so acquired.

(e) Purchases or sales that receive the prior approval of the Chairman or President of Cohen & Steers (such approving officer having no personal interest in such purchases or sales) because they: (i) are only remotely potentially harmful to any Client account, (ii) would be very unlikely to affect a highly institutional market, or (iii) clearly are not related economically to the securities to be purchased, or sold or held on behalf of a Client or (iv) are a result of the sale of securities that were acquired prior to February 1995 (and such person was an employee of Cohen & Steers Capital Management, Inc. prior to February 1995) or acquired prior to the time a person became an employee of Cohen & Steers. The general counsel shall maintain a written record of decisions to permit these transactions, along with the reasons supporting the decision.

REPORTING

(a) Every Access Person shall report all transactions in any security in which the Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however, that an Access Person shall not be required to report transactions effected for any account over which the Access Person does not have any direct or indirect influence or control.

(b) Every report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

         (i) the date of the transaction, the title, interest rate and maturity date (if applicable), the number of shares, and the principal amount of the security involved;

         (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

         (iii) the price at which the transaction was effected;

         (iv) the name of the broker, dealer or bank with or through whom the transaction was effected;

         (v) with respect to any account established by the Access Person during the quarter, the name of the broker, dealer or bank with whom the Access Person established the account and the date the account was established; and

         (vi) the date the report is submitted.

(c) Any report may contain a statement that the report shall not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the security to which the report relates.

(d) Every Access Person must provide a list of all personal securities holdings no later than 10 days after commencement of employment ("Initial Holdings Report") and no later than 30 days after the beginning of each year ("Annual Holdings Report") thereafter (see Attachment B). Both the Initial Holdings Report and Annual Holdings Report also shall provide the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person. Each Annual Holdings Report must provide information that is current as of a date no more than 30 days before the report is submitted. Both the Initial Holdings Report and the Annual Holdings Report shall state the date the report is submitted by the Access Person.

(e) The Applicant's compliance administrator and general counsel shall be responsible for reviewing all quarterly securities transaction reports, the Initial Holdings Report and the Annual Holdings Report, and shall report to the Chairman and President all potential violations of this Code of Ethics. The Chairman and President, in consultation with the general counsel, shall determine the appropriate response to any violation.

(f) All Access Persons must certify on the attached form initially and annually thereafter that they have read and understand this Code of Ethics and that they recognize that they are subject to the provisions of this Code. Furthermore, all Access Persons must certify annually that they have complied with the requirements of the Code of Ethics and that they have reported all personal securities transactions and accounts required to be reported pursuant to the Code.

FUND BOARD APPROVAL AND REPORTING

The Board of Directors of each Cohen & Steers Fund, including a majority of the Directors who are not "interested persons" (as defined in the Investment Company Act of 1940), must approve this Code and any material changes to the Code. This approval shall be based on a determination that the Code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by Rule 17j-1 under the Investment Company Act of 1940. In connection with this approval, Cohen & Steers shall provide a certification to the Board that Cohen & Steers has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

Cohen & Steers shall furnish annually to the Directors a written report (i) describing any issues arising under the Code of Ethics and related supervisory procedures, including but not limited to information about material violations of the Code or procedures and sanctions imposed in response to the material violations, and (ii) certifying that Cohen & Steers has adopted procedures that are reasonably necessary to prevent Access Persons from violating the Code.

ADDITIONAL DEFINITIONS

(a) "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires.

(b) "Security" shall have the meaning set forth in Section 2(a) (36) of the Investment Company Act, except that it shall not include direct obligations of the Government of the United States; bankers' acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements; and shares of registered open-end investment companies.

(c) A company is engaged in the "real estate business" if it derives at least 50% of its revenues from the ownership, construction, financing, management or sale of commercial, industrial or residential real estate or has at least 50% of its assets in such real estate. Any questions as to whether a company is engaged in the real estate business should be referred to the Chairman or President.

                     COHEN & STEERS CAPITAL MANAGEMENT, INC.
                CERTIFICATION OF PERSONAL SECURITIES TRANSACTIONS
                     AND COMPLIANCE WITH THE CODE OF ETHICS

                  I hereby certify that I have received, read and understand the Cohen & Steers Code of Ethics. Furthermore, I understand that I am subject to the Code of Ethics and that any failure to follow the Code could subject me to discipline, including the possible termination of my employment with Cohen & Steers.

                  I further certify that, for the preceding calendar year, I have complied with the requirements of the Code of Ethics in effect for the year and that I have reported all personal securities transactions, holdings and accounts required to be reported pursuant to this Code.



           ----------------------------------------------------------
           Name


           ----------------------------------------------------------
           Signature


           ----------------------------------------------------------
           Date

                              FIDELITY INVESTMENTS'

                      CODE OF ETHICS FOR PERSONAL INVESTING









                                 JANUARY 1, 2001

                      CODE OF ETHICS FOR PERSONAL INVESTING

This document constitutes the Code of Ethics adopted by the Fidelity Funds (the "Funds"), the subsidiaries of FMR Corp. that serve as investment advisors or principal underwriters and their affiliated companies (collectively, the "Fidelity Companies") pursuant to the provisions of Rule 17j-1 under the Investment Company Act of 1940 and of Rules 204-2(a)(12) and 204-2(a)(13) under the Investment Advisers Act of 1940 (collectively, the "Rules").

I.       PURPOSE AND SCOPE OF THIS CODE

         A.       PERSONAL SECURITIES TRANSACTIONS

                  This Code focuses on personal transactions in securities by persons associated with the various Fidelity Companies. Accordingly, the Code does not attempt to address all areas of potential liability under applicable laws. For example, provisions of the Investment Company Act of 1940 prohibit various transactions between a fund and affiliated persons, including the knowing sale or purchase of property to or from a fund on a principal basis and joint transactions between a fund and an affiliated person. This Code does not address these other areas of potential violation. Accordingly, persons covered by this Code are advised to seek advice from the Ethics Officer, or his or her designee (collectively, the "Ethics Office"), before engaging in any transaction other than the normal purchase or sale of fund shares or the regular performance of their business duties if the transaction directly or indirectly involves themselves and one or more of the Funds.

         B.       GUIDING PRINCIPLES

                  The Code is based on the principle that the officers, directors, partners and employees of the Fidelity Companies owe a fiduciary duty to, among others, the shareholders of the Funds to place the interests of the Fund shareholders above their own and to conduct their personal securities transactions in a manner which does not interfere with Fund transactions, create an actual or potential conflict of interest with a Fund or otherwise take unfair advantage of their relationship to the Funds. Persons covered by this Code must adhere to this general principle as well as comply with the Code's specific provisions. It bears emphasis that technical compliance with the Code's procedures will not automatically insulate from scrutiny trades which show a pattern of abuse of the individual's fiduciary duties to the Fidelity Funds in general or a specific Fund in particular. For officers and employees of Fidelity Management & Research Company ("FMR") and its affiliates, the fiduciary responsibility applies to all of the investment companies advised by FMR or any of its affiliates as well as any account holding the assets of third parties for which FMR or any of its affiliates acts in an investment advisory capacity (both types of portfolios hereinafter referred to as the "Fidelity Funds" or "Funds").

                  Recognizing that certain requirements are imposed on investment companies and their advisers by virtue of the Investment Company Act of 1940 and the Investment Advisers Act of 1940, considerable thought has been given to devising a code of ethics designed to provide legal protection to accounts for which a fiduciary relationship exists and at the same time maintain an atmosphere within which conscientious professionals may develop and maintain investment skills. It is the combined judgment of the Fidelity Companies and the Boards of the Funds that as a matter of policy a code of ethics should not inhibit responsible personal investment by professional investment personnel, within boundaries reasonably necessary to insure that appropriate safeguards exist to protect the Funds. This policy is based on the belief that personal investment experience can over time lead to better performance of the individual's professional investment responsibilities. The logical extension of this line of reasoning is that such personal investment experience may, and conceivably should, involve securities which are suitable for the Funds in question. This policy quite obviously increases the possibility of overlapping transactions. The provisions of this Code, therefore, are designed to foster personal investments while minimizing conflicts under these circumstances and establishing safeguards against overreaching.

II.      PERSONS (AND ACCOUNTS) TO WHOM THIS CODE APPLIES

         Unless otherwise specified, each provision of this Code applies to all members of the Board of the Funds, and all officers, directors, partners and employees of the Fidelity Companies. In addition, the provisions apply to any individual designated and so notified in writing by the Ethics Office. Where the applicability of a particular provision is more limited, the provision will so state. For example, particular provisions may state they are limited to:

         A.       FIDELITY EMPLOYEES.

                  This category includes all employees of the Fidelity Companies and anyone the Ethics Office designates.

         B.       ACCESS PERSONS.

                  This category includes Investment Professionals, Senior Executives and certain other employees specified in paragraph
                  II. A. 3. below.

                  1. INVESTMENT PROFESSIONALS are (i) portfolio managers, research analysts and traders employed by FMR; (ii) all employees of the Capital Markets Division of Fidelity Investment Institutional Brokerage Group ("FIIBG"); (iii) FMR officers (vice-president and above) and members of its Board of Directors; and
                           (iv) such other employees as the Ethics Office may designate and so notify in writing.

                  2. SENIOR EXECUTIVES are (i) FMR Corp. officers (vice-president and above) and members of its Board of Directors; (ii) attorneys within Fidelity Legal and Government Affairs (FL&GA); (iii) employees of the Fund Treasurer's Department, the FMR Investment & Advisor Compliance Department and the Compliance Systems Technology Group; (iv) the Ethics Office; and
                           (v) such other employees as the Ethics Office may designate and so notify in writing.

                  3. OTHER ACCESS PERSONS are all other employees who, in connection with their regular duties, make, participate in, or obtain timely information regarding the purchase or sale of a security by a Fund or of any investment recommendation to a Fund. This includes (i) employees of FMR, Fidelity Management Trust Company ("FMTC"), and Fidelity Pricing and Cash Management Services ("FPCMS"); (ii) employees who have access to the BOS E (AS400 trading machine), BOS H (AS400 development machine) or other systems containing timely information about the Funds' activities or investment recommendations made to the Funds; (iii) all employees within Operations Audit and Analysis and (iv) such other employees as the Ethics Office may designate and so notify in writing.

                           Although the Ethics Office seeks to notify Access Persons of their status as such, you are required to comply with all provisions applicable to Access Persons if you are within one of the designated groups even if the Ethics Office does not notify you of your status. Please contact the Ethics Office if you believe you are an Access Person or if you are unsure of your status under the Code.

         C.       NON-ACCESS TRUSTEES.

                  Trustees of the Fidelity Group of Funds will generally be deemed Access Persons; however, Trustees who fulfill both of the following conditions will be deemed "Non-Access Trustees" and treated as a separate category:

                  1. The Trustee is not an "interested person" (as defined in Section 2(a)(19) of the Investment Company Act of
                           1940) of any Fidelity Fund; and

                  2. The Trustee elects not to receive the Daily Directors' Report and further elects not to have access to any systems containing timely information about the Fund's activities or investment recommendations made to the Funds; provided that this condition shall only be considered fulfilled as of the fifteenth day after the Trustee has notified the Ethics Office of such election.

         D.       PORTFOLIO MANAGERS.

                  This category includes employees whose assigned duties are to manage any Fund, or portion thereof, and who exercise authority to make investment decisions on behalf of such Fund or portion thereof.

         E.       OTHER PERSONS.

                  These are persons as specified in a particular provision of the Code or as designated by the Ethics Office.

         F.       COVERED ACCOUNTS (BENEFICIAL OWNERSHIP).

                  It bears emphasis that the provisions of the Code apply to transactions in reportable securities for any account "beneficially owned" by any person covered by the Code. The term "beneficial ownership" is more encompassing than one might expect. For example, an individual may be deemed to have beneficial ownership of securities held in the name of a spouse, minor children, or relatives sharing his or her home, or under other circumstances indicating a sharing of financial interest. See the Appendix to this Code for a more comprehensive explanation of beneficial ownership. Please contact the Ethics Office if you are unsure as to whether you have beneficial ownership of particular securities or accounts.

III.     PROVISIONS APPLICABLE TO FIDELITY EMPLOYEES AND THEIR ACCOUNTS

         A.       PROCEDURAL REQUIREMENTS

                  1. REPORTS ON REPORTABLE SECURITIES. Fidelity has established certain procedures to monitor individual transactions in reportable securities (as defined below) for compliance with this Code and to avoid situations which have the potential for conflicts of interest with the Funds. You and all persons subject to this Code are required to comply with the procedures described below. Failure to follow these procedures or the filing of a false, misleading or materially incomplete report will itself constitute a violation of this Code.

                           Reports required under Section III.A.5. are necessary only for transactions in reportable securities. If an investment is made in an entity substantially all of whose assets are shares of another entity or entities, the security purchased should be reported and the underlying security or securities identified. Furthermore, if an investment is made in a private placement, this transaction must be reported (See Exhibit B).

                           "REPORTABLE SECURITIES" are ALL securities except:

                           a)       U.S. Treasury Notes, Bills and Bonds;

                           b)       money market instruments such as
                                    certificates of deposit, banker's
                                    acceptances and commercial paper;

                           c)       shares of U.S. registered open-end
                                    investment companies;

                           d) securities issued by FMR Corp.(records will be maintained by FMR Corp. on their book entry system);

                           e)       any obligations of agencies and
                                    instrumentalities of the U.S. government if the remaining maturity is one year or less; and

                           f) commodities and options and futures on commodities provided that the purchase of these instruments may not be utilized to indirectly acquire interests or securities which could not be acquired directly or which could not be acquired without reporting or pre-clearance. See Section III.B.4.

                  2. ACKNOWLEDGMENT. Each new Fidelity employee will be given a copy of this Code of Ethics upon commencement of employment. Within 7 days thereafter, you must file an acknowledgment (Exhibit A) stating that you have read and understand the provisions of the Code of Ethics, and provide a written list to the Ethics Office of all brokerage accounts in which you are a beneficial owner of any securities in the account (Exhibit E). Additionally, your acknowledgment accords Fidelity the authority to access at any time records for any beneficially owned brokerage account for the period of time you were employed by Fidelity.

                  3. ANNUAL UPDATE. Each year, on or before January 31, you must file an annual update stating that you have reviewed the provisions of the Code of Ethics, understand the provisions of the Code and that the Code applies to you, and believe that your personal transactions in reportable securities for the previous calendar year, and those of your family members which are deemed to be beneficially owned by you, have been reported as required under the Code and were consistent with its provisions (Exhibit A).

                  4. IN-HOUSE TRADING. Fidelity employees are required to maintain all personal and beneficially owned accounts at and execute all transactions in reportable securities through a brokerage account at Fidelity Brokerage Services LLC (FBS) (See Exhibit G). By opening an account with FBSI you agree to allow FBSI to forward to the Ethics Office reports of your account transactions and to allow the Ethics Office access to all account information. Upon opening such an account you are required to notify FBSI of your status as an employee.

                           Waivers to this policy are granted on a limited basis in the sole discretion of the Ethics Office or the Ethics Oversight Committee. See Section VIII for more information on applying for a waiver.

                           In reviewing requests for waivers of the requirement to maintain accounts at (FBS), the Ethics Office or the Ethics Oversight Committee may consider, among other factors, Fidelity's ability to monitor compliance with the provisions of the Code of Ethics and other applicable policies in a timely manner as well as the hardship that would be incurred by the employee if an account cannot be maintained externally.

                  5. TRANSACTION REPORTING. Each employee must report personal transactions in reportable securities to the Ethics Office. Failure to file a report will be treated as the equivalent of a report indicating that there were no transactions in reportable securities. This reporting obligation may be met as follows:

                           a) FBSI Accounts: The Ethics Office will assume responsibility for obtaining trade information from FBSI for accounts in your name and all other related FBSI accounts that have been disclosed to the Ethics Office by you.

                           b) Non-FBSI (External) Accounts: Transactions must be conducted through a FBSI account. It is your responsibility to ensure any transactions in reportable securities not conducted through a FBSI account are reported to the Ethics Office. For approved external accounts, you are responsible for ensuring that the institution where the account is maintained agrees to, and promptly provides, regular copies of confirmations and statements directly to the Ethics Office. These confirmations and statements must include the trade date, security description, number of shares or principal amount of each security, the nature of the transaction (e.g., purchase or sale), the total price and the name of the institution that effected the transactions. If transactions cannot or are not reported by the external institution in this fashion, permission to open the account will not be granted or will be revoked by the Ethics Office.

                           c) Failure to Report by External Brokers: As noted above, employees are responsible for ensuring their transactions in reportable securities not conducted through a FBSI account are reported to the Ethics Office. If you have executed transactions through an external broker and the broker does not report the transactions as specified in paragraph b) above, you must promptly forward the necessary information to the Ethics Office. If account statements with the necessary information are not available, you must complete the Report of Securities Transactions (Exhibit B) with the information and forward it to the Ethics Office.

         B.       PROHIBITED ACTIVITIES

                  1. ACTIVITIES FOR PERSONAL BENEFIT. Inducing or causing a Fund to take action, or to fail to take action, for personal benefit rather than for the benefit of the Fund is prohibited. For example, you would violate this Code by causing a Fund to purchase a security you owned for the purpose of supporting or increasing the price of that security. Causing a Fund to refrain from selling a security in an attempt to protect a personal investment, such as an option on that security, also would violate this Code.

                  2. PROFITING FROM KNOWLEDGE OF FUND TRANSACTIONS. Using your knowledge of Fund transactions to profit by the market effect of such transactions is prohibited.

                  3. VIOLATIONS OF THE ANTIFRAUD LAWS AND REGULATIONS. Violations of the antifraud provisions of the federal securities laws and the rules and regulations promulgated thereunder, including the antifraud provision of Rule 17j-1 under the Investment Company Act of 1940, are prohibited. In that Rule, the Securities and Exchange Commission specifically makes it unlawful for any person affiliated with a Fund, investment adviser or principal underwriter of a Fund in connection with the purchase or sale, directly or indirectly, by such person of a "security held or to be acquired" by such Fund:

                           (1) To employ any device, scheme or artifice to
                               defraud the Fund;

                           (2) To make any untrue statement of a material fact
                               to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

                           (3) To engage in any act, practice or course of
                               business that operates or would operate as a fraud or deceit upon the Fund; or

                           (4) To engage in any manipulative practice with
                               respect to the Fund."

                           Rule 17j-1 defines "security held or to be acquired" very broadly to include any security (other securities that are not reportable securities) that, "within the most recent 15 days, (i) is or has been held by such company, or (ii) is being or has been considered by such company or its investment adviser for purchase by such company, and (iii) any option to purchase or sell, and any security convertible into or exchangeable for" a reportable security. Thus the antifraud provisions of Rule 17j-1 may apply to transactions in securities even if not recently traded by a Fund. Under Rule 17j-1, a sufficient nexus exists if a fraud is effected in connection with a security held for a long period in a portfolio or merely considered for inclusion in a portfolio. In addition, the receipt of compensation in the form of an opportunity to purchase a security that is intended to induce a Fund to purchase other securities must be reported under this Rule, whether or not the compensation is in the form of an opportunity to purchase a security "held or to be acquired" by a Fund. Moreover, the general antifraud provisions of the Securities Exchange Act of 1934 and other federal securities statutes make unlawful fraud in connection with the purchase or sale of securities, even if such securities do not fall within the scope of Rule 17j-1.

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                  4.       USE OF DERIVATIVES. Derivatives, including futures
                           and options, and other arrangements may not be used to evade the restrictions of this Code. Accordingly, you may not use derivatives or other arrangements with similar effects to take positions in securities that the Code would prohibit if the positions were taken directly. For purposes of this section, "futures" are futures on securities or securities indexes; "options" are options (puts or calls) on securities or securities indexes, or options on futures on securities or securities indexes. Options and futures on commodities are "reportable securities" except as specified in Section III. A. 1.
                           (f).

                  5. GIFTS AND HOSPITALITIES. The Fidelity Companies generally prohibit employees from receiving gifts or other gratuities from any person or entity that does business with the Funds or with any Fidelity Company or from any entity which is a potential portfolio investment for the Funds. Fidelity's Gifts and Gratuities Policy, which is separate from this Code, sets forth the specific policies, restrictions and procedures to be observed by employees with respect to business-related gifts and related matters.

                  6. RESTRICTED SECURITIES. From time to time, a security may be placed on a restricted list. Certain employees, as designated on a case-by-case basis by the Ethics Office, may not effect transactions in securities on the restricted list.

                  7. INVESTMENTS IN HEDGE FUNDS AND INVESTMENT CLUBS. You may not invest in hedge funds or investment clubs because such funds or clubs cannot normally be expected to comply with the provisions of this Code.

         C.       RESTRICTED ACTIVITIES

                  The following are restricted by this Code of Ethics:

                  1. SHORT SALE ACTIVITIES. Purchasing puts to open, selling calls to open or selling a security short where there is no corresponding long position in the underlying security is prohibited; short sales against the box are permitted. This prohibition includes purchasing puts to open and selling calls to open on all market indexes with the exception of the following indexes: S&P 100, S&P Mid Cap 400, S&P 500, Morgan Stanley Consumer Index, FTSE 100 and Nikkei
                           225. Short sales of the Fidelity Select Portfolios are also prohibited.

                  2. PUBLIC OFFERINGS FOR WHICH NO PUBLIC MARKET PREVIOUSLY EXISTED. The purchase of an initial public offering of securities for which no public market in the same or similar securities of that issuer has previously existed is prohibited except as noted below. This prohibition includes free stock offers through the internet and applies both to equity and debt securities.

                           EXCEPTIONS. Exceptions from this prohibition may be granted in special circumstances with the written permission of the Ethics Office (e.g., receipt of securities or their subsequent sale by an insurance policyholder or depositor of a company converting from mutual to stock form). See Section VIII. A. for more information on applying for a waiver.

                  3. EXCESSIVE TRADING. While active personal trading does not in and of itself raise issues under Rule 17j-1, the Fidelity Companies and Boards of the Funds believe that a very high volume of personal trading can be time

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                           consuming and can increase the possibility of actual
                           or apparent conflicts with portfolio transactions. Accordingly, an unusually high level of personal trading activity is strongly discouraged and may be monitored by the Ethics Office to the extent appropriate for the category of person, and a pattern of excessive trading may lead to the taking of appropriate action under the Code.

                  4. DISCRETIONARY AUTHORIZATION. You may not exercise investment discretion over accounts in which you have no beneficial interest. If you wish to apply for a waiver, you must contact the Ethics Office.

IV.      ADDITIONAL REQUIREMENTS APPLICABLE TO ACCESS PERSONS

         Because of their access to information about Fund investments and/or investment recommendations, Access Persons are necessarily subject to somewhat greater restrictions and closer scrutiny than are other persons subject to the Code. Accordingly, in addition to complying with the provisions detailed in Section III of this Code, Access Persons are required to comply with the provisions of this section.

         A.       DISCLOSURE OF PERSONAL SECURITIES HOLDINGS.

                  Access Persons must disclose in writing all personal securities holdings owned directly or otherwise beneficially owned (See Exhibit F).

                  1. INITIAL REPORT. Each new Access Person must file a holdings disclosure within 7 days of the commencement of employment or of being designation an Access Person.

                  2. ANNUAL REPORT. Each Access Person must file a holdings report containing current information as of a date no more than 30 days before the report is submitted.

         B. ALL PERSONAL TRADES IN REPORTABLE SECURITIES MUST BE CLEARED IN ADVANCE BY THE APPROPRIATE PRE-CLEARANCE DESK.

                  One of the most important objectives of this Code is to prevent Access Persons from making personal trades on the basis of information about portfolio transactions made by the Funds. Trading on such information for personal benefit not only constitutes a violation of this Code, but also may influence the market in the security traded and thus prevent transactions for the Funds from being conducted at the most favorable price. To further reduce the possibility that Fund transactions will be affected by such trades, Access Persons must comply with the following procedures before effecting a personal transaction in any securities which are "reportable securities":

                  1.       PRE-CLEARANCE PROCEDURES.

                           a)       On any day that you plan to trade a
                                    reportable security, you must first obtain pre-clearance. (See Exhibit H) (Please note that pre-clearance communications may be recorded for the protection of Fidelity and its employees.) By seeking pre-clearance, you will be deemed to be advising the Ethics Office that you (i) do not possess any material, nonpublic information relating to the security; (ii) are not using knowledge of any proposed trade or investment program relating to the Funds for personal benefit;
                                    (iii) believe the proposed trade is
                                    available to any market participant on the same terms; and (iv) will provide any other relevant information requested by the Ethics Office. Pre-clearance is required on the day your trade will be executed. Generally, a pre-clearance request will not be approved if it is determined that the trade will have a material influence on the market for that security or will take advantage of, or hinder, trading by the Funds. Additionally, your request will be evaluated to determine if you are in compliance with the other provisions of the Code relevant to such transaction.

                                    Exceptions. Securities and transaction types that do not require pre-clearance include the following: currency warrants; rights subscriptions; gifting of securities; automatic dividend reinvestments; options on, and exchange traded funds that track, the following indexes: S&P 100, S&P Mid Cap 400, S&P 500, Morgan Stanley Consumer Index, FTSE 100 and Nikkei 225.

                           b) Transactions in accounts beneficially owned by an employee where investment discretion has been provided to a third party in a written document and for which the employee provides no input regarding investment decision making will not be subject to pre-clearance. Transactions in reportable securities in such accounts, however, still must be reported under this Code.

                           c) In addition to any other sanctions provided for under the Code (see Section IX. D), failure to pre-clear a transaction as required above may result in a requirement to surrender any profits realized in connection with the transaction.

         C.       GOOD-TILL-CANCELED ORDERS.

                  Access Persons may not place good-till-canceled orders. Good-till-canceled orders may inadvertently cause an employee to violate the pre-clearance provisions of this Code.

         D.       PURCHASE OF CLOSED-END FUNDS.

                  The purchase of closed-end funds for which a Fidelity Company performs the pricing and bookkeeping services is prohibited without prior approval by the Ethics Office.

V. ADDITIONAL REQUIREMENTS APPLICABLE TO INVESTMENT PROFESSIONALS AND SENIOR EXECUTIVES

         In addition to complying with the provisions detailed in Sections III and IV of this Code, Investment Professionals and Senior Executives are required to comply with the provisions of this section.

         A.       PRIVATE PLACEMENTS.

                  Private placements are in many cases not suitable investments for the Funds. However, in various circumstances, they may be suitable investments. In order to avoid even the appearance of a conflict of interest between their personal investment activities and their fiduciary responsibility to the Funds' shareholders, Investment Professionals and Senior Executives must follow the procedures outlined below to participate in a private placement.

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                  1.       PRIOR APPROVAL TO PARTICIPATE.

                           You must receive written approval from your Division or Department Head and the Ethics Office, utilizing Exhibit C, prior to any purchase of a privately placed security. If you are a Division or Department Head, then approval shall be received from the President of FMR (See Exhibit C).

                  2.       TRANSACTION REPORTING.

                           If approved, you must report the purchase to the Ethics Office within 10 days of the end of the month in which the purchase occurred, using the Report of Securities Transactions form (Exhibit B).

                  3.       IN THE EVENT OF SUBSEQUENT INVESTMENT BY A FUND OR
                           FUNDS.

                           After approval is granted, if you have any material role in subsequent consideration by any Fund of an investment in the same or an affiliated issuer, you must disclose your interest in the private placement investment to the person(s) making the investment decision. Notwithstanding such a disclosure, any decision by any Fund to purchase the securities of the issuer, or an affiliated issuer, must be subject to an independent review by your Division or Department Head.

         B.       SURRENDER OF SHORT-TERM TRADING PROFITS.

                  Short-term trading can be both time consuming and can increase the possibility of actual or apparent conflicts with Fund transactions. To reduce instances of short-term trading, the Fidelity Companies and the Boards of the Funds have determined that Investment Professionals and Senior Executives will be required to surrender short-term trading profits. Short-term trading profits are profits generated from the purchase and sale of the same (or equivalent) security within 60 calendar days. Transactions will be matched with any opposite transaction within the most recent 60 calendar days.

                  EXCEPTIONS. Transactions related to the following securities are not subject to this provision: options on, and exchange traded funds that track, the following indexes are not subject to this provision: S&P 100, S&P Mid Cap 400, S&P 500, Morgan Stanley Consumer Index, FTSE 100 and Nikkei 225. Exhibit D contains further information and examples concerning application of this policy.



         C.       PURCHASE OF SECURITIES OF CERTAIN BROKER-DEALERS.

                  Investment Professionals and Senior Executives, unless specifically excluded by the Ethics Office, may not purchase securities of certain broker-dealers or parent companies as identified from time to time by the Ethics Office based upon the level and nature of services provided to the Funds.

         D.       RESEARCH NOTES.

                  Investment Professionals and Senior Executives specifically designated by the Ethics Office must wait two business days after the day on which a research note is issued prior to trading for their beneficially owned accounts in the securities of the issuer(s) that is the subject of the note.

         E.       AFFIRMATIVE DUTY TO RECOMMEND SUITABLE SECURITIES.

                  A portfolio manager or a research analyst may not fail to timely recommend a suitable security to, or purchase or sell a suitable security for, a Fund in order to

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                  avoid an actual or apparent conflict with a personal
                  transaction in that security. Before trading any security, a portfolio manager or research analyst has an affirmative duty to provide to Fidelity any material, public information that comes from the company about such security in his or her possession. As a result, portfolio managers or research analysts should (a) confirm that a Research Note regarding such information on such security is on file prior to trading in the security, or (b) if not, should either contact the Director of Research or publish such information in their possession and wait two business days prior to trading in the security.

                  In addition, at the time of pre-clearance by a research analyst, the Ethics Office may condition the approval of a pre-clearance request upon the concurrence of the Director of Research if the proposed transaction is in the opposite direction of the most recent recommendation of the analyst.

         F.       AFFIRMATIVE DUTY TO DISCLOSE.

                  Investment Professionals and Senior Executives who own a security, or who have decided to effect a personal transaction in a security, have an affirmative duty to disclose this information in the course of any communication about that security when the purpose or reasonable consequence of such communication is to influence a portfolio to buy, hold or sell that security. The disclosure of ownership should be part of the initial communication but need not be repeated in the case of continuing communications directed to a specific person.

         G.       SERVICE AS A DIRECTOR OR TRUSTEE.

                  Service on a board of directors or Trustees poses several forms of potential conflicts for employees. These include potentially conflicting fiduciary duties to the company and a Fund, receipt of possibly material, nonpublic information and conflicting demands on the time of the employee. Accordingly, service by any Investment Professional or Senior Executive on a board of directors of a non-Fidelity publicly-traded or privately-held company likely to issue shares is prohibited absent prior authorization. Approval will be based upon a determination that the board service would be in the best interests of the Funds and their shareholders. Requests for approval of board service should be submitted in writing to the Ethics Office.

VI.      PROHIBITION ON CERTAIN TRADES BY PORTFOLIO MANAGERS

         Portfolio managers are the people most familiar with the investment decisions they are making for the Funds they manage. Even the appearance of a portfolio manager trading the same securities for his or her personal account on or about the same time as he or she is trading for the Fund is not in the best interest of the Funds. Accordingly, as a portfolio manager, you may not buy or sell a security your Fund has traded within 7 calendar days on either side of the Fund's trade date (i.e., date of execution, not the settlement date). For example, assuming the day your Fund trades a security is day 0, day 8 is the first day you may trade that security for your own account. This prohibition is in addition to the restrictions that apply generally to all persons subject to this Code and those applicable to Access Persons. If application of this rule would work to the disadvantage of a Fund (e.g., you sold a security on day 0 and on day 3, after new events had occurred, determined that the Fund should buy the same security) you must apply to the Ethics Officer for an exception (see Section VIII. below).

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         In addition to any other sanction provided for under the Code of Ethics
         (see Section IX. D), any profit realized from a transaction within the prescribed period may be required to be surrender to FMR. Transactions in accounts beneficially owned by you where investment discretion has been provided to a third party in a written document and for which you provide no input regarding investment decision making will not be subject to this 7 day provision.

         The prohibition under this section does not apply to any personal trade by a portfolio manager that occurs within 7 calendar days preceding, or on the date of, a trade in the same security for a portfolio managed by such portfolio manager, if the portfolio trade has been initiated by the trading desk in accordance with standing instructions directing the trading desk to purchase or sell securities representing all or substantially all of the portfolio in amounts proportional to the relative weightings of such securities in the portfolio (or a related portfolio) in response to fund cash flows.

VII.     NON-ACCESS TRUSTEES

         Pursuant to Rule 17j-1, a Non-Access Trustee need not file reports of his or her transactions in reportable securities unless at the time of the transaction the Board member knew, or in the ordinary course of fulfilling his or her duties as a Fidelity Fund Board member should have known: (a) that one or more of the Funds had purchased or sold or was actively considering the purchase or sale of that security within the 15-day period preceding the Board member's transaction, or (b) that one or more Funds would be purchasing, selling or actively considering the purchase or sale of that security within the 15 days following the Board member's transaction. The knowledge in question is the Board member's knowledge at the time of the Board member's transaction, not knowledge subsequently acquired. Although a Non-Access Trustee is not required to report transactions unless the above conditions are met, the Boards of Trustees of the Funds have adopted a policy that requires a Non-Access Trustee to report personal securities transactions on at least a quarterly basis.

VIII.    WAIVERS AND EXCEPTIONS

         A.       REQUESTS TO WAIVE A PROVISION OF THE CODE OF ETHICS.

                  An employee may request in writing to the Ethics Office a waiver of any Code of Ethics provision. If appropriate, the Ethics Office will consult with the Ethics Oversight Committee (a committee which consists of representatives from senior management) in considering such requests. All waiver requests must be submitted to the Ethics Office in writing. In order to be considered for a waiver to the in-house trading requirement, an employee must submit a completed Account Waiver Request form which can be found online or obtained through the Ethics Office. The Ethics Office will inform you in writing whether or not the waiver has been granted. If you are granted a waiver to any Code of Ethics provision, you will be expected to comply with all other provisions of the Code.

         B.       EXCEPTIONS.

                  Special approval to make any trade prohibited by this Code may be sought from the Ethics Office. Special approvals will be considered on a case-by-case basis. The decision to grant special approval will be based on whether the trade is consistent with the general principles of this Code and whether the trade is consistent with the interest of the relevant Fund(s). The Ethics Office will maintain a written record of exceptions, if any, that are permitted.

IX.      ENFORCEMENT

         The Rules adopted by the SEC require that a code of ethics must not only be adopted but must also be enforced with reasonable diligence. Records of any violation of the Code and of the actions taken as a result of such violations will be kept.

         A.       REVIEW.

                  The Ethics Office will review on a regular basis the reports filed pursuant to this Code. In this regard, the Ethics Office will give special attention to evidence, if any, of potential violations of the antifraud provisions of the federal securities laws or the procedural requirements or ethical standards set forth in this Code and the Policy on Insider Trading.

                  The policies and procedures described in this Code do not create any obligations to any person or entity other than the Fidelity Companies and the Funds. This Code is not a promise or contract, and it may be modified at any time. The Fidelity Companies and the Funds retain the discretion to decide whether this Code applies to a specific situation, and how it should be interpreted.

         B.       BOARD REPORTING.

                  The Ethics Office will provide to the Boards of Trustees of the Funds no less frequently than annually a summary of significant sanctions imposed for material violations of this Code or the Policy on Insider Trading.

         C.       VIOLATIONS.

                  When potential violations of the Code of Ethics or the Insider Trading Policy Statement come to the attention of the Ethics Office, the Ethics Office may investigate the matter. This investigation may include a meeting with the employee. Upon completion of the investigation, if necessary, the matter will be reviewed with senior management or other appropriate parties, and a determination will be made as to whether any sanction should be imposed as detailed below. The employee will be informed of any sanction determined to be appropriate.

         D.       SANCTIONS.

                  Since violations of the Code or the Insider Trading Policy Statement will not necessarily constitute violations of federal securities laws, the sanctions for violations of the Code or the Insider Trading Policy Statement will vary. Sanctions may be issued by (i) the appropriate Board(s) of Trustees of the Fund(s) or Fidelity Company, (ii) senior management, (iii) the Ethics Office, or (iv) other appropriate entity. Sanctions may include, but are not limited to, (i) warning, (ii) fine or other monetary penalty, (iii) personal trading ban, (iv) dismissal, and (v) referral to civil or criminal authorities. Additionally, other legal remedies may be pursued.

         E.       APPEALS PROCEDURES.

                  If you feel that you are aggrieved by any action rendered with respect to a violation of the Code of Ethics or a waiver request, you may appeal the determination by providing the Ethics Office with a written explanation within 30 days of being informed of such determination. The Ethics Office will arrange for a review by senior management or other appropriate party and will advise you whether the action will be imposed, modified or withdrawn. During the review

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                  process, you will have an opportunity to submit a written
                  statement. In addition, you may elect to be represented by counsel of your own choosing.

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                        APPENDIX -- BENEFICIAL OWNERSHIP

As used in the Code of Ethics, beneficial ownership will be interpreted using
Section 16 of the Securities Exchange Act of 1934 ("1934 Act") as a general guideline, except that the determination of such ownership will apply to all securities, including debt and equity securities. For purposes of Section 16, a beneficial owner means:

                  Any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares a direct or indirect pecuniary interest in the securities.

In general, "pecuniary interest" means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.

Using the above-described definition as a broad outline, the ultimate determination of beneficial ownership will be made in light of the facts of the particular case. Key factors to be considered are the ability of the person to benefit from the proceeds of the security, and the degree of the person's ability to exercise control over the security.

1. SECURITIES HELD BY FAMILY MEMBERS. As a general rule, a person is the beneficial owner of securities held by any child, stepchild, grandchild, parent, step-parent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (collectively, "immediate family") sharing the same household. Adoptive relationships are included for purposes of determining whether securities are held by a member of a person's immediate family. One family member shall not be deemed to be the beneficial owner of securities held by another family member sharing the same household if the later is emancipated and self supporting.

2. SECURITIES HELD BY A CORPORATION OR SIMILAR ENTITY. A person is the beneficial owner of portfolio securities held by a corporation (or similar entity) in which the person owns securities provided that (i) the person is a controlling shareholder of the entity or (ii) the person has control or otherwise participates in making investment decisions over the entity's portfolio securities. "Portfolio securities" means all securities owned by an entity other than securities issued by the entity. Business trusts are treated as corporations for these purposes. In addition, the 1934 Act makes no distinction between public and private corporations for purposes of determining beneficial ownership.

3. SECURITIES HELD IN TRUST. The following persons are considered beneficial owners of the securities held by a trust:

         a) Beneficiaries - (i) if the beneficiary has control or otherwise participates in making investment discussions with the trustees with respect to transactions in the trust's securities or (ii) if the beneficiary has investment control without consultation with the trustee.

         b) Trustees - (i) if the trustee has a pecuniary interest in any holding or transaction in the securities held by the trustor
                  (ii) if at least one beneficiary of the trust is a member of the trustee's immediate family.

         c) Settlors -if a settlor reserves the right to revoke the trust without the consent of another person and has or shares investment control with respect to transactions in the trust's securities.

Indirect pecuniary interest for purposes of Section 16 also includes a general partner's proportionate interest in the portfolio securities held by a general or limited partnership.

Finally, beneficial ownership is not deemed to be conferred by virtue of an interest in:

         a) portfolio securities held by any holding company registered under the Public Utility Holding Company Act of 1935;

         b) portfolio securities held by any investment company registered under the Investment Company Act of 1940; or

         c) securities comprising part of a broad-based publicly-traded market basket or index of stocks approved for trading by the appropriate federal governmental authority.

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                        EXAMPLES OF BENEFICIAL OWNERSHIP

1.       Securities Held by Family Members

         a) Two people are married to each other and they maintain separate brokerage and bank accounts. Each is considered the beneficial owner of the other's accounts.

         b) X and Y share a household but are not married. X is financially responsible for Y and they share in the profits of transactions in each other's accounts. X is considered a beneficial owner of Y's securities.

         c) X and Y are married. Although Y has an independent source of income from a family inheritance and segregates her funds from those of her husband, Y contributes to the maintenance of the family home. X and Y have engaged in joint estate planning and have the same financial adviser. Since X and Y's resources are clearly significantly directed towards their common property, they will be deemed to be beneficial owners of each other's securities.

         d) X and Y are separated and have filed for divorce. Neither party contributes to the support of the other. X has no control over the financial affairs of his wife and his wife has no control over his financial affairs. Neither X nor Y is a beneficial owner of the other's securities.

         e) X's adult son lives in X's home. The son is self-supporting and contributes to household expenses. Neither is considered the beneficial owner of the other's securities.

         f) X's mother A lives alone and is financially independent. X has power of attorney over his mother's estate, pays all her bills and manages her investment affairs. X borrows freely from A without being required to pay back funds with interest. X takes out personal loans from A's bank in A's name, the interest from such loans being paid from A's account. X is a significant heir of A's estate. X is a beneficial owner of A's securities.

2.       Securities Held by a Company

         A holding company has 5 shareholders. X owns 30% of the shares but does not have or share investment control in the company. Even though X does not share investment control, because X has a controlling interest in the company X will be presumed to have beneficial ownership of the securities owned by the holding company.

3.       Securities Held in Trust

         X is trustee of a trust created for his two minor children. When both of X's children reach 21, each will receive an equal share of the trust. X is a beneficial owner of the securities in the trust.





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